As filed with the Securities and Exchange Commission on June 25, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

COEPTIS THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	2834	98-1465962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

105 Bradford Road, Suite 420
Wexford, Pennsylvania 15090
724-934-6467
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

David Mehalick

Chief Executive Officer
105 Bradford Road, Suite 420
Wexford, Pennsylvania 15090
724-934-6467
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

Denis Dufresne, Esq. Meister Seelig & Fein PLLC 125 Park Avenue, 7th Floor New York, New York 10017 Tel: (212) 655-3500	JR Lanis Baker & Hostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, CA 90067 Tel: (310) 442-8828

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 25, 2025

PROPOSED MERGER
YOUR VOTE IS VERY IMPORTANT

__________________________________________

To the Stockholders of Coeptis Therapeutics Holdings, Inc.:

On April 25, 2025, Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Coeptis”), CP Merger Sub, Inc., a Wyoming corporation and wholly owned direct subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”), entered into an Agreement and Plan of Merger, as may be amended from time to time (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Z Squared, with Z Squared surviving as a wholly owned subsidiary of Coeptis (the “Merger”). Coeptis following the Merger is referred to herein as the “combined company.”

At the effective time of the Merger (the “Effective Time”), each share of Z Squared’s common stock, par value $0.001 (the “Z Squared Common Stock”) outstanding immediately prior to the Effective Time will be converted into the right to receive a per share portion of the aggregate number of shares of Coeptis’ common stock, par value $0.0001 per share (the “Coeptis Common Stock”), to be issued at the Effective Time as consideration for the Merger, as calculated pursuant to the terms set forth in the Merger Agreement, as described in more detail in the section titled “The Merger Agreement - Merger Consideration” beginning on page 87 of the accompanying proxy statement/prospectus.

As consideration for the Merger, the Z Squared Security Holders collectively shall be entitled to receive from Coeptis, in the aggregate, a number of shares of Coeptis Common Stock at the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), that represents the Applicable Percentage of Coeptis’ issued and outstanding shares of Coeptis Common Stock as calculated on a fully-diluted basis (the “Merger Consideration”). For purposes hereof, (A) “Applicable Percentage” means (i) if the Z Squared Asset Value (defined below) is equal to or greater than $750 million, such number of shares of common stock as will represent 90% of the post-Merger ownership of the combined company on a fully-diluted basis, (ii) if the Z Squared Asset Value is less than $750 million, such number of shares of common stock as will reflect the portion of the $750 million in Z Squared Asset Value as of Closing (by way of example, if a 90% post-Merger ownership would be represented by 36 million shares of Coeptis Common Stock, then if Z Squared delivers $500 million in Z Squared Asset Value at Closing, the Z Squared Stockholders would receive from Coeptis, in the aggregate, two-thirds of said 36 million shares of Coeptis Common Stock, or 24 million shares (calculated as following: 36 million shares multiplied by a formula, the numerator of which is the $500 million Company Asset Value delivered and the denominator of which is the $750 million Company Asset Value required to obtain the full 90%)), and (B) “Company Asset Value” means the value of the mining computer assets owned by Z Squared as of the Closing as determined by a mutually agreeable third-party valuation expert, less the sum of (i) all Z Squared Debt being assumed by Coeptis post-Merger and (ii) Company Transaction Expenses being assumed by Coeptis post-Merger. Each Z Squared Stockholder shall receive for its Z Squared Common Stock held a number of shares of Coeptis Common Stock equal to such Z Squared Stockholder’s Pro Rata Share (as defined in the Merger Agreement) of aggregate number of shares of Coeptis Common Stock comprising the Merger Consideration. In addition, in the event that Coeptis has utilized for its own purposes the SEPA Carveout amount, an additional 500,000 shares of Coeptis Common Stock shall be added to the Merger Consideration.

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Shares of Coeptis Common Stock are currently listed on The Nasdaq Capital Market under the symbol “COEP.” Coeptis will file an initial listing application for the combined company with The Nasdaq Stock Market Inc., or Nasdaq. After completion of the Merger, Coeptis will be renamed “Z Squared Inc.” and it is expected that the common stock of the combined company will trade on The Nasdaq Capital Market under the symbol “______”

On June 24, 2025, the last trading day before the date of the accompanying proxy statement/prospectus, the closing sale price of Coeptis Common Stock was $7.65 per share.

Coeptis is holding its special meeting of stockholders (the “Stockholder Meeting”) in order to obtain the stockholder approvals necessary to complete the Merger and related matters. The Stockholder Meeting will be held on _______________, 2025, at __________ a.m. (Eastern Time) virtually, unless postponed or adjourned to a later date. At the Stockholder Meeting, Coeptis will ask its stockholders to:

1.	To approve the issuance of Coeptis common stock in the Merger in accordance with the terms of the Agreement and Plan of Merger, dated as of April 25, 2025, by and among Coeptis, Merger Sub and Z Squared, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus (as may be amended from time to time, the “Merger Agreement”), and the transactions contemplated, including the change of control of Coeptis resulting from the Merger (the “Merger Proposal”).

2.	To approve a spin out of the operations comprising the Coeptis’ biopharmaceutical operations other than those conducted through GEAR Therapeutics, Inc. (the “Spin Out Proposal”).

3.	To approve an amendment to the amended and restated certificate of incorporation of Coeptis to change the corporate name from Coeptis Therapeutics Holdings, Inc. to “Z Squared Inc.” (the “Coeptis Name Change”), in the form attached as Annex B to the accompanying proxy statement/prospectus (the “Certificate of Incorporation Proposal”).

4.	To approve the adoption of a new equity incentive plan for the combined company in the attached as Annex C (the “Equity Incentive Plan Proposal”).

5.	To approve the members of the Board of the combined company (the “Board of Directors Proposal”).

6.	To approve the repricing or replacement of certain outstanding options that have been previously granted under the Company’s existing 2022 Equity Incentive Plan (the “Option Proposal”)

7.	To consider and vote upon an adjournment of the Stockholder Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 - 6 (the “Adjournment Proposal”).

As a condition to consummation of the Merger, the Spin Out and the other transactions contemplated in the Merger Agreement, Z Squared is also holding a special meeting of its stockholders in order to obtain stockholder approvals from its stockholders necessary to complete the Merger and related matters.

After careful consideration, the Coeptis and Z Squared boards of directors have approved the Merger Agreement and the Merger, Spin Out and the other respective proposals referred to above, and each of the Coeptis and Z Squared boards of directors has determined that it is advisable to enter into the Merger Agreement and related transactions. The Coeptis board of directors recommends that its stockholders vote “FOR” the proposals referred to above and described in the accompanying proxy statement/prospectus.

ii

More information about Coeptis, Z Squared, the Merger Agreement and the transactions contemplated thereby, the Spin Out and the other foregoing proposals is contained in the accompanying proxy statement/prospectus. Coeptis urges you to read the accompanying proxy statement/prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 41 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

Coeptis and Z Squared are excited about the opportunities the Merger brings to both Coeptis’ and Z Squared’s securityholders and thank you for your consideration and continued support.

Sincerely,

David Mehalick	David Halabu
Chief Executive Officer	Chief Executive Officer
Coeptis Therapeutics Holdings, Inc.	Z Squared Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated ______________, 2025 and is first being mailed to Coeptis stockholders on or about ___________, 2025.

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COEPTIS THERAPEUTICS HOLDINGS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ________________, 2025

Dear Stockholders of Coeptis:

On behalf of the board of directors of Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Coeptis”), we are pleased to deliver this proxy statement/prospectus for (i) the proposed merger (the “Merger”) of a wholly-owned subsidiary of Coeptis with and into Z Squared Inc., a Wyoming corporation (“Z Squared”), pursuant to an Agreement and Plan of Merger dated effective as of April 25, 2025 (as may be further amended or supplemented from time to time, the “Merger Agreement”) among Coeptis, Z Squared and CP Merger Sub, Inc., a Wyoming corporation and wholly owned subsidiary of Coeptis (“Merger Sub”). Coeptis following the Merger is referred to herein as the “combined company.”

The special meeting of stockholders of Coeptis (the “Stockholder Meeting”) will be held on _____________, 2025 at _______ a.m. (Eastern Time). The Stockholder Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Stockholder Meeting online and vote during the Stockholder Meeting by visiting __________________________________. The virtual meeting format allows you to attend the Stockholder Meeting from any location in the world.

You are cordially invited to attend the Stockholder Meeting online, which will be held for the following purposes for the following purposes:

1.	To approve the issuance of Coeptis common stock in the Merger in accordance with the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and the transactions contemplated thereby, including the change of control of Coeptis resulting from the Merger (the “Merger Proposal”).

2.	To approve a spin out of the operations comprising the Coeptis’ biopharmaceutical operations other than those conducted through GEAR Therapeutics, Inc. (the “Spin Out Proposal”)

3.	To approve an amendment to the amended and restated certificate of incorporation of Coeptis to change the corporate name from Coeptis Therapeutics Holdings, Inc. to “Z Squared Inc.”, in the form attached as Annex B to the accompanying proxy statement/prospectus (the “Certificate of Incorporation Proposal”).

4.	To approve the adoption of a new equity incentive plan for the combined company in the form attached as Annex C (the “Equity Incentive Plan Proposal”).

5.	To approve the members of the Board of the combined company (the “Board of Directors Proposal”).

6.	To approve the repricing or replacement of certain outstanding options that have been previously granted under the Company’s existing 2022 Equity Incentive Plan (the “Option Proposal”).

7.	To consider and vote upon an adjournment of the Stockholder Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 – 6 (the “Adjournment Proposal”).

8.	To transact such other business as may properly come before the Stockholder Meeting or any adjournment or postponement thereof.

iv

The Coeptis Board has fixed, _______________, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Stockholder Meeting and any adjournment or postponement thereof. Only holders of record of shares of common stock of Coeptis or shares of preferred stock of Coeptis at the close of business on the record date are entitled to notice of, and to vote at, the Stockholder Meeting. At the close of business on the record date, Coeptis had _________________ shares of common stock outstanding and entitled to vote and ________________ shares of preferred stock outstanding and entitled to vote on a common stock equivalent basis with the shares of common stock at the Stockholder Meeting. Your vote is important. The affirmative vote of the holders of a majority of shares of Coeptis common stock and preferred stock having voting power outstanding on the record date for the Stockholder Meeting is required for approval of the proposals

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Stockholder Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. You may change or revoke your proxy at any time before it is voted at the Stockholder Meeting.

Thank you for your participation. We look forward to your continued support.

By the Order of the Coeptis Board,

David Mehalick

Chief Executive Officer

Wexford, Pennsylvania

________________, 2025

THE COEPTIS BOARD HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS IN THE BEST INTERESTS OF, AND ADVISABLE TO, COEPTIS AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE DISINTERESTED MEMBERS OF THE COEPTIS BOARD UNANIMOUSLY RECOMMENDS THAT COEPTIS STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important additional business and financial information about Coeptis Therapeutics Holdings, Inc. that is not included in or delivered with the document but can be found in documents previously filed by Coeptis with the Securities and Exchange Commission (the “SEC”). You may obtain this information without charge through the SEC’s website (http://www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Coeptis Therapeutics Holdings, Inc., 105 Bradford Rd Suite 420, Wexford Pennsylvania 15090, Attention: Corporate Secretary.

To ensure timely delivery of these documents, any request should be made no later than ___________, 2025 to receive them before the Coeptis Stockholder Meeting.

For additional details about where you can find information about Coeptis, please see the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

vi

Page
GLOSSARY OF TERMS	1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	4
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS	5
PROSPECTUS SUMMARY	15
SELECTED HISTORICAL FINANCIAL INFORMATION OF COEPTIS	30
SELECTED HISTORICAL FINANCIAL INFORMATION OF Z SQUARED	31
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	32
RISK FACTORS	41
THE SPECIAL MEETING OF COEPTIS STOCKHOLDERS	74
THE MERGER AGREEMENT	87
AGREEMENTS RELATED TO THE MERGER	93
THE SPIN OUT TRANSACTION	93
COEPTIS DIRECTORS, OFFICERS AND CORPORATE GOVERNANCE	104
COEPTIS EXECUTIVE COMPENSATION	105
Z SQUARED’S EXECUTIVE AND DIRECTOR COMPENSATION	108
PROPOSAL NO. 1: APPROVAL OF THE MERGER, THE ISSUANCE OF COMMON STOCK IN THE MERGER, AND THE CHANGE OF CONTROL RESULTING FROM THE MERGER	110
PROPOSAL NO. 2: APPROVAL OF THE SPIN OUT OF THE BIOPHARMACEUTICAL OPERATIONS OTHER THAN THOSE CONDUCTED THROUGH GEAR THERAPEUTICS, INC.	111
PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF COEPTIS TO CHANGE THE CORPORATE NAME FROM COEPTIS THERAPEUTICS HOLDINGS, INC. TO “Z SQUARED INC.” AND TO SET THE SIZE AND STRUCTURE OF THE BOARD	112
PROPOSAL NO. 4: APPROVAL OF THE ADOPTION OF A NEW EQUITY INCENTIVE PLAN FOR THE COMBINED COMPANY	113
PROPOSAL NO. 5: APPROVAL OF THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMBINED COMPANY	117
PROPOSAL NO. 6: APPROVAL OF THE REPRICING OR REPLACEMENT OF CERTAIN OUTSTANDING OPTIONS THAT HAVE BEEN PREVIOUSLY GRANTED UNDER THE COMPANY’S EXISTING 2022 EQUITY INCENTIVE PLAN	120
PROPOSAL NO. 7: APPROVAL OF POSSIBLE ADJOURNMENT OF THE STOCKHOLDER MEETING OF COEPTIS	121
COEPTIS’ BUSINESS	122
COEPTIS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	123
DESCRIPTION OF COEPTIS CAPITAL STOCK	129
PRINCIPAL STOCKHOLDERS OF COEPTIS	136
Z SQUARED’S BUSINESS	137
Z SQUARED MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	144
PRINCIPAL STOCKHOLDERS OF Z SQUARED	149
MANAGEMENT FOLLOWING THE MERGER	150
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS OF THE COMBINED COMPANY	155
MARKET PRICE AND DIVIDEND INFORMATION	156
COMPARISON OF RIGHTS OF HOLDERS OF COEPTIS CAPITAL STOCK AND Z SQUARED SHARE CAPITAL	157
PRINCIPAL STOCKHOLDERS OF PROPOSED COMBINED COMPANY	161
LEGAL MATTERS	161
EXPERTS	161
WHERE YOU CAN FIND MORE INFORMATION	162
OTHER MATTERS	164
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
ANNEX A – AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B – CERTIFICATE OF AMENDMENT	B-1
ANNEX C – EQUITY INCENTIVE PLAN OF COMBINED COMPANY	C-1
ANNEX D – SUN BUSINESS VALUATIONS, LLC FAIRNESS OPINION	D-1
ANNEX E – FORM OF PROXY CARD	E-1

vii

GLOSSARY OF TERMS

Unless otherwise stated in this proxy statement / prospectus or the context otherwise requires, the following terms shall have the meanings below:

“AML” means anti-money laundering.

“Antitrust Laws” means any laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“ASC” means the Accounting Standards Codification.

“ASIC” means application-specific integrated circuit, which is a device designed for the sole purpose of mining cryptocurrencies.

“Black-Scholes Option Pricing Model” means a pricing model used to determine the fair price or theoretical value for a call or a put option based on six variables such as volatility, type of option, underlying stock price, time, strike price, and risk-free rate.

“Block” means a file containing information on transactions completed during a given time period. Blocks are the constituent parts of a blockchain.

“Blockchain” means a distributed ledger system that is a sequence of blocks, or units of digital information, stored consecutively that is immutable and resistant to censorship.

“CFPB” means the Consumer Financial Protection Bureau.

“CFTC” means the Commodity Futures Trading Commission.

“CIS” means the Center for Internet Security.

“Cold Storage” means offline storage of cryptocurrencies, typically involving hardware non-custodial wallets, USBs, offline computers, or paper wallets.

“CPU” means central processing unit, which is the primary component of a computer that acts as its control center.

“CRM” means customer relationship management.

“Dogecoin and Litecoin” mean the native cryptocurrencies associated with the Dogecoin and Litecoin open-source blockchains, respectively.

“Distributed Ledger” means a ledger in which data is stored across a network of decentralized nodes. A distributed ledger is a system for recording the transaction of assets in a decentralized manner. Unlike centralized solutions, such as databases, distributed ledgers do not have a central repository for storing recorded data. Nodes process and verify transactions.

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“ERP” means enterprise resource planning software.

“FFIEC” means the Federal Financial Institutions Examination Council.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“GPU” means a graphics processing unit, which is a specialized electronic circuit initially designed to accelerate computer graphics and image processing.

“Hash Function” means the function performed by mining hardware that runs a computation to convert data such as transaction data into a fixed-size unique string of characters in support of the blockchain; therefore, a miner’s “Hash Rate” refers to the rate at which it is capable of solving such computations.

1

“Hash Rate” means the speed at which a computer can take any set of information and use an algorithm to reduce that information into a string of letters and numbers of a certain length, known as a “Hash.”

“HSM” or “Hardware Security Model” means a physical computing device that safeguards and manages secrets (most importantly digital keys), performs encryption and decryption functions for digital signatures, strong authentication and other cryptographic functions.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“NIST” means the National Institute of Standards and Technology.

“Node” means the most basic unit and critical part of a blockchain infrastructure, storing data and allowing communication (transactions) to pass through it. It can be run by any personal computing device or server. Nodes are interconnected, and hence, can readily pass data amongst each other in accordance with the network rules. It is essential for them to be always up-to-date in order to function properly.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Private Key” means an alphanumeric string that is generated at the creation of a crypto wallet address and serves as its password or the access code. Whoever has access to a private key has absolute control over its corresponding wallet, access to the funds contained within, and can transfer or trade assets and use the account for other purposes.

“Proof-of-Stake” means a blockchain consensus mechanism that maintains the integrity of the blockchain (another commonly used consensus mechanism is Proof-of-Work). Proof-of-Stake involves miners validating additional blocks if they have greater amounts of cryptocurrency locked up in the system. For example, a miner who stakes 10% of coins will only be able to mine 10% of the blocks.

“Proof-of-Work” means a consensus mechanism used in many blockchains, including Dogecoin and Litecoin, to validate transactions and create new blocks on the blockchain. Proof-of-Work is a process by which miners compete with each other to solve complex mathematical puzzles in order to validate transactions and create new blocks. The miner who solves the puzzle first is rewarded with a certain amount of cryptocurrency.

“Public Key” means a series of alphanumeric characters used to encrypt plain text messages into ciphertext. A public key is used in conducting peer-to-peer transactions without the need to reveal the composition of one’s private keys, supporting a cryptographic function that allows for a safe and secure exchange of assets and information without the need for a third party. A user provides his public key in order to engage in a peer-to-peer transaction with any individual. They can also keep this key publicly available. All private keys, which are secret keys used to access crypto funds, are associated with a corresponding particular public key since they are mutually generated using advanced asymmetric algorithm systems. This ensures that no one can derive the private key of any user just by knowing their public keys.

“Section 404” means Section 404 of the Sarbanes-Oxley Act.

“Securities Act” means the Securities Act of 1933.

“SHA 256” means the patented cryptographic Hash Function that outputs a value that is 256 bits long.

“Wallet” means a device, physical medium, program or service that stores users’ public and private keys, while providing an easy-to-use interface to manage crypto balances. They also support cryptocurrency transfers through the blockchain.

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MARKET AND INDUSTRY DATA

Information contained in this proxy statement/prospectus concerning the market and the industry in which Z Squared competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by Z Squared based on such sources and Z Squared’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. Notwithstanding the foregoing, we are liable for the information provided in this proxy statement/prospectus. The industry in which Z Squared operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Z Squared” and elsewhere in this proxy statement/prospectus.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement / prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “seek,” “should,” “will” or the negative of these terms or other similar expressions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and consummation of the Merger and the other transactions contemplated by the Merger Agreement including the Spin Out, Coeptis’ ability to solicit a sufficient number of proxies to approve the Merger, Spin Out and other matters related to the consummation of the transactions contemplated by the Merger Agreement.

For a discussion of the factors that may cause Coeptis, Z Squared or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Coeptis and Z Squared to complete the Merger and the effect of the Merger on the business of Coeptis, Z Squared and the combined company, see the section titled “Risk Factors” in this proxy statement / prospectus.

These forward-looking statements include, but are not limited to, statements concerning the following:

•	the expected benefits of and potential value created by the Merger for the stockholders of Coeptis and Z Squared;

•	the expected benefits of and potential value created by the Spin Out the applicable stockholders of Coeptis;

•	likelihood of the satisfaction of certain conditions to the completion of the Merger and whether and when the Merger will be consummated;

•	Coeptis’ ability to control and correctly estimate its operating expenses and its expenses associated with the Merger;

•	any statements of the plans, strategies and objectives of management for future operations;

•	any statements concerning the attraction and retention of highly qualified personnel;

•	any statements regarding expectations concerning Z Squared’s relationships and actions with third parties; and

•	future regulatory, judicial and legislative changes in Z Squared’s industry.

You should not rely upon forward-looking statements as predictions of future events. Neither Coeptis nor Z Squared can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. In addition, statements that “we believe” and similar statements reflect the beliefs and opinions on the relevant subject of Coeptis, Z Squared or the combined company, as applicable. These statements are based upon information available as of the date of this prospectus, and while Coeptis, Z Squared or the combined company, as applicable, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing are not satisfied, including the failure to timely, or at all, obtain stockholder approval for the Merger; uncertainties as to the timing of the consummation of the Merger; risks related to Coeptis’ ability to correctly estimate its operating expenses and its expenses associated with the Merger; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Coeptis, Z Squared or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement / prospectus are current only as of the date on which the statements were made. Coeptis and Z Squared do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as otherwise required by the federal securities laws.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:     Why am I receiving this proxy statement/prospectus?

A:     You are receiving this proxy statement/prospectus because you have been identified as a stockholder of Coeptis as of _____________________, 2025, the record date for the Stockholder Meeting, and you are entitled to vote at the Stockholder Meeting to approve the matters set forth herein. Stockholders of Coeptis as of the record date are entitled to vote at the Stockholder Meeting to approve the issuance of shares of Coeptis Common Stock in the Merger in accordance with the terms of the Merger Agreement and the change of control resulting from the Merger. This document serves as: (i) a proxy statement of Coeptis used to solicit proxies for the Stockholder Meeting to vote on the matters set forth herein; and (ii) a prospectus of Coeptis used to offer shares of Coeptis Common Stock in exchange for Z Squared Shares in the Merger. The presence, in person virtually or by proxy, of Coeptis stockholders representing not less than 50% of the shares of common stock (including those underlying the issued and outstanding shares of preferred stock) issued and outstanding on the Record Date and entitled to vote on the proposals to be considered at the Stockholder Meeting will constitute a quorum for the Stockholders Meeting. YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:     What is the Transactions?

A:     Coeptis Therapeutics Holdings, Inc. (“Coeptis”, also referred to herein as “we,” “us,” “our,” and the “Company”), CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”) have entered into an Agreement and Plan of Merger, dated as of April 25, 2025, as may be amended from time to time (the “Merger Agreement”).

Under the Merger Agreement, Merger Sub will, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, merge with and into Z Squared, with Z squared continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Coeptis (the “Merger”).

Simultaneous with the Merger, Coeptis will undertake the Spin Out transaction.

Q:     What will happen in the Spin Out transaction?

A:     The Merger Agreement contemplates that Coeptis shall effectuate a Spin Out transaction, whereby Coeptis will (i) prior to the Merger, enter into an applicable assignment and assumption agreement and contribution agreement providing for the contribution of substantially all its biopharmaceutical operations other than those conducted through GEAR Therapeutics, Inc. (such Spin Out to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership interest), to a newly formed spin out subsidiary (the “Spin Out Sub”), in exchange for all the outstanding shares of common stock of Spin Out Sub, (ii) prior to the Merger, consummate the contribution of substantially all of Coeptis’ biopharmaceutical assets and liabilities other than those related to GEAR Therapeutics, Inc. to Spin Out Sub pursuant to the terms of the assignment and assumption agreement; and (iii) prior to the Merger declare, and following and conditioned upon the Merger, issue a pro rata dividend of all the outstanding shares of common stock (the “Spin Out”) of Spin Out Sub to the stockholders of Coeptis existing as of __________________, 2025, the record date for the Stockholder Meeting. For additional information the Spin Out transaction, please see the section entitled “THE SPIN OUT TRANSACTION.”

If Proposal 2 is approved, and the Merger closes, then, pursuant to the Merger Agreement, effective as of immediately prior to the consummation of the Merger but conditioned upon consummation of the Merger, Coeptis will issue the pro rata dividend of outstanding shares of Spin Out Sub to the stockholders of Coeptis existing as of the record date.

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Q:     What will happen in the Merger?

A:     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all shares of Z Squared equity securities issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Wyoming law), will be converted into the right to receive the Merger Consideration (as defined below) and any other outstanding securities with the right to convert into or acquire equity securities of Z Squared will be terminated. The aggregate Merger Consideration received by Z Squared security holders from Coeptis at the Closing will be a number of shares of Coeptis Common Stock that represents at Closing the Applicable Percentage (i.e. 90% assuming that Z Squared delivers at least $750 million in asset value in connection with the Merger) of Coeptis’ issued and outstanding shares of Coeptis Common Stock as calculated on a Fully-Diluted Basis. Coeptis’ current equity holders are expected to retain as a group its ownership interest in Coeptis’ of at least 10% of the issued and outstanding shares of Coeptis Common Stock as calculated on a Fully-Diluted Basis. Any stock options or warrants outstanding in Coeptis immediately prior to the Merger will remain outstanding in accordance with their respective terms immediately following the Merger.

The ultimate ownership levels of Coeptis immediately following the Merger is dependent on the level of Company Asset Value delivered by Z Squared. The following table illustrates varying ownership levels of the Company immediately following the Merger based on different levels of Company Asset Value:

	$750 million +(1)%	$660 million(1)%	$500 million(1)%
Z Squared shareholders	90.00%	88%	66.7%
Coeptis stockholders	10.00%	12%	33.3%
Total Shares of Common Stock	100%	100%	100%
____________

(1)    Represents ownership based on assumed actual shares issued and outstanding immediately following the Merger assuming conversion of any then outstanding shares of Coeptis Preferred Stock. All percentages will be diluted if post-Closing outstanding options, warrants or convertible debt is exercised for or converted into shares of Company Common Stock post-Closing.

Q:     What will happen if, for any reason, the Merger does not close?

A:     In the event that the Merger does not close and the Merger Agreement is terminated, the Coeptis board of directors may elect to, among other things, attempt to complete another strategic transaction including a transaction similar to the Merger or continue to operate the business of Coeptis. Coeptis has invested significant time and incurred, and expects to continue to incur, significant expenses related to the Transactions. Under specified circumstances, Coeptis and Z Squared may be required to pay a termination fee if the Merger transaction is terminated prior to its consummation, as further described in the section titled “THE MERGER AGREEMENT — Termination Fee” in this proxy statement/prospectus beginning on page 92.

Q:     What are the conditions to closing the Transaction?

A:     Unless waived by the parties to the Merger Agreement, and subject to applicable law, the consummation of the Merger is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite shareholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the sections entitled of this proxy statement/prospectus “The Merger Agreement — Conditions to the Completion of the Merger”.

Q:     Why are Coeptis and Z Squared proposing to merge?

A:     Coeptis and Z Squared believe that the Merger will result in a company with a strong leadership team and substantial capital resources, which will best position the combined company going forward, while still providing the Coeptis stockholders (as of three record date) with the benefit through the Spin Out transaction of Coeptis’ current biopharmaceutical operations. For a more complete description of the reasons for the Merger, please see the sections titled “The Merger — Coeptis Reasons for the Merger” and “The Merger — Z Squared Reasons for the Merger” of this proxy statement/prospectus, and of the Spin Out, please see the section entitled “The Spin Out Transaction.”

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Q.     Did the Coeptis Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     Yes. The Coeptis Board obtained a privately issued independent third-party valuation prior to its decision to move ahead with the process for approving the Merger. The Coeptis Board subsequently obtained a fairness opinion from Sun Business Valuations, LLC. For a description of the fairness opinion issued by Sun Business Valuations, LLC to the Coeptis Board, please see “THE SPECIAL MEETING OF COEPTIS STOCKHOLDERS: Opinion of Coeptis’ Financial Advisor.”

Q:     What is required to consummate the Merger?

A:     To consummate the Merger, Coeptis stockholders must approve:

•	the issuance of shares of Coeptis Common Stock in the Merger in accordance with the terms of the Merger Agreement and the change of control resulting from the Merger;

•	the Spin Out;

•	the amendment to the certificate of incorporation of Coeptis effecting the Coeptis Name Change and matters related to the Board construct for the combined company;

•	the adoption of the Equity Incentive Plan; and

•	the approval of the members of the Board of the combined company.

The option repricing or exchange is not a condition to the consummation of the Merger.

The approval by the stockholders of Coeptis of the issuance of Coeptis Common Stock in the Merger (in accordance with the terms of the Merger Agreement) requires the affirmative vote of a majority of the votes properly cast at the Stockholder Meeting. The approval of the Spin Out transaction requires the affirmative vote of the holders of a majority of the voting power outstanding on the record date for the Stockholder Meeting. The approval of the Coeptis Name Change contemplated by the amendment to Coeptis’ amended and restated certificate of incorporation requires the affirmative vote of the holders of a majority of the voting power outstanding on the record date for the Stockholder Meeting. The approval of the Equity Incentive Plan requires the affirmative vote of a majority of the votes properly cast at the Stockholder Meeting. The approval of the members of the Board of the combined company is determined based on the plurality of the votes properly cast for the director nominees at the Stockholder Meeting. The approval of the option repricing or exchange requires the affirmative vote of a majority of the votes properly cast at the Stockholder Meeting.

Holders of Z Squared Shares must also adopt the Merger Agreement and approve the transactions contemplated in the Merger Agreement. The adoption of the Merger Agreement and approval of the transactions contemplated in the Merger Agreement by the stockholders of Z Squared requires the affirmative vote by the holders of a majority of the outstanding Z Squared Shares, voting as one class on an as-converted basis.

In addition to the requirement of obtaining such securityholder approvals and appropriate regulatory approvals, including the approval of The Nasdaq Capital Market, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived. For a more complete description of the closing conditions under the Merger Agreement, please see the section titled “The Merger Agreement — Conditions to the Completion of the Merger” of this proxy statement/prospectus.

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Certain Z Squared stockholders, including SMSC Capital Holdings, BSG Series CM, Group 10 Holdings, and directors and executive officers of Z Squared, who in the aggregate own approximately 100% of the outstanding Z Squared Shares, and certain Coeptis securityholders, including certain directors and executive officers of Coeptis, who in the aggregate own or have the right to acquire approximately 18.9% of the outstanding shares of Coeptis Common Stock, are parties to voting agreements with Coeptis or Z Squared, as applicable. The Coeptis securityholders who are a party to the voting agreement with Z Squared (the “Merger Support Agreement”) have agreed to vote in favor of the Coeptis stockholder proposals set forth herein, and subject to certain exceptions, have also agreed not to transfer their shares of Coeptis Common Stock or voting preferred stock.

Pursuant to the conditions of the Merger Agreement, Z Squared stockholders who are party to the support agreements with Coeptis have each agreed to vote in favor of the approval and adoption of the Merger Agreement, and approval of the transactions contemplated by the Merger Agreement.

For a more complete description of the closing conditions under the Merger Agreement, Coeptis and Z Squared urge you to read the section titled “The Merger Agreement — Conditions to the Completion of the Merger” in this proxy statement/prospectus.

Q.     When do you expect the Business Combination to be completed?

A.     It is currently expected that the Merger will be completed in the third quarter of 2025. This timing depends, among other things, on the approval of the proposals to be presented at the Stockholder Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted at the Stockholder Meeting and Coeptis elects to adjourn the Stockholder Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by Coeptis.

Q:     Who will be the directors of the combined company following the Merger?

A:     Following the Merger, the board of directors of the combined company (the “Board”) will be as follows:

David Halabu

Adam Sohn

Bryan Fuerst

Michelle Burke

Kenneth Cooper

Please read the section titled “Directors and Officers of the Combined Company Following the Merger” in this proxy statement/prospectus for complete biographies of each proposed board member.

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Q:     Who will be the executive officers of the combined company following the Merger?

A:     Immediately following the Merger, the executive management team of the combined company is expected to be composed solely of such persons as set forth below:

Name and Title

David Halabu (Chief Executive Officer)

Michelle Burke (Chief Operating Officer

Brian Cogley (Chief Financial Officer)

In addition, both David Mehalick and Christopher Calise have agreed to remain on with the combined company as consultants on to-be-agreed terms to guide the operations of the GEAR biopharmaceutical business that is remaining with the combined company following the Merger.

Read the section titled “Directors and Officers of the Combined Company Following the Merger” in this proxy statement/prospectus for complete biographies of each proposed executive officer.

Q:     Who will be the directors of the Spin Out Sub following the Spin Out?

A:     Following the Spin Out, the board of directors of the Spin Out Sub and the Spin Out Subsidiaries (the “Spin Out Board Members”) will be as follows:

David Mehalick

Daniel Yerace

Please read the section titled “THE SPIN OUT TRANSACTION – Post-Spin Out Governance” in this proxy statement/prospectus for complete biographies of each Spin Out Board Member.

Q:     Who will be the executive officers of the Spin Out Sub and the Spin Out?

A:     Immediately following the Spin Out, the executive management team of the Spin Out Sub and the Spin Out Subsidiaries (the “Spin Out Officers”) is expected to be composed solely of such persons as set forth below:

Name and Title

David Mehalick (Chief Executive Officer and President)

Daniel Yerace (Executive Vice President)

Brian Cogley (Chief Financial Officer)

Read the section titled “THE SPIN OUT TRANSACTION – Post-Spin Out Governance” in this proxy statement/prospectus for complete biographies of each Spin Out Officer.

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Q:     Will the common stock of the combined company trade on an exchange?

A:     Shares of Coeptis Common Stock are currently listed on The Nasdaq Capital Market under the symbol “COEP.” Coeptis will file an application to list the shares of Coeptis Common Stock comprising the Merger Consideration, and to continue to list the common stock of the combined company, on Nasdaq following the consummation of the Merger and the transactions contemplated by the Merger Agreement. After completion of the Merger, Coeptis will be renamed “Z Squared Inc.” and it is expected that the common stock of the combined company will trade on The Nasdaq Capital Market under the symbol “_______________.” On June 24, 2025 the last trading day before the date of this proxy statement/prospectus, the closing sale price of Coeptis Common Stock was $7.65 per share. It a condition to the closing of the Merger that the common stock of the combined company be approved for listing on Nasdaq.

Q:     What are the material U.S. federal income tax consequences of the Merger to Z Squared stockholders?

A:     Each of Coeptis and Z Squared has agreed in the Merger Agreement to use its reasonable best efforts (i) to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) not to, and not to permit or cause any of its respective subsidiaries or affiliates to, take or cause to be taken, or fail to take or cause to be taken any action, which action, failure or cessation, could reasonably be expected to cause the Merger to fail to or cease to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Coeptis and Z Squared have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. holders (as defined in “U.S. Federal Income Tax Consequences of the Merger”) generally will not recognize gain or loss for U.S. federal income tax purposes. If the Merger does not qualify as a “reorganization,” the Merger generally would be a taxable transaction to U.S. holders, and each U.S. holder generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the Coeptis Common Stock it receives in the Merger and (ii) such holder’s adjusted tax basis in its shares of Z Squared common stock exchanged in the Merger

Tax matters are very complicated, and the tax consequences of the Merger to a particular Z Squared stockholder will depend on such stockholder’s circumstances. Accordingly, each Z Squared stockholder is strongly urged to consult with his, her or its tax advisor for a full understanding of the tax consequences of the Merger to that stockholder, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws. For more information, please see the section titled “The Transactions — Certain Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus.

Q:     What are the potential material U.S. federal income tax consequences of the Spin Out Transaction to Coeptis’ stockholders?

A:     Although the position is not free from doubt, each of Coeptis and Z Squared intends the Spin Out Transaction to be treated as a distribution pursuant to Section 301(a) of the Code and would therefore be considered a dividend for U.S. federal income tax purposes to the extent of Coeptis’ current year or accumulated earnings and profits as determined under U.S. federal income tax principles, or E&P, and any amount not characterized as a dividend will be applied against and first reduce the tax basis of a Coeptis stockholder’s common stock, with any amount in excess of tax basis treated as gain from the sale or exchange of property.

Tax matters are very complicated, and the tax consequences of the Spin Out Transaction to a particular Coeptis stockholder will depend on such stockholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the Spin Out Transaction to you, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws. For more information, please see the section entitled “THE SPIN OUT TRANSACTION – Material U.S. Federal Income Tax Considerations of the Spin Out Transaction” beginning on page 95.

Q:     Why am I being asked to approve the Equity Incentive Plan?

A:     The Coeptis Board approved the proposal approving the Equity Incentive Plan to ensure that the combined company has a comprehensive equity incentive plan in place to attract and retain qualified officers, directors, employees and consultants and to provide adequate incentive to align the goals of management of the combined company with increased stockholder value. The Equity Incentive Plan modernizes the combined company’s equity incentive structure and will provide for sufficient shares to meet the combined company’s equity incentive goals.

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Q:     As a Coeptis stockholder, how does Coeptis Board recommend that I vote?

A:     After careful consideration, the disinterested members of the Coeptis Board unanimously recommends that Coeptis stockholders vote:

•	“FOR” Proposal No. 1: approval of the issuance of Coeptis common stock in the Merger in accordance with the terms of the Agreement and Plan of Merger, dated as of April 25, 2025, by and among Coeptis, Merger Sub and Z Squared, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus (as may be amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, including change of control of Coeptis resulting from the Merger (the “Merger Proposal”).

•	“FOR” Proposal No. 2: approval of the spin out of the operations comprising Coeptis’ biopharmaceutical operations other than those related to GEAR Therapeutics, Inc. (the “Spin Out Proposal”)

•	“FOR” Proposal No. 3: approval of an amendment to the amended and restated certificate of incorporation of Coeptis to change the corporate name from Coeptis Therapeutics Holdings, Inc. to “Z Squared Inc.”, in the form attached as Annex B to the accompanying proxy statement/prospectus (the “Certificate of Incorporation Proposal”).

•	“FOR” Proposal No. 4: approval of the adoption of a new equity incentive plan for the combined company in the attached as Annex C (the “Equity Incentive Plan Proposal”).

•	“FOR” Proposal No. 5: approval of the members of the Board of the combined company (the “Board of Directors Proposal”).

•	“FOR” Proposal No. 6: approval of the repricing or replacement of certain outstanding options that have been previously granted under the Company’s existing 2022 Equity Incentive Plan (the “Option Proposal”)

Q.     Are the Proposals conditioned on one another?

A.     Each of the Merger Proposal, the Spin Out Proposal, the Certificate of Incorporation Proposal, Equity Incentive Plan Proposal and Board of Director Proposal is interdependent upon the others and each must be approved in order for Coeptis to complete the Merger contemplated by the Merger Agreement.

Q:     Do persons involved in the Transaction have interests that may conflict with mine as a Coeptis stockholder?

A:     Yes. In considering the recommendation of the Coeptis Board with respect to issuing shares of Coeptis Common Stock pursuant to the Merger Agreement, the change of control of Coeptis resulting from the Merger, the Spin Out and the other matters to be acted upon by Coeptis stockholders at the Stockholder Meeting should be aware that Christopher Calise, a member of the Coeptis Board, has interests in the Merger that may be different from, or in addition to, interests he has as a Coeptis stockholder.

Q:     What risks should I consider in deciding whether to vote in favor of the Merger Proposal and the Spin Out Transaction?

A:     You should carefully review the section titled “Risk Factors” of this proxy statement/prospectus, which set forth certain risks and uncertainties related to the Merger and the Spin Out transaction, risks and uncertainties to which the combined company’s business will be subject, and risks and uncertainties to which each of Coeptis and Z Squared, as independent companies, are subject.

Q:     What stockholder presence is required for quorum at the Coeptis Stockholder Meeting ?

A:     The presence, in person or being represented by proxy, at the Stockholder Meeting of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting for the purpose of approving the proposals.

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Q:     How many votes am I entitled per share?

A:     Each share of Coeptis Common Stock entitles the holder thereof to one vote on each proposal at the Stockholder Meeting, with any outstanding Preferred Stock voting as Coeptis Common Stock on an as-converted basis. There are no cumulative voting rights.

Q:     How can I vote my shares?

A:     Coeptis urges you to read this proxy statement/prospectus carefully, including the annexes attached hereto, and to consider how the Transactions affect you.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the internet before or during the Stockholder Meeting, by proxy through the internet or by telephone or by proxy using the proxy card included with the proxy materials. Whether or not you plan to attend the Stockholder Meeting, we urge you to vote by proxy to ensure your vote is counted.

•	To vote using the proxy card, complete, sign and date the proxy card that is included in the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Stockholder Meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free _______________ using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on _________________, 2025 to be counted.
•	To vote through the internet before the meeting, please visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on ___________, 2025 to be counted.
•	To vote through the internet during the meeting, please visit www.virtualstockholdermeeting.com/___________. You will be asked to provide the 16-digit control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice containing voting instructions from that organization rather than from the Company. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the internet during the Stockholder Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Q:     What happens if I do not return a proxy card or otherwise vote or provide proxy instructions, as applicable?

A:     If you are a Coeptis stockholder, the failure to return your proxy card or otherwise provide proxy instructions will reduce the aggregate number of votes required to approve Proposal Nos. 1, 3, 4 and 5 and will have the same effect as voting AGAINST Proposal No. 2, and your shares will not be counted for purposes of determining whether a quorum is present at the Stockholder Meeting.

Q:     May I attend the Coeptis Stockholder Meeting and vote in person?

A:     Stockholders of record as of ____________________, 2025, will be able to attend and participate virtually in the Stockholder Meeting.

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Q:     Where and when is the Coeptis Stockholder Meeting?

A:     The Stockholder Meeting will be held virtually via live webcast at www.virtualstockholdermeeting.com/____________ on _________, 2025 at ______ a.m. (Eastern Time). To attend the meeting, you will need the 16-digit control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials. Online check-in will begin at _____ a.m. (Eastern Time) and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Q:     If my Coeptis shares are held in “street name” by my broker, will my broker vote my shares for me?

A:     Unless your broker has discretionary authority to vote on certain matters, your broker will not be able to vote your shares of Coeptis Common Stock on matters requiring discretionary authority without instructions from you. If you do not give instructions to your broker, your broker can vote your Coeptis shares with respect to “discretionary,” routine items but not with respect to “non-discretionary,” non-routine items. Discretionary items are proposals considered routine on which your broker may vote shares held in “street name” in the absence of your voting instructions. The Coeptis Name Change will be a routine matter. With respect to non-routine items for which you do not give your broker instructions, your Coeptis shares will be treated as broker non-votes. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:     What are broker non-votes and do they count for determining a quorum?

A:     Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters.

Broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Stockholder Meeting. Broker non-votes will not be treated as votes cast for or against a proposal and accordingly will not have any effect with respect to the outcome of the approval of the Merger Proposal, the Spin Out Proposal, the approval of the Equity Incentive Plan Proposal, the approval of the Board of Directors Proposal, the approval of the Option Proposal or the Adjournment Proposal and will have the same effect as a vote AGAINST the Certificate of Incorporation Proposal.

Q:     May I change my vote after I have submitted a proxy or provided proxy instructions?

A:     Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	Written notice to our Corporate Secretary at 105 Bradford Rd, Suite 420, Wexford, Pennsylvania 15090; or
•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.

Your most current proxy card or telephone or internet proxy is the one that is counted. If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions.

Q:     Who is paying for this proxy solicitation?

A:     Coeptis and Z Squared will bear the cost of printing and filing of this proxy statement/prospectus and the proxy card.

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Q:     Where can I find the voting results of the Stockholder Meeting?

A:     Preliminary voting results will be announced at the Stockholder Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Stockholder Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:     Who can help answer my questions?

A:     If you are an Coeptis stockholder and would like additional copies of this proxy statement/prospectus without charge or if you have questions about the Merger or any of the other proposals, including the procedures for voting your shares, you should contact:

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Phone: 724-934-6467

Attn: Ben Mullins

If you are a Z Squared stockholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Merger, you should contact:

Z Squared Inc.

550 South Andrews Ave. Ste #700

Fort Lauderdale, FL 33301

Phone: 954-400-9994

Attn: David Halabu

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PROSPECTUS SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the proposals being considered at the Coeptis Stockholder Meeting and the various transactions contemplated thereby, you should read this entire proxy statement/prospectus carefully, including the Merger Agreement and the other annexes to which you are referred in this proxy statement/prospectus. For more information, please see the section titled “Where You Can Find More Information” beginning on page 162 of this proxy statement/prospectus.

The Companies

Coeptis Therapeutics Holdings, Inc.

Coeptis is biopharmaceutical and technology company based in Wexford, Pennsylvania. Coeptis was originally incorporated in the British Virgin Islands on November 27, 2018, under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of a prior merger, Coeptis changed its corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.” Coeptis’ revenue model is primarily from consulting arrangements and product sales.

Coeptis’ operations encompass two primary divisions: biopharmaceutical and technology. The biopharmaceutical division focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts. The technology division focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools designed to optimize business processes and improve overall efficiency.

In connection with the Spin Out, Coeptis will spin out its biopharmaceutical operations (other than those related to GEAR Therapeutics, Inc.) to a new privately owned company to be owned by the stockholders of Coeptis as of the record date for the Stockholder Meeting.

Coeptis’ consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of Coeptis as a going concern and the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments that might result from Coeptis inability to continue as a going concern. However, Coeptis’ independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Coeptis’ ability continue as a “going concern.” Coeptis is a public corporation, and its securities are traded on the Nasdaq Capital Market under the ticker (COEP). The principal executive offices of Coeptis are located at 105 Bradford Street, Suite 420, Wexford, Pennsylvania 15090, which we lease, and its telephone number is (724) 934-6467.

See “Coeptis’ Business” and “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations” for important business and financial information regarding Coeptis.

Z Squared Inc.

Z Squared is a vertically integrated cryptocurrency mining firm focused on optimized, multi-asset digital mining. Z Squared operates advanced mining facilities strategically distributed across North America (specifically Texas, North Carolina, South Carolina, and Iowa). Z Squared mines a diversified portfolio of cryptocurrencies, including major assets like Dogecoin (DOGE) and Litecoin (LTC). The company manages a substantial fleet of specialized ASIC miners—including Antminer models (L7, L9, and DG1+)—with precise strategies tailored for each asset and mining algorithm (e.g., SHA-256, Scrypt, kHeavyHash). Z Squared’s principal executive offices are located at 550 South Andrews Ave. Ste #700 Fort Lauderdale, FL 33301, and its telephone number is (954) 400-9994.

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Key elements of Z Squared’s operations include:

•	Fleet Optimization: Continuous monitoring and rotation of miners based on performance, age, and market conditions.

•	Repair & Spare Parts Program: In-house process for tracking, repairing, and recycling units, maximizing hardware lifecycle and reducing capital waste.

•	Power Strategy: Dynamic response to curtailment and seasonal electricity rates, optimizing cost per kilowatt-hour and maintaining uptime.

•	Performance Reporting: Custom-built dashboards for real-time visibility into Hash Rate, unit status, revenue per machine, and operational health.

Z Squared’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of Z Squared as a going concern and the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments that might result from Z Squared’s inability to continue as a going concern. Z Squared is a privately-held corporation and its securities do not trade on any marketplace.

See “Z Squared’s Business” and “Z Squared Management’s Discussion and Analysis of Financial Condition and Results of Operations” for important business and financial information regarding Z Squared.

CP Merger Sub, Inc.

CP Merger Sub, Inc. is a Wyoming corporation and a wholly-owned subsidiary of Coeptis, and was formed solely for the purposes of carrying out the Merger.

The Transactions

The Merger (see page 87)

If the Merger is completed, Merger Sub will merge with and into Z Squared, with Z Squared surviving as a wholly-owned subsidiary of Coeptis. The Merger is expected to be accounted for as a reverse acquisition, at the time of the closing of the Merger.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Z Squared Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a pro rata share of the shares of Coeptis Common Stock comprising the Merger Consideration (subject to the Applicable Percentage), as described in more detail in the section titled “The Merger Agreement - Merger Consideration” beginning on page 87 of this proxy statement/prospectus.

Each share of Coeptis Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding, and such securities will be unaffected by the Merger. Coeptis following the Merger is referred to herein as the “combined company.” After the completion of the Merger, the combined company will change its corporate name to “Z Squared Inc.”

The closing of the Merger will occur as promptly as practicable after the last of the conditions to the Merger has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of each such conditions), or at such other time, date and place as Coeptis and Z Squared mutually agree. Considering that the Merger is subject to a number of conditions, neither Coeptis nor Z Squared can predict exactly when the closing of the Merger will occur or if it will occur at all.

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The Spin Out Transaction (see page 93)

The Merger Agreement contemplates that prior to the Merger, Coeptis will (i) enter into an assignment and assumption agreement providing for the contribution of substantially all its biopharmaceutical operations assets and liabilities other than those related to GEAR Therapeutics, Inc. (such Spin Out to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership interest), to Spin Out Sub, in exchange for all the outstanding shares of common stock of Spin Out Sub, (ii) consummate the contribution of substantially all of Coeptis’ biopharmaceutical assets and liabilities to Spin Out Sub pursuant to the terms of the assignment and assumption agreement; and (iii) declare, and following and conditioned upon the Merger issue, a pro rata dividend of all the outstanding shares of common stock of Spin Out Sub to the stockholders of Coeptis existing on the Record Date.

Coeptis Reasons for the Transactions (see page 78) and Z Squared Reasons for the Merger (see page 79)

After consideration and consultation with its senior management and its financial and legal advisors, the disinterested members of the Coeptis Board unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Coeptis and its stockholders. The Coeptis Board considered a number of factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

-	The Merger Consideration represented an attractive valuation for Coeptis.

-	The fairness opinion given by Sun Business Valuations LLC, as confirmed in writing on May 12, 2025, concluded that, as of May 12, 2025, subject to the assumptions, limitations and qualifications set out therein, the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to the Coeptis stockholders.

-	Information concerning the business, assets, liabilities, financial performance and condition and prospects, of Coeptis’ business and Z Squared’s business.

-	The ability to Coeptis’ stockholders of record on the record date to continue to benefit post-Spin Out from the operations of Coeptis’ biopharmaceutical business.

-	Alternatives, financing options and strategies available to Coeptis if it did not enter into the Merger Agreement and continued with a stand-alone plan, the financial condition of Coeptis, and determined that entering into the Merger Agreement was the best alternative for Coeptis stockholders and in the best interest of Coeptis.

-	The Merger and other items covered in the proposals would be subject to the approval of the stockholders of Coeptis, and the Coeptis stockholders would be free to reject the Merger and other proposals.

The Coeptis Board also considered potential drawbacks and risks relating to the Merger and related transactions, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

-	The possibility that the Merger may not close on the anticipated timeline, or at all, and that Coeptis continues to incur substantial expenses in connection with the proposed Merger that must be paid regardless of whether the Merger closes.

-	The possibility that the Merger Agreement may be terminated under certain circumstances, and that the termination fee of $5.0 million may be payable by Coeptis.

-	The fact that a member of Coeptis’ Board may have interests in the Merger that are different that those of the Coeptis stockholders generally.

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Opinion of Coeptis’ Financial Advisor (see page 81)

Coeptis has retained Sun Business Valuations, LLC as its financial advisor in connection with the Merger. In connection with this engagement, the Coeptis Board requested that Sun Business Valuations, LLC evaluate whether the financial terms of the Merger are fair to the Coeptis stockholders, from a financial point of view. On May 12, 2025, Sun Business Valuations, LLC rendered to the Coeptis Board its written opinion dated May 12, 2025, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received by Coeptis in the Merger is fair, from a financial point of view, to Coeptis’ stockholders.

Overview of the Merger Agreement

Merger Consideration (see page 87)

At the Effective Time, each share of Z Squared Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a per share portion of the aggregate number of shares of Coeptis Common Stock, to be issued at the Effective Time as consideration for the Merger, as calculated pursuant to the terms set forth in the Merger Agreement.

As consideration for the Merger, the Z Squared Security Holders collectively shall be entitled to receive from Coeptis, in the aggregate, a number of shares of Coeptis Common Stock at the Closing, that represents the Applicable Percentage of Coeptis’ issued and outstanding shares of Coeptis Common Stock as calculated on a fully-diluted basis. Each Z Squared Stockholder shall receive for its Z Squared Common Stock held a number of shares of Coeptis Common Stock equal to such Z Squared Stockholder’s Pro Rata Share of aggregate number of shares of Coeptis Common Stock comprising the Merger Consideration.

Conditions to the Completion of the Merger (see page 89)

To consummate the Merger, Coeptis stockholders must approve the Merger, the amendment to the amended and restated certificate of incorporation, the equity incentive plan, and the members of the Board of the combined company. Z Squared’s stockholders must also approve the Merger and the other transactions contemplated by the Merger Agreement. In addition to obtaining such securityholder approvals and appropriate regulatory approvals, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived, including, among other things:

•	Any waiting period (and any extension thereof) applicable to the consummation of the Merger Agreement under any Antitrust Laws has expired or been terminated.

•	All consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by the Merger Agreement has been obtained or made.

•	No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by the Merger Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by the Merger Agreement

•	Nasdaq shall have approved the continued listing of the Coeptis Common Stock (including the shares of Coeptis Common Stock comprising the Merger Consideration pursuant to the Merger Agreement) on Nasdaq following the consummation of the Merger and the other transactions contemplated therein.

•	The members of the Board of the combined company shall have been elected or appointed as of the Closing.

•	The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

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The obligation of Z Squared to close the Merger is also subject to satisfaction (unless waived by Z Squared) of certain additional conditions, including, among other things, (i) the accuracy of Coeptis’ representations and warranties in the Merger Agreement and compliance by Coeptis with its covenants and agreements in the Merger Agreement; (ii) no Coeptis material adverse effect; and (iii) continued listing of the Coeptis Common Stock on The Nasdaq Capital Market through the Effective Time.

No Solicitation (see page 90)

Pursuant to the Merger Agreement, Coeptis has agreed that it will not, and will not permit or authorize any of its subsidiaries or their respective representatives, directly or indirectly, to:

•	solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any “Acquisition Proposal,” as defined in the Merger Agreement, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

•	furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a party to the Merger Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal;

•	engage or participate in discussions or negotiations with any person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal;

•	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

•	negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; or

•	release any third person from, or waive any provision of, any confidentiality agreement to which such person is a party.

Termination (see page 92)

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Coeptis and Z Squared; (ii) by either Coeptis or Z Squared if any of the conditions to Closing have not been satisfied or waived by the three (3) month anniversary of the date of the Merger Agreement (the “Outside Date”) (provided, that if the SEC has not declared the Registration Statement effective on or prior to the three (3) month anniversary of the date of this Agreement, the Outside Date shall be automatically extended by three (3) months); (iii) by either Coeptis or Z Squared if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either Coeptis or Z Squared in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition and is incapable of being cured or isn’t cured within 30 days after notice of such breach or the Outside Date; (v) by Coeptis if there has been a Material Adverse Effect on Z Squared following the date of the Merger Agreement that remains uncured and continuing; (vi) by either Coeptis or Z Squared if the shareholders of Coeptis do not provide the Coeptis Shareholder Approval at a special shareholder meeting held by Coeptis; (vii) by either Coeptis or Z Squared if Z Squared holds a special meeting of its shareholders for the Z Squared Stockholder Approval and the Z Squared Stockholder Approval is not obtained; (viii) by Z Squared (at any time prior to the approval of the Merger and the issuance of Purchaser Common Stock in the Merger by the Purchaser Shareholder Approval) if a Purchaser Triggering Event shall have occurred; and (ix) by Purchaser (at any time prior to the Required Company Stockholder Vote being obtained) if a Company Triggering Event shall have occurred.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination.

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Termination Fee (see page 92)

In the event that Z Squared or Coeptis terminates the Merger Agreement pursuant to certain of the sections set forth above, the terminating party shall pay to the nonterminating party $5,000,000, less any reimbursed expenses.

Management Following the Merger (see page 150)

Effective as of the closing of the Merger, the combined company’s executive officers are expected to be certain members of the Z Squared and Coeptis executive management teams prior to the Merger, including:

Name	Position
David Halabu	Chief Executive Officer
Michelle Burke	Chief Operating Officer
Brian Cogley	Chief Financial Officer

Interests of Certain Directors, Officers and Affiliates of Coeptis and Z Squared (see page 156)

In considering the recommendation of the Coeptis Board with respect to issuing shares of Coeptis Common Stock pursuant to the Merger Agreement, the change of control of Coeptis resulting from the Merger and the other matters to be acted upon by Coeptis stockholders at the Stockholder Meeting, Coeptis stockholders should be aware that Christopher Calise, a member of the Coeptis Board, has interests in the Merger that may be different from, or in addition to, interests he has as a Coeptis stockholder.

Regulatory Approvals

Coeptis and Z Squared must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Coeptis Common Stock to Z Squared’s stockholders in connection with the transactions contemplated by the Merger Agreement and the filing of this proxy statement/prospectus with the SEC.

In addition, Coeptis and Z Squared must each obtain all requisite approvals and authorizations for the transactions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain Material U.S. Federal Income Tax Consequences

Certain Material U.S. Federal Income Tax Consequences of the Merger (see page 82)

Each of Coeptis and Z Squared has agreed in the Merger Agreement to use its reasonable best efforts (i) to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) not to, and not to permit or cause any of its respective subsidiaries or affiliates to, take or cause to be taken, or fail to take or cause to be taken any action, which action, failure or cessation, could reasonably be expected to cause the Merger to fail to or cease to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Coeptis and Z Squared have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. holders (as defined in “U.S. Federal Income Tax Consequences of the Merger”) generally will not recognize gain or loss for U.S. federal income tax purposes. If the Merger does not qualify as a “reorganization,” the Merger generally would be a taxable transaction to U.S. holders, and each U.S. holder generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the Coeptis Common Stock it receives in the Merger and (ii) such holder’s adjusted tax basis in its shares of Z Squared common stock exchanged in the Merger

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Mesiter Seelig & Fein, PLLC, has delivered an opinion that, on the basis of certain factual representations made by Coeptis and Z Squared, and subject to certain assumptions set forth therein, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is attached as Exhibit 8.1 to the Registration Statement of which this proxy statement/prospectus forms a part. However, tax matters are very complicated, and the tax consequences of the Merger to a particular Z Squared shareholder will depend on such shareholder’s circumstances. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws. For more information, please see the section titled “The Transactions - Certain Material U.S. Federal Income Tax Consequences” beginning of page 82 of this proxy statement/prospectus.

Nasdaq Stock Market Listing (see page 86)

Coeptis will file an initial listing application for the combined company common stock with Nasdaq. If such application is accepted, Coeptis anticipates that the common stock of the combined company will be listed on The Nasdaq Capital Market following the closing of the Merger under the trading symbol “__________.”

Anticipated Accounting Treatment (see page 86)

The Merger will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, Z Squared will be deemed to be the accounting acquirer for financial reporting purposes. As a result of the Merger, the net assets of Coeptis will be recorded at their acquisition-date fair value in the financial statements of Z Squared and the reported operating results prior to the Merger will be those of Z Squared.

Appraisal Rights and Dissenters’ Rights (see page 86)

Under the Delaware General Corporation Law (“DGCL”), Coeptis stockholders are not entitled to appraisal rights in connection with the Merger.

Z Squared stockholders who hold voting common stock are entitled to appraisal rights in connection with the Merger under Wyoming law. For more information about such rights, see the section titled “The Transactions - Appraisal Rights and Dissenters’ Rights” in this proxy statement/prospectus.

Comparison of Rights of Holders of Shares (see page 157)

Coeptis is incorporated under the laws of the State of Delaware and Z Squared is incorporated under the laws of the State of Wyoming. As a result of the Merger, Z Squared stockholders who receive shares of Coeptis Common Stock will become Coeptis stockholders; their rights as stockholders will be governed by the DGCL and the Coeptis organizational documents and will have different rights as holders of Coeptis Common Stock than they had as holders of Z Squared Common Stock. The differences between the rights of these respective holders result from the differences between the respective governing documents of Z Squared and Coeptis, as the same may be amended in connection with the Merger. For additional information, see the section titled “Comparison of Rights of Holders of Coeptis Capital Stock and Z Squared Share Capital” beginning on page 157 of this proxy statement/prospectus.

Risk Factors (see page 41)

Both Coeptis and Z Squared are subject to various risks associated with their businesses and their industries. In addition, the Transaction, including the possibility that the Transaction may not be completed, poses a number of risks to each company and its respective stockholders. These risks include the following:

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Risks Related to the Merger:

•	Neither Coeptis nor Z Squared can be sure if or when the Merger will be completed.

•	The market value of Z Squared may be difficult to determine, the market value of Coeptis and Z Squared may change between the date of this proxy statement/prospectus and the date that the Merger is completed and the fairness opinion obtained by Coeptis will not reflect subsequent changes.

•	Failure to complete the Merger may result in Coeptis paying a termination fee to Z Squared and could significantly harm the market price of the Coeptis Common Stock and negatively affect Coeptis’ future business and operations.

•	The closing of the Merger is subject to approval by the Coeptis stockholders and the Z Squared stockholders. Failure to obtain these approvals would prevent the closing of the Merger.

•	The Merger may be completed even though certain events occur prior to the closing that materially and adversely affect Coeptis or Z Squared.

•	Certain officer and directors of Coeptis and Z Squared have interests in the Merger that are different from Coeptis and Z Squared stockholders.

•	The market price of the combined company’s common stock following the Merger may decline as a result of the Merger.

•	Coeptis stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with or following the Merger.

•	Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

•	Because the lack of a public market for the Z Squared Shares makes it difficult to evaluate their value, the stockholders of Z Squared may receive shares of Coeptis Common Stock in the Merger that have a value that is less than, or greater than, the fair market value of the Z Squared Shares.

•	If the conditions to the Merger are not met, the Merger will not occur.

•	Litigation relating to the Merger could require Coeptis or Z Squared to incur significant costs and suffer management distraction, and could delay or enjoin the Merger.

•	If the Merger is not completed, the Coeptis Board may decide to pursue a dissolution and liquidation of Coeptis. In such an event, the amount of cash available for distribution to its stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

•	The combined company’s ability to use net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation in connection with the Merger and other ownership changes.

•	Following the completion of the Merger, the combined company may issue additional securities.

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Risks Related to Coeptis

Risks Related to Our Financial Condition and Operating History

•	There is substantial doubt about our ability to continue as a going concern.

•	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

•	We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

Risks Related to Our Business

•	A significant portion of our business is from government contracts, which present certain unique risks.

•	Our operations may be adversely affected by disruptions to our information technology, or IT, systems, including disruptions from cybersecurity breaches of our IT infrastructure.

•	Acquisitions and integration issues may expose us to risks.

•	To grow and be successful, we need to attract and retain qualified personnel.

•	Our business and stock price may suffer as a result of our limited public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Risks Related to Our Charter Documents

•	Anti-takeover provisions contained in Coeptis’ certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for our common stock and could entrench management.

•	Coeptis’ certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Related to Coeptis Common Stock

•	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute investors’ ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of shares of Coeptis Common Stock.

•	The market price of Coeptis Common Stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. Stockholders may be unable to sell their shares of Coeptis Common Stock at or above their purchase price, which may result in substantial losses to them.

•	The market price of Coeptis Common Stock is still likely to be highly volatile and subject to wide fluctuations, and stockholders may be unable to resell shares of common stock at or above the price at which they are acquired.

•	We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of Coeptis Common Stock.

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General Risks

•	Any failure to maintain effective disclosure controls and procedures and internal control over our financial reporting could materially adversely affect us.

•	Failure to remediate material weaknesses in internal controls over financial reporting could result in material misstatements in our financial statements.

•	The requirements of being a public company may strain our resources and divert management’s attention.

•	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

•	Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

Risks Related to Z Squared

Risks Related to Cryptocurrency

•	Z Squared’s future success will depend upon the value of Dogecoin (DOGE) and Litecoin (LTC); the value of Dogecoin (DOGE) and Litecoin (LTC), may be subject to pricing risk and has historically been subject to wide swings.

•	Z Squared may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in Z Squared’s stock price, financing risk, risk of increased losses or impairments in its investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets.

•	The lack of regulation of digital asset exchanges on which Dogecoin, Litecoin, and other cryptocurrencies, are traded, may expose Z Squared to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space, and can adversely affect an investment in Z Squared.

•	The Dogecoin (DOGE) and Litecoin (LTC) markets are exposed to financially troubled cryptocurrency-based companies.

•	There is a lack of liquid markets for, and possible manipulation of, cryptocurrency.

•	Acceptance and/or widespread use of Dogecoin (DOGE) and Litecoin (LTC) are uncertain.

•	The reward for successfully uncovering a block on Litecoin will decrease in the future and Litecoin (LTC) value may not adjust to compensate Z Squared for the reduction in the rewards Z Squared receives from its mining efforts.

•	Cryptocurrencies, including Dogecoin (DOGE) and Litecoin (LTC) face significant scaling obstacles that can lead to higher fees or slow transaction settlement times.

•	Cryptocurrencies built on blockchain networks that use custom smart contract language, may have increased risk of bugs or vulnerabilities, smaller developer talent pools, and limited functionality as compared to other more established languages.

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•	Cryptocurrencies built on blockchain networks that use novel architecture may pose an increased risk of network instability, inability to scale, or data inconsistency and may result in lower usage.

•	Merge mining of Dogecoin (DOGE) and Litecoin (LTC) may have the effect of creating dependency of Dogecoin (DOGE) on Litecoin (LTC), and may create a ripple effect of security and reliability issues from Litecoin (LTC) to Dogecoin (DOGE).

•	The price of Dogecoin (DOGE) and Litecoin (LTC) may be affected by other vehicles investing in Dogecoin (DOGE) or Litecoin (LTC) or tracking Dogecoin (DOGE) and Litecoin (LTC) markets.

•	The development of other cryptocurrencies and/or digital currencies may adversely affect the value of Dogecoin (DOGE) and Litecoin (LTC).

•	If a malicious actor obtains control in excess of 50% of the processing power active on any digital asset network, including the Dogecoin and Litecoin networks, it is possible that such actor could manipulate the blockchain in a manner that adversely affects an investment in Z Squared.

•	The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect Z Squared’s business.

•	The impact of geopolitical and economic events on the supply and demand for Dogecoin (DOGE) and Litecoin (LTC) is uncertain.

•	Z Squared faces risks of Internet disruptions, which could have an adverse effect on the price of Dogecoin (DOGE) and Litecoin (LTC).

Risks Related to Operations

•	Z Squared is an early-stage company.

•	Z Squared may be unable to access sufficient additional capital to fund its operations or for future strategic growth initiatives.

•	Z Squared’s loss of any of its management or advisory team, its inability to execute an effective succession plan, or its inability to attract and retain qualified personnel, could adversely affect Z Squared’s business.

•	Any valuation at this stage is difficult to assess.

•	Z Squared’s cryptocurrency may be subject to loss, theft or restriction on access.

•	Incorrect or fraudulent cryptocurrency transactions may be irreversible.

•	Z Squared may be affected by price fluctuations in the wholesale and retail power markets.

•	If Z Squared is unable to secure power supply at prices or on terms acceptable to it, a material adverse effect on Z Squared’s business, prospects, financial condition, and operating results would occur.

•	Z Squared’s business is dependent on a small number of digital asset mining equipment suppliers.

•	Mining machines rely on components and raw materials that may be subject to price fluctuations or shortages.

25

•	Z Squared’s reliance primarily on a single model of miner may subject its operations to increased risk of design flaws.

•	There are risks related to technological obsolescence, the vulnerability of the global supply chain to hardware disruption, and difficulty in obtaining new hardware, which may have a negative effect on Z Squared’s business.

•	The mining data centers at which Z Squared maintains its mining equipment may experience damages, including damages that are not covered by insurance.

•	Z Squared may not be able to compete with other companies, some of whom have greater resources and experience.

•	Z Squared’s operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in Dogecoin (DOGE) and Litecoin (LTC).

•	The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternatives.

•	Z Squared may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect Z Squared’s business.

•	Z Squared may not be able to realize the benefits of forks. Forks in a digital asset network may occur in the future which may affect the value of Dogecoin (DOGE) and Litecoin (LTC) held by Z Squared.

•	The impacts of climate change may result in additional costs or risks.

Risks Related to Governmental Regulation and Enforcement

•	As some cryptocurrencies may be determined to be investment securities, Z Squared may inadvertently violate the Investment Company Act of 1940 and incur large losses as a result and potentially be required to register as an investment company or terminate operations and Z Squared may incur third-party liabilities.

•	If regulatory changes or interpretations of Z Squared’s activities require its registration as a money services business under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, Z Squared may be required to register and comply with such regulations. If regulatory changes or interpretations of Z Squared’s activities require the licensing or other registration of Z Squared as a money transmitter (or equivalent designation) under state law in any state in which Z Squared operates, Z Squared may be required to seek a money transmitter license or otherwise register and comply with such state law. In the event of any such requirement, to the extent Z Squared decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to Z Squared. Z Squared may also decide to cease its operations. Any termination of certain operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

•	Z Squared is subject to an extensive, highly evolving and uncertain regulatory and business landscape and any adverse changes to, or its failure to comply with, any laws and regulations, and adverse business reactions from counterparties could adversely affect its brand, reputation, business, operating results, and financial condition.

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•	There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security, commodity, or other type of asset in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in Z Squared or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects Z Squared’s business, prospects or operations.

•	Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in crypto-related activities or that accept Dogecoin (DOGE) and Litecoin (LTC) as payment, including financial institutions of investors in Z Squared’s common stock.

•	It may be illegal now, or in the future, to acquire, own, hold, sell or use cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect Z Squared.

•	Z Squared’s interactions with a blockchain may expose Z Squared to specially designated nationals or blocked persons or cause Z Squared to violate provisions of law that did not contemplate distributed ledger technology.

•	Z Squared’s management and compliance personnel have limited experience handling a listed cryptocurrency mining-related services company.

Risks Related to the Combined Company

•	If any of the events described in “Risks Related to Coeptis” or “Risks Related to Z Squared” occur, those events could cause potential benefits of the Merger not to be realized.

•	There has been no prior public market for Z Squared’s common stock, the stock price of the combined company’s common stock may be volatile or may decline regardless of its operating performance and you may not be able to resell your shares at or above the purchase price.

•	The combined company will continue to incur increased costs as a result of operating as a public company, and its management team will be required to devote substantial time to new compliance initiatives.

•	The combined company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of the combined company’s common stock.

•	The combined company’s operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the combined company’s stock price to fluctuate or decline.

•	Current or future litigation may harm our financial condition or results of operations.

•	Delaware law and provisions in the combined company’s certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of the combined company’s common stock.

•	The combined company’s bylaws designate a state or federal court located within the state of Delaware as the exclusive forum for substantially all disputes between the combined company and its stockholders, which could limit the combined company’s stockholders’ ability to choose the judicial forum for disputes with the combined company or its directors, officers or employees.

•	To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

27

•	Future sales and issuances of the combined company’s common stock or rights to purchase common stock, including pursuant to the combined company’s equity incentive plan, could result in dilution of the percentage ownership of its stockholders and could cause the combined company’s stock price to fall.

•	Z Squared does not currently intend to pay dividends on the combined company’s common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of the combined company’s common stock.

•	If the Merger does not qualify as a “reorganization” for U.S. federal income tax purposes, U.S. Holders of Z Squared common stock will be required to recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Z Squared common stock for the combined company’s common stock in the Merger.

•	The historical financial information of Coeptis and Z Squared presented herein may not be representative of their respective results or financial condition if they had been operated as a combined company, and as a result may not be representative of the combined company’s results or financial condition after the Merger.

•	The unaudited pro forma condensed combined financial information presented herein may not be representative of the combined company’s results after the Merger.

•	Failure by the combined company to comply with the initial listing standards of Nasdaq will prevent its stock from being listed on Nasdaq and may prevent the closing of the Merger.

•	The Merger will result in changes to the board of directors and the combined company may pursue different strategies than either Coeptis or Z Squared may have pursued independently.

•	The combined company’s management will be required to devote a substantial amount of time to comply with public company regulations.

•	The sale or availability for sale of a substantial number of shares of common stock of the combined company after the Merger could adversely affect the market price of such shares after the Merger

Risks Related to the Spin Out Transaction

•	Coeptis and Z Squared equity holders may not realize a benefit from the Merger and Spin Out Transaction commensurate with the ownership dilution they will experience in connection with the Merger.

•	The amount of the Spin Out Transaction that may be characterized as a dividend is uncertain.

•	The Spin Out Transaction may expose Coeptis, Spin Out Sub and the combined company to a number of risks and uncertainties.

These risks and other risks are discussed in greater detail under the section titled “Risk Factors” beginning on page 41 of this proxy statement/prospectus. Coeptis and Z Squared, both encourage you to read and consider all of these risks carefully.

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Market Price and Dividend Information

The closing price of Coeptis Common Stock on April 24, 2025, the last trading day prior to the public announcement of the Merger, was $12.47 per share, as reported on The Nasdaq Capital Market. As of ____, 2025, which is the record date for the Stockholder Meeting, there were approximately ____ holders of record of Coeptis Common Stock and ____ holders of record of our Preferred Stock.

Because the market price of Coeptis Common Stock is subject to fluctuation, the market value of the shares of Coeptis Common Stock that Z Squared stockholders will be entitled to receive in the Merger may increase or decrease.

Z Squared is a private company, and the Z Squared Common Stock is not publicly traded.

Dividends

Coeptis has never declared or paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. Z Squared has never paid or declared any cash dividends on its share capital. Z Squared intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its share capital in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Merger will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant.

29

SELECTED HISTORICAL FINANCIAL DATA OF COEPTIS

The selected historical condensed consolidated statement of operations data for the three months ended March 31, 2025 and consolidated statement of operations for the year ended December 31, 2024 and the selected historical condensed consolidated balance sheet data as of March 31, 2025 and December 31, 2024 have been derived from Coeptis’ financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Coeptis” and Coeptis’ historical financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.

Statements of Operations Data

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Revenue	$62,874	$–
Loss from operations	$(4,056,984)	$(10,054,488)
Net Loss	$(3,420,041)	$(10,877,412)
Loss per share, basic and fully-diluted	$(1.11)	$(5.65)
Weighted average common shares outstanding	3,073,074	1,924,639

Balance Sheet Data:

	As of March 31, 2025	As of December 31, 2024
Total current assets	$4,650,996	$1,051,292
Total assets	$13,453,067	$8,908,660
Current liabilities	$5,652,154	$4,513,309
Total liabilities	$5,990,153	$5,041,434
Total liabilities and stockholders’ equity	$13,453,067	$8,908,660

30

SELECTED HISTORICAL FINANCIAL DATA OF Z SQUARED

The selected historical condensed consolidated statement of operations data for the three months ended March 31, 2025, and consolidated statement of operations for the year ended December 31, 2024, and the selected historical condensed consolidated balance sheet data of Z Squared presented below as of March 31, 2025 and December 31, 2024 have been derived from Z Squared’s financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Z Squared” and Coeptis’ historical consolidated financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.

Statements of Operations Data

	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Revenue	$–	$–
Operating loss	$–	$60
Net loss	$–	$(60)

Statements of Balance Sheet Data

	As of March 31, 2025	As of December 31, 2024
Total assets	$–	$–
Total liabilities	$120	$120
Total stockholders’ deficit	$(120)	$(120)

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of Coeptis Therapeutics Holdings, Inc. (“Coeptis” or the “Purchaser”) and Z Squared Inc. (“Z Squared”) adjusted to give effect to the Merger and the other events contemplated by the Merger Agreement, including the Spin Out.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical unaudited condensed consolidated balance sheet of Coeptis and the historical unaudited condensed consolidated balance sheet of Z Squared on a pro forma basis as if the Merger and related transactions had been consummated on March 31, 2025.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 combines the historical unaudited condensed consolidated statement of operations of Coeptis for the three months ended March 31, 2025 and the historical unaudited condensed consolidated statement of operations of Z Squared for the three months ended March 31, 2025. The year ended December 31, 2024 combines the historical audited consolidated statements of operations of Coeptis for the year ended December 31, 2024 and the historical audited consolidated statements of operations of Z Squared for the year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are presented on a pro forma basis as if the Merger and related transactions had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Merger and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•	The accompanying Notes to the unaudited pro forma condensed combined financial statements;
•	the historical unaudited financial statements of Coeptis as of and for the three months ended March 31, 2025 included in Coeptis’ Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025 and the historical audited financial statements of Coeptis as of the year ended December 31, 2024 on Form 10-K filed with the SEC on March 28, 2025;
•	the historical unaudited financial statements of Z Squared as of and for the three months ended March 31, 2025 and the historical audited consolidated financial statements of Z Squared as of and for the year ended December 31, 2024, included in this Form S-4;
•	the sections titled “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Z Squared Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form S-4, and
•	other information relating to Coeptis and Z Squared included in this Form S-4, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal 1: Merger Proposal”

32

Description of the Merger

On April 25, 2025, Coeptis entered into an Agreement and Plan of Merger, as may be amended from time to time (the “Merger Agreement”) with CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of Coeptis (“Merger Sub”), and Z Squared. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Merger Sub will merge with and into Z Squared (the “Merger”) and (ii) Coeptis will immediately prior to the Merger effect a spin out certain of its biopharmaceutical operations (the “Spin Out” and, together with Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Z squared continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Coeptis.

In the Merger, all shares of Z Squared common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Wyoming law), will be converted into the right to receive a portion of the Merger Consideration (as defined below) and (ii) any other outstanding securities with the right to convert into or acquire equity securities of Z Squared will be terminated. At the Closing, Coeptis will change its name as mutually agreed upon by the Purchaser and Z Squared.

In connection with the Spin Out, all of Coeptis’ assets comprising its biopharmaceutical business will be assigned and contributed prior to Closing to one or more Spin Out Subsidiaries, which will then spin out to Coeptis’ stockholders of record on the record date established for the Coeptis Special Meeting (as defined below). GEAR Therapeutics, Inc. will not be included in the Spin Out and will remain a Subsidiary of Purchaser following Closing, and that in consideration of GEAR Therapeutics, Inc. remaining a subsidiary of Purchaser following the Closing the Spin Out Sub will receive 1,000,000 shares of Purchaser Common Stock and an option to acquire GEAR Therapeutics, Inc. in the future for the fair market value of GEAR Therapeutics, Inc. at the time of exercise (if exercised).

Merger Consideration

As consideration for the Merger, the Z Squared Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock that represents at Closing the Applicable Percentage of Purchaser’s issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis (the “Merger Consideration”). For purposes hereof, (A) “Applicable Percentage” means (i) if the Company Asset Value (defined below) is equal to or greater than $750 million, such number of shares of common stock as will represent 90% of the post-Merger ownership of Purchaser on a Fully-Diluted Basis, and (ii) if the Company Asset Value is less than $750 million, such number of shares of common stock as will reflect the portion of the $750 million in Company Asset Value as of Closing, and (B) “Company Asset Value” means the value of the mining computer assets (collectively, the “Mining Machines”) owned by Company as of the Closing as determined by a mutually agreeable third-party valuation expert, less the sum of (y) all Company Debt being assumed by the Purchaser post-Merger and (z) Company Transaction Expenses being assumed by Purchaser post-Merger. Each Z Squared stockholder shall receive for its company common stock held a number of shares of Purchaser Common Stock equal to such Company Stockholder’s Pro Rata Share of aggregate number of shares of Purchaser Common Stock comprising the Merger Consideration. In addition, the Purchaser shall not exercise its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement if such issuance or sale would result in the Purchaser receiving aggregate proceeds in excess of $3,000,000 (such $3,000,000 amount, the “SEPA Carveout”). In the event the Purchaser exercises its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing (the “Interim Period”) with consent and such issuance or sale results in the Purchaser receiving aggregate proceeds in excess of the SEPA Carveout, the excess of such proceeds over the SEPA Carveout shall be solely for the benefit of the Surviving Corporation. In addition, in the event that Purchaser has utilized for its own purposes the Standby Equity Purchase Agreement Carveout amount, an additional 500,000 shares of Purchaser Common Stock shall be added to the Merger Consideration.

33

Accounting Treatment

The Merger will be accounted for as a business combination in accordance with U.S. GAAP (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with Z Squared treated as the “accounting acquirer” and Coeptis treated as the “legal acquirer” for financial reporting purposes. Z Squared will control Coeptis as it will beneficially own a majority voting interest of the outstanding shares of Coeptis common stock. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Coeptis based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of pre-combination Coeptis immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Z Squared was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Z Squared existing stockholders have the greatest voting interest in post-combination Coeptis;
•	Z Squared existing stockholders have the ability to control decisions regarding election and removal of directors and officers of post-combination Coeptis;
•	Z Squared comprises the ongoing operations of post-combination Coeptis; and
•	Z Squared existing senior management is the senior management of post-combination Coeptis.

34

Coeptis Therapeutics Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of March 31, 2025

	(A) Coeptis (Historical)	(B) Z Squared (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

CURRENT ASSETS
Cash	$4,268,368	$–	$(4,268,368)	(1)	$–
Prepaid assets	382,628	–	(382,628)	(1)	–
Total current assets	4,650,996	–	(4,650,996)		–

PROPERTY AND EQUIPMENT
Cryptocurrency mining machines	–	–	40,532,947	(4)	40,532,947
Furniture and fixtures	25,237	–	(25,237)	(1)	–
Less: accumulated depreciation	(14,924)	–	14,924	(1)	–
Furniture and fixtures, net	10,313	–	40,522,634		40,532,947

OTHER ASSETS
Investments	6,941,083	–	(5,691,083)	(1)	1,250,000
Intangible assets, net	496,719	–	–		496,719
Co-development options, net	1,304,167	–	–		1,304,167
Right of use assets, net of accumulated amortization	49,789	–	(49,789)	(1)	–
Goodwill	–	–	297,331,487	(2)	297,331,487
Total other assets	8,791,758	–	291,590,615		300,382,373
TOTAL ASSETS	$13,453,067	$–	$327,462,253		$340,915,320

CURRENT LIABILITIES
Accounts payable	$1,120,657	$–	$(1,053,643)	(1)	$102,014
			35,000	(8)
Accrued expenses	602,447	–	(602,447)	(1)	–
Advance from affiliate	–	120	–		120
Notes payable, in default	100,000	–	(100,000)	(1)	–
Convertible notes payable, net of debt discount	1,739,244	–	(1,013,323)	(1)	725,921
Right of use liability, current portion	32,191	–	(32,191)	(1)	–
Derivative liability	635,489	–	–		635,489
Customer deposit	1,187,126		–		1,187,126
Other current liabilities	235,000	–	(235,000)	(1)	–
Total current liabilities	5,652,154	120	(3,001,604)		2,650,670

LONG TERM LIABILITIES
SBA loan payable	150,000	–	(150,000)	(1)	–
Derivative liability warrants	169,125	–	–		169,125
Right of use liability, non-current portion	18,874	–	(18,874)	(1)	–
TOTAL LONG TERM LIABILITIES	337,999	–	(168,874)		169,125
TOTAL LIABILITIES	5,990,153	120	(3,170,478)		2,819,795

Stockholders' Equity
Preferred stock	1	–	–		1
Common stock	337	–	100	(1)	6,041
			5,604	(7)

Additional paid-in capital	108,382,890	–	(16,566,703)	(1)	338,552,799
			9,369,900	(1)
			(101,654,614)	(3)
			40,532,947	(4)
			643,269	(5)
			297,331,487	(6)
			(5,604)	(7)
			519,226	(9)
Subscription receivable	(250,000)	–	–		(250,000)
Accumulated deficit	(101,654,614)	(120)	101,654,614	(3)	(554,346)
			(35,000)	(8)
			(519,226)	(9)

TOTAL STOCKHOLDERS' EQUITY - CONTROLLING INTEREST	6,478,614	(120)	331,276,000		337,754,494
TOTAL STOCKHOLDERS EQUITY - NONCONTROLLING INTERESTS	984,300	–	(643,269)	(5)	341,031
TOTAL STOCKHOLDERS EQUITY	7,462,914	(120)	330,632,731		338,095,525
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,453,067	$–	$327,462,253		$340,915,320

35

Coeptis Therapeutics Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2025

	(C)	(D)
	Coeptis (Historical)	Z Squared (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

SALES
Sales	$62,874	$–	$17,060,287	(10)	$17,123,161
Total sales	62,874	–	17,060,287		17,123,161
Cost of goods	45,156	–	14,623,246	(11)	14,668,402
Gross Profit	17,718	–	2,437,041		2,454,759

OPERATING EXPENSES
Research and development expense	86,659	–	(26,659)	(12)	60,000
Salary expense	439,173	–	(307,421)	(12)	131,752
Amortization and depreciation expense	250,000	–	(250,000)	(12)	5,242,253
			5,242,253	(13)
Professional services expense	2,325,567	–	(210,651)	(12)	2,114,916
Stock based compensation	597,731	–	–		597,731
Selling and marketing expense	106,500	–	–		106,500
General and administrative expense	269,072	–	(96,742)		172,330
Total operating expense	4,074,702	–	4,350,780		8,425,482

LOSS FROM OPERATIONS	(4,056,984)	–	(1,913,739)		(5,970,723)

OTHER INCOME (EXPENSE)
Interest expense, net	(71,491)	–	(12,628)	(12)	(84,119)
Other (expense) income	111,414	–	(111,414)	(12)	–
Change in fair value of derivative liabilities	596,120	–	–		596,120
TOTAL OTHER INCOME (EXPENSE), net	636,043	–	(124,042)		512,001

LOSS BEFORE INCOME TAXES	(3,420,941)	–	(2,037,781)		(5,458,722)

PROVISION FOR INCOMES TAXES (BENEFIT)	–	–	–		–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(363,211)	–	181,606	(14)	(181,605)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(3,057,730)	–	–		(5,277,116)
NET LOSS	$(3,420,941)	$–	$181,606		$(5,458,722)

LOSS PER SHARE
Loss per share, basic and fully diluted	$(1.11)				$(0.09)
Weighted average number of common shares outstanding	3,073,074		57,043,396	(15)	60,116,470

36

Coeptis Therapeutics Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2024

	(E)	(F)
	Coeptis (Historical)	Z Squared (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
SALES
Sales	$–	$–	$42,095,057	(10)	$42,095,057
Total sales	–	–	42,095,057		42,095,057
Cost of goods	–	–	26,499,123	(11)	26,499,123
Gross Profit	–	–	15,595,934		15,595,934

OPERATING EXPENSES
Research and development expense	$2,331,548	–	(2,331,548)	(12)	–
Salary expense	1,772,050	–	(1,240,435)	(12)	516,615
Amortization and depreciation expense	1,000,000	–	(1,000,000)	(12)	14,766,477
			14,766,477	(13)
Professional services expense	2,950,271	–	(332,606)	(12)	2,617,665
Stock based compensation	1,104,978	–	519,226	(9)	1,624,204
General and administrative expense	945,641	60	(105,019)	(12)	840,682
Total operating expense	10,054,488	60	10,276,094		20,365,642

LOSS FROM OPERATIONS	(10,054,488)	(60)	5,319,840		(4,769,708)

OTHER INCOME (EXPENSE)
Interest expense, net	(396,116)	–	332,689	(12)	(63,427)
Other income	152,109	–	(152,109)	(12)	–
Loss on write down of assets	(37,257)	–	37,257	(12)	–
Loss on extinguishment of debt	(200,000)	–	200,000	(12)	–
Loss on change in fair value of derivative liabilities	(341,660)	–	–		(341,660)
TOTAL OTHER INCOME (EXPENSE), net	(822,924)	–	417,837		(405,087)

LOSS BEFORE INCOME TAXES	(10,877,412)	(60)	5,737,676		(5,190,796)

PROVISION FOR INCOMES TAXES (BENEFIT)	–	–	–		–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(1,063,811)	–	531,906	(14)	(531,906)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(9,813,602)	–	–		(4,658,890)
NET LOSS	$(10,877,412)	$–	$531,906		$(5,190,796)

LOSS PER SHARE
Loss per share, basic and fully diluted	$(5.65)				$(0.09)
Weighted average number of common shares outstanding	1,924,639		57,043,396	(15)	58,968,035

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Merger linking the effects of the Merger and the Spin Out to the historical financial information.

The Merger will be accounted for as a reverse recapitalization under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Z Squared has been determined to be the accounting acquirer as Z Squared owners before the Merger will retain a majority financial interest after the Merger. Under the reverse recapitalization model, the business combination will be treated as Z Squared issuing equity for the net assets of Coeptis. Under the acquisition method of accounting, the estimated purchase price will be allocated to Coeptis’ assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Merger. Any excess of merger consideration over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, certain other assets, debt and other assumed liabilities and non-controlling interest. Additionally, the final purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. The final valuation may materially change the purchase price and the allocation of the purchase price, which could materially affect the fair values assigned to the assets, liabilities and non-controlling interest and could result in a material change to the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Coeptis and Z Squared adjusted to give effect to the Merger and other events contemplated by the Merger Agreement as described in this Form S-4. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical balance sheets of Coeptis and Z Squared on a pro forma basis assuming the business combination and related transactions had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2025 and the year ended December 31, 2024 combines the historical statements of income of Coeptis and Z Squared on a pro forma basis assuming the business combination and related transactions as if they had occurred on January 1, 2024, beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Coeptis and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the Coeptis acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on post-combination Coeptis results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

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2.	Estimated Purchase Price

The preliminary estimated purchase price, which represents the consideration transferred to Z Squared stockholders in this reverse acquisition, is calculated based on the aggregate amount of Coeptis common stock that transferred to Z Squared stockholders upon the closing of the Merger. The accompanying unaudited pro forma condensed combined financial information reflects the purchase price of $297,221,667, which consists of the following:

Amount
Estimated aggregate fair value of Coeptis common stock issued for outstanding Z Squared common stock (i)	$297,221,667
Estimated purchase price	$297,221,667

(i)            Represents the preliminary estimated aggregate fair value of 56,043,396 estimated shares of Coeptis common stock to be issued to Z Squared shareholders as purchase consideration at the closing of the Merger pursuant to the Merger Agreement.

Management determined the Coeptis common stock has a more readily determinable fair value because Z Squared common stock does not have a readily observable market price. Accordingly, management derived the estimated purchase price from the preliminary estimated per share fair value of the Coeptis common stock based on (a) the aggregate fair value of the Z Square common shares acquired of approximately $297 million measured using Coeptis share price of $9.37 quoted on NASDAQ at the close of trading on March 31, 2025 (the pro forma basis balance sheet date) discounted by 43.40% for lack of marketability multiplied by the 56,043,396 shares of Coeptis common stock estimated to be issued.

3.	Preliminary Purchase Price Allocation

The allocation of the estimated preliminary purchase price with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of March 31, 2025, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Coeptis’ financial position and results of operations may differ materially from the pro forma amounts included herein.

The following table sets forth a preliminary allocation of the consideration to the identifiable tangible and intangible assets acquired, liabilities assumed and the non-controlling interest with the excess recorded to intangible assets and goodwill as if the Merger occurred on March 31, 2025:

Amount
Investments	$1,250,000
Intangible assets	496,719
Co-development options	1,304,167
Total assets acquired	3,050,886
Accounts payable	102,014
Convertible notes payable	725,921
Derivative liability	635,489
Customer deposits	1,187,126
Derivative liability warrants	169,125
Total liabilities assumed	2,819,675
Non-controlling interest	341,031
Intangible assets and goodwill	297,331,487
Total estimated consideration	$297,221,667

The preliminary purchase price allocation is based on a preliminary assessment of the fair values of the assets acquired, liabilities assumed and non-controlling interest as of March 31, 2025.

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4.	Adjustment to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Coeptis Therapeutics Holdings, Inc. as of March 31, 2025.
(B)	Derived from the unaudited balance sheet of Z Squared Inc. as of March 31, 2025.

(1)	To reflect the spin out of a portion of Coeptis' biopharmaceutical operations. Immediately prior to the closing of the transaction, Coeptis Therapeutics Holdings, Inc. will issue 1,000,000 shares of common stock and spin out certain assets and liabilities to be distributed to certain of its pre-transaction shareholders. These asset and liabilities are excluded from the pro forma combined balance sheet, which reflect only the continuing operations of the remaining business.
(2)	The preliminary intangible assets and goodwill adjustment of $297,331,487 represents the recording of the excess of estimated aggregate Merger Consideration over the preliminary fair value of the underlying assets acquired, liabilities assumed and the non-controlling interest. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.
(3)	To reflect the elimination of historical accumulated deficit of Coeptis Therapeutics Holdings, Inc.
(4)	To reflect the carrying value of the 9,000 cryptocurrency mining machines obtained by Z Squared Inc. Immediately prior to the closing of the transaction, Z Squared Inc. will issue 40,446,956 shares of common stock to BSG Series CM in exchange for 9,000 cryptocurrency mining machines to be delivered at closing.
(5)	To reflect the elimination of the divested non-controlling interest and recapitalization of the non-controlling interest at fair value.
(6)	To reflect the total consideration issued in excess of the net book value of assets acquired, liabilities assumed, and assumed non-controlling interest.
(7)	To reflect the par value of the shares issued upon the Merger.
(8)	The adjustment to accounts payable and accumulated deficit reflects transaction-related expenses.
(9)	To reflect the estimated stock-based compensation incurred upon the one-time replacement option proposal.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2025 and for the Twelve Months Ended December 31, 2024

(C)	Derived from the unaudited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. for the three months ended March 31, 2025.
(D)	Derived from the unaudited statement of operations of Z Squared Inc. as of March 31, 2025.
(E)	Derived from the audited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. for the year ended December 31, 2024.
(F)	Derived from the audited statement of operations of Z Squared Inc. as of December 31, 2024.
(10)	Represents estimated mining pool revenue attributable to the 9,000 machines being acquired. As the mining pool includes more than 9,000 machines and does not report revenue at the individual machine level, management used a hash rate-based allocation method to estimate the portion of total pool rewards attributable to the machines being transferred to Z Squared. These estimates reflect gross mining income prior to deductions for power, hosting, and related operational expenses.
(11)	Represents estimated cost of revenues, including hosting and management, insurance, and repairs and maintenance associated with the 9,000 cryptocurrency mining machines. These historical costs were estimated as follows:

a.	Hosting and management – estimated hosting and power costs based on a rate of $0.088 per kilowatt-hour, applied to the total energy consumption of the 9,000 miners during the periods presented.
b.	Insurance – insurance expense calculated at $9 per unit per month, based on the terms of an actual policy in effect during the pro forma periods. This coverage includes equipment risk, property damage, and business interruption.
c.	Repairs and maintenance – estimated repair and service costs based on historical maintenance data, applied at $100,000 per year.

(12)	To reflect the removal of historical expenses associated with the divested operations. These adjustments are based on historical expense allocations and management’s estimates of costs directly attributable to the divested business. The amounts presented are not necessarily indicative of the results that would have occurred had the divestiture taken place at the beginning of the period presented, nor are they necessarily indicative of future results.
(13)	Represents the depreciation of the 9,000 cryptocurrency mining machines.
(14)	Represents the elimination of the divested non-controlling interest.
(15)	Represents the issuance of 1,000,000 shares of common stock to certain pre-transaction shareholders and 56,043,396 shares of common stock to Z Squared Inc. shareholders upon the Business Acquisition.

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RISK FACTORS

The combined company (for the purpose of this “Risk Factors” section, “we,” “us” and “our”) will be faced with a market environment that cannot be predicted and that involves significant risks and uncertainties, many of which will be beyond our control. You should carefully consider all of the information set forth in this proxy statement/prospectus. The combined company’s business, financial condition and results of operations could be materially and adversely affected by any of these risks. In that event, the trading price its common stock would likely decline and you might lose all or part of your investment. In addition to the other information contained in this proxy statement/ prospectus, you should carefully consider the material risks described below before deciding how to vote your shares of Coeptis Common Stock. You should also read and consider the other information in this proxy statement/prospectus and additional information about Coeptis set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is filed with the SEC. Please see the section titled “Where You Can Find More Information” beginning on page 162 of this proxy statement / prospectus for further information. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties. The combined company’s results could materially differ from those anticipated in these forward-looking statements, as a result of certain factors including the risks described below and elsewhere in this proxy statement/prospectus and Coeptis’ other SEC filings. See also “Cautionary Statement Concerning Forward-Looking Statements” on page 4 of this proxy statement / prospectus.

Risks Related to the Merger

Neither Coeptis nor Z Squared can be sure if or when the Merger will be completed.

The consummation of the Merger is subject to the satisfaction or waiver of various conditions, including the authorization of the Merger by Z Squared’s stockholders and the approval of the proposals described in this proxy statement / prospectus by Coeptis’ stockholders. Neither Coeptis nor Z Squared can guarantee that the closing conditions set forth in the Merger Agreement will be satisfied. If Coeptis is unable to satisfy the closing conditions in Z Squared’s favor or if other mutual closing conditions are not satisfied, Z Squared will not be obligated to complete the Merger. Under certain circumstances, Coeptis would be required to pay Z Squared a termination fee of $5,000,000 less any reimbursed expenses.

If the Merger is not completed, the Coeptis Board, in discharging its fiduciary obligations to Coeptis stockholders, will evaluate other strategic alternatives or financing options that may be available, which alternatives may not be as favorable to Coeptis stockholders as the Merger. Any future sale or merger, financing or other transaction may be subject to further stockholder approval. Coeptis may also be unable to find, evaluate or complete other strategic alternatives, which may have a materially adverse effect Coeptis’ business.

Coeptis’ and Z Squared’s efforts to complete the Merger could cause substantial disruptions in, and create uncertainty surrounding, their respective businesses, which may materially adversely affect their results of operation and businesses. Uncertainty as to whether the Merger will be completed may affect Coeptis’ and Z Squared’s ability to retain and motivate existing employees. A substantial amount of Coeptis’ and Z Squared’s management’s and employees’ attention is being directed toward the completion of the Merger and thus is being diverted from their respective day-to-day operations. Uncertainty as to Coeptis’ and Z Squared’s future could adversely affect their respective business and relationship with customers, collaborators, suppliers, vendors, regulators and other business partners. For example, customers, vendors, collaborators and other counterparties may defer decisions concerning working with Coeptis or Z Squared, or seek to change existing business relationships with Coeptis or Z Squared. Changes to, or termination of, existing business relationships could adversely affect Coeptis’ results of operations and financial condition, as well as the market price of Coeptis Common Stock. The adverse effects of the pendency of the Transactions could be exacerbated by any delays in completion of the Transactions or termination of the Merger Agreement.

Until the Merger is completed, the Merger Agreement restricts Z Squared and Coeptis from taking specified actions without the consent of the other party, and requires them to operate in the ordinary course of business consistent with past practice. These restrictions may prevent Z Squared and Coeptis from making appropriate changes to their respective businesses or pursuing attractive business opportunities that may arise prior to the completion of the Merger.

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The market value of Z Squared may be difficult to determine, the market value of Coeptis and Z Squared may change between the date of this proxy statement / prospectus and the date that the Merger is completed and the fairness opinion obtained by Coeptis will not reflect subsequent changes.

The Coeptis Board obtained an opinion of Sun Business Valuations, LLC to address the fairness of the financial terms of the Merger and the consideration to be received by Coeptis in the Merger, from a financial point of view, to Coeptis as of May 12, 2025. Subsequent changes in the operation and prospects of Coeptis or Z Squared, general market and economic conditions and other factors that may be beyond the control of Coeptis or Z Squared, and on which Sun Business Valuations, LLC’s opinion was based, may significantly alter the value of Z Squared or Coeptis, or the price of the shares of Coeptis Common Stock, by the time the Merger is completed. Because Coeptis does not anticipate asking Sun Business Valuations, LLC to update its opinion, the opinion will not address the fairness of the consideration from a financial point of view as of any other date other than the date of such opinion. For a description of the opinion that Coeptis obtained from Sun Business Valuations, LLC, please refer to “THE SPECIAL MEETING OF COEPTIS STOCKHOLDERS - Opinion of Coeptis’ Financial Advisor” beginning on page 81.

Failure to complete the Merger may result in Coeptis paying a termination fee to Z Squared and could significantly harm the market price of the Coeptis Common Stock and negatively affect Coeptis’ future business and operations.

If the Merger is not completed and the Merger Agreement is terminated under certain circumstances, Coeptis may be required to pay Z Squared a termination fee of $5,000,000 less any reimbursed expenses. Even if a termination fee is not payable in connection with a termination of the Merger Agreement, Coeptis will have incurred significant fees and expenses, which must be paid whether or not the Merger is completed. Further, if the Merger is not completed, it could significantly harm the market price of the Coeptis Common Stock.

In addition, if the Merger Agreement is terminated and Coeptis determines to seek another business combination, there can be no assurance that Coeptis will be able to find a partner and close an alternative transaction on terms that are as favorable as or more favorable to Coeptis than the terms set forth in the Merger Agreement.

The closing of the Merger is subject to approval by Coeptis stockholders and the Z Squared stockholders. Failure to obtain these approvals would prevent the closing of the Merger.

The closing of the Merger is subject to certain approvals by the Coeptis stockholders and the Z Squared stockholders. Failure to obtain the required stockholder approvals may result in a material delay in, or the abandonment of, the Merger. Any delay in completing the Merger may materially adversely affect the timing and benefits that are expected to be achieved from the Merger.

The Merger may be completed even though certain events occur prior to the closing that materially and adversely affect Coeptis or Z Squared.

The Merger Agreement provides that either Coeptis or Z Squared can refuse to complete the Merger if there is a material adverse change affecting the other party between April 25, 2025, the date of the Merger Agreement, and the closing of the Merger. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Coeptis or Z Squared Including, but not limited to:

•	any change in applicable laws or United States generally accepted accounting principles or any official interpretation thereof after the date of the Merger Agreement;

•	changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which the party operates;

•	the compliance with the express terms of the Merger Agreement, the ancillary documents thereto and the Transactions or the taking of any action expressly required by the Merger Agreement, the ancillary documents thereto and the Transaction; and

•	any act of God or other force majeure event.

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Certain officer and directors of Coeptis and Z Squared have interests in the Merger that are different from Coeptis and Z Squared stockholders.

Some of Coeptis’ and Z Squared’s officers and directors have interests in the Merger that are different from Coeptis and Z Squared’s respective stockholders and that may influence them to support or approve the Merger without regard to the interests of Coeptis and Z Squared’s respective stockholders.

Certain officers and directors of Coeptis and Z Squared participate in arrangements that provide them with interests in the Merger that are different from the interests of Coeptis and Z Squared’s respective stockholders, including, among others, the continued service as an officer or director of or consultant to the combined company, severance benefits, transaction bonuses, the acceleration of stock option and restricted stock unit vesting, continued indemnification and the potential ability to sell an increased number of shares of common stock of the combined company in accordance with Rule 144 under the Securities Act.

For example, Coeptis is party to arrangements with its executive officers pursuant to their employment agreements and transaction success agreements that may result in the receipt by such executive officers of cash severance payments and other transaction success bonuses and benefits with a total value of approximately $2,000,000 (collectively and not individually), but not including the value of any accelerated vesting of Coeptis’ equity awards held by those officers. In addition, David Mehalick and Christopher Calise are each expected to provide ongoing services to the combined company following the closing of the Merger as consultants on to-be-agreed terms to help guide the GEAR biopharmaceutical operations that remain with the combined company following the closing of the Merger. Additionally, Coeptis’ officers and directors are parties to the Merger Support Agreement with Z Squared.

The Coeptis Board was aware of these interests and considered them, among other matters, in the decision to approve the Merger Agreement.

The market price of the combined company’s common stock following the Merger may decline as a result of the Merger.

The market price of the combined company’s common stock may decline as a result of the Merger for a number of reasons, including if:

•	investors react negatively to the prospects of the combined company’s business and financial condition following the Merger;

•	the effect of the Merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

Coeptis stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with or following the Merger.

If the combined company is unable to realize the strategic and financial benefits currently anticipated from the Merger, Coeptis stockholders will have experienced substantial dilution of their ownership interests in Coeptis without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

During the pendency of the Merger, Coeptis may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect Coeptis’ business.

Covenants in the Merger Agreement impede the ability of Coeptis to enter into material transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, Coeptis may be at a disadvantage to its competitors during such period. In addition, while the Merger Agreement is in effect, Coeptis generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets, or other business combination with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions that are impeded or prohibited pursuant to these covenants could be favorable to Coeptis stockholders if consummated.

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Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The Merger Agreement contains “no-shop” restrictions on Coeptis’ ability to solicit, initiate, endorse, knowingly encourage or facilitate third party proposals relating to alternative transactions or to provide information to, or engage in discussions with, a third party in relation to an alternative transaction, subject to certain exceptions to permit the Coeptis Board to comply with its fiduciary duties. Upon the termination of the Merger Agreement, Coeptis may be required to pay up to $5,000,000 (less reimbursed expenses) as a termination fee.

These provisions could discourage a potential third party acquiror from considering or proposing an acquisition transaction, even if it were prepared to pay a higher price than what would be received in the Merger. These provisions might also result in a potential third party acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the $5,000,000 termination fee that may become payable.

If the Merger Agreement is terminated and Coeptis determines to seek another business combination, Coeptis may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger Agreement.

Because the lack of a public market for the Z Squared Shares makes it difficult to evaluate their value, the stockholders of Z Squared may receive shares of Coeptis Common Stock in the Merger that have a value that is less than, or greater than, the fair market value of the Z Squared Shares.

The Z Squared Shares are privately held and are not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Z Squared. Because the percentage of Coeptis Common Stock to be issued to Z Squared’s stockholders was determined based on negotiations between the parties, it is possible that the value of Coeptis Common Stock to be received by Z Squared’s stockholders will be less than the fair market value of Z Squared, or Coeptis may pay more than the aggregate fair market value for Z Squared.

If the conditions to the Merger are not met, the Merger will not occur.

Even if the Merger is approved by Coeptis and Z Squared’s stockholders, specified conditions must be satisfied or waived to complete the Merger. Neither Coeptis nor Z Squared can assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed, and Coeptis or Z Squared may lose some or all of the intended benefits of the Merger. Additionally, if the Merger does not occur, Coeptis may not have sufficient cash to conduct an orderly wind-down and dissolution of its business. Coeptis may seek an immediate dissolution, subject to a vote of its stockholders, in the event the Merger is not completed.

Litigation relating to the Merger could require Coeptis or Z Squared to incur significant costs and suffer management distraction, and could delay or enjoin the Merger.

Coeptis or Z Squared could be subject to demands or litigation related to the Merger, whether or not the Merger is consummated. Such actions may create uncertainty relating to the Merger, or delay or enjoin the Merger, and responding to such demands could divert management time and resources. In addition, such demands or litigation could lead to a dissolution or bankruptcy of Coeptis if the costs associated with such demands or litigation are significant enough. For additional information regarding certain pending litigation matters relating to the Merger, see “Coeptis’ Business - Legal Proceedings” on page 143 of this proxy statement/prospectus.

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If the Merger is not completed, the Coeptis Board may decide to pursue a dissolution and liquidation of Coeptis. In such an event, the amount of cash available for distribution to its stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that the Merger will be completed. If the Merger is not completed, the Coeptis Board may decide to pursue a dissolution and liquidation of Coeptis. In such an event, the amount of cash available for distribution to Coeptis stockholders will depend heavily on the timing of such decision, as with the passage of time the amount of cash available for distribution will be reduced as Coeptis continues to fund its operations. In addition, if the Coeptis Board were to approve and recommend, and Coeptis stockholders were to approve, a dissolution and liquidation of Coeptis, Coeptis would be required under Delaware corporate law to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to Coeptis stockholders. As a result of this requirement, a portion of Coeptis’ remaining cash assets may need to be reserved pending the resolution of such obligations. In addition, Coeptis may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, the Coeptis Board, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of Coeptis Common Stock could lose all or a significant portion of their investment in the event of liquidation, dissolution or winding up of Coeptis.

The combined company’s ability to use Coeptis’ net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation in connection with the Merger and other ownership changes.

As of December 31, 2024, Coeptis had federal and state net operating loss (“NOL”) carryforwards of $24,971,010. Under Section 382 of the Code, changes in Coeptis’ ownership may limit the amount of NOL carryforwards and other tax attributes that could be utilized annually to reduce its future taxable income or tax liability, if any. This limitation would generally apply in the event of a cumulative change in its ownership of more than 50% within a three-year period. Any such limitation may significantly reduce the combined company’s ability to utilize Coeptis’ NOL carryforwards before they expire. The completion of the Merger may trigger such an ownership change pursuant to Section 382 of the Code. Any such limitation, whether as the result of the Merger or additional sales of common stock by the combined company after the Merger, could have a material adverse effect on the combined company’s results of operations in future years.

Following the completion of the Merger, the combined company may issue additional securities.

Following the completion of the Merger, the combined company may issue additional securities (including equity securities) to finance its activities. If the combined company were to issue additional equity securities, the ownership interest of existing Coeptis and Z Squared stockholders may be diluted and some or all of the combined company’s financial measures on a per share basis could be reduced. Moreover, as the combined company’s intention to issue additional equity securities becomes publicly known, the combined company’s share price may be materially adversely affected.

Risks Related to Coeptis

You should read and consider risk factors specific to Coeptis that will also affect the Combined Company following the Merger. These risks are described in the sections entitled “Risk Factors” in Coeptis’ Form 10-K for fiscal year 2024, and in other documents incorporated by reference into this proxy statement. For the location of information incorporated by reference into this proxy statement/prospectus, please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

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Risks Related to Z Squared

Risks Related to the Price of Cryptocurrencies

Z Squared’s future success will depend upon the value of cryptocurrency; the value of cryptocurrency may be subject to pricing risk and has historically been subject to wide swings.

Z Squared’s operating results depend on the value of Dogecoin (DOGE), Litecoin (LTC), and other cryptocurrencies. Specifically, Z Squared’s revenues from its mining operations are based on two factors: (1) the rewards Z Squared earns from its mining operations and (2) the value of the cryptocurrencies it mines. Z Squared’s operating results are directly impacted by changes in the value of the cryptocurrencies because under the value measurement model, impairment of the cryptocurrencies and realized gains will be reflected in Z Squared’s statement of operations (i.e., Z Squared will be marking the cryptocurrencies to fair value each closing period). This means that Z Squared’s operating results will be subject to swings based upon increases or decreases in the value of the cryptocurrencies. If the value of Dogecoin (DOGE) and Litecoin (LTC) were to decline, particularly if such decline were significant or over an extended period of time, Z Squared’s operating results would be adversely affected, and there could be a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations, and harm investors.

Cryptocurrencies’ market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivatives platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, which inflates and makes its market prices more volatile or creates “bubble” type risks for cryptocurrencies.

Unlike most other cryptocurrencies, Dogecoin (DOGE) has unlimited supply, which creates inflation pressure on the price and decreases incentive to hold Dogecoin (DOGE).

Z Squared may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in Z Squared’s stock price, financing risk, risk of increased losses or impairments in its investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets.

The use of crypto assets to, among other things, buy and sell goods and services and complete other transactions is part of a new and rapidly evolving industry that employs crypto assets based upon a computer generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of crypto assets in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of protocols may adversely affect Z Squared’s operations. The factors affecting the further development of the industry, include, but are not limited to:

•	Continued worldwide growth in the adoption and use of crypto assets;

•	Governmental and quasi-governmental regulation of crypto assets and their use, or restrictions on or regulation of access to and operation of networks or similar crypto asset systems;

•	Changes in consumer demographics and public tastes and preferences;

•	The maintenance and development of the open source software protocol of crypto asset networks;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	General economic conditions and the regulatory environment relating to crypto assets; and

•	Consumer sentiment and perception of Dogecoin (DOGE) and Litecoin (LTC) specifically and crypto assets generally.

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Many crypto asset exchanges currently do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, in times of volatility in crypto assets, particularly the most prominent crypto assets, the marketplace may lose confidence, which may be exacerbated by the lack of transparency of in crypto asset exchanges, which may cause the price of Dogecoin (DOGE) and Litecoin (LTC) to decline. Dogecoin (DOGE) Dogecoin and Litecoin. These times of volatility exacerbated by lack of transparency by exchanges, resulting in lower prices of crypto assets broadly have also negatively impacted the liquidity of the crypto asset market as a whole. Additionally, crypto asset prices are susceptible to price volatility drive by social media, which can create wide price swings. If the liquidity of the crypto asset market continues to be negatively impacted by these events, crypto asset prices, including the price of Dogecoin and Litecoin, may continue to experience significant volatility and confidence in the crypto asset markets may be further undermined. A perceived lack of stability in the crypto asset exchange market and the closure or temporary shutdown of crypto asset exchanges due to business failure, hackers or malware, government-mandated regulation or enforcement actions or fraud, may reduce confidence at least in part in crypto asset networks and result in greater volatility in Dogecoin and Litecoin’s value. Because the value of Dogecoin and Litecoin is derived from the continued willingness of market participants to exchange government-issued currency that is designated as legal tender in its country of issuance through government decree, regulation or law for Dogecoin and Litecoin should the marketplace for Dogecoin and Litecoin be jeopardized or disappear entirely, permanent and total loss of the value of Dogecoin and Litecoin may result. Such a decrease in Dogecoin and Litecoin price may have a material and adverse effect on Z Squared’s results of operations and financial condition as the results of Z Squared’s operations are significantly tied to the price of Dogecoin and Litecoin.

The lack of regulation of digital asset exchanges on which Dogecoin and Litecoin and other cryptocurrencies, are traded, may expose Z Squared to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space, and can adversely affect an investment in Z Squared.

The digital asset exchanges on which Dogecoin and Litecoin are traded are relatively new and largely unregulated. Many digital asset exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, such digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. As a result, many digital asset markets, including the market for Dogecoin and Litecoin experience increased price volatility. These events are continuing to develop and it is not possible to predict, at this time, every risk that they may pose to Z Squared, Z Squared’s service providers, or the digital asset industry as a whole. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation or enforcement actions, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in Z Squared.

The Dogecoin and Litecoin markets are exposed to financially troubled cryptocurrency-based companies.

The failure of several cryptocurrency platforms has impacted and may continue to impact the broader cryptocurrency economy; the full extent of these impacts may not yet be known. Dogecoin and Litecoin are part of the cryptocurrency environment and are subject to price volatility resulting from financial instability, poor business practices, and fraudulent activities of players in the cryptocurrency market. When investors in cryptocurrency and cryptocurrency-based companies experience financial difficulty as a result of price volatility, poor business practices, and/or fraud, it has caused, and may continue to cause, loss of confidence in the cryptocurrency space, reputational harm to cryptocurrency assets, heightened scrutiny by regulatory authorities and law makers, and a steep decline in the value of Dogecoin and Litecoin, among other material impacts. Such adverse effects have affected, and may in the future continue to affect, the profitability of Z Squared’s Dogecoin and Litecoin mining operations.

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There is a lack of liquid markets for, and possible manipulation of, cryptocurrency.

Cryptocurrencies that are represented and trade on a distributed ledger-based platform may not necessarily have the benefit of viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a distributed ledger-based system. Such circumstances could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue its strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account, which in turn could harm investors.

Acceptance and/or widespread use of Dogecoin and Litecoin and other cryptocurrencies are uncertain.

Currently, there is a relatively limited use of Dogecoin and Litecoin in the retail and commercial marketplace. Banks and other established financial institutions may refuse to process funds for Dogecoin, Litecoin, transactions, process wire transfers to or from Dogecoin or Litecoin exchanges, Dogecoin and Litecoin-related companies or service providers, or maintain accounts for persons or entities transacting in Dogecoin or Litecoin. Conversely, a significant portion of Litecoin, demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines Dogecoin and Litecoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for Dogecoin and Litecoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of Dogecoin, Litecoin, and other cryptocurrencies in the retail and commercial marketplace limits the ability of end users to use Dogecoin, Litecoin, and other cryptocurrencies to pay for goods and services. Such lack of acceptance could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of Dogecoin, Litecoin, and other cryptocurrencies Z Squared mines or otherwise acquires or holds for its own account.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect an investment in Z Squared.

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The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets, including Dogecoin and Litecoin, based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of Dogecoin, and Litecoin as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Dogecoin and Litecoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•	continued worldwide growth in the adoption and use of Dogecoin, Litecoin, and other cryptocurrencies as a medium of exchange;

•	governmental and quasi-governmental regulation of Dogecoin, Litecoin, and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the Dogecoin and Litecoin networks or similar cryptocurrency systems;

•	changes in consumer demographics and public tastes and preferences;

•	the maintenance and development of the open-source software protocol of the network;

•	the increased consolidation of contributors to the Dogecoin and Litecoin blockchain through mining pools;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to cryptocurrencies; and

•	negative consumer sentiment and perception of Dogecoin and Litecoin, specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s business strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations as well as a potentially negative effect on the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for Z Squared’s own account, which would harm investors.

The reward for successfully uncovering a block on Litecoin will decrease in the future and Litecoin (LTC) value may not adjust to compensate Z Squared for the reduction in the rewards Z Squared receives from its mining efforts.

The reward for successfully mining a block on Litecoin will decrease in the future and the value of those cryptocurrencies may not adjust to compensate Z Squared for the reduction in the rewards Z Squared receives from its mining efforts. Halving reduces block rewards by half and is built into many blockchain protocols in order to control the rate at which new cryptocurrency is introduced into circulation for the purpose of ensuring predictable and decreasing supply over time. Litecoin will halve several times in the future, approximately every four years. Dogecoin is not subject to halving as it has an unlimited supply.

The decrease in rewards on Litecoin designed to control circulation, maintain scarcity, and thus, maintain price. Should the price of Litecoin (LTC) fail to rise sufficiently to compensate for the decreased rewards, Z Squared or other miners may not have an adequate incentive to continue mining and may cease mining operations. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make the networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects Z Squared’s activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any coin that Z Squared mines or otherwise acquires or holds for its own account.

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Cryptocurrencies, including Dogecoin (DOGE) and Litecoin (LTC), face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies is essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is important to the continued growth and development of Z Squared’s business. Many cryptocurrency networks, including the Dogecoin and Litecoin networks, face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency and, specifically, Dogecoin and Litecoin transactions will be effective, or how long they will take to become effective, which could adversely affect Z Squared’s business.

Cryptocurrencies built on blockchain networks that use custom smart contract language, may have increased risk of bugs or vulnerabilities, smaller developer talent pools, and limited functionality as compared to other more established languages.

Cryptocurrencies that are developed on blockchain networks utilizing custom smart contract languages, may present disadvantages relative to some more widely used smart contract languages such as Solidity or Rust. Custom languages may have an increased risk of bugs or vulnerabilities and may lack mature tooling and debugging frameworks. The smaller developer talent pools for custom languages may make hiring more difficult, decrease peer review and contribution, and reduce the pace of innovation and troubleshooting, which may limit the platform development over time. The custom languages may also have limited functionality due to less community support, fewer third-party integrations, and limited libraries.

Cryptocurrencies built on blockchain networks that use novel architecture may pose an increased risk of network instability, inability to scale, or data inconsistency and may result in lower usage.

Cryptocurrencies that utilize novel blockchain architectures may introduce innovative approaches to various challenges, but may introduce additional risks. Those risks may include impacts to network stability, data consistency, and scalability. Architectures that are different from the widely used and tested linear blockchain models such as the Bitcoin and Ethereum blockchains may not reap the benefits from the extensive real-world testing and validation of those linear blockchains These risks may result in slower adoption, fewer users, and result in inability to scale.

Merge mining of Dogecoin (DOGE) and Litecoin (LTC) may have the effect of creating dependency of Dogecoin (DOGE) on Litecoin (LTC), and may create a ripple effect of security and reliability issues from Litecoin (LTC) to Dogecoin (DOGE).

Merge mining of Dogecoin (DOGE) and Litecoin (LTC) allows both cryptocurrencies to be mined simultaneously using the same proof-of-work algorithm. Merge mining may introduce interdependency that can create a ripple effect, particularly from Litecoin to Dogecoin. Dogecoin’s security is dependent on Litecoin’s mining ecosystem because Dogecoin’s blocks are secured by the hash power of Litecoin miners, which reduces the autonomy of Dogecoin. A decline in Litecoin’s mining activity may weaken the security of Dogecoin. Additionally, network instability or security issues with Litecoin could impact Dogecoin.

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A change of a blockchain from a Proof-of-Work consensus mechanism to a Proof-of-Stake consensus mechanism could negatively impact Z Squared’s business and risk profile.

Certain digital asset blockchains, such as bitcoin, use a Proof-of-Work consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains including Ethereum, following the completion of the Merge in 2022, use a newer consensus mechanism known as Proof-of-Stake. Proof-of-Stake blockchains are thought to be more energy efficient with greater accessibility, which may be balanced by a lower attack cost.  As Proof-of-Stake is newer, it is less tested than Proof-of-Work.  This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants, technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including Z Squared’s assets. Should Dogecoin and/or Litecoin move to a Proof of Work consensus mechanism, merge mining of Dogecoin may no longer be possible and Dogecoin may have to be mined separately from Litecoin. Should any blockchain on which Z Squared mines cryptocurrency move from Proof-of-Work to Proof-of-Stake, there is risk in the transition that may result in a chain split, security bugs, lost support, volatility in assets, or other technological and business risks.

Unlike Proof-of-Work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in Proof-of-Stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Rewards, and sometimes penalties, are issued based on the amount of digital assets a user has “staked” in order to become a validator. A shift from Proof-of-Work to Proof-of-Stake by any of the blockchains on which Z Squared mines may require Z Squared to have inventory to stake and may render our mining business materially less competitive.  Such a shift in consensus mechanism may negatively impact the use or value of our mining machines, the secondary market for which may be depressed as a result of such a shift, and may otherwise negatively impact our investment in technology and staff for our mining business.

Transaction fees may decrease demand for Dogecoin and Litecoin and prevent expansion that could adversely impact an investment in Z Squared.

As the number of Dogecoin and Litecoin awarded for solving a block in a blockchain decreases, to incentivize miners to continue to contribute to the Dogecoin and Litecoin networks, the Dogecoin and Litecoin networks may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee. If transaction fees paid for Dogecoin and Litecoin transactions become too high, the marketplace may be reluctant to accept Dogecoin and Litecoin as a means of payment and existing users may be motivated to switch from Dogecoin and Litecoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Dogecoin and Litecoin and prevent the expansion of the Dogecoin and Litecoin networks to retail merchants and commercial businesses, resulting in a reduction in the price of Dogecoin and Litecoin that could adversely impact Z Squared’s business. Decreased use and demand for Dogecoin and Litecoin that Z Squared has accumulated may adversely affect their value and may adversely impact an investment in Z Squared.

The price of Dogecoin and Litecoin may be affected by other vehicles investing in Dogecoin and Litecoin, or tracking Dogecoin and Litecoin markets.

The global market for Dogecoin and Litecoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which Litecoin are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply including Dogecoin. To the extent that other vehicles investing in Dogecoin and Litecoin or tracking Dogecoin and Litecoin markets form and come to represent a significant proportion of the demand for Dogecoin and Litecoin, large redemptions of the securities of those vehicles and the subsequent sale of Dogecoin and Litecoin by such vehicles could negatively affect Dogecoin and Litecoin prices and therefore affect the value of the Dogecoin and Litecoin holdings Z Squared holds. Such events could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s new strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account.

The development of other cryptocurrencies and/or digital currencies may adversely affect the value of Dogecoin and Litecoin.

To the extent that other cryptocurrencies are introduced into the market, gain traction and are supported by the deployment of significant resources, the success of any such cryptocurrency could lead to a decrease in demand and the potential exclusion of existing cryptocurrencies, such as Dogecoin and Litecoin.

In addition, central banks in some countries have started to introduce digital forms of legal tender. Whether or not they incorporate blockchain or similar technology, central bank digital currencies as legal tender in the issuing jurisdiction could have an advantage in competing with, or replacing, Dogecoin, Litecoin, and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of Dogecoin and Litecoin could decrease, which could have a material adverse effect on Z Squared’s business, prospects, financial condition, and operating results.

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If a malicious actor obtains control in excess of 50% of the processing power active on any digital asset network, including the Dogecoin and Litecoin network, it is possible that such actor could manipulate the blockchain in a manner that adversely affects an investment in Z Squared.

If a malicious actor obtains a majority of the processing power dedicated to mining on any digital asset network, including the Dogecoin or Litecoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in Z Squared.

The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect Z Squared’s business.

The decentralized nature of the governance of cryptocurrency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of the Dogecoin and Litecoin blockchains leads to ineffective decision making that slows development and growth of the Dogecoin and Litecoin network protocols, Z Squared’s business may be adversely affected.

The open-source structure of the Dogecoin and Litecoin network protocols means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Dogecoin and Litecoin networks and an investment in Z Squared.

As open-source projects, Dogecoin and Litecoin are not represented by an official organization or authority. As the Dogecoin and Litecoin network protocols are not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Dogecoin and Litecoin network protocols. The lack of guaranteed financial incentive for contributors to maintain or develop the Dogecoin and Litecoin network and the lack of guaranteed resources to adequately address emerging issues with the Dogecoin and Litecoin networks may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network that Z Squared is mining on may adversely affect an investment in Z Squared.

The impact of geopolitical and economic events on the supply and demand for Dogecoin and Litecoin is uncertain.

Geopolitical crises may motivate large-scale purchases of Dogecoin and Litecoin and other cryptocurrencies, which could increase the price of Dogecoin and Litecoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, which would adversely affect the value of Z Squared’s Dogecoin and Litecoin value following such downward adjustment. Such risks are similar to the risks of purchasing commodities in uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturns may discourage investment in Dogecoin and Litecoin as investors focus their investments on less volatile asset classes as a means of hedging their investment risks.

As an alternative to fiat currencies that are backed by central governments, Dogecoin and Litecoin which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to Z Squared. Political or economic crises may motivate large-scale acquisitions or sales of Dogecoin and Litecoin either globally or locally. Such events could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s new strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account.

Z Squared faces risks of Internet disruptions, which could have an adverse effect on the price of Dogecoin and Litecoin.

A disruption of the Internet may affect the use of Dogecoin and Litecoin . Generally, Dogecoin and Litecoin and Z Squared’s business of mining Dogecoin and Litecoin are dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of Dogecoin and Litecoin and Z Squared’s ability to mine Dogecoin and Litecoin.

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Risks Related to Operations

Z Squared is an early-stage company and has a limited history of generating profits.

Z Squared was formed out of a shell company formed in December 2022, and has a limited history upon which an evaluation of Z Squared’s performance and future prospects can be made. Z Squared anticipates mining operations to begin in 2025, and had no previous existing operations. Z Squared’s current and proposed operations are subject to all of the business risks associated with new enterprises. These include likely fluctuations in operating results as Z Squared reacts to developments in its market, manages its growth and operations, and responds to the entry of competitors into the market. Further, there is no assurance that Z Squared can successfully execute its business plan. Z Squared has had limited revenues generated.

Z Squared may be unable to access sufficient additional capital to fund its operations or for future strategic growth initiatives.

Z Squared’s purchase of its fleet of Dogecoin and Litecoin miners was a capital intensive project, and Z Squared anticipates that future strategic growth initiatives will likewise be capital-intensive. If Z Squared raises capital through public or private equity offerings, the ownership interest of Z Squared’s existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect Z Squared’s stockholders’ rights. If Z Squared raises capital through debt financing, Z Squared may be subject to covenants limiting or restricting Z Squared’s ability to take specific actions, such as incurring additional debt or liens, making capital expenditures or declaring dividends. Further, Z Squared may be unable to raise capital in a timely manner, in sufficient quantities, or on terms acceptable to Z Squared, if at all. If Z Squared is unable to raise the capital needed to fund its operations or execute future strategic growth initiatives, Z Squared may be less competitive in its industry and its results of operations and financial condition may suffer. The value of its securities may also be materially and adversely affected.

Z Squared’s loss of any of its management or advisory team, its inability to execute an effective succession plan, or its inability to attract and retain qualified personnel, could adversely affect Z Squared’s business.

Z Squared’s success and future growth will depend to a significant degree on the skills and services of its management and advisors, including David Halabu, Z Squared’s Chief Executive Officer and President. Z Squared will need to continue to grow its management in order to alleviate pressure on its existing team and in order to continue to develop its business. If Z Squared’s management, including any new hires that Z Squared may make, fail to work together effectively and to execute Z Squared’s plans and strategies on a timely basis, Z Squared’s business could be harmed. Furthermore, if Z Squared fails to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt its business.

The loss of key members of management or advisory team could inhibit Z Squared’s growth prospects. Z Squared’s future success also depends in large part on its ability to attract, retain and motivate key management and operating personnel. As Z Squared continues to develop and expand its operations, it may require personnel with different skills and experiences, and who have sound understandings of Z Squared’s business and the Dogecoin and Litecoin network industry. The market for highly qualified personnel in this industry is very competitive, and Z Squared may be unable to attract such personnel. If Z Squared is unable to attract such personnel, its business could be harmed.

Any valuation at this stage is difficult to assess.

Z Squared’s valuation is based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and investors may risk overpaying for their investments. Z Squared began its operations in April 2025 and has limited operating experience and performance history, which makes valuation difficult.

If the Dogecoin and Litecoin reward for solving blocks and transaction fees is not sufficiently high, Z Squared may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to Z Squared’s failure to achieve profitability.

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As the number of Dogecoin and Litecoin rewards awarded for solving a block in a blockchain decreases, Z Squared’s ability to achieve profitability declines. Decreased use and demand for Dogecoin and Litecoin rewards may adversely affect Z Squared’s incentive to expend processing power to solve blocks. If the award of Dogecoin and Litecoin rewards for solving blocks and transaction fees are not sufficiently high, Z Squared or other miners may not have an adequate incentive to continue mining and may cease mining operations. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Dogecoin and Litecoin networks more vulnerable to a malicious actor obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor to manipulate a blockchain in a manner that adversely affects Z Squared’s activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account.

Dogecoin and Litecoin mining activities are energy-intensive, which may restrict the geographic locations of mining machines and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as Z Squared’s.

Mining Dogecoin and Litecoin requires massive amounts of electrical power, and electricity costs are expected to account for a significant portion of Z Squared’s overall costs. The availability and cost of electricity will restrict the geographic locations of Z Squared’s mining activities. Any shortage of electricity supply or increase in electricity costs in any location where Z Squared plans to operate may negatively impact the viability and the expected economic return for Dogecoin and Litecoin mining activities in that location.

Further, Z Squared’s business model can only be successful and Z Squared’s mining operations can only be profitable if the costs, including electrical power costs, associated with Dogecoin and Litecoin mining are lower than the price of Dogecoin and Litecoin itself. As a result, any equipment Z Squared deploys can only be successful if Z Squared can obtain access to sufficient electrical power on a cost-effective basis through hosting arrangements with mining data centers. Z Squared’s deployment of new mining equipment requires Z Squared to find sites where that is the case. Even if Z Squared’s electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Dogecoin and Litecoin prices may also cause Z Squared’s electrical supply to no longer be cost-effective.

Furthermore, if cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption may significantly increase. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Dogecoin and Litecoin mining activities. This, in turn, could lead to governmental measures restricting or prohibiting the use of electricity for Dogecoin and Litecoin mining activities.

Additionally, the mining data centers at which Z Squared maintains its mining equipment could be materially adversely affected by power outages and similar disruptions. Given the power requirements for Z Squared’s mining equipment, it would not be feasible to run this equipment on back-up power generators in the event of a government restriction on electricity or a power outage. If Z Squared is unable to receive adequate power supply and is forced to reduce its operations due to the availability or cost of electrical power, it would have a material adverse effect on Z Squared’s business, prospects, financial condition, and operating results.

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Z Squared’s Dogecoin and Litecoin and other cryptocurrencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of Z Squared’s Dogecoin and Litecoin and other cryptocurrencies could be lost or stolen. Cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” by holders of cryptocurrencies, which may be accessed to exchange a holder’s cryptocurrency assets. Access to Z Squared’s Dogecoin and Litecoin assets could also be restricted by cybercrime against a service at which Z Squared maintains a hosted hot wallet. A hot wallet refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Z Squared holds its cryptocurrencies solely in Anchorage Digitals’ self-custody app.

Hackers or malicious actors may launch attacks to steal, compromise or secure Dogecoin and Litecoin such as by attacking the Dogecoin and Litecoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, through phishing schemes or by other means. Several errors and defects in such codes have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite Z Squared’s efforts and processes to prevent breaches, Z Squared’s devices, as well as Z Squared’s miners, computer systems and those of third parties that Z Squared uses in its operations, are vulnerable to cybersecurity risks, including cyberattacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with Z Squared’s miners and computer systems or those of third parties that Z Squared uses in its operations. Any of these events may adversely affect Z Squared’s operations and, consequently, Z Squared’s investments and profitability. The loss or destruction of a private key required to access Z Squared’s digital wallets may be irreversible and Z Squared may be denied access for all time to its Dogecoin and Litecoin holdings or the holdings of others held in those compromised wallets. Z Squared’s loss of access to its private keys or a data loss relating to Z Squared’s digital wallets could adversely affect Z Squared’s investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. Z Squared will publish the public key relating to digital wallets in use when Z Squared verifies the receipt of transfers and disseminates such information into the network, but Z Squared will need to safeguard the private keys relating to such digital wallets. Z Squared operates using Anchorage Digital’s Multi-Party Computation (MPC), which means no single person holds a complete private key. Control is distributed among multiple approved parties, and a quorum is required to authorize any transaction. You may be assigned a key share, but all actions involving asset movement must be collectively approved. Security measures which Anchorage enforces are: biometric-secured device access, role-based controls and custom policy settings, hardware-level protection of key shares & multi-party approval requirements for transactions.

To the extent such private keys are lost, destroyed or otherwise compromised, Z Squared will be unable to access its Dogecoin and Litecoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store Z Squared’s Dogecoin and Litecoin could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue its new strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account.

Our ability to adopt technology in response to changing security needs or trends and reliance on third parties for custody poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on Anchorage Digital’s asset custody solution held in a purpose-built physically-secure environment based on established, industry best practices to safeguard our digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of our Dogecoin and Litecoin holdings grow. To the extent that either Anchorage Digital or we are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us. To the extent that Anchorage Digital is no longer, due to the current banking crisis, able to safeguard our assets, we would be at risk of loss if safeguarding protocols fail.

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Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent Dogecoin and Litecoin transactions could adversely affect Z Squared’s investments and assets. Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrency from the transaction. In theory, Dogecoin and Litecoin transactions may be reversible with the control or consent of a majority of processing power on the Dogecoin or Litecoin network; however, Z Squared does not now, nor is it feasible that Z Squared could in the future, possess sufficient processing power to effect such a reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and Z Squared may not have sufficient recourse to recover its losses from any such transfer or theft. It is possible that, through computer or human error, or through theft, fraud, phishing schemes or other criminal action, Z Squared’s cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties or uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. In the event of a loss, Z Squared would be reliant on existing private investigative entities to investigate any such loss of Z Squared’s Dogecoin and Litecoin assets. These third-party service providers rely on data analysis and compliance of Internet service providers with traditional court orders to reveal information such as the IP addresses of any attackers who may have targeted Z Squared. To the extent that Z Squared is unable to recover its losses from such action, error, theft or other criminal action, such events could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s new strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations of and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account.

Z Squared may be affected by price fluctuations in the wholesale and retail power markets.

Market prices for power, generation capacity and ancillary services, are unpredictable. Depending upon the effectiveness of any price risk management activity undertaken by Z Squared, including but not limited to attempts to secure hosting services contracts at fixed fees, an increase in market prices for power, generation capacity, and ancillary services may adversely affect Z Squared’s business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of Z Squared’s control, including, but not limited to:

•	increases and decreases in generation capacity;

•	changes in power transmission or fuel transportation capacity constraints or inefficiencies;

•	volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

•	technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

•	federal and state power, market and environmental regulation and legislation; and

•	changes in capacity prices and capacity markets.

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If Z Squared is unable to secure power supply at prices or on terms acceptable to it, a material adverse effect on Z Squared’s business, prospects, financial condition, and operating results would occur.

To remain competitive in Z Squared’s industry, Z Squared seeks to grow its Hash Rate to match the growing network Hash Rate and increasing network difficulty of the Dogecoin and Litecoin blockchain, and if Z Squared is unable to grow its Hash Rate at pace with the network Hash Rate, Z Squared’s chance of earning Dogecoin and Litecoin from its mining operations would decline.

As the adoption of Dogecoin and Litecoin has increased, the price of Dogecoin and Litecoin has generally appreciated, causing the demand for new Dogecoin and Litecoin rewards for successfully solving blocks on the Dogecoin and Litecoin blockchain to likewise increase. This has encouraged more miners to attempt to mine Dogecoin and Litecoin, which increases the global network Hash Rate deployed in support of the Dogecoin and Litecoin blockchain.

Because a miner’s relative chance of successfully solving a block and earning a new Dogecoin and Litecoin reward is generally a function of the ratio the miner’s individual Hash Rate bears to the global network Hash Rate, as the global network Hash Rate increases, a miner must increase its individual Hash Rate to maintain its chances of earning new Dogecoin and Litecoin rewards. Therefore, as new miners enter the industry and as miners deploy greater and greater numbers of increasingly powerful machines, existing miners must seek to continually increase their Hash Rates to remain competitive. Thus, a feedback loop is created: as Dogecoin and Litecoin gain popularity and their relative market price increases, more miners attempt to mine Dogecoin and Litecoin and the Dogecoin and Litecoin network Hash Rate is increased; in response, existing miners and new miners devote more and more Hash Rate to the Dogecoin and Litecoin blockchain by deploying greater numbers of increasingly powerful machines in an attempt to ensure their abilities to earn additional Dogecoin and Litecoin rewards do not decrease. Compounding this feedback loop, the network difficulty of the Dogecoin and Litecoin network (i.e., the amount of work (measured in Hashes) necessary to solve a block) is periodically adjusted to maintain the pace of new block additions, and thereby control the supply of Dogecoin and Litecoin. As miners deploy more Hash Rate and the Dogecoin and Litecoin network Hash Rate is increased, the Dogecoin and Litecoin network difficulty is adjusted upwards by requiring more Hash Rate to be deployed to solve a block. Thus, miners are further incentivized to grow their Hash Rates to maintain their chances of earning new Dogecoin and Litecoin rewards. In theory, these dual processes should continually replicate themselves until the supply of available Litecoin is exhausted. In response, miners have attempted to achieve greater Hash Rates by deploying increasingly sophisticated and expensive miners in ever greater quantities. This has become the Dogecoin and Litecoin mining industry’s great “arms race.” Moreover, because there are very few manufacturers of miners capable of producing a sufficient number of miners of adequate quality to meet this need, scarcity results and miner prices increase. Some manufacturers of Dogecoin and Litecoin miners may increase their prices for new miners as the market price of Dogecoin and Litecoin increases.

Accordingly, for Z Squared to maintain its chances of earning new Dogecoin and Litecoin rewards and remaining competitive in its industry, Z Squared must seek to continually add new miners to grow its Hash Rate at pace with the growth in the Dogecoin and Litecoin networks Hash Rate. However, as demand has increased and scarcity in the supply of new miners has resulted, the price of new miners has increased, and Z Squared expects this process to continue in the future as demand for Dogecoin and Litecoin increases. Therefore, if the price of Dogecoin and Litecoin is not sufficiently high to allow Z Squared to fund its Hash Rate growth through new miner acquisitions, and if Z Squared is otherwise unable to access additional capital to acquire these miners, Z Squared’s Hash Rate may stagnate and Z Squared may fall behind its competitors. If this happens, Z Squared’s chances of earning new Dogecoin and Litecoin rewards would decline and, as such, its results of operations and financial condition may suffer.

Z Squared’s business is dependent on a small number of digital asset mining equipment suppliers.

Z Squared’s business is dependent upon digital asset mining equipment suppliers providing an adequate supply of new generation digital asset mining machines at economical prices to customers intending to purchase its hosting and other solutions. The growth in Z Squared’s business is directly related to increased demand for hosting services and digital assets such as Dogecoin and Litecoin, which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable digital asset mining, as well as the trading price of digital assets such as Dogecoin and Litecoin. The market price and availability of new mining machines fluctuates with the price of Dogecoin and Litecoin and can be volatile. Higher Dogecoin and Litecoin prices increase the demand for mining equipment and increase the cost. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There are no assurances that digital asset mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. Further, manufacturing mining machine purchase contracts are not favorable to purchasers and Z Squared may have little or no recourse in the event a mining machine manufacturer defaults on its mining machine delivery commitments. If Z Squared and its customers are not able to obtain a sufficient number of digital asset mining machines at favorable prices, its growth expectations, liquidity, financial condition and results of operations will be negatively impacted.

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Mining machines rely on components and raw materials that may be subject to price fluctuations or shortages.

In order to build and sustain Z Squared’s self-mining operations, Z Squared will depend on third parties to provide it with critical components for its mining equipment, which may be subject to price fluctuations or shortages. There is also a risk that a manufacturer or seller of necessary mining equipment may adjust the prices according to Dogecoin and Litecoin, other cryptocurrency prices or otherwise, so the cost of new machines could become unpredictable and extremely high. As a result, at times, Z Squared may be forced to obtain mining machines and other hardware at premium prices, to the extent they are even available. Such events could have a material adverse effect on Z Squared’s business, prospects, financial condition, and operating results.

Z Squared’s reliance primarily on a single model of miner may subject its operations to increased risk of design flaws.

The performance and reliability of Z Squared’s miners and its technology is critical to Z Squared’s reputation and its operations. It manages a substantial fleet of specialized ASIC miners—including Antminer models (L7, L9, and DG1+)—with precise strategies tailored for each asset and mining algorithm (e.g., SHA-256, Scrypt, kHeavyHash). If there are issues with those machines, Z Squared’s entire system could be affected. Any system error or failure may significantly delay response times or even cause Z Squared’s system to fail. Any disruption in Z Squared’s ability to continue mining could result in lower yields and harm its reputation and business. Any exploitable weakness, flaw, or error common to our miners could affect all of Z Squared’s miners; therefore, if a defect or other flaw exists and is exploited, Z Squared’s entire miner fleet could be adversely impacted. Any interruption, delay or system failure could result in financial losses, a decrease in the value of Z Squared’s stock and damage to Z Squared’s reputation.

There are risks related to technological obsolescence, the vulnerability of the global supply chain to Dogecoin and Litecoin hardware disruption, and difficulty in obtaining new hardware, which may have a negative effect on Z Squared’s business.

Z Squared’s mining operations can only be successful and profitable if the costs of mining Dogecoin and Litecoin, including hardware and electricity costs, associated with mining Dogecoin and Litecoin are lower than the price of a Dogecoin and Litecoin. As Z Squared’s mining facility operates, Z Squared’s miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond Z Squared’s control. The physical degradation of Z Squared’s miners will require Z Squared to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, Z Squared may be required to acquire newer models of miners to remain competitive in the market.

The mining data centers at which Z Squared maintains its mining equipment may experience damages, including damages that are not covered by insurance.

Z Squared maintains its mining equipment at mining data centers in Texas, North Carolina, South Carolina, and Iowa. The mining data centers at which Z Squared maintains its mining equipment, and any future mining data centers at which Z Squared maintains its mining equipment will be, subject to a variety of risks relating to physical condition and operation, including:

•	the presence of construction or repair defects or other structural or building damage;

•	any non-compliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

•	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

•	claims by employees and others for injuries sustained at Z Squared’s properties.

For example, the mining data centers at which Z Squared maintains its mining equipment could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the facilities where Z Squared’s mining equipment is located. The security and other measures Z Squared takes to protect against these risks may not be sufficient. Any property insurance Z Squared obtained in the future may not be adequate to cover the losses Z Squared suffers as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mining data centers at which Z Squared maintains its mining equipment, such mining data centers may not be adequately repaired in a timely manner or at all and Z Squared may lose some or all of the future revenues anticipated to be derived from Z Squared’s equipment located at such mining data centers.

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Z Squared may not be able to compete with other companies, some of whom have greater resources and experience.

Z Squared may not be able to compete successfully against present or future competitors. Z Squared does not have the resources to compete with larger providers of similar services at this time. The Dogecoin and Litecoin industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than Z Squared does. With the limited resources Z Squared has available, Z Squared may experience great difficulties in expanding and improving its network of computers to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively-priced energy, could result in Z Squared’s inability to secure acquisitions and partnerships that Z Squared may need to expand Z Squared’s business in the future. This competition from other entities with greater resources, experience and reputations may result in Z Squared’s failure to maintain or expand its business, as Z Squared may never be able to successfully execute its business plan. If Z Squared is unable to expand and remain competitive, its business could be negatively affected.

Z Squared’s operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in Dogecoin and Litecoin.

Z Squared competes with other users and/or companies that are mining Dogecoin and Litecoin and other potential financial vehicles, including securities backed by or linked to Dogecoin and Litecoin through entities similar to Z Squared. Market and financial conditions, and other conditions beyond Z Squared’s control, may make it more attractive to invest in other financial vehicles, or to invest in Dogecoin and Litecoin directly. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to Z Squared and impact Z Squared’s ability to successfully pursue its strategy or operate at all, or to establish or maintain a public market for Z Squared’s securities. Such circumstances could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue its strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account, and harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Z Squared’s business utilizes presently existent digital ledgers and blockchains and Z Squared could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect Z Squared and Z Squared’s exposure to various blockchain technologies and prevent Z Squared from realizing the anticipated profits from its investments. Such circumstances could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s strategy at all, which could have a material adverse effect on its business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for Z Squared’s own account, which could in turn harm investors.

Z Squared may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect Z Squared’s business.

Competitive conditions within the Dogecoin and Litecoin markets require that Z Squared use sophisticated technology in the operation of Z Squared’s business. The blockchain technology industry is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies Z Squared currently utilizes, and Z Squared may have to manage transitions to these new technologies to remain competitive. Z Squared may not be successful, generally or relative to Z Squared’s competitors in the Dogecoin and Litecoin industry, in timely implementing new technology into Z Squared’s systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into Z Squared’s operations, Z Squared may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that Z Squared will recognize, in a timely manner or at all, the benefits that Z Squared may expect as a result of implementing new technology into its operations. As a result, Z Squared’s business and operations may suffer.

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Z Squared may not be able to realize the benefits of forks. Forks in a digital asset network may occur in the future which may affect the value of Dogecoin and Litecoin held by Z Squared.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transactions to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators, or blockchains with the longest chain. A fork in the Dogecoin and Litecoin network could adversely affect Z Squared’s ability to operate.

Z Squared may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect Z Squared’s business. If Z Squared holds Dogecoin and Litecoin at the time of a hard fork into two cryptocurrencies, industry standards would dictate that Z Squared would be expected to hold an equivalent amount of the old and new assets following the fork. However, Z Squared may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, Z Squared may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to Z Squared’s holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new cryptocurrency exceed the benefits of owning the new cryptocurrency. Additionally, laws, regulations or other factors may prevent Z Squared from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset.

The impacts of climate change may result in additional costs or risks.

The physical risks of climate change may impact the availability and cost of materials and natural resources, sources and supply of energy, demand for Dogecoin and Litecoin and other cryptocurrencies, and other operating costs. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements on Z Squared’s operations, or if Z Squared’s operations are disrupted due to physical impacts of climate change, Z Squared’s business, capital expenditures, results of operations, financial condition and competitive position could be negatively impacted.

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Risks Related to Governmental Regulation and Enforcement

As cryptocurrencies may be determined to be investment securities, Z Squared may inadvertently violate the Investment Company Act of 1940 and incur large losses as a result and potentially be required to register as an investment company or terminate operations and Z Squared may incur third-party liabilities.

Z Squared believes that it is not engaged in the business of investing, reinvesting, or trading in securities, and it does not hold itself out as being engaged in those activities. However, under the Investment Company Act of 1940 (the “Investment Company Act”), a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of Z Squared’s investments and its mining activities, including investments in which it does not have a controlling interest, the investment securities Z Squared holds could exceed 40% of Z Squared’s total assets, exclusive of cash items and, accordingly, Z Squared could determine that it has become an inadvertent investment company. The Dogecoin and Litecoin that Z Squared owns, acquires or mines may be deemed an investment security by the SEC, although Z Squared does not believe any of the Dogecoin and Litecoin it owns, acquires or mines are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. As of the date of this proxy statement / prospectus, Z Squared does not believe it is an inadvertent investment company. Z Squared may take actions to cause the investment securities held by it to be less than 40% of its total assets, which may include acquiring assets with Z Squared’s cash and Dogecoin and Litecoin on hand or liquidating Z Squared’s investment securities or Dogecoin and Litecoin or seeking a no-action letter from the SEC if Z Squared is unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to Z Squared, Z Squared would have to keep within the 40% limit for at least three years after it ceases being an inadvertent investment company. This may limit Z Squared’s ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on Z Squared’s earnings. In any event, Z Squared does not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of Z Squared’s operations, and Z Squared would be very constrained in the kind of business it could do as a registered investment company. Further, Z Squared would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in Z Squared incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct Z Squared’s operations.

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If regulatory changes or interpretations of Z Squared’s activities require its registration as a money services business under the regulations promulgated by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, Z Squared may be required to register and comply with such regulations. If regulatory changes or interpretations of Z Squared’s activities require the licensing or other registration of Z Squared as a money transmitter (or equivalent designation) under state law in any state in which Z Squared operates, Z Squared may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent Z Squared decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to Z Squared. Z Squared may also decide to cease its operations. Any termination of certain operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that Z Squared’s activities cause it to be deemed a money service business under the regulations promulgated by the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, Z Squared may be required to comply with FinCEN regulations, including those that would mandate Z Squared to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that Z Squared’s activities cause Z Squared to be deemed a money transmitter or equivalent designation under state law in any state in which Z Squared operates, Z Squared may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements.

Such additional federal or state regulatory obligations may cause Z Squared to incur extraordinary expenses, which could affect Z Squared’s business in a material and adverse manner. Furthermore, Z Squared and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses and money transmitters. If Z Squared is deemed to be subject to and determined not to comply with such additional regulatory and registration requirements, Z Squared may act to dissolve and liquidate Z Squared. Any such action may adversely affect an investment in Z Squared.

Z Squared is subject to an extensive, highly evolving and uncertain regulatory and business landscape and any adverse changes to, or its failure to comply with, any laws and regulations, and adverse business reactions from counterparties could adversely affect its brand, reputation, business, operating results, and financial condition.

Z Squared’s business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance, as well as counterparty risk in the markets in which it operates, including regulatory aspects from financial services, federal energy and other regulators, the SEC, the CFTC, credit, crypto asset custody, exchange, and transfer, cross-border and domestic money and crypto asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing, as well as the same regulatory risks applicable to counterparties, most notably hosting businesses, as well as the recent economic issues and bankruptcies befalling some in this industry. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of Z Squared’s business and the significant uncertainty surrounding the regulation of the crypto economy requires Z Squared to exercise its judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with Z Squared’s conclusions. To the extent Z Squared has not complied with such laws, rules, and regulations, it could be subject to significant fines, revocation of licenses, limitations on its products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect its business, operating results, and financial condition.

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Additionally, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, the direction and timing of which may be influenced by changes in the governing administrations and major events in the crypto economy. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset exchanges and custodians. The U.S. regulatory regime - namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation (“FDIC”), and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including Dogecoin and Litecoin and digital asset markets. In the near future, various governmental and regulatory bodies, including in the United States, may introduce new policies, laws, and regulations relating to crypto assets and the crypto economy generally, and crypto asset platforms in particular. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. The failures of risk management and other control functions at other companies that played a role in these events could accelerate an existing regulatory trend toward stricter oversight of crypto asset platforms and the crypto economy.

Although Z Squared is not directly connected to the recent cryptocurrency market events, Z Squared may still suffer reputational harm due to its association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Due to its business activities, Z Squared may be subject to ongoing examinations, oversight, and reviews and currently are, and expect in the future, to be subject to investigations and inquiries, by U.S. federal and state regulators, many of which have broad discretion to audit and examine its business. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions, including preventing or delaying Z Squared from offering certain products or services offered by its competitors or could impact how it offers such products and services. Adverse changes to, or its failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on its reputation and brand and its business, operating results, and financial condition.

There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in Z Squared or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects Z Squared’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the U.S., digital assets, like cryptocurrencies, are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. On March 8, 2022, President Biden announced an executive order on cryptocurrencies, which seeks to establish a unified federal regulatory regime for cryptocurrencies. Regulatory and enforcement scrutiny has also increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. Z Squared is unable to predict the nature or extent of new and proposed legislation and regulation.

Dogecoin and Litecoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Dogecoin and Litecoin and other digital assets are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force (“FATF”) and the Internal Revenue Service (“IRS”) consider a cryptocurrency as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.

If regulatory changes or interpretations require the regulation of Dogecoin and Litecoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Exchange Act and the 1940 Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, Z Squared may be required to register and comply with such regulations, including at a state or local level. To the extent that Z Squared decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to Z Squared. Z Squared may also decide to cease certain operations and change Z Squared’s business model. Any disruption of Z Squared’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to Z Squared.

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Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Dogecoin and Litecoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Dogecoin and Litecoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Dogecoin and Litecoin or cryptocurrency among owners and require registration of trading platforms as “exchanges”.

Z Squared cannot be certain as to how future regulatory developments will impact the treatment of Dogecoin and Litecoin and other cryptocurrencies under the law. While Z Squared received crypto assets other than Dogecoin and Litecoin from the private placement of stock, Z Squared has long since sold these assets and currently does not hold any crypto assets other than Dogecoin and Litecoin. Additionally, Z Squared does not intend to expand its business by acquiring digital assets other than Dogecoin and Litecoin. Nonetheless, if Dogecoin and Litecoin becomes subject to additional regulatory and registration requirements, and Z Squared fails to comply with these, Z Squared may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue its business model at all, which could have a material adverse effect on its business, prospects or operations and potentially the value of any cryptocurrencies Z Squared plans to hold or expect to acquire for its own account.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in Dogecoin and Litecoin-related activities or that accept Dogecoin and Litecoin as payment, including financial institutions of investors in Z Squared’s common stock.

A number of companies that engage in Dogecoin and Litecoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with Dogecoin and Litecoin may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China.

Z Squared also may be unable to obtain or maintain these financial services for Z Squared’s business. The difficulty that many businesses that provide Dogecoin and Litecoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services could decrease their usefulness and harm their public perception in the future and may be decreasing the usefulness of Dogecoin and Litecoin as a payment system and harming public perception of Dogecoin and Litecoin.

The usefulness of Dogecoin and Litecoin as a payment system and the public perception of Dogecoin and Litecoin could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Dogecoin and Litecoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock exchanges and commodities derivatives exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect Z Squared’s relationships with financial institutions and impede Z Squared’s ability to convert Dogecoin and Litecoin to fiat currencies. Such factors could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue its strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and harm investors.

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It may be illegal now, or in the future, to acquire, own, hold, sell or use Dogecoin, Litecoin, or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect Z Squared.

As Dogecoin and Litecoin has grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Until recently, little or no regulatory attention has been directed toward Dogecoin and Litecoin and the Dogecoin and Litecoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As Dogecoin and Litecoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Dogecoin and Litecoin network, Dogecoin and Litecoin users and the Dogecoin and Litecoin exchange market.

One or more countries such as China and Russia, which have taken harsh regulatory action in the past, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these cryptocurrency assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in Dogecoin and Litecoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of Dogecoin and Litecoin. Such restrictions may adversely affect Z Squared as the large-scale use of Dogecoin and Litecoin as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on Z Squared’s ability to continue as a going concern or to pursue Z Squared’s strategy at all, which could have a material adverse effect on Z Squared’s business, prospects or operations and potentially the value of any Dogecoin and Litecoin that Z Squared mines or otherwise acquires or holds for its own account, and harm investors.

Z Squared’s interactions with a blockchain may expose Z Squared to specially designated nationals or blocked persons or cause Z Squared to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires Z Squared to comply with its sanction program and not conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, Z Squared may inadvertently and without Z Squared’s knowledge engage in transactions with persons named on OFAC’s specially designated nationals list. Z Squared’s policy prohibits any transactions with such specially designated national individuals, but Z Squared may not be adequately capable of determining the ultimate identity of the individual with whom Z Squared transacts with respect to selling Dogecoin and Litecoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because Z Squared’s business requires it to download and retain one or more blockchains to effectuate Z Squared’s ongoing business, it is possible that such digital ledgers contain prohibited depictions without Z Squared’s knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, Z Squared may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm Z Squared’s reputation.

Z Squared’s management and compliance personnel have limited experience handling a listed cryptocurrency mining-related services company.

Z Squared’s management and compliance personnel have limited experience in handling regulatory and compliance matters relating to a listed cryptocurrency mining-related services company. Z Squared’s key compliance documents and compliance programs, such as AML and KYC procedures, also have a recent history only. Z Squared believes that its measures designed to limit its counterparty risks are appropriate. While Z Squared has been devoting a substantial amount of time and resources to various compliance initiatives and risk management measures, including but not limited to, developing a dedicated internal compliance function, Z Squared cannot assure you the practical application and effectiveness of its compliance program and risk management measures, nor that there will not be a failure in detecting regulatory compliance issues or managing risk exposure, which may adversely affect its reputation, business, financial condition and results of operations

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Risks Related to the Combined Company

In determining whether you should approve the issuance of shares of Coeptis Common Stock and other matters related to the Merger, as the case may be, you should carefully read the following risk factors in addition to the risks described above.

If any of the events described in “Risks Related to Coeptis” or “Risks Related to Z Squared” occur, those events could cause potential benefits of the Merger not to be realized.

Following completion of the Merger, the combined company will be susceptible to many of the risks described in the sections herein entitled “Risks Related to Coeptis” and “Risks Related to Z Squared.” To the extent any of the events in the risks described in those sections occur, those events could cause the potential benefits of the Merger not to be realized and the market price of the combined company’s common stock to decline.

There has been no prior public market for Z Squared’s common stock, the stock price of the combined company’s common stock may be volatile or may decline regardless of its operating performance and you may not be able to resell your shares at or above the purchase price.

There has been no public market for Z Squared’s common stock. Although the Coeptis’ Common Stock is listed on Nasdaq, and Z Squared and Coeptis will apply to have the combined company’s common stock listed on Nasdaq, an active trading market for the combined company’s common stock may never develop or be sustained following the Merger. The price that the combined company trades at immediately following the Merger may not necessarily reflect the price at which investors in the market will be willing to buy and sell the shares on a sustained basis. In addition, an active trading market may not develop following the consummation of the Merger or, if it is developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair the combined company’s ability to raise capital by selling shares of common stock and may impair the combined company’s ability to acquire other businesses or technologies using the combined company’s shares of common stock as consideration, which, in turn, could materially adversely affect the combined company’s business. The market price of the combined company’s common stock may fluctuate significantly in response to numerous factors, many of which are beyond the combined company’s control, including:

•	overall performance of the equity markets;

•	the combined company’s operating performance and the performance of other similar companies;

•	the published opinions and third-party valuations by banking and market analysts;

•	changes in the combined company’s projected operating results that it provides to the public, the combined company’s failure to meet these projections or changes in recommendations by securities analysts that elect to follow the combined organization’s common stock;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to operations;

•	the combined company’s failure to achieve its goals in the timeframe it announces;

•	announcements of acquisitions, strategic alliances or significant agreements by the combined company;

•	recruitment or departure of key personnel;

•	the economy as a whole and market conditions in the combined company’s industry;

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•	trading activity by a limited number of stockholders who together beneficially own a majority of the combined company’s outstanding common stock;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of the combined company’s market float;

•	political uncertainty and/or instability in the United States; and

•	any other factors discussed in this proxy statement / prospectus / information statement.

In addition, the equity markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many data mining and cryptocurrency companies. Stock prices of many data mining and cryptocurrency companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies.. In the past, stockholders have filed securities class action litigation following periods of market volatility. If the combined company were to become involved in securities litigation, it could subject the combined company to substantial costs, divert resources and the attention of management from the combined company’s business and adversely affect its business.

The combined company will continue to incur increased costs as a result of operating as a public company, and its management team will be required to devote substantial time to new compliance initiatives.

As a public company, the combined company will continue to incur significant legal, accounting, and other expenses that Z Squared did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. The combined company’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase the combined company’s legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404, the combined company is required to furnish a report by its management on its internal control over financial reporting, which may include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. While the combined company remains a “smaller reporting company” with less than $100 million in annual revenues, it will not be required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. Following the closing of the Merger, the combined company will need to continue to dedicate internal resources, potentially engage outside consultants, maintain a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite the combined company’s efforts, there is a risk that neither it nor its independent registered public accounting firm if required will be able to conclude that its internal control over financial reporting remains effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of the combined company’s financial statements.

The combined company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of the combined company’s common stock.

If, after listing, the combined company fails to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the combined company’s common stock. Such a delisting would likely have a negative effect on the price of the combined company’s common stock and would impair your ability to sell or purchase the combined company’s common stock when you wish to do so. In the event of a delisting, the combined company can provide no assurance that any action taken by the combined company to restore compliance with listing requirements would allow the combined company’s common stock to become listed again, stabilize the market price or improve the liquidity of the combined company’s common stock, prevent the combined company’s common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

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The combined company’s operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the combined company’s stock price to fluctuate or decline.

Z Squared expects the combined company’s operating results to be subject to annual and quarterly fluctuations. The combined company’s net income and other operating results will be affected by numerous factors, including:

•	the combined company’s execution of any additional collaboration or similar arrangements, and the timing of payments the combined company may make or receive under existing or future arrangements or the termination or modification of any such existing or future arrangements;

•	additions and departures of key personnel;

•	strategic decisions by the combined company or its competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy; and

•	changes in general market and economic conditions.

If the combined company’s operating results fall below the expectations of investors or securities analysts, the price of the combined company’s common stock could decline substantially. Furthermore, any fluctuations in the combined company’s operating results may, in turn, cause the price of its stock to fluctuate substantially.

Current or future litigation may harm our financial condition or results of operations.

As described in the section entitled “Z Squared’s Business - Legal Proceedings” in this proxy statement/prospectus, Litigation proceedings may be uncertain, and adverse rulings could occur, resulting in significant liabilities, penalties or damages. Such current or future substantial legal liabilities or regulatory actions could have a material adverse effect on our business, financial condition, cash flows and reputation.

Delaware law and provisions in the combined company’s certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of the combined company’s common stock.

The combined company’s certificate of incorporation (as amended) and bylaws contain provisions that could depress the trading price of the combined company’s common stock by acting to discourage, delay or prevent a change of control of the combined company or changes in its management that the stockholders of the combined company may deem advantageous. These provisions include the following:

•	establish a classified board of directors so that not all members of the combined company’s board of directors are elected at one time;

•	permit the board of directors to establish the number of directors and fill any vacancies and newly-created directorships;

•	provide that directors may only be removed for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of the combined company’s capital stock then entitled to vote;

•	require super-majority voting to amend some provisions in the combined company’s certificate of incorporation and bylaws;

•	prohibit stockholders from calling special meetings of stockholders;

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•	provide that the board of directors is expressly authorized to amend or repeal the combined company’s bylaws;

•	restrict the forum for certain litigation against the combined company to Delaware; and

•	establish advance notice requirements for nominations for election to the combined company’s board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.]

Any provision of the combined company’s certificate of incorporation (as amended) or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for the combined company’s stockholders to receive a premium for their shares of the combined company’s common stock, and could also affect the price that some investors are willing to pay for the combined company’s common stock.

The combined company’s bylaws designate a state or federal court located within the state of Delaware as the exclusive forum for substantially all disputes between the combined company and its stockholders, which could limit the combined company’s stockholders’ ability to choose the judicial forum for disputes with the combined company or its directors, officers or employees.

The combined company’s bylaws provide that, unless it consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on the combined company’s behalf under Delaware law, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of the combined company’s directors, officers or other employees to the combined company or its stockholders, (3) any action or proceeding asserting a claim against the combined company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the combined company’s amended and restated certificate of incorporation or bylaws, (4) any action or proceeding to interpret, apply, enforce or determine the validity of the combined company’s amended and restated certificate of incorporation or bylaws, (5) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery (the “Chancery Court”) of the State of Delaware, or (6) any other action or proceeding against the combined company or any of its directors, officers or other employees asserting a claim that is governed by the internal affairs doctrine, shall be the Chancery Court (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive forum provisions do not apply to claims under the Securities Act or the Exchange Act.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, the combined company’s amended and restated certificate of incorporation contains a federal forum provision which provides that unless the combined company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in any of the combined company’s securities shall be deemed to have notice of and consented to this provision. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the combined company or its directors, officers or other employees, which may discourage lawsuits against the combined company or its directors, officers and other employees. If a court were to find the exclusive forum provision in the combined company’s amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, the combined company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm the combined company’s results of operations.

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Future sales and issuances of the combined company’s common stock or rights to purchase common stock, including pursuant to the combined company’s equity incentive plan, could result in dilution of the percentage ownership of its stockholders and could cause the combined company’s stock price to fall.

Additional capital will be needed in the future to continue the combined company’s planned operations. To the extent the combined company raises additional capital by issuing equity securities, its stockholders may experience substantial dilution. The combined company may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner it determines from time to time. If the combined company sells common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to the combined company’s existing stockholders, and new investors could gain rights superior to existing stockholders.

Z Squared does not currently intend to pay dividends on the combined company’s common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of the combined company’s common stock.

Z Squared has never declared or paid any cash dividend on Z Squared common stock. The expectation is that the combined company will retain future earnings for the development, operation and expansion of the combined company’s business and Z Squared does not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the Anchorage Loan Agreement prohibits Z Squared, and will prohibit the combined company, from declaring or paying any cash dividends without Anchorage’s prior written consent, and the terms of any future debt agreements may preclude the combined company from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of the combined company’s common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

If the Merger does not qualify as a “reorganization” for U.S. federal income tax purposes, U.S. Holders of Z Squared Shares will be required to recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Z Squared Shares for Coeptis Common Stock in the Merger.

The U.S. federal income tax consequences of the Merger to U.S. Holders (as defined under the heading “The Transactions - Certain Material U.S. Federal Income Tax Consequences of the Merger”) will depend on whether the Merger qualifies as a “reorganization” for U.S. federal income tax purposes. However, if the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, a U.S. Holder of Z Squared Shares would recognize gain or loss for U.S. federal income tax purposes on each Z Squared Share surrendered in the Merger for Coeptis Common Stock. Coeptis and Z Squared have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. For a more complete discussion of the material U.S. federal income tax consequences of the Merger, please carefully review the information set forth in the section entitled “The Transactions - Certain Material U.S. Federal Income Tax Consequences of the Merger.” Meister Seelig & Fein, PLLC, has delivered an opinion to Z Squared that the discussions in the proxy statement/prospectus related to the tax treatment of the consummation of the Merger are the opinion of Meister Seelig & Fein, PLLC. This opinion is attached as Exhibit 8.1 to the Registration Statement of which this proxy statement/prospectus forms a part.

The historical financial information of Z Squared presented herein may not be representative of its results or financial condition if Z Squared had been operated as a public company, and as a result may not be representative of the combined company’s results or financial condition after the Merger.

The historical financial information of Z Squared included elsewhere in this proxy statement / prospectus reflects assumptions and allocations made by Z Squared based in part on its status as a privately held company. The historical results and financial condition of Z Squared presented herein may be different from those that would have resulted had Z Squared been operated as a public company during the applicable periods or at the applicable dates. As a result, the historical financial information of Z Squared may not be indicative of the future operating results or financial position of the combined company.

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The unaudited pro forma condensed combined financial information presented herein may not be representative of the combined company’s results after the Merger.

The unaudited pro forma condensed combined financial information included elsewhere in this proxy statement / prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information has been derived from the historical financial statements of Coeptis and Z Squared and adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial information does not reflect all costs that are expected to be incurred by the combined company as an operating company after the Merger. The assumptions used in preparing the unaudited pro forma condensed combined financial information may not ultimately be accurate, and other factors may affect the combined company’s results and financial condition following consummation of the Merger. The unaudited pro forma condensed combined financial information does not reflect the costs of integration activities contemplated as part of the Merger. Accordingly, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement / prospectus does not reflect what Coeptis’ or Z Squared’s results or financial condition would have been had Coeptis and Z Squared been a consolidated entity during all periods presented.

Failure by the combined company to comply with the initial listing standards of Nasdaq will prevent its stock from being listed on Nasdaq and may prevent the closing of the Merger.

Coeptis, under the new name “Z Squared Inc.,” the combined company will be required to meet the initial listing requirements of Nasdaq to maintain the listing and continued trading of its shares on Nasdaq. These initial listing requirements are more difficult to achieve than the continued listing requirements. Pursuant to the Merger Agreement, Coeptis agreed to use its commercially reasonable efforts to cause the shares of Coeptis Common Stock being issued in the Merger to be approved for listing on Nasdaq at or prior to the Effective Time. If Coeptis is unable to satisfy Nasdaq listing requirements, neither party is obligated to close the Merger. Also, following the Merger, if the combined company is unable to satisfy Nasdaq listing requirements, Nasdaq may notify the combined company that its shares of common stock will not be listed on Nasdaq. Upon a potential delisting from Nasdaq, if the combined company’s common stock is not then eligible for quotation on another market or exchange, trading of the shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it is likely that there would be significantly less liquidity in the trading of the combined company’s common stock; decreases in institutional and other investor demand for the shares, coverage by securities analysts, market making activity and information available concerning trading prices and volume; and fewer broker dealers willing to execute trades in the combined company’s common stock. Also, it may be difficult for the combined company to raise additional capital if the combined company’s common stock is not listed on a major exchange. The occurrence of any of these events could result in a further decline in the market price of the combined company’s common stock and could have a material adverse effect on the combined company.

The Merger will result in changes to the Coeptis Board and the combined company will pursue different strategies than Coeptis pursued independently.

If Coeptis and Z Squared complete the Merger, the composition of the Coeptis Board will change in accordance with the Merger Agreement. Following completion of the Merger, the combined company’s board of directors is expected to consist of seven members, one of whom shall be designated by Coeptis and the other six of whom shall be designated by Z Squared. Currently, it is anticipated that the combined company will continue to advance the business strategies of Z Squared.

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The combined company’s management will be required to devote a substantial amount of time to comply with public company regulations.

As a public company, the combined company will incur significant legal, accounting and other expenses that Z Squared did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including those related to corporate governance practices. The combined company’s management and other personnel will need to devote a substantial amount of time to these requirements. Certain members of Z Squared’ management, which will continue as the management of the combined company, do not have significant experience in addressing these requirements. Moreover, these rules and regulations will increase the combined company’s legal and financial compliance costs relative to those of Z Squared and will make some activities more time-consuming and costly.

Among other things, Z Squared’ management will be responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The combined company’s compliance with these requirements will require that it incur substantial accounting and related expenses and expend significant management efforts. The combined company will need to hire additional accounting and financial staff to comply with public company regulations. The costs of hiring such staff may be material and there can be no assurance that such staff will be immediately available to the combined company.

Moreover, if the combined company identifies deficiencies in its internal control over financial reporting that are deemed to be material weaknesses, investors could lose confidence in the accuracy and completeness of the combined company’s financial reports, the market price of the combined company’s common stock could decline and the combined company could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The sale or availability for sale of a substantial number of shares of common stock of the combined company after the Merger could adversely affect the market price of such shares after the Merger.

Sales of a substantial number of shares of common stock of the combined company in the public market after the Merger and other legal restrictions on resale, or the perception that these sales could occur, could adversely affect the market price of such shares and could materially impair the combined company’s ability to raise capital through equity offerings in the future. Coeptis and Z Squared are unable to predict what effect, if any, market sales of securities held by significant stockholders, directors or officers of the combined company or the availability of these securities for future sale will have on the market price of the combined company’s common stock after the Merger.

Once the combined company is no longer a smaller reporting company or otherwise no longer qualifies for applicable exemptions, the combined company will be subject to additional laws and regulations affecting public companies that will increase the combined company’s costs and the demands on management and could harm the combined company’s operating results.

The combined company will be subject to the reporting requirements of the Exchange Act, which requires, among other things, that the combined company file with the SEC annual, quarterly and current reports with respect to the combined company’s business and financial condition as well as other disclosure and corporate governance requirements. However, as a “smaller reporting company,” the combined company may take advantage of some exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the combined company’s periodic reports and proxy statements. Once the combined company is no longer a smaller reporting company or otherwise qualifies for these exemptions, the combined company will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If the combined company is not able to comply with the requirements in a timely manner or at all, the combined company’s financial condition or the market price of the combined company’s common stock may be harmed.

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Risks Related to the Spin Out Transaction

Coeptis and Z Squared equity holders may not realize a benefit from the Merger and Spin Out Transaction commensurate with the ownership dilution they will experience in connection with the Merger.

If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Coeptis and Z Squared equity holders will have experienced dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company, or, with respect to Coeptis stockholders, the Spin Out Sub following the Merger, is able to realize only part of the strategic and financial benefits currently anticipated from the Merger and Spin Out Transaction.

The amount of the Spin Out Transaction that may be characterized as a dividend is uncertain.

As further discussed below, assuming the Spin Out Transaction will be treated as a taxable distribution for U.S. federal income tax purposes pursuant to Section 301(a) of the Code, the distribution of Spin Out Sub common stock will be considered a dividend for U.S. federal income tax purposes to the extent of Coeptis’ E&P (as defined below). The process of determining E&P requires a comprehensive review and analysis of Coeptis’ and Z Squared’s history, and requires a final determination of the 2024 and 2025 fiscal year results and a review of other future events and factors. The determination will be based in part on factors that are outside of the control of either company and which cannot be ascertained at this time, including the closing date of the Merger and the financial results of Coeptis and Z Squared through the end of Z Squared’s tax year in which the Merger occurs. The determination of E&P is not binding on the Internal Revenue Service, or the IRS, and it is possible that the IRS will take a different view. See “THE SPIN OUT TRANSACTION - Material U.S. Federal Income Tax Considerations of the Spin Out Transaction” beginning on page 95.

The Spin Out Transaction may expose Coeptis, Spin Out Sub and the Combined Company to a number of risks and uncertainties.

These risk and uncertainties include the potential failure to retain, attract or strengthen our relationships with key personnel, current and potential customers, suppliers, and partners which may cause them to terminate, or not to renew or enter into, arrangements with Spin Out Sub, and exposure to potential litigation in connection with the Spin Out Transaction, any of which could adversely affect Spin Out Sub’s business, financial condition and results of operations. In addition, Coeptis’ stockholders receiving shares of Spin Out Sub in the dividend of such shares to be declared, may not be able to sell, liquidate or transfer such shares, which will not be publicly tradable. Such shares will only be able to be sold or transferred if they are registered for sale with the Securities and Exchange Commission, or if an exemption from registration applies. In addition, while Spin Out Sub will indemnify the combined company for any pre-Merger obligations of Coeptis and Spin Out Sub, we can provide no assurance that such indemnification will be made upon demand or that the combined company would be made whole in connection with any such indemnification demand.

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THE SPECIAL MEETING OF COEPTIS STOCKHOLDERS

Date, Time and Place

The Coeptis special meeting (the “Stockholder Meeting”) will be held on _______________, 2025, at ______________ a.m. (Eastern Time) virtually, unless postponed or adjourned to a later date. Coeptis is sending this proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by Coeptis Board for use at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting. This proxy statement/prospectus is first being furnished to Coeptis stockholders on or about _______________, 2025.

Purposes of the Stockholder Meeting

The purposes of the Stockholder Meeting are:

1.	To approve the issuance of Coeptis common stock in the Merger in accordance with the terms of the Agreement and Plan of Merger, dated as of April 25, 2025, by and among Coeptis, Merger Sub and Z Squared, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus (as may be amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby including the change of control of Coeptis resulting from the Merger (the “Merger Proposal”).

2.	To approve a spin out of the operations comprising the Coeptis’ pharmaceutical operations other than those related to GEAR Therapeutics, Inc. (such Spin Out to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership interest) (the “Spin Out Proposal”).

3.	To approve an amendment to the amended and restated certificate of incorporation of Coeptis to change the corporate name from Coeptis Therapeutics Holdings, Inc. to “Z Squared Inc.”, in the form attached as Annex B to the accompanying proxy statement/prospectus (the “Certificate of Incorporation Proposal”).

4.	To approve the adoption of a new equity incentive plan for the combined company in the attached as Annex C (the “Equity Incentive Plan Proposal”).

5.	To approve the members of the Board of the combined company (the “Board of Directors Proposal”).

6.	To approve the repricing or replacement of certain outstanding options that have been previously granted under the Company’s existing 2022 Equity Incentive Plan (the “Option Proposal”).

7.	To consider and vote upon an adjournment of the Stockholder Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 - 6 (the “Adjournment Proposal”).

8.	To transact such other business as may properly come before the Stockholder Meeting or any adjournment or postponement thereof.

The approval of the Merger Proposal, the Spin Out Proposal, the Certificate of Incorporation Proposal, the Equity Incentive Plan Proposal and the Board of Directors Proposal are all conditions to the completion of the Merger, and therefore all such proposals must be approved in order for any of them to be consummated. The approval of the Option Proposal is not a condition to the completion of the Merger.

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Recommendation of Coeptis Board

After careful consideration, the disinterested members of the Board of Directors has unanimously approved the proposals and recommends that you vote:

1.	“FOR” Proposal No. 1: approval of the issuance of Coeptis common stock in the Merger in accordance with the terms of the Merger Agreement, and the transactions contemplated thereby including the change of control of Coeptis resulting from the Merger (the “Merger Proposal”).

2.	“FOR” Proposal NO. 2: approve a spin out of the operations comprising the Coeptis’ pharmaceutical operations other than those related to GEAR Therapeutics, Inc. (the “Spin Out Proposal”).

3.	“FOR” Proposal No. 3: approval of an amendment to the amended and restated certificate of incorporation of Coeptis to change the corporate name from Coeptis Therapeutics Holdings, Inc. to “Z Squared Inc.”, in the form attached as Annex B to the accompanying proxy statement/prospectus (the “Certificate of Incorporation Proposal”).

4.	“FOR” Proposal No. 4: approval of the adoption of a new equity incentive plan for the combined company in the attached as Annex C (the “Equity Incentive Plan Proposal”).

5.	“FOR” Proposal No. 5: approval of the members of the Board of the combined company (the “Board of Directors Proposal”).

6.	“FOR” Proposal No. 6: approval of the repricing or replacement of certain outstanding options that have been previously granted under the Company’s existing 2022 Equity Incentive Plan (the “Option Proposal”).

Record Date and Voting Power

At the close of business on the record date, __________________, 2025, there were approximately _______ registered holders of record of Coeptis Common Stock and there were ____________ shares of Coeptis Common Stock issued and outstanding and there were _____________ registered holders of record of ______________ shares of Coeptis Preferred Stock with the right to vote an equivalent of ____________ shares of Coeptis Common Stock on an as-converted basis. Each share of Coeptis Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval, and the Coeptis Preferred Stock votes as common stock on an as-converted basis.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement/prospectus is solicited on behalf of Coeptis Board for use at the Stockholder Meeting.

If, as of the record date referred to above, your shares were registered directly in your name with the transfer agent for Coeptis Common Stock, or with Coeptis for the Coeptis voting preferred stock, then you are a stockholder of record. Whether or not you plan to attend the Stockholder Meeting online, Coeptis urges you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

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The procedures for voting are as follows:

If you are a stockholder of record, you may vote at the Stockholder Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the internet or by telephone. Whether or not you plan to attend the Stockholder Meeting, Coeptis encourages you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Stockholder Meeting, you may still attend the Stockholder Meeting and vote during the virtual meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Stockholder Meeting, attend the Stockholder Meeting and follow the instructions to vote at the Stockholder Meeting.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the Stockholder Meeting, Coeptis will vote your shares in accordance with the proxy card.

•	To vote by proxy over the internet, follow the instructions provided on the proxy and vote at __________.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the proxy card.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Stockholder Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy.

Coeptis provides internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If you do not give instructions to your broker, your broker cannot vote your Coeptis shares during the Stockholder Meeting for anything besides the Certificate of Incorporation Proposal because all the other proposals are considered “non-discretionary,” non-routine items.

All properly executed proxies that are not revoked will be voted at the Stockholder Meeting and at any adjournments or postponements of the Stockholder Meeting in accordance with the instructions contained in the proxy. If a holder of Coeptis Common Stock or Coeptis Preferred Stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” all of the proposals in accordance with the recommendation of Coeptis Board.

If your shares of Coeptis Common Stock or Coeptis voting preferred stock are held by your broker, bank or other agent, you should follow the instructions provided by them.

Required Vote

The affirmative vote of holders of a majority of the voting control of our Common Stock and Series A Preferred Stock (on an as-converted into common basis) entitled to vote is required for approval of the proposals set forth above.

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Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of Coeptis may solicit proxies from Coeptis stockholders by personal interview, telephone, email, fax or otherwise. Coeptis will pay all of the costs of printing and filing this proxy statement/prospectus and proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Coeptis Common Stock or Coeptis voting preferred stock for the forwarding of solicitation materials to the beneficial owners of Coeptis Common Stock or Coeptis voting preferred stock. Coeptis will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Coeptis has retained _____________to assist it in soliciting proxies using the means referred to above. Coeptis will pay the fees of ____, which Coeptis expects to be approximately ____, plus reimbursement of out-of-pocket expenses.

Other Matters

As of the date of this proxy statement/prospectus, the Coeptis Board does not know of any business to be presented at the Stockholder Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Stockholder Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Coeptis’ Corporate History

General. Coeptis was originally incorporated in the British Virgin Islands on November 27, 2018, under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of the Merger, Coeptis changed its corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.”

The 2022 Merger Transaction. On October 28, 2022, a wholly owned subsidiary of Bull Horn Holdings Corp., merged with and into Coeptis Therapeutics, Inc., with Coeptis Therapeutics, Inc. as the surviving corporation of the 2022 Merger. As a result of the 2022 Merger, Coeptis acquired the business of Coeptis Therapeutics, Inc., which Coeptis now continues to operate as our wholly owned subsidiary.

About the Company’s Subsidiaries. Coeptis is a holding company that currently operates through its direct and indirect subsidiaries SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., which are majority owned, and Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc. and Coeptis Pharmaceuticals, LLC, which are wholly owned.

The current business model of Coeptis is designed around furthering the development of our current product portfolio. The biopharmaceutical division is continually exploring partnership opportunities with companies that have novel therapies in various stages of development or companies with technologies that improve the way that drugs are delivered to patients. Coeptis seeks the best strategic relationships, which relationships could include in-license agreements, out-license agreements, co-development arrangements and other strategic partnerships in new and exciting therapeutic areas such as oncology, respiratory viral infections, and autoimmune diseases.

Coeptis Pharmaceuticals, LLC was formed on July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc. As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, Vinings has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the SEC.

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Coeptis Reasons for the Transactions

After consideration and consultation with its senior management and its financial and legal advisors, the disinterested members of the Coeptis Board unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Coeptis and its stockholders. The Coeptis Board considered a number of factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

- The Merger Consideration represented an attractive valuation for Coeptis.

- The fairness opinion given by Sun Business Valuations LLC, as confirmed in writing on May 12, 2025, concluded that, as of May 12, 2025, subject to the assumptions, limitations and qualifications set out therein, the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to the Coeptis stockholders.

- Information concerning the business, assets, liabilities, financial performance and condition and prospects, of Coeptis’ business and Z Squared’s business.

- The ability to Coeptis’ stockholders of record on the record date to continue to benefit post-Spin Out from the operations of Coeptis’ biopharmaceutical business.

- Alternatives, financing options and strategies available to Coeptis if it did not enter into the Merger Agreement and continued with a stand-alone plan, the financial condition of Coeptis, and determined that entering into the Merger Agreement was the best alternative for Coeptis stockholders and in the best interest of Coeptis.

- The Merger and other items covered in the proposals would be subject to the approval of the stockholders of Coeptis, and the Coeptis stockholders would be free to reject the Merger and other proposals.

The Coeptis Board also considered potential drawbacks and risks relating to the Merger and related transactions, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

- The possibility that the Merger may not close on the anticipated timeline, or at all, and that Coeptis continues to incur substantial expenses in connection with the proposed Merger that must be paid regardless of whether the Merger closes.

- The possibility that the Merger Agreement may be terminated under certain circumstances, and that the termination fee of $5.0 million may be payable by Coeptis.

- The fact that a member of Coeptis’ Board may have interests in the Merger that are different that those of the Coeptis stockholders generally.

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Z Squared Reasons for the Merger

Acting by unanimous written consent on April 25, 2025, the Z Squared Board unanimously (i) determined that the Merger is fair to, advisable for, and in the best interests of, Z Squared and its stockholders, (ii) approved and declared advisable the Merger Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that its stockholders approve the Merger.

In the course of reaching its decision to approve the Merger, the Z Squared Board consulted with Z Squared’s management, financial and tax advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

•	the financial condition, historical results of operations and strategic objectives of Z Squared;

•	the exchange ratio to be paid by Coeptis pursuant to the Merger and the related anticipated allocation of the equity interests of the combined company, on a fully diluted basis, following completion of the Merger;

•	the terms of the Merger Agreement and related transaction documents, concluding the terms, in the aggregate, were reasonable;

•	the current capitalization of Coeptis and the ability of Coeptis to simplify its capitalization prior to completion of the Merger;

•	the potential increased access to sources of capital and a broader range of investors to support Z Squared’s Dogecoin and Litecoin mining operations following consummation of the Merger and the expected continued listing of the combined company on The Nasdaq Capital Market, compared to if Z Squared continued to operate as a privately held company;

•	the potential to provide its current stockholders with greater liquidity by owning stock in a public company;

•	the Z Squared Board’s belief that no alternatives to the Merger were reasonably likely to create greater value for Z Squared’s stockholders, after reviewing the various financing and other strategic options to enhance shareholder value that were considered by the Z Squared Board;

•	the expectation that the Merger with Coeptis would be a more time- and cost-effective means to access capital than other options considered by the Z Squared Board, including additional private financings or an initial public offering;

•	the terms and conditions of the Merger Agreement, including, without limitation, the following:

•	the determination that the expected relative percentage ownership of Coeptis stockholders and Z Squared’s stockholders in the combined company was appropriately based, in the judgment of the Z Squared Board, on the Z Squared Board’s assessment of the approximate valuations of Coeptis and Z Squared;

•	the limited number and nature of the conditions of the obligation of Coeptis to consummate the Merger;

•	the expectation that the Merger will be treated as a reorganization for U.S. federal income tax purposes;

•	the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction;

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•	the shares of Coeptis Common Stock issued to Z Squared’s stockholders will be registered on the Registration Statement of which this proxy statement/prospectus forms a part and will become freely tradable for Z Squared’s stockholders who are not affiliates of Z Squared and who are not parties to lock-up agreements;

•	the Merger Support Agreement, pursuant to which certain directors, officers and securityholders of Z Squared and Coeptis, respectively, have agreed, solely in their capacity as securityholders of Z Squared and Coeptis, respectively, to vote all of their Z Squared Shares or Coeptis Common Stock and Coeptis Preferred Stock in favor of the adoption or approval, respectively, of the Merger Agreement;

•	the Merger may enable certain stockholders of Coeptis and Z Squared to increase the value of their current shareholding; and

•	the likelihood that the Merger will be consummated on a timely basis.

The Z Squared Board also considered a number of uncertainties and risks in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

•	the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Z Squared and the ability of Z Squared to obtain financing in the future in the event the Merger is not completed;

•	the risk that the Merger might not be consummated in a timely manner or at all;

•	the additional expenses and obligations to which Z Squared’s business will be subject following the Merger that Z Squared has not previously been subject to, and the operational changes to Z Squared’s business, in each case that may result from being a public company;

•	the fact that the representations and warranties in the Merger Agreement do not survive the closing of the Merger and the potential risk of liabilities that may arise post-closing; and

•	various other risks associated with the combined company and the Merger, including the risks described in the section entitled “Risk Factors” in this proxy statement/prospectus.

The foregoing information and factors considered by the Z Squared Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Z Squared Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Z Squared Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Z Squared Board may have given different weight to different factors. The Z Squared Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Z Squared’s management team, the legal and financial advisors of Z Squared, and considered the factors overall to be favorable to, and to support, its determination.

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Opinion of Coeptis’ Financial Advisor

Coeptis has retained Sun Business Valuations, LLC as its financial advisor in connection with the Merger. In connection with this engagement, the Coeptis Board requested that Sun Business Valuations, LLC evaluate whether the financial terms of the Merger are fair to the Coeptis stockholders, from a financial point of view. On May 12, 2025, Sun Business Valuations, LLC delivered a written opinion to Coeptis to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received by Coeptis in the Merger is fair, from a financial point of view, to Coeptis’ stockholders.

For purposes of its opinion, Sun Business Valuations, LLC:

•	reviewed the financial terms and conditions of the Merger Agreement and certain related documents to each thereto;

•	reviewed certain publicly available business and financial information relating to Coeptis and Z Squared, including Coeptis’ audited financial statements for the year ended December 31, 2024, and Z Squared’s audited financial statements for the year ended December 31, 2024;

•	reviewed certain financial projections provided to Sun Business Valuations, LLC by each of Coeptis and Z Squared, and certain other historical and current financial and business information provided to Sun Business Valuations, LLC by each of Coeptis and Z Squared;

•	held discussions regarding the operations, financial condition and prospects of Z Squared and Coeptis with the managements of each of Coeptis and Z Squared;

•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions Sun Business Valuations, LLC deemed relevant;

•	reviewed for information purposes the financial and stock market performances of certain publicly traded companies that Sun Business Valuations, LLC deemed to be relevant; and

•	performed such other studies, analyses and inquiries and considered such other factors as Sun Business Valuations, LLC deemed appropriate.

In arriving at its opinion, Sun Business Valuations, LLC, (i) relied upon and assumed the accuracy and completeness of all information and data that was publicly available or furnished to or otherwise reviewed by or discussed with Coeptis management without independent verification, (ii) did not assume any responsibility for independently verifying such information, and (iii) relied on the assurances of the managements of Coeptis and Z Squared that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Sun Business Valuations, LLC did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Coeptis or Z Squared, nor was Sun Business Valuations, LLC furnished with any such evaluations or appraisals. With respect to the financial projections referred to above and any other forecasts or forward-looking information, Sun Business Valuations, LLC assumed that such projections, forecasts and information were reasonably prepared and reflect the best then-available estimates and good faith judgments of such management as to the expected future results of operations and financial condition of Coeptis or Z Squared, as applicable, and the other matters covered thereby, and Sun Business Valuations, LLC relied on such information in arriving at its opinion and did not assess the reasonableness or achievability of such projections, forecasts and information. Further, with respect to such financial projections, as part of Sun Business Valuations, LLC’s analysis in connection with its opinion, Sun Business Valuations, LLC assumed that the financial results reflected therein can be realized in the amounts and at the times indicated thereby.

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Interests of Coeptis Directors and Executive Officers in the Transactions

Christopher Calise, a current member of Coeptis’ board of directors, is also an investor in a few funds that are affiliated with Z Squared and are expected to be direct or indirect shareholders OF the combined company following the Merger. In such investor capacity, Mr. Calise is a passive investor and does not hold any position of authority in any such funds or in Z Squared.

In addition, it is anticipated that following the closing of the Merger each of David Mehalick and Christopher Calise will remain on with the combined company in a consultant basis on to-be-agreed terms to help guide the operations of the GEAR biopharmaceutical operations that are remaining with the combined company.

Interests of Z Squared Directors and Executive Officers in the Merger

David Halabu is the beneficial owner of SMSC Capital Holdings LLC which will own 1,500,000 merger shares.

Regulatory Approvals

Coeptis and Z Squared must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Coeptis Common Stock to Z Squared’s stockholders in connection with the transactions contemplated by the Merger Agreement and the filing of this proxy statement/prospectus with the SEC.

In addition, Coeptis and Z Squared must each obtain all requisite approvals and authorizations for the transactions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the Merger that are applicable to U.S. Holders (as defined below) who exchange shares of Z Squared stock for shares of Coeptis Common Stock in the Merger, assuming that the Merger is consummated in the manner described in the Merger Agreement and in this proxy statement/prospectus. This discussion does not purport to be a complete analysis of all potential tax consequences and is based upon current provisions of the Code, existing Treasury Regulations, judicial decisions and published rulings and administrative pronouncements of the IRS, all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to Z Squared stockholders that are U.S. Holders as described in this summary.

This discussion does not address all U.S. federal income tax consequences relevant to a Z Squared shareholder that is a U.S. Holder. In addition, it does not address consequences relevant to Z Squared stockholders that are subject to particular U.S. or non-U.S. tax rules, including, without limitation to Z Squared stockholders that are:

•	persons who do not hold their Z Squared share capital as a “capital asset” within the meaning of Section 1221 of the Code;

•	brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

•	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

•	specified non-U.S. corporations including “controlled foreign corporations,” and “passive foreign investment companies” (each as defined in the Code) or corporations that accumulate earnings to avoid U.S. federal income tax;

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•	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

•	subject to the alternative minimum tax provisions of the Code;

•	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons who hold shares of Z Squared share capital that may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons who acquired their shares of Z Squared share capital in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Z Squared share capital being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell Z Squared share capital under the constructive sale provisions of the Code;

•	persons holding Z Squared share capital who exercise dissenters’ rights;

•	persons who acquired their shares of Z Squared share capital or Coeptis Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

•	certain expatriates or former citizens or long-term residents of the United States.

Z Squared stockholders subject to particular U.S. or non-U.S. tax rules, including those that are described in this paragraph, are urged to consult their own tax advisors regarding the consequences to them of the Merger.

If an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds Z Squared share capital, the U.S. federal income tax treatment of a partner in the partnership or other pass-through entity will generally depend upon the status of the partner, the activities of the partnership or other pass-through entity and certain determinations made at the partner level. If you are a partner of a partnership or other pass-through entity holding Z Squared share capital, you should consult your tax advisors regarding the tax consequences of the Merger.

In addition, the following discussion does not address (a) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of Z Squared share capital are acquired or disposed of other than in exchange for shares of Coeptis Common Stock in the Merger; (b) the tax consequences to holders of Z Squared convertible notes, or options or warrants issued by Z Squared which are assumed in connection with the Merger; (c) the tax consequences of the ownership of shares of Coeptis Common Stock following the Merger; (d) any U.S. federal non-income tax consequences of the Merger, including U.S. federal estate, gift or other tax consequences; (e) any state, local or non-U.S. tax consequences of the Merger; (f) alternative minimum tax consequences; or (g) the Medicare contribution tax on net investment income. No ruling from the Internal Revenue Service, or the IRS, has been or will be requested in connection with the Merger. Z Squared stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

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U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Z Squared share capital that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Tax Consequences of the Merger in General

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Coeptis and Z Squared intend to report the Merger consistent with such qualification. Each of Coeptis and Z Squared has agreed in the Merger Agreement to use its reasonable best efforts (i) to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) not to, and not to permit or cause any of its respective subsidiaries or affiliates to, take or cause to be taken, or fail to take or cause to be taken, any action, which action, failure or cessation, could reasonably be expected to cause the Merger to fail to or cease to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Coeptis and Z Squared have not sought, and do not intend to seek, any ruling from the IRS regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Tax Consequences if the Merger Qualifies as a “Reorganization” Within the Meaning of Section 368(a) of the Code

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Merger is so treated, the material U.S. federal income tax consequences of the Merger to U.S. holders of Z Squared common stock will be as follows:

-	A U.S. holder generally will not recognize gain or loss, except with respect to cash proceeds from the sale of fractional shares of Coeptis common stock (as discussed below);

-	A U.S. holder generally will not recognize gain or loss, except with respect to cash proceeds from the sale of fractional shares of Coeptis common stock (as discussed below);

-	The aggregate tax basis in the shares of Coeptis Common Stock that a U.S. holder receives in the Merger (including any fractional share interests deemed received and sold, as described below) will equal the U.S. holder’s aggregate adjusted tax basis in the Z Squared common stock exchanged in the Merger; and

-	A U.S. holder’s holding period for the shares of Coeptis Common Stock received in the Merger (including a fractional share interest deemed received and sold, as described below) will include the holding period for the shares of the Z Squared common stock exchanged in the Merger.

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If a U.S. holder of Z Squared common stock acquired different blocks of Z Squared common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of Coeptis Common Stock may be determined separately with reference to each block of Z Squared common stock. Any such U.S. holder should consult its tax advisor regarding the holding periods of the particular shares of Coeptis Common Stock received in the Merger.

A U.S. holder may be required to retain records related to such holder’s Z Squared common stock and file with its U.S. federal income tax return for the taxable year that includes the Merger a statement setting forth certain facts relating to the Merger.

Tax Consequences if the Merger Does Not Qualify as a “Reorganization” Within the Meaning of Section 368(a) of the Code

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the receipt of Coeptis Common Stock in exchange for Z Squared common stock in the Merger will be a taxable transaction. In such a case, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the Coeptis Common Stock received in the Merger and (ii) such holder’s adjusted tax basis in its shares of Z Squared common stock exchanged in the Merger. Gain or loss must be calculated separately for each block of shares of Z Squared common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the closing date of the Merger, the holding period in a particular block of shares of Z Squared common stock exchanged in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Backup Withholding

U.S. holders of Z Squared common stock generally will be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash proceeds from the sale of fractional shares of Coeptis Common Stock. A U.S. holder generally will not be subject to backup withholding, however, if the U.S. holder (i) furnishes a correct taxpayer identification number, certifies it is not subject to backup withholding on IRS Form W-9 or successor form (or appropriate substitute) included in the letter of transmittal sent to the U.S. holders after the closing of the Merger, and otherwise complies with all of the applicable requirements of the backup withholding rules and (ii) provides proof that the U.S. holder is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.

This discussion of material U.S. federal income tax consequences is not tax advice. Holders of Z Squared common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Reporting Requirements

Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, each U.S. Holder who receives shares of Coeptis Common Stock in the Merger is required to retain permanent records pertaining to the Merger, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of the Z Squared share capital exchanged and the amount of Coeptis Common Stock and cash received in exchange therefor. U.S. Holders who owned immediately before the Merger at least one percent (by vote or value) of the total outstanding stock of Z Squared are required to attach a statement to their tax returns for the year in which the Merger is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in such holder’s Z Squared share capital surrendered in the Merger, the fair market value of such stock, the date of the Merger and the name and employer identification number of each of Z Squared and Coeptis. U.S. Holders are urged to consult with their tax advisors to comply with these rules.

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The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Z Squared shareholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular consequences of the Merger to you.

Anticipated Accounting Treatment

The merger will be accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, Z Squared will be deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the expectations that, immediately following the Merger (i) Z Squared’s stockholders are expected to own approximately 88% of the voting interests of the combined company immediately following the closing of the Merger; (ii) directors appointed by Z Squared will hold all board seats in the combined company; (iii) Z Squared’s management will hold key positions in the management of the combined company; and (iv) the combined company will be named “Z Squared Inc.” Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Z Squared issuing stock to acquire the net assets of Coeptis. As a result of the Merger, the net assets of Coeptis will be recorded at their acquisition-date fair value in the financial statements of Z Squared and the reported operating results prior to the Merger will be those of Z Squared. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this proxy statement/prospectus for additional information.

Nasdaq Stock Market Listing

Shares of Coeptis Common Stock are currently listed on The Nasdaq Capital Market under the symbol “COEP.” Coeptis has agreed to use commercially reasonable efforts to cause the shares of Coeptis Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on The Nasdaq Capital Market at or prior to the effective time.

In addition, under the Merger Agreement, each of Coeptis’ and Z Squared’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the Merger, of various conditions, including that the shares of Coeptis Common Stock to be issued in the Merger have been approved for listing (subject to official notice of issuance) on Nasdaq as of the closing of the Merger.

If the Nasdaq listing application is accepted, Coeptis anticipates that the common stock of the combined company will be listed on The Nasdaq Capital Market following the closing of the Merger under the trading symbol “____________.”

In order for the Nasdaq listing application to be accepted the combined company must meet the initial listing standards of the Nasdaq Capital Market. These requirements include among other requirements:

•	the combined company must maintain a bid price of $4.00 or higher or a closing price of $2 or $3 or higher (depending on the listing standard utilized) in connection with the Merger. As of June 24, 2025 the closing price of Coeptis Common Stock was $7.65;

•	$15 million in market value of unrestricted publicly held shares;

•	either a 2 year operating history and $5 million in stockholders’ equity or $50 million in market value of listed securities and $4 million in stockholders’ equity (depending on the listing standard utilized);

•	1 million in unrestricted publicly held shares, 300 unrestricted round lot shareholders and 3 market makers.

Appraisal Rights and Dissenters’ Rights

Under the DGCL, Coeptis stockholders are not entitled to appraisal rights in connection with the Merger.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement and the amendments thereto are attached to this proxy statement/prospectus as Annex A and are incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Coeptis, Z Squared or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that Coeptis and Merger Sub, on the one hand, and Z Squared, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While Coeptis and Z Squared do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Coeptis or Z Squared, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Coeptis, Merger Sub and Z Squared and are modified by the disclosure schedules.

General

Under the Merger Agreement, Merger Sub, a wholly owned subsidiary of Coeptis formed by Coeptis in connection with the Merger under the laws of Delaware, will merge with and into Z Squared, with Z Squared surviving as a wholly owned subsidiary of Coeptis.

Merger Consideration

At the Effective Time, each share of Z Squared Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a per share portion of the aggregate number of shares of Coeptis’ Common Stock, to be issued at the Effective Time as consideration for the Merger.

As consideration for the Merger, the Z Squared Security Holders collectively shall be entitled to receive from Coeptis, in the aggregate, a number of shares of Coeptis Common Stock at the Closing, that represents the Applicable Percentage of Coeptis’ issued and outstanding shares of Coeptis Common Stock as calculated on a fully-diluted basis (the “Merger Consideration”). For purposes hereof, (A) “Applicable Percentage” means (i) if the Z Squared Asset Value (defined below) is equal to $750 million, such number of shares of common stock as will represent 90% of the post-Merger ownership of Coeptis on a fully-diluted basis, (ii) if the Z Squared Asset Value is less than $750 million, such number of shares of common stock as will reflect the portion of the $750 million in Z Squared Asset Value as of Closing (by way of example, if a 90% post-Merger ownership would be represented by 36 million shares of Coeptis Common Stock, then if Z Squared delivers $500 million in Z Squared Asset Value at Closing, the Z Squared Stockholders would receive from Coeptis, in the aggregate, two-thirds of said 36 million shares of Coeptis Common Stock, or 24 million shares (calculated as following: 36 million shares multiplied by a formula, the numerator of which is the $500 million Company Asset Value delivered and the denominator of which is the $750 million Company Asset Value required to obtain the full 90%)), and (iii) if the Company Asset Value is greater than $750 million, such number of shares of common stock as will represent greater than 90% of the post-Merger ownership of Coeptis on a Fully-Diluted Basis, calculated proportionately based upon the Company Asset Value in excess of $750 million, and (B) “Company Asset Value” means the value the mining computer assets owned by Z Squared as of the Closing as determined by a mutually agreeable third-party valuation expert, less the sum of (i) all Z Squared Debt being assumed by Coeptis post-Merger and (ii) Company Transaction Expenses being assumed by Coeptis post-Merger. Each Z Squared Stockholder shall receive for its Z Squared Common Stock held a number of shares of Coeptis Common Stock equal to such Z Squared Stockholder’s Pro Rata Share of aggregate number of shares of Coeptis Common Stock comprising the Merger Consideration.

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Directors and Officers of the Combined Company Following the Merger

Pursuant to the Merger Agreement, all of the directors and executive officers of Coeptis will resign at or prior to the Effective Time. Prior to the Effective Time but to be effective immediately following the closing of the Merger and ratification by the new combined company Board, the Coeptis Board will elect five designees selected by Z Squared to serve as members of the board of directors of the combined company effective upon consummation of the Merger. The composition of the board of directors of the combined company following the Effective Time in the aggregate is expected to satisfy the requisite independence requirements, as well as the sophistication and independence requirements for the required committees, pursuant to Nasdaq listing requirements. It is anticipated that after the Effective Time, the board of directors of the combined company will be the following:

David Halabu	Z Squared Chief Executive Officer, President and Director
Adam Sohn	Z Squared Director
Bryan Fuerst	Z Squared Director
Kenneth Cooper	Z Squared Director
Michelle Burke Brian Cogley	Z Squared Director and Chief Operating Officer Coeptis Chief Financial Officer

It is anticipated that the executive officers of the combined company upon the consummation of the Merger will be: David Halabu (Chief Executive Officer); Michelle Burke (Chief Operating Officer); and Brian Cogley (Chief Financial Officer).

Amendments to Certificate of Incorporation of Coeptis

Stockholders of record of Coeptis Common Stock and Coeptis Preferred Stock on the record date for the Stockholder Meeting will also be asked to approve amendments to the certificate of incorporation of Coeptis to effect the Coeptis Name Change. The consummation of the Merger is conditioned upon the approval of these matters at the Stockholder Meeting.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Z Squared; (4) Coeptis’ public filings; (5) no solicitation; (6) no insider trading; (7) notifications of certain consent requirements or other matters; (8) efforts to consummate the Closing and obtain third party and regulatory approvals; (9) tax matters; (10) further assurances; (11) filing of Registration Statement; (12) calling a Coeptis Stockholder Meeting; (13) public announcements; (14) confidentiality; (15) Post-Closing Board of Directors and officers; (16) indemnification of directors and officers; (17) stock exchange listing requirements; (18) Spin-Out procedures; and (19) operation of mining machines. Each party also agreed during the Interim Period not to solicit, assist, initiate, facilitate or knowingly encourage any proposal or offer, or enter into any agreement for, an alternative competing transaction. There are also certain customary post-Closing covenants regarding indemnification of directors and officers, as well as regarding use of proceeds by Coeptis under the standby equity purchase agreement.

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Conditions to the Completion of the Merger

To consummate the Merger, Coeptis stockholders must approve the Merger, the amendment to the amended and restated certificate of incorporation, the equity incentive plan, and the members of the Board of the combined company. In addition to obtaining such securityholder approvals and appropriate regulatory approvals, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived, including, among other things:

•	Any waiting period (and any extension thereof) applicable to the consummation of the Merger Agreement under any Antitrust Laws has expired or been terminated.

•	All consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by the Merger Agreement has been obtained or made.

•	No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by the Merger Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by the Merger Agreement

•	Nasdaq shall have approved the continued listing of the Coeptis Common Stock (including the shares of Coeptis Common Stock comprising the Merger Consideration pursuant to the Merger Agreement) on Nasdaq following the consummation of the Merger and the other transactions contemplated therein.

•	The members of the Board of the combined company shall have been elected or appointed as of the Closing.

•	The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

In addition, unless waived by Z Squared, the obligations of Z Squared to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Coeptis of customary certificates and other Closing deliverables: (i) the representations and warranties of Coeptis being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Coeptis and Merger Sub having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Coeptis since the date of the Merger Agreement which is continuing and uncured; (iv) filing of the Final Purchaser Certificate of Incorporation with the Secretary of State of the State of Delaware; (v) consummation of the Technology Subsidiary Contribution; and (vi) delivery of an officer certificate, secretary certificate, and good standing certificate.

Unless waived by Coeptis, the obligations of Coeptis and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Z Squared of customary certificates and other Closing deliverables: (i) the representations and warranties of Z Squared being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Z Squared having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Z Squared since the date of the Merger Agreement which is continuing and uncured; (iv) execution of ancillary documents; (v) Z Squared shall have (a) a Company Asset Value of not less than $660,300,000, less the sum of (y) all Company Debt being assumed by the Purchaser post-Merger and (z) Company Transaction Expenses being assumed by Purchaser post-Merger, and (b) delivered at Closing at least 9,000 mining machines; (vi) the Coeptis Common Stock to be issued in connection with the Transactions shall be approved for listing on Nasdaq; (vii) the Spin Out organization shall be in full force and effect and the Spin Out SPV Dividend shall have been declared; and (viii) Z Squared shall be in compliance with the Broadstreet Order.

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Representations and Warranties

The Merger Agreement contains customary, reciprocal (other than to the extent inapplicable to Coeptis, Merger Sub or Z Squared) representations and warranties of Coeptis, Merger Sub and Z Squared for a transaction of this type relating to, among other things:

•	subsidiaries;

•	organization and qualification;

•	authority

•	capital stock;

•	Coeptis SEC reports; financial statements; undisclosed liabilities

•	the absence of changes;

•	litigation;

•	compliance with applicable law;

•	real and personal property;

•	certain information;

•	investigation, no other representations;

•	any brokerage or finder’s fee or other fee or commission payable in connection with the Merger;

•	Merger Sub activities; and

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Merger, but their accuracy forms the basis of one of the conditions to the obligations of Coeptis and Z Squared to complete the Merger.

No Solicitation

Pursuant to the Merger Agreement, Coeptis has agreed that it will not, and will not permit or authorize any of its subsidiaries or their respective representatives, directly or indirectly, to solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any “Acquisition Proposal,” as defined in the Merger Agreement, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal.

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Preparation of Proxy Statement and Meeting of Coeptis Stockholders

As promptly as practicable after the date of the Merger Agreement, Coeptis has agreed to (i) prepare (with Z Squared’s reasonable cooperation) and file with the SEC (A) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the Coeptis stockholders relating to the Stockholder Meeting to be held to consider the stockholder approval matters set forth in the Merger Agreement and (B) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Coeptis Common Stock comprising the Merger Consideration, and (ii) in consultation with Z Squared, set a preliminary record date for the Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. Coeptis will cooperate and provide Z Squared (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC.

Coeptis has agreed to use its reasonable best efforts (1) to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other Transactions and (2) to cause the Proxy Statement to be mailed to the Coeptis stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

Coeptis has also agreed to take any action required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Coeptis Common Stock in the Merger and Z Squared shall furnish all information concerning Z Squared and the holders of Z Squared shares as may be reasonably requested in connection with any such action.

Coeptis has agreed to duly call, give notice of the Stockholder Meeting solely for the purpose of obtaining the required stockholder approvals. The Stockholder Meeting shall be held as promptly after the date of such notice as permitted under applicable law, the listing rules of the Nasdaq and Coeptis’ governing documents. Coeptis shall, to the extent permitted by applicable law, adjourn the Stockholder Meeting to a date specified by Z Squared for the absence of a quorum or if Coeptis has not received proxies representing a sufficient number of shares of Coeptis capital stock to obtain the necessary stockholder approvals.

Other Agreements

Each of Coeptis and Z Squared has agreed to use its commercially reasonable efforts to:

•	take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including the satisfaction, but not waiver, of the closing conditions) and, in the case of any ancillary document to which such party will be a party after the date of the Merger Agreement;

•	execute and deliver such ancillary document when required pursuant to the Merger Agreement;

•	use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any consents of any governmental entities necessary, proper or advisable to consummate the Transactions, including preparing and submitting any required notices related to any registrations obtained by any Z Squared group member from any governmental entity and preparing and submitting any requests to amend or novate any permits that may be necessary as a consequence of the Transactions; and

•	promptly inform Z Squared of any communication between any Coeptis party, on the one hand, and any governmental entity, on the other hand, and promptly inform Coeptis of any communication between Z Squared, on the one hand, and any governmental entity, on the other hand, in either case, regarding any of the Transactions.

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Each of Coeptis and Z Squared has also agreed that:

•	Coeptis, Merger Sub and Z Squared shall use commercially reasonable efforts to make all filings and other submissions and give all notices required to be made and given by such party in connection with the Merger and the transactions contemplated by the Merger Agreement;

•	neither party will make any public statement concerning the Merger during the Interim Period, without the prior written consent of Coeptis or Z Squared, as applicable (except as required by applicable law);

•	the combined company will indemnify each of the current and former directors, managers and officers of Coeptis to the fullest extent provided for under Coeptis’ and Merger Sub’s constituent documents and under law; and

•	Coeptis, Merger Sub and Z Squared shall cooperate reasonably with each other and shall provide the other party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each party of its respective obligations under the Merger Agreement and to enable the combined company to continue to meet its obligations following the consummation of the Merger.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Coeptis and Z Squared; (ii) by either Coeptis or Z Squared if any of the conditions to Closing have not been satisfied or waived by the three (3) month anniversary of the date of the Merger Agreement (the “Outside Date”) (provided, that if the SEC has not declared the Registration Statement effective on or prior to the three (3) month anniversary of the date of this Agreement, the Outside Date shall be automatically extended by three (3) months); (iii) by either Coeptis or Z Squared if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either Coeptis or Z Squared in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition and is incapable of being cured or isn’t cured within 30 days after notice of such breach or the Outside Date; (v) by Coeptis if there has been a Material Adverse Effect on Z Squared following the date of the Merger Agreement that remains uncured and continuing; (vi) by either Coeptis or Z Squared if the shareholders of Coeptis do not provide the Coeptis Shareholder Approval at an special shareholder meeting held by Coeptis; (vii) by either Coeptis or Z Squared if Z Squared holds a special meeting of its shareholders for the Z Squared Stockholder Approval and the Z Squared Stockholder Approval is not obtained; (viii) by Z Squared (at any time prior to the approval of the Merger and the issuance of Coeptis Common Stock in the Merger by Coeptis Shareholder Approval) if a Purchaser Triggering Event shall have occurred; and (ix) by Coeptis (at any time prior to the Required Company Stockholder Vote being obtained) if a Company Triggering Event shall have occurred.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination.

Termination Fee

The Merger Agreement provides for a breakup fee in favor of Coeptis in the amount of $5 million if Coeptis terminates the Merger Agreement as a result of the occurrence of a Company Trigger Event.

The Merger Agreement provides for a termination fee in favor of each party in the amount of $5 million if the other party terminates the Merger Agreement as a result of the occurrence of a Purchaser Triggering Event or Company Triggering Event.

Amendment

The Merger Agreement may be amended, supplemented or modified by the parties at any time, but only by execution of a written instrument signed by Coeptis and Z Squared.

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AGREEMENTS RELATED TO THE MERGER

Simultaneously with the execution of the Merger Agreement, certain Coeptis stockholders and Z Squared shareholders entered into voting and support agreements (the “Voting Agreements”) with Coeptis and Z Squared. Under the Voting Agreements, the applicable Coeptis stockholder or Z Squared shareholder party thereto agreed to vote all of its shares of Coeptis stock or Z Squared stock, as applicable, in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Coeptis and Z Squared stockholders for their approval. The Voting Agreements prevents transfers of the Coeptis stock held by the applicable Coeptis stockholder, and of the of the Z Squared stock held by the applicable Z Squared shareholder, in each case between the date of the Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

THE SPIN OUT TRANSACTION

The Merger Agreement contemplates that prior to the Merger, Coeptis will (i) enter into an assignment and assumption agreement providing for the contribution of substantially all its biopharmaceutical operations assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc. (such Spin Out to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership), to Spin Out Sub, in exchange for all the outstanding shares of common stock of Spin Out Sub, (ii) prior to the Merger, consummate the contribution of substantially all of Coeptis’ biopharmaceutical assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc. to Spin Out Sub pursuant to the terms of the assignment and assumption agreement; and (iii) prior to the Merger declare, and following and conditioned upon the Merger, issue a pro rata dividend of all the outstanding shares of common stock of Spin Out Sub to the stockholders of Coeptis existing on the Record Date. In connection with the Spin Out, Coeptis will also issue to the Spin Out Sub 1,000,000 shares of Coeptis Common Stock and execute and deliver to Spin Out Sub an option agreement in mutually agreeable form that (i) grants the Spin Out Sub a limited time option exercisable in its discretion to acquire GEAR Therapeutics, Inc. for the fair market value of GEAR Therapeutics, Inc. at the time of exercise, with fair market value to either be mutually agreed between the combined company and Spin Out Sub or, if there is no mutual agreement on fair market value, as determined by a mutually agreeable independent valuation expert, (ii) becomes exercisable on the six (6) month anniversary date of the Closing of the Merger, (iii) is exercisable for a period of twenty-four (24) months from the date on which the option becomes exercisable and (iv) contemplates that the exercise price for the option may be paid at the option of Spin Out Sub in cash, by return of shares of Coeptis Common Stock based on the value of the Coeptis Common Stock at the time of exercise of the option, or a combination thereof. Coeptis and Spin Out Sub shall cause the Spin Out transaction to comply with all applicable legal requirements.

The Merger Agreement provides that, effective as of immediately prior to the consummation of the Merger but conditioned upon consummation of the Merger, Coeptis shall issue the pro rata dividend of outstanding shares of Spin Out Sub to the stockholders of Coeptis existing as of the record date. Coeptis shall not amend, modify or waive any provisions of the assignment and assumption agreement without the prior written consent of Z Squared, which consent shall not be unreasonably withheld, delayed or conditioned. Prior to the closing of the Merger, Coeptis shall (i) use its commercially reasonable best efforts to seek and obtain written agreements in form and substance reasonably acceptable Z Squared from all parties to contracts that are transferred and assigned in connection with the Spin Out transaction, (ii) provide evidence reasonably satisfactory to Z Squared that no material tax will arise to Coeptis as a result of the Spin Out transaction, and (iii) deliver to Z Squared a schedule, which schedule shall be reasonably acceptable to Z Squared, setting forth the list of contracts and other assets and all related liabilities and obligations to be transferred as part of the Spin Out transaction. The Spin Out transaction shall not result in any liability to the Z Squared, the surviving corporation of the Merger, or Coeptis.

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Post-Spin Out Governance

Following the Spin Out, the board of directors of the Spin Out Sub and the Spin Out Subsidiaries will be David Mehalick and Daniel Yerace. Following the Spin Out, the executive management team of the Spin Out Sub and the Spin Out Subsidiaries is expected to be initially comprised of David Mehalick as Chief Executive Officer and President, Daniel Yerace as Executive Vice President and Brian Cogley as Chief Financial Officer. The complete biographies of each of Messrs. Mehalick, Yerace and Cogly are as follows:

David Mehalick — Chairman, Chief Executive Officer and President: Mr. Mehalick has over 30 years of experience across a variety of industries including life sciences, technology, financial services, military contracting, entertainment, and consumer products. He has served as Coeptis’ Chief Executive Officer since October 2016. Since March 2004, Mr. Mehalick has served as the Managing Director of Steeltown Consulting Group, a business consulting company through which he advises clients on business organizational and management strategies and solutions. Mr. Mehalick was the Chief Financial Officer of Information Technology Procurement Sourcing, Inc. (“ITPS”), a computer hardware and software company, from March 2017 to September 2017. In January 2019, ITPS filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Mehalick was the First Vice President at Gruntal and Co. from March 1992 to April 1995 and Senior Vice President at First Union Capital Markets from May 1995 to June 1998 and Senior Vice President at Ferris, Baker Watts, Inc., an investment banking firm from June 1998 to January 2001. Mr. Mehalick attended the University of Pittsburgh. We believe that Mr. Mehalick’s three decades in business management and more than a decade in life sciences qualifies him to serve as a director of the Company.

Daniel Yerace — Director and Vice President of Operations: Dan Yerace is a co-founder of Coeptis Pharmaceuticals and served as the Vice President of Operations. Mr. Yerace has over ten years of experience in the pharmaceutical industry and is a key strategist responsible for supply chain management, business development, portfolio management, and corporate strategy. Mr. Yerace has broad operational experience and has held leadership positions in procurement, global supply chain management, operations, and business development for small private firms and fortune 500 multi-national corporations. Prior to joining Coeptis, Mr. Yerace served as Senior Director of Global Supply Chain and Commercial Business Development for Kadmon Pharmaceuticals. Mr. Yerace holds a bachelor’s degree in economics, and a masters of business administration from Waynesburg University.

Brian Cogley — Chief Financial Officer: Brian Cogley has over 17 years of accounting and finance experience, having previously held positions of increasing authority at two “Big 4” accounting firms and served on the management teams of multiple companies in diverse industries.  An accountant by training, Mr. Cogley arrives at Z Squared with a career in corporate finance and accounting during which he advised and led the financial operations for companies spanning multiple industries including life sciences, pharmaceuticals, financial services, and manufacturing. Mr. Cogley served as the Chief Financial Officer of Coeptis Therapeutics Holdings, Inc. since May 2023 and will continue in such capacity for the combined company. At Coeptis, Mr. Cogley led the company’s financial strategy, capital markets initiatives, and public company reporting. Mr. Cogley played a critical role in guiding the company through strategic transactions, financial planning and analysis, and the execution of financing activities to support its clinical and operational goals. He oversees all aspects of the company’s financial operations, including budgeting, treasury, audit, and internal controls, while supporting cross-functional growth initiatives. From February 2022 until May 2023, Mr. Cogley was a Senior Manager, Accounting Advisory at CFGI, LLC where he served pharmaceutical and financial services clients in technical accounting implementations and execution, interim Controller roles, interim SEC Reporting Manager roles, segment reporting and carve-out engagements. From 2017-2022 Mr. Cogley held the position of Vice President of Finance & Accounting at NexTier Bank where he was a member of the Company’s senior management team and led its accounting and finance operations, including the general ledger, financial planning and analysis, internal and external financial reporting, and human resources. From 2015-2017 Mr. Cogley held the position of Global Cash Manager for Calgon Carbon Corporation, where he was responsible for all daily cash decisions across the global enterprise. From 2012-2015 Mr. Cogley was a Financial Analyst at TriState Capital Bank where he was responsible for building its Sarbanes-Oxley control environment, SEC/regulatory reporting and new system implementation, while also working on various process improvement projects. Mr. Cogley began his career at KPMG, LLP, providing audit and assurance services to a variety of clients in the financial services industry. Mr. Cogley earned a B.A. with a concentration in accounting and a Master of Business Administration with a concentration in finance from Duquesne University.

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Anticipated Accounting Treatment of the Spin Out Transaction

Material U.S. Federal Income Tax Consequences of the Spin Out Transaction

The following is a discussion of the material U.S. federal income tax consequences of the distribution of shares of Spin Out Sub common stock to Coeptis stockholders that are U.S. Holders (as defined below) following the Merger of Coeptis and Z Squared, but does not purport in any manner to be a complete or otherwise material analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion referred to below is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of the Spin Out transaction. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of Coeptis’ common stock. No ruling from the IRS or opinion of counsel has been or will be requested with respect to the tax consequences of the Spin Out transaction.

This discussion assumes and is limited to U.S. Holders who hold their Coeptis common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is an overview of certain potential tax treatment and does not address all U.S. federal income tax consequences relevant to the particular circumstances of a Coeptis stockholder. In addition, it does not address consequences relevant to Coeptis stockholder’s that are subject to particular U.S. or foreign tax rules, including, without limitation:

-	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

-	persons whose functional currency is not the U.S. dollar;

-	persons holding Coeptis securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

-	persons who are not U.S. Holders;

-	banks, insurance companies, and other financial institutions;

-	mutual funds, real estate investment trusts or regulated investment companies;

-	brokers, dealers, or traders in securities;

-	partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);

-	tax-exempt organizations or governmental organizations;

-	persons who own (or are deemed to own 5% or more (by vote or value) of the outstanding shares of Coeptis securities;

-	persons deemed to sell Coeptis’ securities under the constructive sale provisions of the Code;

-	persons who hold or receive Coeptis Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;

-	persons who hold Coeptis securities as “qualified small business stock” pursuant to Section 1202 of the Code; and

-	tax-qualified retirement plans.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Coeptis Common Stock that, for U.S. federal income tax purposes, is or is treated as:

-	an individual who is a citizen or resident of the United States;

-	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

-	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

-	a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Holders of Coeptis securities that are not U.S. Holders may have different U.S. federal income tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment of the Spin Out transaction to them under U.S. and non-U.S. tax laws.

If an entity treated as a partnership for U.S. federal income tax purposes holds Coeptis securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Coeptis securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

In addition, the following discussion does not address the tax consequences of the Spin Out transaction under U.S. federal non-income, state, local and non-U.S. tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Spin Out transaction, whether or not they are in connection with the Spin Out transaction.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE SPIN OUT TRANSACTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Classification of the Spin Out Transaction in General

The Merger Agreement provides that Coeptis will declare the distribution of stock of Spin Out Sub (which will be made to record holders of Coeptis’ securities on the Record Date) effective immediately prior to the closing of the Merger. Although the position is not free from doubt, the parties intend that the Spin Out transaction will be treated as a taxable distribution for U.S. federal income tax purposes pursuant to Section 301(a) of the Code. The amount of such distribution will be equal to the fair market value of the shares of Spin Out Sub common stock received.

Tax Consequences of the Spin Out Transaction to Coeptis

To the extent that the fair market value of the common stock of Spin Out Sub at the time of the distribution is greater than Coeptis’ tax basis in the common stock of Spin Out Sub, Coeptis will recognize gain. If the fair market value of the common stock of Spin Out Sub at the time of the distribution is less than Coeptis’ tax basis in the common stock of Spin Out Sub, Coeptis will not recognize any loss. In the event that Coeptis recognizes a gain on the distribution of the stock of Spin Out Sub, it is anticipated that the gain will be offset by either current year losses of the consolidated group or net operating loss carryforwards as a result of built in gains under Section 382 of the Code. If such losses or net operating loss carryforwards are not available in whole or in part, Coeptis may recognize gain taxable at the corporate level.

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Tax Consequences of the Spin Out Transaction to U.S. Holders

Assuming the spin-off will be treated as a taxable distribution for U.S. federal income tax purposes pursuant to Section 301(a) of the Code, the distribution of Spin Out Sub common stock will be considered a dividend for U.S. federal income tax purposes to the extent of Coeptis’ current year or accumulated earnings and profits as determined under U.S. federal income tax principles (“E&P”). Distributions in excess of E&P will be treated as a non-taxable return of capital, which reduces basis, to the extent of the U.S. Holder’s basis in Coeptis Common Stock and thereafter as capital gain. To the extent that any such amount is treated as a dividend, corporate U.S. Holders should generally be eligible for the dividends received deduction and non-corporate U.S. Holders should generally qualify for reduced rates applicable to qualified dividend income, assuming in each case, that a minimum holding period and certain other generally applicable requirements are satisfied. U.S. Holders will take a tax basis in their Spin Out Sub common stock equal to its fair market value on the date of receipt.

To the extent that the distribution of the Spin Out Sub common stock constitutes an “extraordinary dividend” with respect to a particular U.S. Holder, special rules may apply. In general, a dividend constitutes an “extraordinary dividend” if the amount of the dividend exceeds 10% of that U.S. Holder’s tax basis in its stock. For purposes of this calculation, only the portion of a distribution treated as a dividend, rather than the full amount of the distribution, is taken into account. If the portion (if any) of the distribution treated as a dividend constitutes an extraordinary dividend to a corporate U.S. Holder that both (i) claimed a dividends-received deduction with respect to the distribution and (ii) held its Coeptis Common Stock for two years or less, such U.S. Holder will reduce its tax basis in its Coeptis Common Stock (but not below zero) by an amount determined by reference to the dividends received deduction claimed. If any corporate U.S. Holder’s basis would be reduced below zero as a result of these rules, any excess would be treated as gain from the sale or exchange of Coeptis Common Stock. In addition, if the portion (if any) of the distribution treated as a dividend qualifies as an extraordinary dividend to a non-corporate U.S. Holder who had claimed a reduced rate for qualified dividend income on the distribution, such non-corporate U.S. Holder may be required to treat a portion of any loss on a subsequent sale of its Coeptis Common Stock as long-term capital loss, regardless of its actual holding period.

The determination as to whether or not a distribution of property is a dividend, return of capital, or capital gain is governed by Section 301(c) of the Code. Property distributions made by a corporation to its shareholders out of E&P are characterized as dividends. To the extent that portion of the distribution not characterized as a dividend exceeds the shareholders basis in the stock, it will be treated as gain from the sale or exchange of the property (capital gain).

In calculating the amount (if any) of the distribution to be considered a dividend, return of capital, or capital gain, it is the fair market value of the assets being distributed that is utilized in the calculation and analysis. The stock price of Coeptis generally does not factor into determining the tax treatment of the distribution and should have no bearing on the outcome to the Coeptis shareholders.

A formal E&P study has not been completed. However, based on Coeptis’ historical losses as well as the expectation that the consolidated group’s projected loss for 2025 will exceed the fair market value of the Spin Out Sub common stock, it is anticipated that Coeptis will not have any E&P. As such, the distribution of Spin Out Sub common stock is not anticipated to be treated as a taxable dividend. Such determination, however, will be based in part on factors that are outside of the control of either company and which cannot be ascertained at this time, including the closing date of the merger and the financial results of Coeptis and Z Squared through the end of Z Squared’s tax year in which the merger occurs. In addition, the determination of E&P is not binding on the IRS, and it is possible that the IRS will take a different view.

U.S. Holders should consult with their tax advisors regarding the possible applicability and effects of the extraordinary dividend provisions, including the possible availability of an election to substitute the fair market value of the Coeptis Common Stock for its tax basis for purposes of determining if the portion (if any) of the distribution treated as a dividend constitutes an extraordinary dividend. Such election will generally be available if the fair market value of the Coeptis Common Stock as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury.

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Information Reporting and Backup Withholding

Coeptis will be required to complete IRS Form 8937 for each distribution that affects shareholder basis and post it on the Investor Relations portion of its website within 45 days of the dividend payment date. This form will provide details on the expected changes in the tax basis of the shares and the portion of the distribution of stock of Spin Out Sub paid out of E&P. The final determination of the tax treatment of annual distributions (dividends versus return of capital) is reported to U.S. Holders on Form 1099-DIV. This form will be mailed to U.S. shareholders in early 2026, assuming the Merger occurs in 2025.

Payments of proceeds (if any) from the distribution of Spin Out Sub stock to a shareholder may be subject to information reporting to the IRS and, possibly, backup withholding. Backup withholding will not apply if the shareholder furnishes both a correct taxpayer identification number and a certification that such shareholder is not subject to backup withholding, or otherwise establishes that an exemption applies. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder of Coeptis Common Stock’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Coeptis Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR HOLDER. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF THE SPIN OUT TRANSACTION IN LIGHT OF THE HOLDER’S OWN CIRCUMSTANCES.

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UNAUDITED PRO FORMA CONDENSED SPIN-OUT FINANCIAL INFORMATION

The Company is providing the following unaudited pro forma condensed spin-out financial information to aid you in your analysis of the financial aspects of the following: (i) the approval of the issuance of Coeptis common stock in the Merger in accordance with the terms of the Agreement and Plan of Merger, dated as of April 25, 2025, as amended from time to time; (ii) the approval of the spin out of the operations comprising Coeptis’ biopharmaceutical operations other than those related to GEAR Therapeutics, Inc. (the “Spin Out Proposal”), and (iii) other adjustments subject to shareholder vote. The following unaudited pro forma condensed carve-out financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma carve-out financial statements are intended to provide information about the impact of the divestiture of Spin Out Proposal as if the divestiture had been consummated as of and for the period ended March 31, 2025. The spin out adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on post-divested Coeptis results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma carve-out financial statements have been made.

The Spin Out Adjustments give effect to the Company’s planned divestiture of substantially all its biopharmaceutical operations assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc (the “Spin Out”). The unaudited pro forma carve-out balance sheet as of March 31, 2025 reflects the historical unaudited condensed consolidated balance sheet of Coeptis Therapeutics Holdings, Inc. as of March 31, 2025 adjusted to show the impact of the divestiture on Coeptis’ unaudited balance sheet as if the Spin Out occurred on the balance sheet date. The unaudited pro forma carve-out statement of operations for the three months ended March 31, 2025 reflects the historical unaudited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. for the three months ended March 31, 2025 adjusted to show the impact of the divestiture on Coeptis’ unaudited balance sheet as if the Spin Out occurred on January 1, 2025.

The pro forma information is presented for illustrative purposes only and does not necessarily reflect the financial position of the Company had the divestiture actually occurred on that date, nor does it purport to project the future financial position of the Company following the divestiture. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited spin out adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed carve-out financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•	The accompanying Notes to the unaudited pro forma condensed carve-out financial statements;
•	the historical unaudited financial statements of Coeptis as of and for the three months ended March 31, 2025 included in Coeptis’ Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025;
•	the sections titled “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form S-4, and
•	other information relating to Coeptis included in this Form S-4, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “The Spin Out Transaction”

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Description of the Spin Out

The Merger Agreement contemplates that prior to the Merger, Coeptis will (i) enter into an assignment and assumption agreement providing for the contribution of substantially all its biopharmaceutical operations assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc. (such Spin Out to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership), to “Spin Out”, in exchange for all the outstanding shares of common stock of Spin Out Sub, (ii) prior to the Merger, consummate the contribution of substantially all of Coeptis’ biopharmaceutical assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc. to Spin Out Sub pursuant to the terms of the assignment and assumption agreement; and (iii) prior to the Merger declare, and following and conditioned upon the Merger, issue a pro rata dividend of all the outstanding shares of common stock of Spin Out Sub to the stockholders of Coeptis existing on the Record Date. In connection with the Spin Out, Coeptis will also issue to the Spin Out Sub 1,000,000 shares of Coeptis Common Stock and execute and deliver to Spin Out Sub an option agreement in mutually agreeable form that (i) grants the Spin Out Sub a limited time option exercisable in its discretion to acquire GEAR Therapeutics, Inc. for the fair market value of GEAR Therapeutics, Inc. at the time of exercise, with fair market value to either be mutually agreed between the combined company and Spin Out Sub or, if there is no mutual agreement on fair market value, as determined by a mutually agreeable independent valuation expert, (ii) becomes exercisable on the six (6) month anniversary date of the Closing of the Merger, (iii) is exercisable for a period of twenty-four (24) months from the date on which the option becomes exercisable and (iv) contemplates that the exercise price for the option may be paid at the option of Spin Out Sub in cash, by return of shares of Coeptis Common Stock based on the value of the Coeptis Common Stock at the time of exercise of the option, or a combination thereof. Coeptis and Spin Out Sub shall cause the Spin Out transaction to comply with all applicable legal requirements. The Merger Agreement provides that, effective as of immediately prior to the consummation of the Merger but conditioned upon consummation of the Merger, Coeptis shall issue the pro rata dividend of outstanding shares of Spin Out Sub to the stockholders of Coeptis existing as of the record date.

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Spin Out Sub

Unaudited Pro Forma Condensed Consolidated Carve-out Balance Sheet

As of March 31, 2025

	Coeptis (Historical)	Spin Out Adjustments		Pro Forma Adjusted Carve-out Balance Sheet

CURRENT ASSETS
Cash	$4,268,368	$–		$4,268,368
Prepaid assets	382,628	–		382,628
Total current assets	4,650,996	–		4,650,996

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	–		25,237
Less: accumulated depreciation	(14,924)	–		(14,924)
Furniture and fixtures, net	10,313	–		10,313

OTHER ASSETS
Investments	6,941,083	(1,250,000)	(1)	5,691,083
Intangible assets, net	496,719	(496,719)	(1)	–
Co-development options, net	1,304,167	(1,304,167)	(1)	–
Right of use assets, net of accumulated amortization	49,789	–		49,789
Total other assets	8,791,758	(3,050,886)		5,740,872
TOTAL ASSETS	$13,453,067	$(3,050,886)		$10,402,181

CURRENT LIABILITIES
Accounts payable	$1,120,657	$(67,014)	(1)	$1,053,643
Accrued expenses	602,447	–		602,447
Notes payable, in default	100,000	–		100,000
Convertible notes payable, net of debt discount	1,739,244	(725,921)	(1)	1,013,323
Right of use liability, current portion	32,191	–		32,191
Derivative liability	635,489	(635,489)	(1)	–
Customer deposit	1,187,126	(1,187,126)	(1)	–
Other current liabilities	235,000	–		235,000
Total current liabilities	5,652,154	(2,615,550)		3,036,604

LONG TERM LIABILITIES
SBA loan payable	150,000	–		150,000
Derivative liability warrants	169,125	(169,125)	(1)	–
Right of use liability, non-current portion	18,874	–		18,874
TOTAL LONG TERM LIABILITIES	337,999	(169,125)		168,874
TOTAL LIABILITIES	5,990,153	(2,784,675)		3,205,478

Members' Equity
Members' controlling equity	6,478,614	74,820	(1)	6,553,434
Non-controlling interest	984,300	(341,031)	(1)	643,269
Total members' equity	7,462,914	(266,211)		7,196,703
Total liabilities and members' equity	13,453,067	(3,050,886)		10,402,181

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Spin Out Sub

Unaudited Pro Forma Condensed Consolidated Carve Out Statement of Operations

For the three months ended March 31, 2025

	Coeptis (Historical)	Spin Out Adjustments		Pro Forma Statement of Operations

SALES
Sales	$62,874	$(62,874)	(2)	$–
Total sales	62,874	(62,874)		–
Cost of goods	45,156	(45,156)	(2)	–
Gross Profit	17,718	(17,718)		–

OPERATING EXPENSES
Research and development expense	86,659	(60,000)	(2)	26,659
Salary expense	439,173	(131,752)	(2)	307,421
Amortization and depreciation expense	250,000	–		250,000
Professional services expense	2,325,567	(2,114,916)	(2)	210,651
Stock based compensation	597,731	(597,731)	(2)	–
Selling and marketing expense	106,500	(106,500)	(2)	–
General and administrative expense	269,072	(172,330)	(2)	96,742
Total operating expense	4,074,702	(3,183,229)		891,473

LOSS FROM OPERATIONS	(4,056,984)	3,165,511		(891,473)

OTHER INCOME (EXPENSE)
Interest expense, net	(71,491)	84,119	(2)	12,628
Other (expense) income	111,414	–		111,414
Change in fair value of derivative liabilities	596,120	(596,120)	(2)	–
TOTAL OTHER INCOME (EXPENSE), net	636,043	(512,001)		124,042

LOSS BEFORE INCOME TAXES	(3,420,941)	2,653,510		(767,431)

PROVISION FOR INCOMES TAXES (BENEFIT)	–	–		–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(363,211)	181,606	(2)	(181,606)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(3,057,730)	–		(585,826)
NET LOSS	$(3,420,941)	$181,606		$(767,431)

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NOTES TO UNAUDITED PRO FORMA CONDENSED CARVE-OUT FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements reflect adjustments made to the Company’s historical financial statements to present the effects of the divestiture of Spin Out Sub, pursuant to the Merger Agreement. The adjustments are based on preliminary estimates and assumptions, which are subject to change.

The unaudited pro forma condensed consolidated carve-out balance sheet as of March 31, 2025 reflects the historical unaudited condensed consolidated balance sheet of Coeptis Therapeutics Holdings, Inc. and the divestiture of the Spin Out Sub as of March 31, 2025 on a pro forma basis as if the Spin Out Proposal had been consummated on March 31, 2025.

The unaudited pro forma condensed consolidated carve-out statement of operations for the three months ended March 31, 2025 reflects the historical unaudited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. and the divestiture of the Spin Out Sub for the three months ended March 31, 2025 on a pro forma basis as if the Spin Out Proposal had been consummated on January 1, 2025, the earliest period presented.

The historical financial information has been adjusted to give effect to the factually supportable events that are related and/or directly attributable to the Spin Out Proposal, the Merger and related transactions. The adjustments presented on the unaudited pro forma carve-out financial statements have been identified and presented to offer relevant information necessary to provide a reasonable basis for understanding of the Spin Out Sub upon consummation of the Spin Out Proposal. These adjustments are (i) directly attributable to the divestiture, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s consolidated financial position and results of operations. The pro forma financial information does not reflect any potential cost savings or other synergies that may result from the transaction.

Note 2 – Spin Out Adjustments to the Unaudited Pro Forma Condensed Carve-out Financial Information

(1)	To reflect the removal of the assets, liabilities and non-controlling interest attributable to the acquired business units by Z Squared. The pro forma results are not necessarily indicative of the Company’s results of operations had the Merger occurred on the dates assumed, nor are they necessarily indicative of future results.

(2)	To reflect the removal of the revenues, expenses, and results of operations attributable to the acquired business units by Z Squared. The pro forma results are not necessarily indicative of the Company’s results of operations had the Merger occurred on the dates assumed, nor are they necessarily indicative of future results.

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COEPTIS DIRECTORS, OFFICERS AND CORPORATE GOVERNANCE (PRE-MERGER)

Independence of Coeptis Board

The Coeptis Board evaluates the independence of each nominee for election as a director of Coeptis in accordance with the Nasdaq Listing Rules. Pursuant to these rules, a majority of the Coeptis Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on Coeptis’ Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Coeptis Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Coeptis Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Coeptis and its management.

As a result, the Coeptis Board has affirmatively determined that four of its directors meet the definition of “independence” in accordance with the Nasdaq Listing Rules. The Coeptis Board has also affirmatively determined that all members of Coeptis’ Audit Committee, Nominating Committee and Compensation Committee are independent directors.

Leadership Structure and Role of Coeptis Board in Risk Oversight

The Coeptis Board currently consists of seven directors. The Coeptis Board has not appointed a lead independent director. Due to the size of the Board, the independent directors are able to closely monitor the activities of Coeptis. In addition, the independent directors are able to meet independently with Coeptis’ independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Coeptis Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Coeptis Board changes and/or grows in the future, the Coeptis Board may re-evaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Coeptis Board as a whole has ultimate responsibility for the Company’s oversight of risk management.

Meetings of Coeptis Board

The Coeptis Board met on six (6) occasions during the fiscal year ended December 31, 2024. None of the incumbent directors attended fewer than two-thirds of the board meetings.

There are four committees of the Coeptis Board: the Audit Committee; the Nominating Committee; the Compensation Committee; and the Strategic Advisory Committee.

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COEPTIS EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2024 are David Mehalick, our Chief Executive Officer, Daniel Yerace, our Vice President of Operations, Brian Cogley, our Chief Financial Officer, Colleen Delaney, our former Chief Scientific and Medical Officer and Christine Sheehy, our former Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for the years ended December 31, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Mehalick	2024	360,000	–	–	–	–	–	–	360,000
Chairman, CEO and President	2023	360,000	–	–	–	–	–	–	360,000

Daniel Yerace	2024	360,000	–	–	–	–	–	–	360,000
Vice President of Operations	2023	360,000	–	–	–	–	–	–	360,000

Brian Cogley	2024	200,000	–	–	–	–	–	–	200,000
Chief Financial Officer	2023	200,000	8,000	–	–	–	–	–	208,000

**Colleen Delaney	2024	360,000	–	–	–	–	–	–	360,000
Chief Scientific and Medical Officer	2023	360,000	–	–	–	–	–	–	360,000

*Christine Sheehy	2024	83,769	–	–	–	–	–	–	83,769
Former Chief Financial Officer	2023	150,999	–	–	–	–	–	–	150,999

* Ms. Sheehy stepped down as Chief Financial Officer in 2023 and remains with the Company as Vice President of Compliance and Secretary.

** Ms. Delaney stepped down as Chief Medical and Scientific Officer in March 2025 and continues with Coeptis on a consulting basis to provide transition services for up to six months.

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Employment Agreements with Named Executive Officers

Coeptis is party to employment agreements with David Mehalick and Daniel Yerace, each of which are described below. The Company does not currently have employment agreements with any of its other officers and directors. These employment agreements will be assigned to the Spin Out Sub as part of the Spin Out transaction.

David Mehalick: David Mehalick, our President and Chief Executive Officer, entered into an employment agreement with Coeptis Therapeutics, Inc. on February 21, 2022 (the “Effective Date”) covering Coeptis and its subsidiary, Coeptis Pharmaceuticals. The employment agreement is in effect immediately and will remain in effect until the termination of the employment agreement by either party in accordance with Section 5 of the employment agreement. Mr. Mehalick shall report to the Board of Directors and shall have the duties, responsibilities and authority as may from time to time be assigned to him by the Board of Directors. Under the employment agreement, Coeptis currently pays to Mr. Mehalick an annualized salary at the rate of $360,000. Mr. Mehalick will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements that Coeptis may have in effect from time to time. The foregoing summary does not purport to be complete and is qualified in its entirety by reference Mr. Mehalick’s employment agreement, which is filed as Exhibit 4.1 to Coeptis’ Current Report on Form 8-K filed on February 21, 2022. This employment agreement was assumed by the Company in connection with the Merger.

Daniel Yerace: Daniel A. Yerace, our Vice President of Operations, entered into an employment agreement with Coeptis on the Effective Date covering Coeptis and its subsidiary, Coeptis Pharmaceuticals. The employment agreement is in effect immediately and will be effective from the Effective Date until the termination of the employment agreement by either party in accordance with Section 5 of the employment agreement. Mr. Yerace reports to the President of Coeptis and has the duties, responsibilities and authority as may from time to time be assigned to him by Coeptis’ President. Under the employment agreement, Coeptis currently pays to Mr. Yerace an annualized salary at the rate of $360,000. Mr. Yerace will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements that Coeptis may have in effect from time to time. The foregoing summary does not purport to be complete and is qualified in its entirety by reference Mr. Yerace’s employment agreement, which is filed as Exhibit 4.1 to Coeptis’ Current Report on Form 8-K filed on February 21, 2022. This employment agreement was assumed by the Company in connection with the Merger.

Brian Cogley: Mr. Cogley joined the Company in 2023. For 2024, Mr. Cogley is currently to receive, (i) an initial base salary of $200,000 per year, (ii) eligibility for annual discretionary bonus, (iii) participation in the Company’s stock incentive plan with the number of stock options to be determined and (iv) additional benefits generally available to other salaried employees of the Company. Mr. Cogley’s employment is “at will”.

Potential Payments upon Termination or Change in Control

We are not aware of any arrangements or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Outstanding Equity Awards at 2024 Fiscal Year-End

The Company had unexercised options (including stock options that have not vested) to purchase an aggregate of 279,625 shares of Common Stock outstanding for executive officers, directors, and consultants as of December 31, 2024. The Company had unexercised options to purchase an aggregate of 82,850 shares of Common Stock outstanding for executive officers, directors, and consultants as of December 31, 2023.

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Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

Non-employee directors were each paid a total of $20,000 and $18,333 for service as a director during 2024 and 2023, respectively.

Coeptis’ Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

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Z SQUARED’S EXECUTIVE AND DIRECTOR COMPENSATION

The following tables and accompanying narrative set forth information about the 2023 and 2024 compensation provided to Z Squared’s principal executive officer who will serve as an executive officer of Coeptis following the closing of the Merger. This individual, who is referred to in this section as a “named executive officer,” and his position is as follows:

David Halabu, Chief Executive Officer

Narrative Disclosure to Executive and Director Compensation

In fiscal years 2024 and 2023, Z Squared paid no compensation to its officers or directors.

Z Squared’s “named executive officers” and their positions were as follows in 2024:

•	David Halabu, President and Chief Executive Officer;

•	Michelle Burke, Chief Operating Officer; and

•	Brett Vroman, Chief Financial Officer.

Outstanding Equity Awards at 2024 Fiscal Year-End

Z Squared had no outstanding equity awards at December 31, 2024.

Post-Closing of the Merger Executive Compensation

Following the closing of the Merger, the board of directors of the combined company is expected to develop an executive compensation program that is designed to align compensation with Z Squared’s business objectives and the creation of stockholder value, while enabling Z Squared to attract, retain, incentivize and reward individuals who contribute to the long-term success of the combined company. Decisions regarding the executive compensation program will be made by the compensation committee of the board of directors of the combined company. This section describes the plans and arrangements the board of directors of the combined company is expected to maintain following the closing of the Merger, for the benefit of employees, including the named executive officers.

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Following the closing of the merger, the Company will implement the following executive compensation arrangements, effective as of the Effective Date. David Halabu shall receive an annual base salary of $300,000, payable in accordance with the Company’s customary payroll practices and applicable wage laws. The Compensation Committee of the Board (the “Compensation Committee”) shall periodically review and may adjust this base salary, provided it does not fall below the stated minimum. In addition to base salary, David Halabu will be eligible for an annual equity bonus in the form of restricted stock units (“RSUs”) with a grant date fair market value equal to four times the then-current base salary (i.e., $1,200,000 as of the Effective Date), vesting in equal quarterly installments over one year, subject to continued employment. David Halabu shall also be eligible to receive a performance-based annual RSU award, also equal to four times base salary (i.e., $1,200,000 as of the Effective Date), contingent upon the Company achieving at least 95% operational uptime for the fiscal year. If achieved, such RSUs will vest in full on the one-year anniversary of the applicable fiscal year end, subject to continued employment. In addition, David Halabu shall be granted stock appreciation options to purchase 500,000 shares of common stock at the fair market value on the Effective Date. These options will vest in full upon the Company’s stock price appreciating by 50% above the grant-date value, and remain exercisable for ten years, subject to earlier termination under the Company’s equity incentive plan. The Compensation Committee may also, in its sole discretion, grant David Halabu additional equity awards from time to time.

Michelle Burke shall receive an annual base salary of $250,000, subject to periodic review and potential adjustment (but not below the initial amount) by the Compensation Committee. In addition, Michelle Burke will be eligible for an annual RSU bonus equal to four times the then-current base salary (i.e., $1,000,000 as of the Effective Date), vesting quarterly over one year, subject to continued employment. Michelle Burke shall also be eligible for a performance-based RSU award equal to four times base salary (i.e., $1,000,000 as of the Effective Date), subject to the Company’s installed and non-defective mining equipment maintaining an operational uptime average of at least ninety percent (90%) (i.e., online and actively hashing with 10% or less downtime) during the applicable fiscal year, with full vesting on the one-year anniversary of such fiscal year end if the condition is met and the Executive remains employed through the vesting date. The Compensation Committee may, at its discretion, grant additional equity awards to Michelle Burke under the Company’s equity incentive plans.

Brian Cogley shall receive an initial annual base salary of $180,000, and, as of January 1, 2026, Mr. Cogley’s annual base salary shall be increased to $200,000, subject to periodic review and potential adjustment (but not below the initial amount) by the Compensation Committee. In addition, Mr. Cogley will be eligible for an annual equity bonus in the form of RSUs with a grant date fair market value equal to one times the then-current base salary (i.e., $180,000 as of the Effective Date), vesting in equal quarterly installments over one year, subject to continued employment. Mr. Cogley shall also be granted stock appreciation options to purchase 100,000 shares of common stock at the fair market value on the Effective Date. These options will vest in full upon the Company’s stock price appreciating by 50% above the grant-date value, and remain exercisable for ten years, subject to earlier termination under the Company’s equity incentive plan.

All RSU and option awards described herein shall be subject to the terms and conditions of the Company’s equity incentive plan and applicable award agreements, which shall control in the event of any inconsistency.

Compensation of Directors

Following the closing of the Merger, the Company will implement the following compensation program for its non-employee directors. Each independent director shall receive a cash retainer of $6,000 per quarter, payable in accordance with the Company’s standard director compensation practices. The Chairperson of the Audit Committee shall receive a higher quarterly cash retainer of $8,500 in recognition of the additional responsibilities associated with that role. In addition to cash compensation, each independent director shall be granted an initial award of RSUs with a grant date fair market value of $150,000. Thereafter, each independent shall receive an annual grant of RSUs with a grant date fair market value of $36,000, and the Chairperson of the Audit Committee shall receive an annual grant of RSUs with a grant date fair market value of $50,000. These RSUs shall vest in full on the one-year anniversary of the grant date, subject to the director’s continued service on the Board through the applicable vesting date. All RSU awards shall be subject to the terms and conditions of the Company’s equity incentive plan and the applicable award agreements, which shall govern in all respects.

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MATTERS BEING SUBMITTED TO A VOTE OF COEPTIS STOCKHOLDERS

PROPOSAL NO. 1: MERGER PROPOSAL

At the Stockholder Meeting, the Coeptis stockholders will be asked to adopt the approval of the issuance of Coeptis Common Stock in accordance with the terms of the Merger Agreement and the transactions contemplated thereby, including the change of control of Coeptis resulting from the Merger. Holders of Coeptis common stock should read this information statement and proxy statement/prospectus carefully and in its entirety, including the annexes. For more detailed information concerning the Merger Agreement, the Merger, and the matters related thereto see “The Merger Agreement” elsewhere in the prospectus/proxy statement. A copy of the Merger Agreement is attached to this information statement and proxy statement/prospectus as Annex A.

Risk Factors

The Merger is subject to certain risks See “Risk Factors — Risks Related to the Merger” elsewhere in the prospectus/proxy statement.

Nasdaq Listing Rules

Under Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock, among other things, in connection with the acquisition of another company’s stock, if the number of shares of common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. The potential issuance of the shares of Coeptis common stock in the Merger exceeds the 20% under the Nasdaq Listing Rules. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a)(1), Coeptis must obtain the approval of Coeptis stockholders for the issuance of these shares of common stock in the merger.

Under Nasdaq Listing Rule 5635(b), a company listed on Nasdaq is required to obtain stockholder approval prior to an issuance of stock that will result in a “change of control” of the listed company. Nasdaq has determined that the merger constitutes a “change of control” of the listed company. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(b), Coeptis must obtain the approval of Coeptis stockholders of the change of control resulting from the Merger.

Required Vote

The affirmative vote of holders of a majority of votes properly cast at the Stockholder Meeting is required for approval, for purposes of Nasdaq Listing Rules 5635(a) and (b), of the issuance of shares of Coeptis Common Stock pursuant to the terms of the Merger Agreement and the transactions contemplated thereby, including the change of control of Coeptis resulting from the Merger.

The disinterested members of the Coeptis board has unanimously (i) approved the terms of the Merger Agreement and the transactions contemplated thereby, (ii) determined that it is advisable to enter into the Merger Agreement, (iii) approved the execution and delivery by Coeptis of the Merger Agreement, the performance by Coeptis of its covenants and agreements contained therein and the consummation of the transactions upon the terms and subject to the conditions contained in the Merger Agreement, and (iv) resolved to submit the Merger Agreement to the Coeptis stockholders and to recommend the adoption of the Merger Agreement by the Coeptis stockholders.

THE DISINTERESTED MEMBERS OF THE COEPTIS BOARD UNANIMOUSLY RECOMMEND A VOTE “FOR” THIS PROPOSAL NO. 1 TO APPROVE THE TRANSACTION COMPRISING THE MERGER PROPOSAL, INCLUDING THE MERGER AND THE ISSUANCE OF SHARES OF COEPTIS COMMON STOCK AS THE MERGER CONSIDERATION.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of (i) the issuance of shares of Coeptis common stock pursuant to the Merger Agreement, which will represent more than 20% of the shares of Coeptis common stock outstanding immediately prior to the Merger, (ii) the change of control resulting from the merger pursuant to Nasdaq listing rules 5635(a) and 5635(b), respectively and (iii) the consummation of the Spin Out Transaction including the pro rata dividend of all the outstanding shares of common stock of Spin Out Sub to the existing Coeptis stockholders as of the Record Date.

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PROPOSAL NO. 2:

THE SPIN OUT PROPOSAL

At the Stockholder Meeting, as contemplated by the Merger Agreement, the Coeptis stockholders will be asked to approve the contribution by Coeptis of its biopharmaceutical operations assets and liabilities other than those related to the operations of GEAR Therapeutics, Inc. (such contribution to include its subsidiary SNAP Biosciences, Inc., in which it currently holds an 85% ownership interest), to Spin Out Sub in exchange for all the outstanding shares of common stock of Spin Out Sub, and effective as of immediately prior to the consummation of the Merger but conditioned on the Merger, issue a pro rata dividend of all the outstanding shares of common stock of Spin Out Sub payable to the Coeptis stockholders as of ______________, 2025, the record date for the determination of stockholders entitled to notice of, and to vote at, the Stockholder Meeting.

Holders of Coeptis common stock should read this prospectus/ proxy statement carefully and in its entirety, including the Spin Out stand-alone financial statement included in this prospectus/proxy statement and the annexes hereto. For more detailed information concerning the Spin Out transaction and the matters related thereto, see “The Spin Out Transaction” elsewhere in the prospectus/proxy statement.

Risk Factors

The Spin Out is subject to certain risks. See “Risk Factors — Risks Related to the Spin Out Transaction” elsewhere in the prospectus/proxy statement.

Required Vote; Recommendation of Board of Directors

The affirmative vote of holders of a majority of voting power outstanding on the record date for the Stockholder Meeting is required to approve the Spin Out Transaction.

The disinterested members of the Coeptis board have unanimously (i) approved the Spin Out transaction and (ii) determined that it is advisable to consummate the Spin Out transaction in connection with and conditioned on the consummation of the Merger.

The Spin Out transaction cannot be consummated without the approval of this Proposal No. 2. and the consummation of the Merger.

THE DISINTERESTED MEMBERS OF THE COEPTIS BOARD RECOMMEND A VOTE “FOR” THIS PROPOSAL NO. 2 TO APPROVE THE SPIN OUT TRANSACTION.

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PROPOSAL NO. 3:

CERTIFICATE OF INCORPORATION PROPOSAL

At the Stockholder Meeting, Coeptis stockholders will be asked to approve an amendment to the amended and restated certificate of incorporation, as amended, of Coeptis to change the corporate name of Coeptis to “Z Squared Inc.” in the form attached as Annex B to this proxy statement/prospectus, each pursuant to the Merger Agreement.

Corporate Name Change

The certificate of incorporation amendment also amends the amended and restated certificate of incorporation as amended to change the corporate name of Coeptis to “Z Squared Inc.” Approval by Coeptis’ stockholders of the corporate name change is a condition to completion of the Merger.

Following consummation of the, Z Squared Inc.’s business will be the business of the combined company. The corporate name change, if approved by Coeptis’ stockholders, would have the effect of changing Coeptis’ legal name.

Procedure for Effecting the Certificate of Incorporation Amendment

If the Coeptis stockholders approve the amendment to the Coeptis amended and restated certificate of incorporation as amended effecting the corporate name change, and if the Coeptis Board still believes that a corporate name change is in the best interests of Coeptis and its stockholders, Coeptis will file the amendment to the amended and restated certificate of incorporation as amended with the Secretary of State of the State of Delaware at such time as the Coeptis Board has determined to be the appropriate time. The Coeptis Board may delay effecting the Name Change Proposal without resoliciting stockholder approval.

As soon as practicable after the certificate of incorporation amendment effective time, stockholders will be notified that the certificate of incorporation amendment has been effected.

Required Vote

The affirmative vote of the holders of a majority of the voting power on the record date for the Stockholder Meeting is required to approve the amendment of our amended and restated certificate of incorporation to effect the Coeptis Name Change. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

THE DISINTERESTED MEMBERS OF THE COEPTIS BOARD UNANIMOUSLY RECOMMEND A VOTE “FOR” THIS PROPOSAL NO. 3 TO CHANGE THE CORPORATE NAME FROM COEPTIS THERAPEUTICS HOLDINGS, INC. TO “Z SQUARED INC.”

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the amendment to the amended and restated certificate of incorporation of Coeptis as amended to change the corporate name of Coeptis to “Z Squared Inc.”

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PROPOSAL NO. 4: EQUITY INCENTIVE PLAN PROPOSAL

In this Proposal No. 4, Coeptis is asking its stockholders to approve the Coeptis 2025 Incentive Compensation Plan (the “Plan”). If the Plan is approved by Coeptis’ stockholders, the Plan will become effective on the closing date of the Merger. If the Plan is not approved by Coeptis’ stockholders, it will not become effective and no stock awards will be granted thereunder. The Plan is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached hereto as Annex C.

The Plan is intended to replace the Coeptis 2022 Equity Incentive Plan (the “2022 Plan”). If the Plan becomes effective, then no additional stock awards will be granted under the 2022 Plan as in effect immediately prior to the closing date of the Merger, although all outstanding stock awards granted under the 2022 Plan as in effect immediately prior to the closing date of the Merger will remain outstanding. All outstanding stock awards granted under the existing Coeptis stock incentive plans will be accelerated in accordance with their terms.

Reasons to Approve the Plan

The purpose of the Plan is to enhance the ability of the combined company to attract, retain and incentivize employees, independent contractors and directors and promote the success of its business. Equity compensation will be a vital element of the combined company’s compensation program and the ability to grant stock awards at competitive levels is in the best interest of the combined company and its shareholders.

Approval of the Plan by Coeptis’ stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation plans and allow the grant of incentive stock options under the Plan. If the Plan is approved by Coeptis’ stockholders, the Plan will become effective as of the closing of the Merger and the combined company will register the necessary shares of its common stock on a Registration Statement on Form S-8. The approval of the Plan is a condition to the closing of the Merger.

Description of the Plan

Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, Non-Employee Directors, and all Consultants and advisors to the Company, its Affiliates and/or Subsidiaries, as determined by the Committee (the “Participants”).

Ten Percent Owner. A ten percent owner (“Ten Percent Owner”) is a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.

Awards. The awards (“Awards”) available pursuant to the Plan include, individually or collectively, grant or award of stock options (“Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) (including unrestricted stock), restricted stock units (“RSUs”), performance stock units (“PSUs”), performance shares (“Performance Shares”), deferred stock awards (“Deferred Stock Awards”) or other stock-based awards (“Other Stock-Based Awards”), dividend equivalent awards (“Dividend Equivalents Awards”) and performance bonus awards (“Performance Bonus Awards”), in each case subject to the terms of the Plan.

Authorized Shares. Subject to adjustment as provided in Plan, the aggregate number of shares of common stock which may be issued or transferred pursuant to Awards under the Plan shall be not more than fifteen percent (15%) of the number of shares of common stock issued and outstanding from time to time. Notwithstanding the foregoing, in order that the applicable regulations under the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Treasury Regulations issued thereunder relating to Incentive Stock Options be satisfied, the maximum number of shares of Common Stock that may be delivered upon exercise of Incentive Stock Options shall be 300,000, as adjusted

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Plan Administration. The Compensation Committee (the “Committee”) will have complete control over the administration of the Plan and will have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which shares of Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.

Incentive Stock Option Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

Stock Options. Incentive Stock Options and Non-qualified Stock Options are granted under stock option agreements in a form approved by the Committee. The Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Ten Percent Owner, such Incentive Stock Option shall be granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant. Stock Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Committee.

The Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of five (5) years following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of one (1) year following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Committee and may include (i) cash, check, bank draft or money order, (ii) the tender of shares of our Common Stock previously owned by the option holder, (iii) a net exercise of the option if it is an NSO or (iv) other legal consideration approved by the Board.

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Unless the Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements in a form approved by the Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. SARS are granted under stock appreciation right agreements in a form approved by the Committee. The Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A SAR granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. SARs may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement. With respect to SARs granted in tandem with Stock Options, the exercise of either such Stock Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Stock Options, as the case may be. The exercise price per share of Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted.

The Committee determines the term of SARS granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and five (5) years in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

The performance goals may be based on any measure of performance selected by the board of directors or the Committee. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

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Other Stock Awards. The Committee may grant other awards based in whole or in part by reference to our Common Stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, share combination, stock split, stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Stock Options, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments will be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Tax Withholding

Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction. Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant. Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker, of the Stock acquired through the Stock Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock. If permitted by the Committee, prior to the end of any performance period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time. Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof. The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.

Required Vote

The affirmative vote of holders of a majority of the votes properly cast at the Stockholder Meeting is required for approval of the Plan.

The Merger is conditioned upon the approval of the Equity Incentive Plan Proposal.

THE DISSINTERESTED MEMBERS OF THE COEPTIS BOARD UNANIMOUSLY RECOMMEND A VOTE “FOR” THIS PROPOSAL NO. 4 TO APPROVE THE EQUITY INCENTIVE PLAN.

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PROPOSAL NO. 5: BOARD OF DIRECTORS PROPOSAL

General

The Coeptis Board currently consists of seven (7) members, each of whom will resign effective simultaneous with the closing of the Merger.

In accordance with the terms of the Merger Agreement, and the Coeptis amended and restated certificate of incorporation, following the Merger, the Coeptis Board will initially consist of five (5) members. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The Coeptis amended and restated certificate of incorporation and Coeptis bylaws provide that the authorized number of directors may be set and changed only by resolution of the Coeptis Board. The Coeptis amended and restated certificate of incorporation also provide that Coeptis’ directors may be removed by the Coeptis by the affirmative vote of the holders of a majority in voting power of the capital stock of Coeptis entitled to vote thereon and also by the majority of the remaining members of the Board of Directors, and that any vacancy on the Coeptis Board, including a vacancy resulting from an increase in the size of the Coeptis Board, may be filled only by vote of a majority of its directors then in office.

The table below sets forth information with respect to the director nominees for Coeptis following the Merger:

Name	Age	Position
Bryan Fuerst	52	Director
Adam Sohn	57	Director
David Halabu	49	Director
Michelle Burke	40	Director
Kenneth Cooper	53	Director

Biographical information for each director nominee is contained in the prospectus/proxy statement under the heading “MANAGEMENT FOLLOWING THE MERGER.” If elected at the Stockholder Meeting, each of these nominees will serve for a term expiring at the 2025 annual meeting of stockholders or until his or her successor shall have been elected and qualified or until earlier resignation, removal from office or death. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of all directors.

Required Vote

The director nominees who receive the most votes properly cast (also known as a plurality) will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote from the nominee. Withheld votes and broker non-votes, if any, will have no effect on the Director Election Proposal.

The Merger is conditioned upon the election of the director nominees named in the Director Election Proposal.

THE DISINTERESTED MEMBERS OF THE COEPTIS BOARD RECOMMEND A VOTE “FOR” THE DIRECTOR NOMINEES NAMED IN THE DIRECTOR ELECTION PROPOSAL

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Director Nominee Biographies

Bryan Fuerst, age 52, is a highly accomplished financial executive with over 25 years of experience across multiple industries, including healthcare and financial services. Mr. Fuerst currently serves as the Chief Financial Officer of Alliance Health Systems. In this role, he oversees all financial functions of the organization, including accounting, audit, treasury, corporate finance, budgeting, and investor relations. He is a vital member of the Executive Committee, where he contributes to the development and execution of strategies that advance Alliance’s mission to expand its reach and provide exceptional healthcare to more patients nationwide. Prior to joining Alliance in September 2024, Mr. Fuerst spent more than two decades at Propel Health, where he was a founding member and served as the company’s CFO. During his tenure from July 2001 to August 2024, Bryan was instrumental in transforming Propel from a private equity-backed startup into one of the largest privately held healthcare marketing firms in the United States. Mr. Fuerst held multiple strategic roles at Propel Health, including Vice President of Integrations, Senior Vice President of Finance, and Chair of the Investment and Audit Committees. His responsibilities spanned accounting, finance, human resources, and legal functions. He also played a pivotal role in identifying acquisition targets, securing funding for deals, and ensuring seamless post-merger integrations. Prior to that, Mr. Fuerst began his career at Cantor Fitzgerald, where he bridged finance and technology to develop innovative reporting tools and metrics. His ability to integrate accounting expertise with data-driven insights earned him progressively senior roles, including Vice President of the Partnership Investing Group, where he facilitated funding for new partners, and Global Controller, managing domestic and international finance and regulatory audits. Mr. Fuerst holds a Bachelor of Science in Accounting from LIU Post and an MBA from New York University’s Stern School of Business. He has been recognized as a “Top CFO” in New Jersey and is an active member of several industry and finance groups across the country.

Adam Sohn, age 57, is the current Chief Executive Officer of Narravance Inc., where he has served since September 2022 a leader in cyber-social threat identification technology; supporting both the threat intelligence and financial service sectors. Prior to taking this position, he formerly served as Chief Executive Officer of NCRI the Network Contagion Research Institute where he served from February 2020, as a non-profit the NCRI identifies and forecasts emerging threats that threaten the economic, physical and social health of civil society. He also served as the Chief Growth officer of the Society for Human Resource Management, the world’s largest Human resource association, where he served from April 2019 through February, 2020. Mr. Sohn also served as the Director of Communications for former Florida governor Jeb Bush’s cabinet. As Director of Communications, Mr. Sohn held a unique role that extends beyond traditional responsibilities. In addition to overseeing communications, Mr. Sohn lead partnerships within the state of Florida, working closely with the private sector. Mr. Sohn successfully negotiated deals with major companies such as Lowe’s, Home Depot, Publix, Winn-Dixie, and MasterCard. Furthermore, Mr. Sohn established partnerships with all the major sports teams across the state, using these alliances to encourage Floridians to prepare for hurricane season. Mr. Sohn holds a bachelor’s degree in international affairs from Columbia University. Mr. Sohn is well qualified to serve as a director due to his experience in emerging social and technological trends.

David Halabu, age 49, serves as a managing director for Broadstreet Inc. where he focuses on capital markets and business strategy for the organization. Mr Halabu started his career as a trader at Broadway Training in New York City then moved on to head the trading desk for Assent LLC in South Florida from 2001 to 2011. In 2013, he co-founded Group 10 Capital Management LLC to invest in non-performing real estate debt, and it has since evolved to have separate divisions for private lending, commercial value-add and residential rentals. He has been an avid real estate entrepreneur as well as an investor s in many alternatives such as real estate, distressed debt and operating businesses. In the last five years, Mr Halabu has owned and operated a Remediation and Construction company in South Florida, as well as been an active investor in a number residential and commercial real estate projects in Florida, Michigan, and the Carolinas. He began working with Broadstreet Inc, in late 2021 and has taken an active role on both capital markets and business strategy. Additionally, he is a member of Entrepreneurs Organization and Chartered Alternative Investment Analysts (CAIA). Mr. Halabu graduated as a Deans Honors Scholar from Tulane University (La.) with a BS in Economics and minor in Mathematics.

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Michelle Burke, age 40, has served as the Chief Executive Officer of Minting Dome since July 2024. Ms. Burke initially joined Minting Dome as the Chief Operating Officer in October 2022, playing an integral role in developing the company from inception to its current prominence. She established foundational infrastructure, developed extensive training programs, and innovated remote operational management systems leveraging Asana. Between May 2021 and July 2022, Ms. Burke served as Chief Operating Officer of Wattum Management, where she led significant operational and strategic expansions. Prior to that, from June 2017 to May 2021, Ms. Burke founded and operated Lab Testing API, a pioneering health technology platform connecting over 4,000 testing locations and medical professionals nationwide. Concurrently, she served as Chief Operating Officer at Personalabs, successfully streamlining operations through SOP implementation, managing digital transformations, and tripling annual revenues. Ms. Burke holds a bachelor’s degree in E-Business Management from Newport University.

Kenneth Cooper, age 53, is a highly accomplished CEO and financial executive with over 25 years of experience across multiple industries, including healthcare and financial services. He has been recognized as a Forbes “Top 20 CEO”. Mr. Cooper currently serves as the Founder and Chief Executive Officer of Pur Health Holdings. In this role, he oversees all Executive and financial functions of the organization including Board and investor relations. Mr Cooper oversees the development and execution of strategies that advance The Pur health mission to create access to care through expansion of the physical network and the tele health platform while providing industry leading behavioral healthcare to patients. Prior to founding Pur Health in January 2023, Mr. Cooper spent 15 years at North American dental group (NADG) where he was a founding member and served as the company’s CEO. During his tenure from October 2007 to Sept August 2021, Kenneth was visionary that created NADG and led the organization from a startup into one of the largest upper middle markets privately held private equity backed DSO’s in the United States. Mr. Cooper attended Youngstown State University.

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PROPOSAL NO. 6 THE OPTION PROPOSAL

We seek stockholder approval to authorize the Board of Directors to effect a one-time option event, pursuant to which Coeptis will, in the Board’s discretion, either (i) implement a one-time replacement of the Company’s currently outstanding underwater options in order to reset the exercise price of currently outstanding underwater options such to an equal to the closing price of our Coeptis Common Stock as of the trading day immediately preceding the date of the option exchange and start a new ten year option period or (ii) replace currently outstanding options with other awards under the Company’s 2022 Equity Incentive Plan ((i) or (ii), as determined, the “Option Exchange”).

Why We Are Requesting Your Vote

The 2022 Equity Incentive Plan requires shareholder approval for the Board of Directors or Compensation Committee to implement any option repricing or to cancel any options and replace them with other awards under the 2022 Equity Incentive Plan.

The Option Exchange is essential to restore incentive and retention value to our equity compensation, as well as to align employee and director interests closely with stockholders during this pivotal period during which Coeptis is pursuing the Merger and the Spin Out transaction, and beyond. Your vote for Proposal 6 supports Coeptis’ retention strategy, aligns interests effectively, and strengthens our operational capability.

Description of Proposal

We are seeking stockholder approval to authorize the Coeptis Board to determine and implement the Option Exchange, specifically related to currently outstanding options that are held by our executive officers, other employees and non-employee directors. Whether the Option Exchange is implemented through granting replacement options or through granting other replacement awards under the 2022 Equity Incentive Plan, any such replacement grants will not exceed the total number of shares of Coeptis Common Stock underlying currently outstanding options.

Based on the recommendation of our Compensation Committee, the Board authorized Coeptis to pursue the Option Exchange, and directed the Company to seek shareholder approval to give the Board discretion to determine and implement the Option Exchange. In the event that the Option Exchange is implemented by way of a replacement option, it is the Board’s expectation that, conditioned on the consummation of the Merger, the options underlying each replacement option will have accelerated vesting and not be subject to conditions related to being a continuing service provider.

As of June 24, 2025, we had outstanding stock options held by executive officers, other employees and non-employee directors to purchase 467,000 shares of common stock with a weighted average exercise price of $12.34 per share. Of these stock options, options to purchase 347,000 shares of common stock are underwater (meaning the exercise price of such options is above $7.72), and options to purchase 120,000 shares of common stock are not underwater. Only options that are underwater at the time of Option Exchange will participate in an Option Exchange that results in the grant of replacement options. All option holders will be eligible to participate in the exchange of their options for other awards under the 2022 Equity Incentive Plan.

If this Proposal No. 6 is approved, the Option Exchange will be affected, if at all, prior to the consummation of the Merger.

Stockholders should be aware that our executive officers and directors may be considered to have an interest in the approval of the Option Exchange because they are eligible to participate in the Option Exchange. Nonetheless, the Board believes the Option Exchange is in the best interests of stockholders and the Company in order to provide meaningful and appropriate incentive to motivate and retain our talented team members.

Required Vote

The affirmative vote of holders of a majority of the votes properly cast at the Stockholder Meeting is required for approval of the Option Proposal.

The Merger is not conditioned upon the approval of the Option Proposal, and the Option Proposal is not conditioned on the Merger Proposal.

THE MEMBERS OF THE COEPTIS BOARD UNANIMOUSLY RECOMMEND A VOTE “FOR” THIS PROPOSAL NO. 6 TO APPROVE THE OPTION PROPOSAL.

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PROPOSAL NO. 7: ADJOURNMENT PROPOSAL

APPROVAL OF POSSIBLE ADJOURNMENT OF THE Stockholder Meeting

If Coeptis fails to receive a sufficient number of votes to approve the Merger Proposal, the Spin Out Proposal, the Certificate of Incorporation Proposal, the Equity Incentive Plan Proposal, the Board of Directors Proposal and the Option Proposal, Coeptis may propose to adjourn the Stockholder Meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve the Merger Proposal, the Spin Out Proposal, the Certificate of Incorporation Proposal, the Equity Incentive Plan Proposal, the Board of Directors Proposal and the Option Proposal. Coeptis currently does not intend to propose adjournment at the Stockholder Meeting if there are sufficient votes to approve the Merger Proposal, the Spin Out Proposal, the Certificate of Incorporation Proposal, the Equity Incentive Plan Proposal and the Board of Directors Proposal.

If a quorum is not present at the Stockholder Meeting, under Coeptis bylaws, stockholders holding a majority of the shares present or by proxy and entitled to vote, or the chairman of the meeting, will have the power to adjourn the Stockholder Meeting until a quorum is present or represented.

Required Vote

The affirmative vote of holders of a majority of the votes properly cast at the Stockholder Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal and broker non-votes, if any, will have no effect on the Adjournment Proposal.

The Merger is not conditioned upon the approval of the Adjournment Proposal.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the Adjournment Proposal.

THE MEMBERS OF THE COEPTIS BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL, IF NECESSARY.

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COEPTIS’ BUSINESS (PRE MERGER)

Business Overview

Coeptis is biopharmaceutical and technology company based in Wexford, Pennsylvania. Coeptis was originally incorporated in the British Virgin Islands on November 27, 2018, under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of the Merger, Coeptis changed its corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.” Coeptis’ revenue model is primarily from consulting arrangements and product sales.

Coeptis’ operations encompass two primary divisions: biopharmaceutical and technology. The biopharmaceutical division focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts. The technology division focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools designed to optimize business processes and improve overall efficiency.

In connection with the Spin Out, Coeptis will spin out its biopharmaceutical operations, other than those conducted through GEAR Therapeutics, Inc., to a new privately owned company to be owned by the stockholders of Coeptis as of the record date for the Stockholder Meeting.

Coeptis’ consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of Coeptis as a going concern and the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments that might result from Coeptis inability to continue as a going concern. However, Coeptis’ independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Coeptis’ ability continue as a “going concern.” Coeptis is a public corporation, and its securities are traded on the Nasdaq Capital Market under the ticker (COEP). The principal executive offices of Coeptis are located at 105 Bradford Street, Suite 420, Wexford, Pennsylvania 15090, which we lease, and its telephone number is (724) 934-6467.

See “Coeptis’ Business” and “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations” for important business and financial information regarding Coeptis.

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COEPTIS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As discussed elsewhere in this prospectus, pursuant to a merger, we acquired our primary operating subsidiary Coeptis Therapeutics, Inc. The merger was accounted for as a “reverse merger,” and Coeptis Therapeutics, Inc. was deemed to be the accounting acquirer in the merger. Consequently, the financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations discussed below are those of Coeptis Therapeutics, Inc. and its consolidated subsidiaries. When we use words in this section like “we,” “us”, “our,” the “Company” and words of the like, unless otherwise indicated, we are referring to the operations of our wholly owned subsidiaries, including Coeptis Therapeutics, Inc.

These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 12E of the Securities Exchange Act of 1934, including or related to our future results, certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this Report, the words “estimate,” “project,” “intend,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this Report, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objective or other plans. The forward-looking statements contained in this Report speak only as of the date of this Report as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements. These and other statements which are not historical facts are based largely on management’s current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the failure to successfully develop a profitable business, delays in identifying customers, and the inability to retain a significant number of customers, as well as the risks and uncertainties described in “Risk Factors” section to our Annual Report for the fiscal year ended December 31, 2024 incorporated herein by reference.

When we use words like “we,” “us”, “our,” the “Company” and words of the like, unless otherwise indicated, we are referring to the operations of us and our subsidiaries Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., SNAP Biosciences, Inc. and GEAR Therapeutics, Inc. (“Coeptis”).

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Objective

The objective of our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is to provide users of our financial statements with the following:

•	A narrative explanation from the perspective of management of our financial condition, results of operations, cash flows, liquidity and certain other factors that may affect future results;

•	Useful context to the financial statements; and

•	Information that allows assessment of the likelihood that past performance is indicative of future performance.

Our MD&A is provided as a supplement to, and should be read together with, our audited consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and our unaudited financial statements for the fiscal quarters ended March 31, 2025 and 2024.

Overview and Outlook

We are a biopharmaceutical and technology company which owns, acquires, and develops cell therapy technologies for cancer and other diseases. Our products and technologies are intended to be commercialized in the US and worldwide markets. Since our inception in 2017, it has acquired and commercialized two drug products for the US market, which were approved as 505b2 applications. These anti-hypertension products were launched into the US market during 2020 through a marketing partner. At launch, the sales and promotional efforts were significantly impeded by the limitation of the global pandemic and as such, we have since abandoned all activities and ownership pertaining to both products. We also began the development of several ANDA products which we divested in 2019 to a larger generic pharmaceutical drug manufacturer, and have moved away from focusing on the commercialization of generic products. In early 2021, we entered into strategic partnerships to co-develop improved therapies for the auto-immune and oncology markets. Following the reverse merger transaction, we continue to focus on identifying and investing resources into innovative products and technologies which we believe will significantly transform our current products and therapies.

During 2020 and continuing through 2021, we faced several operational challenges related to the COVID-19 global pandemic, which we continue to work to overcome. The launch of both 505b2 products was impacted because of various COVID-19 limitations, most notably field sales personnel were not able to make healthcare provider visits in person; thereby limiting the awareness of the availability of these products. We explored and implemented several non-personal promotion efforts, but given the global limitations and dynamics, it was challenging to achieve expected sales. We have since abandoned all activities and ownership pertaining to both products.

Vy-Gen-Bio, Inc.

In May 2021, we entered into two exclusive option agreements (the “CD38 Agreements”) relating to separate technologies designed to improve the treatment of CD38-related cancers (e.g., multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia) with VyGen-Bio, Inc. (“Vy-Gen”), a majority-owned subsidiary of Vycellix, Inc., a Tampa, Florida-based private, immuno-centric discovery life science company focused on the development of transformational platform technologies to enhance and optimize next-generation cell and gene-based therapies, including T cell and Natural Killer (“NK”) cell-based cancer therapies.

In March 2025, the Company reached an agreement with Vy-Gen to license the exclusive worldwide development and commercialization rights to the GEAR™ (Gene Edited Antibody Resistant) Cell Therapy Platform, representing a potential approach to modifying potent cancer-targeting immune cells to optimize the likelihood of deep remission in patients with hematologic malignancies and other cancers. The Company had previously held limited co-development rights to GEAR. As part of this exclusive GEAR license agreement, the Company committed to paying a $400,000 license fee by August 1, 2025, along with other license fees, milestone and royalty payments in 2026 and beyond.

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The CD38 Agreements relate to two separate Vy-Gen drug product candidates, as follows:

CD38-GEAR-NK. This Vy-Gen drug product candidate is designed to protect CD38+ NK cells from destruction by anti-CD38 monoclonal antibodies, or mAbs. CD38-GEAR-NK is an autologous, NK cell-based therapeutic that is derived from a patient’s own cells and gene-edited to enable combination therapy with anti-CD38 mAbs. We believe CD38-GEAR-NK possesses the potential to minimize the risks and side effects from CD38-positive NK cell fratricide.

Market Opportunity. We believe CD38-GEAR-NK could potentially revolutionize how CD38-related cancers are treated, by protecting CD38+ NK cells from destruction by anti-CD38 mAbs, thereby promoting the opportunity to improve the treatment of CD38-related cancers, including multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia.

Multiple myeloma is the first cancer indication targeted with CD38-GEAR-NK. The global multiple myeloma market was $19.48B in 2018 and is expected to reach $31B by 2026 [Source: Fortune Business Insights].

CD38-Diagnostic. This Vy-Gen product candidate is an in vitro diagnostic tool to analyze if cancer patients might be appropriate candidates for anti-CD38 mAb therapy. CD38-Diagnostic is an in vitro screening tool that provides the ability to pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies, either as monotherapy or in combination with CD38-GEAR-NK. CD38-Diagnostic also has the potential to develop as a platform technology beyond CD38, to identify patients likely to benefit for broad range of mAb therapies across myriad indications.

Deverra Therapeutics, Inc.

On August 16, 2023, the Company entered into an exclusive licensing arrangement (the “License Agreement”) with Deverra Therapeutics Inc. (“Deverra”), pursuant to which the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary allogeneic stem cell expansion and directed differentiation platform for the generation of multiple distinct immune effector cell types, including natural killer (NK) and monocyte/macrophages. The License Agreement provides the Company with exclusive rights to use the license patents and related intellectual property in connection with development and commercialization efforts in the defined field of use (the “Field”) of (a) use of unmodified NK cells as anti-viral therapeutic for viral infections, and/or as a therapeutic approach for treatment of relapsed/refractory AML and high-risk MDS; (b) use of Deverra’s cell therapy platform to generate NK cells for the purpose of engineering with Coeptis SNAP-CARs and/or Coeptis GEAR Technology; and (c) use of Deverra’s cell therapy platform to generate myeloid cells for the purpose of engineering with the Company’s current SNAP-CAR and GEAR technologies. In support of the exclusive license, the Company also entered into with Deverra (i) an asset purchase agreement (the “APA”) pursuant to which the Company purchased certain assets from Deverra, including but not limited to two Investigational New Drug (IND) applications and two Phase 1 clinical trial stage programs (NCT04901416, NCT04900454) investigating infusion of DVX201, an unmodified natural killer (NK) cell therapy generated from pooled donor CD34+ cells, in hematologic malignancies and viral infections and (ii) a non-exclusive sublicense agreement (the “Sublicense Agreement”), in support of the assets obtained by the exclusive license, pursuant to which the Company sublicensed from Deverra certain assets which Deverra has rights to pursuant a license agreement (“FHCRC Agreement”) by and between Deverra and The Fred Hutchinson Cancer Research Center (“FHCRC”).

As consideration for the transactions described above, the Company paid Deverra approximately $570,000 in cash, issued to Deverra 4,000,000 shares of the Company’s common stock and assumed certain liabilities related to the ongoing clinical trials. Total consideration paid was $4,937,609, which was fully expensed in accordance with ASC 730, and is reflected within research and development in the accompanying consolidated statements of operations for the year ended December 31, 2023. In addition, in accordance with the terms of the Sublicense Agreement, the Company agreed to pay FHCRC certain specified contingent running royalty payments and milestone payments under the FHCRC Agreement, in each case to the extent such payments are triggered by the Company’s development activities.

On October 26, 2023, the Company entered into a Shared Services Agreement (“SSA”) with Deverra, in accordance with requirements set forth in the APA. Under the terms of the SSA, Coeptis and Deverra will share resources and collaborate to further the development of Coeptis’ GEAR and SNAP-CAR platforms, as well as the purchased and licensed assets under the License Agreement and APA. The SSA expired on December 31, 2024.

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Vici Health Sciences, LLC.

In 2019, we entered into a co-development agreement with Vici Health Sciences, LLC (“Vici”). Through this partnership, we would co-develop, seek FDA approval and share ownership rights with Vici to CPT60621, a novel, ready to use, easy to swallow, oral liquid version of an already approved drug used for the treatment of Parkinson’s Disease (PD). As we continue to direct its operational focus towards the Vy-Gen opportunities previously described, we have recently stopped allocating priority resources to the development of CPT60621. We are currently in negotiations in which Vici intends to buy-out most or all of our remaining ownership rights.

Our Results of Operations

In General

Revenue. To date, we have generated minimal revenue mostly from consulting arrangements and product sales. Due to the COVID-19 global pandemic and the resulting market dynamics, it is uncertain if the current marketed products can generate sufficient sales to cover expenses.

Operating Expenses. General and administrative expenses consist primarily of warrant expense related to strategic financing costs, salaries and related costs for personnel and professional fees for consulting services related to regulatory, pharmacovigilance, quality, legal, and business development. We expect that our general and administrative expenses will increase in the future as we increase our headcount to support the business growth. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance, insurance, and investor relation expenses associated with operating as a public company.

Research and Development Costs. Research and developments costs will continue to be dependent on the strategic business collaborations and agreements will are anticipating in the future. We expect development costs to increase to support our new strategic initiatives.

Comparison of the years ended December 31, 2024 and December 31, 2023

Revenues. Revenues recorded in the years ended December 31, 2024 and 2023 respectively, continue to be minimal. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next year, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses.

Overview. Operating expenses decreased from $21,491,125 in the year ended December 31, 2023 to $10,054,488 in the year ended December 31, 2024. The significant decrease in 2024 is primarily a result of less research and development expenses, given the 2023 Deverra Therapeutics transactions, legal fees, and consulting services, partially offset by higher stock based compensation expense.

General and Administrative Expenses. For the years ended December 31, 2023 and 2024, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure.

Interest Expense. Interest expense was $107,685 for the year ended December 31, 2023 and was $329,927 for the year ended December 31, 2024. Interest was related to notes payable, which are discussed in detail in the Footnotes to the consolidated financial statements, incorporated by reference herein. Management expects that in 2025 and thereafter, interest expense will be at least consistent as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

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Other Income (Expense). Total other income was $224,588 for the year ended December 31, 2023 and other expense was $822,924 for the year ended December 31, 2024. The significant decrease in 2024 was primarily related to the loss on change in fair value of derivative liability, and the loss on extinguishment of debt related to the Yorkville SEPA.

Financial Resources and Liquidity. The Company had limited financial resources during the year ended December 31, 2023 with cash of $1,469,134. For the year ended December 31, 2024, cash decreased to $532,885. During both these time periods, the Company continues to operate a minimal infrastructure in order to maintain its ability to fund operations, keep full focus on all product development targets and to stay current with all of the Company’s scientist consultants, legal counsel, and accountants. David Mehalick, our President and Chief Executive Officer, Colleen Delaney, M.D., M.Sc., our Chief Scientific and Medical Officer, and Daniel Yerace, our Vice President of Operations, and all agreed to waive their rights to a 2023 guaranteed bonus payment under their respective employment agreements to further maintain our ability to fund operations. During 2025, the Company believes that the ability to raise capital through equity transactions will increase liquidity and enable the execution of management’s operating strategy.

Comparison of the three months ended March 31, 2025 and March 31, 2024

Revenues. Revenues recorded in the three months ended March 31, 2025 and 2024 respectively, continue to be minimal. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses

Overview. Operating expenses increased from $2,922,383 in the three months ended March 31, 2024 to $4,074,702 in the three months ended March 31, 2025. The increase in professional services expense is primarily related to equity transactions. Stock based compensation expense increased year-over year as a result of the 2025 stock option grants. The year-over-year decrease in Research and development expense is primarily a result of the SSA termination with Deverra Therapeutics in December, 2024.

General and Administrative Expenses. For the three months ended March 31, 2025 and 2024, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure.

Interest Expense. Interest expense was $200,505 for the three months ended March 31, 2024 and was $71,491 for the three months ended March 31, 2025. The decrease was primarily a result of the satisfaction of the Purple Biotech convertible note. Interest expense related to notes payable, which are discussed in detail in the notes to the condensed consolidated financial statements, incorporated by reference herein.

Change in Fair Value of Derivative Liabilities. The change in fair value for the three months ended March 31, 2024 was $34,875 and was $596,120 for the three months ended March 31, 2025. The decrease in value of the derivative liability warrants, and resulting gain, is a result of a drop in the implied volatility of the warrants and the shortened expiration time, as well as a decrease in the principal amount of the related convertible note in combination with an increase in the common share price during the period, leading to a reduced number of shares available to be converted.

Financial Resources and Liquidity. The Company had limited financial resources during the three months ended March 31, 2024 with cash of $1,029,244. For the period ended March 31, 2025, cash and cash equivalents increased to $4,268,368. During both these time periods, the Company continues to operate a minimal infrastructure in order to maintain its ability to fund operations, keep full focus on all product development targets and to stay current with all of the Company’s scientist consultants, legal counsel, and accountants. During 2025, the Company believes that the ability to raise capital through equity transactions will increase liquidity and enable the execution of management’s operating strategy.

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Application of Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the Consolidated Financial Statements and accompanying Notes. Our estimates are based on (i) currently known facts and circumstances, (ii) prior experience, (iii) assessments of probability, (iv) forecasted financial formation, and (v) assumptions that management believes to be reasonable but that are inherently uncertain and unpredictable. We use our best judgment when measuring these estimates, and if warranted, use external advice. On an ongoing basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our Consolidated Financial Statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. In times of economic disruption when uncertainty regarding future economic conditions is heightened, these estimates and assumptions are subject to greater variability.

We believe the foregoing critical accounting estimates reflect the more significant judgments and estimates used in the preparation of our Consolidated Financial Statements.

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DESCRIPTION OF COEPTIS CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), and bylaws, as amended (the “Bylaws”), it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and Bylaws, each of which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

As discussed elsewhere in this prospectus, at the Company’s annual stockholders’ meeting on December 18, 2024, the Company’s stockholders approved a proposal to grant authority to our board of directors to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-three (1-for-3) to a maximum of a one-for-forty (1-for-40) split, with the exact ratio to be determined by our board of directors in its sole discretion. On December 26, 2024, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment of the Company’s amended and restated certificate of incorporation effecting a reverse stock split at a ratio of one-for-twenty (1-for-20) (the “Reverse Stock Split”), which Reverse Stock Split became effective at 5 pm on December 30, 2024. The primary purpose of the Reverse Stock Split was to assist with the Company’s compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

Authorized and Outstanding Stock

The Company’s authorized capital stock, including after giving effect to the Reverse Stock Split, consists of:

•	150,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting. The holders of common stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the Common Stock.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock will have no conversion rights.

Preemptive and Similar Rights. The holders of common stock will have no preemptive or similar rights.

Redemption/Put Rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of common stock are fully-paid and nonassessable.

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Options/Stock Awards. There were stock options outstanding at June 24, 2025 to purchase an aggregate of 467,000 shares of our common stock granted under the 2022 Equity Incentive Plan to various officers, directors, employees and consultants, at an average exercise price of $12.34 per share.

Preferred Stock

The Company Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.

On June 2024, the Company created the Company’s series A preferred stock (the “Series A Preferred Stock”). The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and, if applicable, the primary market limitations described below, into such number of shares of the Company’s common stock as is equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the then conversion price. The initial conversion price was $0.40 per share of common stock, which is now $8.00 per share of common stock as a result of the Reverse Stock Split), and is subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, subject to the beneficial ownership and, if applicable, the primary market limitations described below upon the consummation of a fundraising transaction in which the Company raises gross proceeds of at least $20 million.

Rank. The Series A Preferred Stock will be senior to the Company’s common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends equal, on an as-if-converted to shares of the Company’s common stock basis (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below), to and in the same form as dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are paid on shares of the Company’s common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below) into the Company’s common stock immediately prior to such event.

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder of Series A Preferred Stock shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below).

Beneficial Ownership Limitation. The Company will not affect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of its Series A Preferred Stock, to the extent that prior to the conversion such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) beneficially owns less than 20% of the Company’s outstanding common stock and, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own 20% or more of the Company’s outstanding common stock.

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Exchange Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of the Company’s common stock in excess of 19.99% of the outstanding common stock as of June 14, 2024 (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not affect any conversion of the Series A Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of the Company’s common stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

In connection with the sale of the Series A Preferred Stock, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Secretary of State of the State of Delaware.

Warrants

The Company has warrants outstanding to purchase (i) 770,105 shares of our common stock at an average exercise price of approximately $23.48 per share which were assumed from Coeptis Therapeutics, Inc. as part of the Merger, and (ii) 375,000 shares of our common stock at an exercise price of $230 per share, which were issued prior to the Merger.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock. The Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Company Board then in office, except that holders of one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

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Election of Directors and Vacancies

The Amended and Restated Certificate of Incorporation provides that the Company Board will determine the number of directors who will serve on the board, subject to the rights of the holders of any series of preferred stock to elect additional directors. The exact number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Company Board.

In addition, the Amended and Restated Certificate of Incorporation provides that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Quorum

The Bylaws provide that at any meeting of the Company Board, a majority of the directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Amended and Restated Certificate of Incorporation provides that special meetings of stockholders may be called only by the Company Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Company Board, subject to the rights, if any, of the holders of any series of preferred stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not later than (i) 90 days prior to the date of the first annual meeting or (ii) less than 10 days following the date the first annual meeting is publicly announced). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the Company Board or a committee of the Company Board to determine whether a nomination or any business proposed to be brought before a special meeting of the stockholders was made in accordance with the Bylaws. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Amendment Provisions

The Amended and Restated Certificate of Incorporation and the Bylaws provide that the Company Board, by the affirmative vote of a majority of the Company Board, is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The Amended and Restated Certificate of Incorporation provides that it may be amended, altered, changed or repealed in accordance with the DGCL.

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Exclusive Forum

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Amended and Restated Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

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The limitation of liability, indemnification and advancement provisions in the Amended and Restated Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s respective directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the shares of Common Stock is Continental Stock Transfer & Trust Company.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “COEP”.

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PRINCIPAL STOCKHOLDERS OF COEPTIS

The following table sets forth certain information regarding our Common Stock beneficially owned on June 24, 2025 for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock; (ii) all directors; (iii) all named executive officers; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of common stock subject to options or warrants that are exercisable as of the date of this Proxy Statement or are exercisable within 60 days of such date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Applicable percentage ownership is based on an assumed 4,244,838 shares of common stock outstanding as the date of June 24, 2025, comprised of (i) 4,166,713 issued and outstanding shares of Common Stock and (ii) 625 shares of Common Stock that underlie 78,125 shares of our issued and outstanding Series A Convertible Preferred Stock that are currently convertible and which vote as Common Stock on an as-converted basis (for beneficial ownership purposes no Series A Preferred Stock conversion or voting limitations have been applied).

Unless otherwise indicated and subject to applicable community property and similar laws, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Ownership(1)	Shares Owned		Percentage
Executive Officers and Directors
David Mehalick	279,456	(2)	6.36%
Daniel Yerace	61,158	(3)	1.44%
Christopher Calise	365,891	(4)	8.51%
Tara DeSilva	6,100	(5)	*
Philippe Deschamps	6,100	(5)	*
Christopher Cochran	6,100	(5)	*
Gene Salkind	10,311	(6)	*
Brian Cogley	5,468	(7)	*
Christine Sheehy	57,688	(8)	1.36%
Officers and Directors as a Group (9 persons)	798,272		17.76%

______________

*	Less than 1.0%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Coeptis Therapeutics, Inc., 105 Bradford Rd, Suite 420, Wexford, PA 15090.
(2)	Includes 149,389 (rounded to the nearest share) shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 50,736 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(3)	Includes 10,627 shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 19,373 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(4)	Includes (i) 49,500 shares of common stock that are owned by CJC Investment Trust (a trust in which Mr. Calise is a control person), (ii) 47,106 shares of common stock that are issuable under currently exercisable warrants and (iii) 6,100 shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 2,850 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(5)	Represents 6,100 shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 2,850 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(6)	Includes (i) 4,211 shares of common stock that are held as JTWROS with Catherine Salkind, and (ii) 6,100 shares of common stock issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 2,850 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(7)	Represents 5,468 shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 16,563 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.
(8)	Includes 7,157 shares of common stock that are issuable upon exercise of options that are or will become exercisable in the next 60 days. Does not include 6,343 shares of common stock that are issuable upon exercise of options that are not currently exercisable and will not become exercisable in the next 60 days.

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Z SQUARED’S BUSINESS

Overview

Z Squared is a vertically integrated cryptocurrency mining firm focused on optimized, multi-asset digital mining. Z Squared operates advanced mining facilities strategically distributed across North America (specifically Texas, North Carolina, South Carolina, and Iowa).

Z Squared mines a diversified portfolio of cryptocurrencies, including major assets like Dogecoin (DOGE) and Litecoin (LTC). It manages a substantial fleet of specialized ASIC miners—including Antminer models (L7, L9, and DG1+)—with precise strategies tailored for each asset and mining algorithm (e.g., SHA-256, Scrypt, kHeavyHash).

Key elements of Z Squared’s operations include:

•	Fleet Optimization: Continuous monitoring and rotation of miners based on performance, age, and market conditions.

•	Repair & Spare Parts Program: In-house process for tracking, repairing, and recycling units, maximizing hardware lifecycle and reducing capital waste.

•	Power Strategy: Dynamic response to curtailment and seasonal electricity rates, optimizing cost per kilowatt-hour and maintaining uptime.

•	Performance Reporting: Custom-built dashboards for real-time visibility into Hash Rate, unit status, revenue per machine, and operational health.

Mining Overview

Z Squared mines a diversified portfolio of cryptocurrencies, including major assets like Dogecoin (DOGE) and Litecoin (LTC). It manages a substantial fleet of specialized ASIC miners—including Antminer models (L7, L9, and DG1+)—with precise strategies tailored for each asset and mining algorithm (e.g., SHA-256, Scrypt, kHeavyHash).

In connection with the Merger, a nationally recognized valuation firm performed a valuation analysis on behalf of Coeptis to estimate the fair market value of the Z Squared’s mining operations as of January 31, 2025. On April 22, 2025, the firm completed its valuation analysis wherein it ascribed a value of approximately $660,300,000 for Z Squared’s mining machine assets. The valuation was based on the assumption that all of the Company’s machines are L9 application-specific integrated circuit (ASIC) miners dedicated to mining Dogecoin (DOGE). However, it should be noted that the machines are in fact L7 ASIC miners, which are utilized to mine a broader range of digital assets, including Dogecoin (DOGE) and Litecoin (LTC). Notwithstanding this clarification, no material update to the valuation report is required. Each machine is routinely optimized on-site to reach L9-equivalent performance levels through methods such as overclocking and firmware updates.

Dogecoin (DOGE)

Dogecoin is a decentralized, peer-to-peer cryptocurrency that was initially introduced in 2013 as a light-hearted alternative to Bitcoin. Based on the Scrypt algorithm and derived from the Litecoin codebase, Dogecoin offers relatively fast transaction times and low fees. Despite its origins as a meme-inspired digital asset, Dogecoin has gained significant popularity and adoption, driven in part by its active online community and high-profile endorsements. Dogecoin is primarily used for tipping, microtransactions, and charitable donations, though it has increasingly been integrated into select payment systems.

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Litecoin (LTC)

Litecoin is a decentralized, open-source cryptocurrency launched in 2011 as one of the earliest alternatives to Bitcoin. The Litecoin network utilizes the Scrypt proof-of-work algorithm and is designed to provide faster transaction confirmation times and a different hashing algorithm than Bitcoin. Litecoin’s maximum supply is capped at 84 million coins, and it has been widely adopted for peer-to-peer transactions and as a testbed for innovations later implemented in other cryptocurrencies, such as Segregated Witness (SegWit) and the Lightning Network. Litecoin is often referred to as the “silver to Bitcoin’s gold.”

Z Squared distinguishes itself within the cryptocurrency mining industry through its specialized altcoin-centric mining strategy, bolstered by extensive and proven operational experience.

Unlike most major cryptocurrency mining firms focused solely on bitcoin, Z Squared strategically mines multiple altcoins such as Dogecoin (DOGE) and Litecoin (LTC). This diverse portfolio enables Z Squared to:

•	Maximize profitability by rapidly reallocating hash power to coins offering superior short- to medium-term ROI, especially during market fluctuations.

•	Reduce asset-specific risk, ensuring more balanced, stable revenue streams even during downturns or volatile market conditions.

•	Optimize hardware investment by deploying specialized, highly-efficient ASIC miners uniquely tailored for specific altcoin algorithms, enhancing mining profitability compared to competitors using generalized equipment.

The Dogecoin and Litecoin networks are decentralized and do not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Dogecoin or Litecoin. Rather, Dogecoin and Litecoin are created by the Dogecoin and Litecoin network protocols through a process referred to as “mining” and the persons or machines that provide transaction verification services to the Dogecoin and Litecoin networks are rewarded with new Dogecoin and Litecoin. They are called “miners.”

The Dogecoin and Litecoin blockchains are a digital chain of blocks with each block containing information relating to a group of Dogecoin or Litecoin transactions. Miners validate Dogecoin and Litecoin transactions, securing the blocks and adding the blocks of transactions to the blockchain record by using computer processing power to solve complex mathematical problems. Solving the problems will result in the block being successfully added to the chain. This means that the Dogecoin or Litecoin transaction information in the block is verified and locked into the blockchain where it remains as a permanent record on the blockchain network. The record set maintained by the Dogecoin and Litecoin networks is publicly viewable and accessible to all. As an incentive to those who incur the computational cost of securing the Dogecoin and Litecoin networks by validating transactions, the miner who correctly solves the problem resulting in a block being added to the Dogecoin or Litecoin blockchain is rewarded with Dogecoin or Litecoin .

To begin Dogecoin or Litecoin mining, a user can download and run Dogecoin or Litecoin network mining software, which turns the user’s computer into a “node” on the Dogecoin or Litecoin network that validates blocks. Each block contains the details of some or all of the most recent transactions of Dogecoin and Litecoin submitted by users of the Dogecoin and Litecoin network that are not already included in prior blocks, and a transaction awarding an amount of Dogecoin and Litecoin to the miner who will add the new block. Each unique block can be solved and added to the blockchain by only one miner. Therefore, individual miners and mining pools (i.e., groups of miners acting together) on the Dogecoin and Litecoin networks are engaged in a competitive process of increasing their computing power to improve their likelihood of solving for new blocks and receiving Dogecoin or Litecoin rewards. As more miners join the Dogecoin and Litecoin networks and its collective processing power increases, the Dogecoin and Litecoin networks adjust the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the blockchain, which varies by blockchain. A miner’s proposed block is added to the blockchain once a majority of the nodes on the Dogecoin or Litecoin network confirms the miner’s work. Miners that are successful in adding a block to the blockchain are awarded Dogecoin or Litecoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new Dogecoin and Litecoin enter into circulation.

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Performance Metrics - Network Hash Rate and Difficulty

In cryptocurrency mining, “Hash Rate” or “hashes per second” are the measuring units of the processing speed of a mining computer mining Dogecoin or Litecoin . “Hash Rate” is defined as the speed at which a computer can take any set of information and use an algorithm to reduce that information into a string of letters and numbers of a certain length, known as a “hash.” A “hash” is the computation run by mining hardware in support of the blockchain; therefore, a miner’s “Hash Rate” refers to the rate at which it is capable of solving such computations.

An individual miner has a Hash Rate measured as the total Hash Rate of all of the miners it deploys in its Dogecoin and Litecoin mining operations, and network-wide there is a total Hash Rate of all miners seeking to mine Dogecoin and Litecoin. The higher total Hash Rate of a specific miner, as a percentage of the network wide total Hash Rate, generally results over time in a corresponding higher success rate in Dogecoin and Litecoin rewards as compared to miners with lower Hash Rates. Today, network wide Hash Rates are measured in peta hashes per second, or one quadrillion (1,000,000,000,000,000) hashes per second, and exa hashes per second, or one quintillion (1,000,000,000,000,000,000) hashes per second.

“Difficulty” is a relative measure of how complex the process is made to successfully solve the algorithm and obtain a Dogecoin or Litecoin award. The difficulty is adjusted by the Dogecoin network mining software periodically generally as a function of how much hashing power is deployed by the network of miners and designed to maintain certain mining results so that, on average, one minute is required to produce a Dogecoin block. If the time to produce a block is generally exceeding the one minute expectation, which suggests that the target difficulty is set too high, the network reduces the degree of difficulty and vice versa, with this protocol called difficulty retargeting.

Mining Power Requirements

Z Squared excels at leveraging dynamic power strategies, including curtailment programs and proactive adjustments based on real-time electricity pricing. This allows Z Squared to operate at significantly lower and more predictable energy costs compared to competitors, creating a sustainable cost advantage.

Material Agreements

Master Services Agreement with Minting Dome

Z Squared is party to a Master Services Agreement (“MSA”) with Minting Dome, a leading provider of digital asset infrastructure and tokenization services. Pursuant to the MSA, Minting Dome provides technical and operational support for the issuance, management, and lifecycle services of digital assets and tokens related to the Z Squared’s blockchain initiatives. The agreement sets forth key terms including service level commitments, data security obligations, intellectual property rights, and payment terms. The MSA will become effective at the Effective Time and is structured with an initial term of three (3) years, with automatic renewal provisions unless terminated by either party in accordance with the agreement’s terms.

Master Services Agreement with Anchorage Digital

Z Squared has also entered into a Master Services Agreement with Anchorage Digital, a regulated digital asset custodian and infrastructure provider. Under the terms of the MSA, Anchorage Digital provides custody, staking, and settlement services for Z Squared’s digital assets. The agreement includes provisions related to security protocols, regulatory compliance, indemnification, and fees. This MSA will become effective at the Effective Time and will remain in force unless terminated in accordance with its terms. Anchorage Digital’s services support Z Squared’s commitment to operating in a secure and compliant digital asset environment.

These MSAs represent critical partnerships in Z Squared’s operational and strategic execution, enabling secure and scalable support for digital asset management and infrastructure.

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Asset-For-Share Exchange Agreement

Concurrently and in connection with the closing of the Merger Transaction, Z Squared will acquire mining computer assets from BSG Series CM in exchange for 40,446,956 shares of Z Squared Common Stock issued to BSG Series CM.

Competition

The digital asset mining industry is intensely competitive and rapidly evolving. We face competition from a range of companies that are well-capitalized, technologically advanced, and geographically diversified. These competitors include public and private entities that operate large-scale mining operations and infrastructure, many of which have significant access to renewable and low-cost energy sources.

Our competitors have invested heavily in purpose-built facilities, state-of-the-art mining hardware, and proprietary software to optimize operational efficiency. Several of these companies emphasize sustainability and environmental responsibility by sourcing energy from low-carbon or renewable sources, including hydroelectric, solar, wind, nuclear, and captured methane. Some are vertically integrated, managing everything from equipment procurement to facility operations, and are actively developing multi-gigawatt mining campuses powered by renewable energy.

Additionally, some competitors have global footprints, with operations spanning North America, the Middle East, Europe, and Asia. These companies benefit from economies of scale, strategic energy partnerships, and favorable regulatory environments in certain jurisdictions. Others support the decentralization of mining by providing institutional mining services, equipment financing, and large-scale mining pool operations.

The market also includes entities that have recently diversified into mining new proof-of-work digital assets beyond bitcoin, further increasing competition for infrastructure and capital. In this dynamic environment, we compete primarily on the basis of energy cost, access to capital, mining efficiency, facility uptime, regulatory compliance, and environmental stewardship.

While we believe our strategic positioning, technological capabilities, and commitment to sustainable practices offer significant competitive advantages, there is no assurance that we will be able to compete successfully against current or future industry participants.

Competitive Advantages

Z Squared distinguishes itself in the cryptocurrency mining industry through a unique altcoin-focused strategy, deep operational expertise, and agile infrastructure management. Unlike many of its peers that concentrate exclusively on bitcoin mining, Z Squared strategically diversifies its operations across a range of altcoins including Dogecoin (DOGE) and Litecoin (LTC). This altcoin-centric approach enables Z Squared to dynamically reallocate hash power to assets offering superior short- to medium-term returns, particularly during periods of market volatility. The result is a more resilient and balanced revenue profile, mitigating asset-specific risk and maximizing capital efficiency. Z Squared also deploys specialized ASIC hardware tailored to the unique algorithms of these altcoins, allowing for greater mining efficiency than firms reliant on generalized mining equipment.

Z Squared’s leadership team brings a track record of success in cryptocurrency mining, marked by sophisticated logistics, infrastructure optimization, and economic discipline. Z Squared excels in the full lifecycle management of its mining assets, supported by advanced repair systems, component reclamation processes, and techniques that extend hardware longevity. These practices minimize downtime, reduce capital expenditure, and lower environmental impact. Z Squared’s real-time analytics infrastructure enables precise, data-driven decision-making at both strategic and operational levels, ensuring sustained performance optimization across its fleet.

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Operational agility is another key differentiator. Through a robust network of hosting partnerships, Z Squared can swiftly redeploy mining equipment across facilities to capitalize on favorable electricity rates, regulatory conditions, or other operational efficiencies. This flexibility allows Z Squared to adapt more quickly than many of its competitors in an ever-evolving industry. Additionally, Z Squared leverages dynamic power management strategies, including curtailment programs and real-time electricity pricing models, to significantly reduce and stabilize energy costs—one of the most critical inputs in cryptocurrency mining.

Finally, Z Squared’s distributed, facility-agnostic infrastructure reduces exposure to localized disruptions such as regulatory shifts or grid instability. This structure not only enhances operational resilience but also supports rapid scalability into new geographies and emerging technologies, providing Z Squared with long-term strategic advantage.

Operational Strategy

Z Squared employs a lean, data-driven, and asset-optimized operational strategy designed to maximize returns across a diversified portfolio of digital assets. Rather than focusing solely on scale, Z Squared emphasizes operational flexibility, lifecycle efficiency, and precision execution to sustain competitive mining performance. Central to this approach is Z Squared’s altcoin opportunism strategy, which targets assets such as Dogecoin and Litecoin—cryptocurrencies offering favorable short- to mid-term return potential. By deploying highly specialized ASIC miners tailored to these alternative algorithms, Z Squared is able to unlock greater efficiency and profit margins than firms focused exclusively on bitcoin.

Z Squared’s hash power management is continuously informed by real-time analysis of market trends, network difficulty, and token-specific profitability. This enables dynamic reallocation of mining resources to optimize returns as market conditions evolve. Operations are distributed across multiple third-party and partner-owned facilities in a facility-agnostic structure. This approach avoids over-reliance on any single hosting provider and supports agile relocation of equipment based on shifting power costs, infrastructure readiness, and uptime performance.

Z Squared implements comprehensive, end-to-end equipment lifecycle management to protect and extend the value of its mining assets. Each unit is tracked from deployment through repair and eventual retirement. A structured spare parts and reclamation system enables Z Squared to extract usable components from decommissioned equipment, while in-house repair coordination reduces downtime and minimizes capital expenditure.

Operational decisions are grounded in real-time analytics integrated through centralized dashboards, aggregating data from mining pools, facility APIs, and internal sensors. This infrastructure enables daily monitoring of unit-level Hash Rate, energy consumption, and profitability. The data is used to proactively detect underperformance, identify facility issues, and ensure energy efficiency across the fleet.

Z Squared also manages energy costs through a responsive curtailment strategy. It proactively adapts operations to curtailment schedules, seasonal rate fluctuations, and electricity market conditions—throttling or shifting activity to preserve profitability during high-cost periods. Facility-level downtime is analyzed and categorized to distinguish between voluntary curtailment, forced outages, and repair-related downtime.

A core component of Z Squared’s success lies in its asset agility and logistical precision. Standard operating procedures govern the decommissioning, repair, and inventory management of hardware. On-the-ground personnel oversee installations, PDU swaps, and physical control of mining units. Every piece of equipment is tracked via serial number and shipping records to maintain accountability and prevent loss during transfers or facility moves.

Rather than pursuing scale for its own sake, Z Squared’s growth philosophy centers on sustainable efficiency. Z Squared avoids overleveraging and remains focused on optimizing hardware, adapting to network shifts, and positioning itself to capitalize on emerging asset classes. This operational discipline enables Z Squared to scale effectively and profitably within an increasingly competitive mining ecosystem.

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Intellectual Property

Z Squared holds no patents, copyrights, trademarks, or licensing agreements.

Government Regulation

Government regulation of digital assets, including cryptocurrency, and blockchain technology is being actively considered by the United States federal government via a number of agencies and regulatory bodies, as well as similar entities in other countries. State government regulations also may apply to Z Squared’s mining activities and other related activities in which Z Squared participates or may participate in the future. Certain regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain technology or business.

In addition, because transactions in cryptocurrency provide a varying degrees of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse (even if untrue), could lead to greater regulatory oversight of cryptocurrency platforms, and there is the possibility that law enforcement agencies could close cryptocurrency platforms or other crypto-related infrastructure with little or no notice and prevent users from accessing or retrieving cryptocurrency held via such platforms or infrastructure.

Multiple United States federal agencies and regulators have been active in rulemaking, issuing guidance and regulating various actors in the blockchain technology industry, including the CFTC, SEC, FINRA, OCC, CFPB, FinCEN, OFAC, IRS, FDIC, and Federal Reserve. In response to these events, the digital asset markets have experienced extreme price volatility. As the regulatory and legal environment evolves, Z Squared may become subject to new laws, further regulation by the SEC, and other federal or state agencies, which may affect Z Squared’s Dogecoin and Litecoin mining and other related activities. Certain state and local authorities have introduced and passed legislation that may affect Z Squared’s business and the business of crypto mining.

For additional discussion regarding Z Squared’s belief about the potential risks existing and future regulation pose to Z Squared’s business, see “Risk Factors” herein.

Environmental Considerations

Z Squared is aware that energy consumption is both a principal cost driver and a key environmental consideration within the cryptocurrency mining industry. As part of its commitment to sustainable operations, Z Squared integrates energy efficiency and environmental responsibility into its facility selection, operational planning, and equipment lifecycle strategies.

Electricity represents the largest variable expense in Z Squared’s mining operations. Z Squared continuously monitors power pricing at each hosting facility, including $/kWh rates, time-of-use pricing structures, and peak-hour penalties. By leveraging real-time Hash Rate analytics, Z Squared dynamically adjusts its mining loads to reduce operational intensity during periods of elevated energy costs or utility curtailment events, thereby optimizing profitability while minimizing environmental strain.

Facility selection is strategically driven by energy profile considerations. Z Squared partners exclusively with hosting providers that offer competitive long-term power agreements and infrastructure capable of efficiently supporting high-density ASIC hardware. This ensures not only cost-effective operations but also the use of stable, grid-compliant energy solutions with lower transmission losses.

As part of its sustainability initiative, Z Squared employs a comprehensive equipment lifecycle management strategy focused on waste minimization and resource efficiency. Z Squared actively reuses functional hardware components—such as hash boards, control boards, and cooling fans—and works with certified e-waste recyclers to responsibly dispose of non-repairable units. These practices reduce the volume of electronic waste and limit demand for new raw materials by extending the operational lifespan of mining equipment through repair and parts reclamation.

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Z Squared also participates in structured energy curtailment programs offered by its hosting partners. Mining operations are paused during periods of grid stress or extreme wholesale power pricing, thereby reducing the load on local infrastructure and aligning with broader energy conservation efforts. Z Squared tracks and categorizes downtime events using historical analytics, distinguishing between curtailment, maintenance, and external disruptions to better inform energy management strategies.

Z Squared’s equipment procurement decisions prioritize energy efficiency over raw Hash Rate. It favors next-generation miners with superior joules-per-terahash (J/TH) performance, including models such as the L9 for Scrypt-based assets with favorable energy profiles. Each hardware purchase is evaluated based on projected energy return on investment (EROI), ensuring that equipment decisions support both economic performance and environmental responsibility.

Through these integrated measures, Z Squared seeks to maintain operational excellence while reducing its environmental impact and contributing to the long-term sustainability of the digital asset mining ecosystem.

Legal Proceedings

Z Squared may become engaged, in litigation in the ordinary course of business. Subject to the inherent uncertainties of litigation and although no assurances are possible, we believe that there are no pending lawsuits or claims that, individually or in the aggregate, will have a material adverse effect on our business, financial condition or our results of operations.

Z Squared is party to the Asset-For-Share Exchange Agreement with BSG Series CM, LLC (“BSG Series CM”), an entity currently named as a defendant in ongoing litigation initiated by the Securities and Exchange Commission involving allegations of misconduct related to certain investment activities. BSG Series CM is subject to regulatory monitoring and oversight pursuant to court orders issued in connection with this litigation. While Z Squared is not a party to the litigation, it acknowledges that its contractual relationship with BSG Series CM may expose it to certain reputational and operational risks associated with the ongoing legal proceedings and monitoring.

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Z SQUARED MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Z Squared’s financial condition and results of its operations, together with its consolidated financial statements and related notes appearing at the end of this proxy statement/prospectus. This discussion contains forward-looking statements reflecting Z Squared’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this proxy statement/prospectus.

Business Overview

Z Squared is a vertically integrated cryptocurrency mining firm specializing in optimized, multi-asset digital mining. Z Squared operates a robust and geographically diversified network of mining operations across North America, with facilities strategically located in Texas, North Carolina, South Carolina, and Iowa. Z Squared’s mission is to deliver consistent, high-efficiency mining performance through a combination of asset diversification, advanced operational practices, and technology-driven infrastructure.

Unlike many mining companies that focus exclusively on bitcoin, Z Squared mines a broad portfolio of cryptocurrencies, including Dogecoin (DOGE) and Litecoin (LTC). This diversified approach enables Z Squared to mitigate asset-specific risk, capitalize on emerging trends, and optimize returns through algorithm-specific hardware strategies. Z Squared’s fleet includes a wide array of specialized ASIC miners such as the Antminer L7, L9, and DG1+, each selected and deployed based on their performance characteristics relative to specific mining algorithms, including SHA-256, Scrypt, and kHeavyHash.

Operational excellence is at the core of Z Squared’s model. It maintains a dynamic fleet optimization program, which involves the continuous assessment and rotation of mining units based on performance, age, and market conditions. This ensures that capital is allocated efficiently and that the fleet remains highly productive. Z Squared also operates an in-house repair and spare parts program that extends the useful life of hardware, reduces downtime, and minimizes capital expenditures through parts reclamation and recycling.

Z Squared’s power strategy is designed to respond flexibly to real-time grid conditions, including curtailment schedules and seasonal electricity rate fluctuations. By adapting its energy consumption in response to pricing signals, Z Squared is able to lower its cost per kilowatt-hour while preserving uptime and maximizing operational efficiency.

To support transparency and decision-making, Z Squared has developed custom performance reporting infrastructure. Real-time dashboards provide visibility into key operational metrics, including Hash Rate, unit status, revenue per machine, and facility-level health. This data-centric approach enables proactive maintenance, informed capital planning, and sustained performance across Z Squared’s mining operations.

Going Concern

The financial statements have been prepared on a going concern basis which assumes that Z Squared will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has negative cash flows from operations, incurred a loss since inception resulting in an accumulated deficit of $120,000 as of May 31, 2025 and additional losses are expected as the Company develops its operations. These factors raise substantial doubts about the Company’s ability to continue as a going concern for a period of 12 months from the date of this annual report.

As of March 31, 2025 and December 31, 2024, the Company had approximately $0 in cash and cash equivalents. The Company expects that its current cash and cash equivalents as of the date of this annual report, will not be sufficient to support its projected operating requirements for at least the next 12 months from this date.

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The Company expects to need additional capital in order to generate revenues. Any additional equity financing, if available, may not be on favorable terms and would likely be significantly dilutive to the Company’s current stockholders, and debt financing, if available, may involve restrictive covenants. The Company’s ability to access capital when needed is not assured and, if not achieved on a timely basis, will likely have a materially adverse effect on its business, financial condition and results of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Components of Z Squared’s Results of Operations

Nature of Operations and Basis of Presentation

Z Squared, formerly known as Preferred Asset Holdings, Inc., was acquired as a shelf corporation and is controlled by the current director and officer, who assumed control through board appointment and officer designation. As of December 31, 2025, the Company had not issued any shares of common stock, and therefore had no stockholders of record. The Company is a development-stage enterprise currently focused on establishing operations in the cryptocurrency mining industry. As of December 31, 2025, the Company had not commenced principal operations and had not generated any revenues. As of December 31, 2025, the Company had no subsidiaries.

Basis of Presentation.

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Results of Operations

Year Ended December 31, 2024 compared to Year Ended December 31, 2023

Our results of operations for the periods indicated are summarized in the table below:

	December 31, 2024	December 31, 2023
Revenues, net	$–	$–
Cost of revenues	–	–
Gross profit	–	–

Operating expenses:
Selling, general and administrative expenses	60	60
Total operating expenses	60	60
Operating loss	(60)	(60)

Net loss before income tax expense	(60)	(60)

Income tax expense	–	–

Net loss	$(60)	$(60)
Net loss per share:
Net loss per share – basic	$–	$–
Net loss per share – diluted	$–	$–
Weight average number of common shares outstanding – basic	–	–
Weight average number of common shares outstanding – diluted	–	–

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Revenue

Z Squared has not generated any revenue since its inception.

Costs of Revenue

Cost of revenues will include the direct costs associated with cryptocurrency mining operations, including electricity and power usage, depreciation of mining equipment, mining pool fees, and other costs directly attributable to the generation of cryptocurrency rewards.

General and Administrative Expenses

Z Squared’s general and administrative expenses consist primarily of payments for legal and professional fees, payroll and other miscellaneous expenses.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating activities.

For the years ended December 31, 2024 and 2023, Z Squared incurred net losses of $60. We expect to incur additional losses and increased expenses in future periods as we continue to scale our business, increase employee headcount and incur additional expenses associated with being a public company.

Cash Flows

Our cash flows for the periods indicated are summarized in the table below:

	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(60)	$(60)
Adjustments to reconcile net loss to net cash used in operating activities:
Advance from affiliate	60	60
Net cash used in operating activities	–	–

Cash flows from investing activities:
	–	–
Net cash used in investing activities	–	–

Cash flows from financing activities:
	–	–
Net cash provided by financing activities	–	–

Net increase in cash and cash equivalents	–	–
Cash and cash equivalents, beginning of the year	–	–
Cash and cash equivalents, end of the year	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

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Critical Accounting Policies and Estimates

Z Squared management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. Z Squared’s estimates are based on its historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

Managements believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition.

Z Squared has not recognized any revenues since its inception. Z Squared has adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which establishes principles for recognizing revenue from customer contracts. Under ASC 606, revenue is recognized when control of a promised good or service is transferred to the customer, in an amount that reflects the consideration that Z Squared expects to be entitled to in exchange for those goods or services. Although Z Squared has not commenced revenue-generating activities as of March 31, 2025, it is in the process of preparing to commence cryptocurrency mining operations. Upon commencement, Z Squared expects to generate revenue primarily through the validation of blockchain transactions and the subsequent receipt of cryptocurrency rewards. Z Squared’s future revenue recognition model will evaluate each blockchain protocol to determine whether revenue is earned through a contract with a customer under ASC 606 or through other guidance, such as ASC 610, depending on the nature of the consideration. To the extent that mining rewards are deemed to arise from arrangements that fall under ASC 606, Z Squared will apply the following five-step model:

1.	Identify the contract(s) with a customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations

5.	Recognize revenue when or as the entity satisfies a performance obligation

Z Squared will also assess whether it is acting as a principal or agent in its arrangements and whether variable consideration (e.g., mining rewards subject to network difficulty and block confirmation) is constrained. In periods when Z Squared receives digital assets, those assets will be measured at fair value on the date received and recognized as revenue if they meet the criteria under ASC 606.

As of March 31, 2025, Z Squared had not yet acquired or deployed any mining equipment and has not commenced any mining operations.

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Contingent Liabilities.

Z Squared, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and Z Squared’s analysis of potential outcomes, if Z Squared determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, Z Squared records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

Recent Accounting Pronouncements

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”). Z Squared considers the applicability and impact of all ASUs on Z Squared’s financial position, results of operations, cash flows, or presentation thereof. Described below are ASUs that are not yet effective, but may be applicable to Z Squared’s financial position, results of operations, cash flows, or presentation thereof. As of the issuance of these consolidated financial statements, there were no ASUs that management assessed and determined to be applicable to Z Squared’s financial position, results of operations, cash flows, or presentation thereof.

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other – Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The new guidance requires entities to measure certain crypto assets at fair value, with changes in fair value recognized in net income. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of this guidance and will apply it upon commencement of cryptocurrency mining operations.

Z Squared follows ASC 280, Segment Reporting, and uses the management approach to identify operating segments. Z Squared’s Chief Executive Officer is the chief operating decision maker. As of March 31, 2024, the Company operated in a single reportable segment focused on the development of cryptocurrency mining operations.

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PRINCIPAL STOCKHOLDERS OF Z SQUARED

Name	Number of shares beneficially owned*	Percent of shares beneficially owned*
David Halabu	1	100%

* Mr. Halabu is currently the sole shareholder in Z Squared. Prior to the closing of the Merger, Z Squared will close on the Asset-For-Share Exchange Agreement (described below), and in connection therewith issue shares of Z Squared common stock to BSG Series CM. It is anticipated that the following persons will own 5% or more of Z Squared’s issued and outstanding common stock as of immediately prior to the closing of the Merger: SMSC Capital Holdings, BSG Series CM, Group 10 Holdings, and K-7 Incorporated.

Z Squared is party to the Asset-For-Share Exchange Agreement with BSG Series CM, LLC (“BSG Series CM”), an entity currently named as a defendant in ongoing litigation initiated by the Securities and Exchange Commission involving allegations of misconduct related to certain investment activities. BSG Series CM is subject to regulatory monitoring and oversight pursuant to court orders issued in connection with this litigation. While Z Squared is not a party to the litigation, it acknowledges that its contractual relationship with BSG Series CM may expose it to certain reputational and operational risks associated with the ongoing legal proceedings and monitoring.

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MANAGEMENT FOLLOWING THE MERGER

Executive Officers and Directors of the Combined Company Following the Merger

Effective as of the closing of the Merger, the combined company’s executive officers are expected to be certain members of the Z Squared and Coeptis executive management teams prior to the Merger. The following table lists the names, ages and positions of the individuals who are expected to serve as executive officers and directors of the combined company upon completion of the Merger:

Name	Age	Position
Directors:
Adam Sohn	57	Director
Bryan Fuerst	52	Director
Kenneth Cooper	53	Director
Executive Officers:
David Halabu	49	Chief Executive Officer and Director
Michelle Burke	40	Chief Operating Officer and Director
Brian Cogley	39	Chief Financial Officer

Executive Officers

David Halabu, age 49, serves as a managing director for Broadstreet Inc. where he focuses on capital markets and business strategy for the organization. Mr Halabu started his career as a trader at Broadway Training in New York City then moved on to head the trading desk for Assent LLC in South Florida from 2001 to 2011. In 2013, he co-founded Group 10 Capital Management LLC to invest in non-performing real estate debt, and it has since evolved to have separate divisions for private lending, commercial value-add and residential rentals. He has been an avid real estate entrepreneur as well as an investor s in many alternatives such as real estate, distressed debt and operating businesses. In the last five years, Mr Halabu has owned and operated a Remediation and Construction company in South Florida, as well as been an active investor in a number residential and commercial real estate projects in Florida, Michigan, and the Carolinas. He began working with Broadstreet Inc, in late 2021 and has taken an active role on both capital markets and business strategy. Additionally, he is a member of Entrepreneurs Organization and Chartered Alternative Investment Analysts (CAIA). Mr. Halabu graduated as a Deans Honors Scholar from Tulane University (La.) with a BS in Economics and minor in Mathematics.

Michelle Burke, age 40, has served as the Chief Executive Officer of Minting Dome since July 2024. Ms. Burke initially joined Minting Dome as the Chief Operating Officer in October 2022, playing an integral role in developing the company from inception to its current prominence. She established foundational infrastructure, developed extensive training programs, and innovated remote operational management systems leveraging Asana. During this period, she oversaw the deployment and management of 50MW of Altcoin mining equipment and significantly expanded the company’s operational capacity through integration with 11 third-party hosting facilities. Her effective leadership and strategic foresight, including the successful launch of the comprehensive MD Playbook, resulted in her promotion to Chief Executive Officer. Between May 2021 and July 2022, Ms. Burke served as Chief Operating Officer of Wattum Management, where she led significant operational and strategic expansions. Prior to that, from June 2017 to May 2021, Ms. Burke founded and operated Lab Testing API, a pioneering health technology platform connecting over 4,000 testing locations and medical professionals nationwide. Concurrently, she served as Chief Operating Officer at Personalabs, successfully streamlining operations through SOP implementation, managing digital transformations, and tripling annual revenues. Ms. Burke holds a bachelor’s degree in E-Business Management from Newport University.

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Brian Cogley — Chief Financial Officer: Mr. Cogley, 39, has over 17 years of accounting and finance experience, having previously held positions of increasing authority at two “Big 4” accounting firms and served on the management teams of multiple companies in diverse industries.  An accountant by training, Mr. Cogley arrives at Z Squared with a career in corporate finance and accounting during which he advised and led the financial operations for companies spanning multiple industries including life sciences, pharmaceuticals, financial services, and manufacturing. Mr. Cogley served as the Chief Financial Officer of Coeptis Therapeutics Holdings, Inc. since May 2023, and will continue on in such capacity with the combined company.  At Coeptis, Mr. Cogley led the company’s financial strategy, capital markets initiatives, and public company reporting. Mr. Cogley played a critical role in guiding the company through strategic transactions, financial planning and analysis, and the execution of financing activities to support its clinical and operational goals. He oversees all aspects of the company’s financial operations, including budgeting, treasury, audit, and internal controls, while supporting cross-functional growth initiatives. From February 2022 until May 2023, Mr. Cogley was a Senior Manager, Accounting Advisory at CFGI, LLC where he served pharmaceutical and financial services clients in technical accounting implementations and execution, interim Controller roles, interim SEC Reporting Manager roles, segment reporting and carve-out engagements. From 2017-2022 Mr. Cogley held the position of Vice President of Finance & Accounting at NexTier Bank where he was a member of the Company’s senior management team and led its accounting and finance operations, including the general ledger, financial planning and analysis, internal and external financial reporting, and human resources. From 2015-2017 Mr. Cogley held the position of Global Cash Manager for Calgon Carbon Corporation, where he was responsible for all daily cash decisions across the global enterprise. From 2012-2015 Mr. Cogley was a Financial Analyst at TriState Capital Bank where he was responsible for building its Sarbanes-Oxley control environment, SEC/regulatory reporting and new system implementation, while also working on various process improvement projects. Mr. Cogley began his career at KPMG, LLP, providing audit and assurance services to a variety of clients in the financial services industry. Mr. Cogley earned a B.A. with a concentration in accounting and a Master of Business Administration with a concentration in finance from Duquesne University.

Election of Officers

The combined company’s executive officers will be appointed by, and serve at the discretion of, the combined company’s board of directors. There are no family relationships among any of the combined company’s proposed directors or executive officers.

Board of Directors of the Combined Company Following the Merger

Upon completion of the proposed transaction, the combined company’s Board of Directors will consist of five members, structured to ensure effective oversight, strategic guidance, and strong corporate governance. Three of the five directors will be independent. The directors of the combined company will include: Bryan Fuerst, Adam Sohn David Halabu, Kenneth Cooper and Michelle Burke.

Bryan Fuerst, age 52, is a highly accomplished financial executive with over 25 years of experience across multiple industries, including healthcare and financial services. Mr. Fuerst currently serves as the Chief Financial Officer of Alliance Health Systems. In this role, he oversees all financial functions of the organization, including accounting, audit, treasury, corporate finance, budgeting, and investor relations. He is a vital member of the Executive Committee, where he contributes to the development and execution of strategies that advance Alliance’s mission to expand its reach and provide exceptional healthcare to more patients nationwide. Prior to joining Alliance in September 2024, Mr. Fuerst spent more than two decades at Propel Health, where he was a founding member and served as the company’s CFO. During his tenure from July 2001 to August 2024, Bryan was instrumental in transforming Propel from a private equity-backed startup into one of the largest privately held healthcare marketing firms in the United States. Mr. Fuerst held multiple strategic roles at Propel Health, including Vice President of Integrations, Senior Vice President of Finance, and Chair of the Investment and Audit Committees. His responsibilities spanned accounting, finance, human resources, and legal functions. He also played a pivotal role in identifying acquisition targets, securing funding for deals, and ensuring seamless post-merger integrations. Prior to that, Mr. Fuerst began his career at Cantor Fitzgerald, where he bridged finance and technology to develop innovative reporting tools and metrics. His ability to integrate accounting expertise with data-driven insights earned him progressively senior roles, including Vice President of the Partnership Investing Group, where he facilitated funding for new partners, and Global Controller, managing domestic and international finance and regulatory audits. Mr. Fuerst holds a Bachelor of Science in Accounting from LIU Post and an MBA from New York University’s Stern School of Business. He has been recognized as a “Top CFO” in New Jersey and is an active member of several industry and finance groups across the country.

Adam Sohn, age 57, is the current Chief Executive Officer of Narravance Inc., where he has served since September 2022 a leader in cyber-social threat identification technology; supporting both the threat intelligence and financial service sectors. Prior to taking this position, he formerly served as Chief Executive Officer of NCRI the Network Contagion Research Institute where he served from February 2020, as a non-profit the NCRI identifies and forecasts emerging threats that threaten the economic, physical and social health of civil society. He also served as the Chief Growth officer of the Society for Human Resource Management, the world’s largest Human resource association, where he served from April 2019 through February, 2020. Mr. Sohn also served as the Director of Communications for former Florida governor Jeb Bush’s cabinet. As Director of Communications, Mr. Sohn held a unique role that extends beyond traditional responsibilities. In addition to overseeing communications, Mr. Sohn lead partnerships within the state of Florida, working closely with the private sector. Mr. Sohn successfully negotiated deals with major companies such as Lowe’s, Home Depot, Publix, Winn-Dixie, and MasterCard. Furthermore, Mr. Sohn established partnerships with all the major sports teams across the state, using these alliances to encourage Floridians to prepare for hurricane season. Mr. Sohn holds a bachelor’s degree in international affairs from Columbia University. Mr. Sohn is well qualified to serve as a director due to his experience in emerging social and technological trends.

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David Halabu, age 49, serves as a managing director for Broadstreet Inc. where he focuses on capital markets and business strategy for the organization. Mr Halabu started his career as a trader at Broadway Training in New York City then moved on to head the trading desk for Assent LLC in South Florida from 2001 to 2011. In 2013, he co-founded Group 10 Capital Management LLC to invest in non-performing real estate debt, and it has since evolved to have separate divisions for private lending, commercial value-add and residential rentals. He has been an avid real estate entrepreneur as well as an investor s in many alternatives such as real estate, distressed debt and operating businesses. In the last five years, Mr Halabu has owned and operated a Remediation and Construction company in South Florida, as well as been an active investor in a number residential and commercial real estate projects in Florida, Michigan, and the Carolinas. He began working with Broadstreet Inc, in late 2021 and has taken an active role on both capital markets and business strategy. Additionally, he is a member of Entrepreneurs Organization and Chartered Alternative Investment Analysts (CAIA). Mr. Halabu graduated as a Deans Honors Scholar from Tulane University (La.) with a BS in Economics and minor in Mathematics.

Michelle Burke, age 40, has served as the Chief Executive Officer of Minting Dome since July 2024. Ms. Burke initially joined Minting Dome as the Chief Operating Officer in October 2022, playing an integral role in developing the company from inception to its current prominence. She established foundational infrastructure, developed extensive training programs, and innovated remote operational management systems leveraging Asana. During this period, she oversaw the deployment and management of 50MW of Altcoin mining equipment and significantly expanded the company’s operational capacity through integration with 11 third-party hosting facilities. Her effective leadership and strategic foresight, including the successful launch of the comprehensive MD Playbook, resulted in her promotion to Chief Executive Officer. Between May 2021 and July 2022, Ms. Burke served as Chief Operating Officer of Wattum Management, where she led significant operational and strategic expansions. Prior to that, from June 2017 to May 2021, Ms. Burke founded and operated Lab Testing API, a pioneering health technology platform connecting over 4,000 testing locations and medical professionals nationwide. Concurrently, she served as Chief Operating Officer at Personalabs, successfully streamlining operations through SOP implementation, managing digital transformations, and tripling annual revenues. Ms. Burke holds a bachelor’s degree in E-Business Management from Newport University.

Kenneth Cooper, age 53, is a highly accomplished CEO and financial executive with over 25 years of experience across multiple industries, including healthcare and financial services. He has been recognized as a Forbes “Top 20 CEO”. Mr. Cooper currently serves as the Founder and Chief Executive Officer of Pur Health Holdings. In this role, he oversees all Executive and financial functions of the organization including Board and investor relations. Mr Cooper oversees the development and execution of strategies that advance The Pur health mission to create access to care through expansion of the physical network and the tele health platform while providing industry leading behavioral healthcare to patients. Prior to founding Pur Health in January 2023, Mr. Cooper spent 15 years at North American dental group (NADG) where he was a founding member and served as the company’s CEO. During his tenure from October 2007 to Sept August 2021, Kenneth was visionary that created NADG and led the organization from a startup into one of the largest upper middle markets privately held private equity backed DSO’s in the United States. Mr. Cooper attended Youngstown State University.

Director Independence

Nasdaq’s listing standards require that the combined company’s board of directors consist of a majority of independent directors, as determined under the applicable rules and regulations of Nasdaq. Three of the five directors (all but David Halabu and Michelle Burke) of the combined company are expected to qualify as independent directors following the completion of the Merger.

Committees of the Board of Directors

Presently, Coeptis’ Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the standing committees is composed solely of independent directors. Following the completion of the Merger the combined company will continue to have the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

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Audit Committee

Coeptis’ audit committee’s duties, include, but are not limited to: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and (xii) approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee of the combined company is expected to retain these duties and responsibilities following the completion of the Merger.

In connection with the closing of the Merger, the combined company’s board of directors is expected to select members of the audit committee. To qualify as independent to serve on the combined company’s audit committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from the combined company, other than for service as a director, or be an affiliated person of the combined company. Coeptis and Z Squared believe that, following the completion of the Merger, the composition of the audit committee will comply with the applicable requirements of the rules and regulations of Nasdaq and the SEC.

Compensation Committee

Coeptis’ compensation committee has the overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

The compensation committee of the combined company is expected to retain these duties and responsibilities following completion of the Merger.

In connection with the closing of the Merger, the combined company’s board of directors is expected to select members of the compensation committee. Each member of the combined company’s compensation committee is expected to be a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. Coeptis and Z Squared believe that, following the completion of the Merger, the composition of the compensation committee will comply with the applicable requirements of the rules and regulations of Nasdaq.

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Nominating and Corporate Governance Committee

The functions of Coeptis’ nominating and corporate governance committee include (i) identifying, evaluating and selecting, or recommending that Board approve, nominees for election to Board; (ii) evaluating, on an annual basis, the performance of Board and of individual directors; (iii) establishing subcommittees for the purpose of evaluating special or unique matters; (iv) evaluating the adequacy of corporate governance practices and reporting; (v) reviewing management succession plans; and (vi) developing and making recommendations to Board regarding corporate governance guidelines and matters.

The nominating and corporate governance committee of the combined company is expected to retain these duties and responsibilities following completion of the Merger.

In connection with the closing of the Merger, the combined company’s board of directors is expected to select members of the nominating and corporate governance committee. Coeptis and Z Squared believe that, after the completion of the Merger, the composition of the nominating and corporate governance committee will meet the requirements for independence under, and the functioning of such nominating and corporate governance committee will comply with, any applicable requirements of the rules and regulations of Nasdaq.

Compensation Committee Interlocks and Insider Participation

In connection with the closing of the Merger, the combined company’s board of directors is expected to select members of the compensation committee. Each member of the compensation committee is expected to be a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. None of the proposed combined company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is proposed to serve on the combined company’s board of directors or compensation committee following the completion of the Merger.

Non-Employee Director Compensation

Please refer to “Coeptis Director Compensation” above for a discussion of Coeptis’ current policies with regard to the compensation of its non-employee directors. In connection with closing of the Merger, it is expected that the combined company will provide compensation to non-employee directors that is consistent with Coeptis’ current practices; however, these director compensation policies may be re-evaluated by the combined company and the compensation committee following the completion of the Merger and may be subject to change. Non-employee directors are expected to receive an annual retainer fee and equity compensation in the form of a stock option grant.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY
TRANSACTIONS OF THE COMBINED COMPANY

In addition to the compensation arrangements, including employment, termination-of-employment and change-in-control arrangements, with Z Squared’s and Coeptis’ directors and executive officers, including those discussed in the sections titled “Management Following the Merger,” “Z Squared Executive Compensation” and “Coeptis Executive Compensation,” the following is a description of each transaction involving Coeptis since November 1, 2022, each transaction involving Z Squared since its inception as a cryptocurrency company in April 2025 and each currently proposed transaction in which:

•	either Z Squared or Coeptis has been or are to be a participant;

•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of the average of Z Squared’s or Coeptis’ total assets at year-end for the last two completed fiscal years, as applicable; and

•	any of Z Squared’s or Coeptis’ directors, executive officers or holders of more than 5% of Z Squared’s or Coeptis’ capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Coeptis Transactions

As of the date of this proxy statement/prospectus, there are no material arrangements, agreements and transactions since November 1, 2022, or any currently proposed transactions, in which Coeptis was or is to be a participant and in which any person designated by Z Squared who will serve as an executive officer or director of the combined company following the Merger had or will have a direct or indirect material interest.

Indemnification

Coeptis’ bylaws provide that it will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our bylaws. In addition, its certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

Coeptis intends to enter into indemnification agreements with each of our directors and executive officers. Coeptis expects the indemnification agreement to provide, among other things, that we will indemnify and hold harmless each person subject to an indemnification agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of Coeptis or serving at Coeptis’ direction as a director, officer, employee, fiduciary or agent of another entity. Coeptis expects the indemnification agreement to further provide that, upon an Indemnified Party’s request, Coeptis will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the indemnification agreement, Coeptis will intend that an Indemnified Party is presumed to be entitled to indemnification and Coeptis has the burden of proving otherwise. Coeptis also intends to secure and maintain in full force and effect directors’ liability insurance, including tail insurance for the pre-Merger members of Coeptis’ board of directors. If indemnification under an indemnification agreement is unavailable to an Indemnified Party for any reason, Coeptis, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Coeptis has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Z Squared Transactions

As of the date of this proxy statement/prospectus, there are no material arrangements, agreements and transactions since Z Squared’s inception as a cryptocurrency company in April 2025, or any currently proposed transactions, in which Z Squared was or is to be a participant and in which any person designated by Z Squared who will serve as an executive officer or director of the combined company following the Merger had or will have a direct or indirect material interest (other than compensation described under “Z Squared’s Executive And Director Compensation”).

155

MARKET PRICE AND DIVIDEND INFORMATION

The Coeptis Common Stock is currently listed on The Nasdaq Capital Market under the symbol “COEP.”

The closing price of the Coeptis Common Stock on April 24, 2025, the last day of trading prior to the announcement of the Merger, was $12.47 per share, as reported on The Nasdaq Capital Market.

Because the market price of the Coeptis Common Stock is subject to fluctuation, the market value of the shares of the Coeptis Common Stock that Z Squared stockholders will be entitled to receive in the Merger may increase or decrease.

Z Squared is a private company and Z Squared Common Stock is not publicly traded.

Assuming approval of the Certificate of Incorporation Proposal, and successful application for initial listing with The Nasdaq Capital Market, following the consummation of the Merger the Coeptis Common Stock will trade on The Nasdaq Capital Market under Coeptis’ new name, “Z Squared Inc.”, and new trading symbol “______________________.”

As of June 24, 2025, there were approximately 123 registered holders of record of the Coeptis Common. As of June 24, 2025, David Halabu is the sole shareholder of records of Z Squared Common Stock. For detailed information regarding the beneficial ownership of certain Coeptis and Z Squared stockholders, see the sections of this proxy statement/prospectus titled “Principal Stockholders of Coeptis” and “Principal Stockholders of Z Squared.”

Dividends

Coeptis has never declared or paid any cash dividends on the Coeptis Common Stock and does not anticipate paying cash dividends on the Coeptis Common Stock for the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Merger will be at the discretion of the combined company’s then-current board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

Z Squared has never paid or declared any cash dividends on the Z Squared Shares. If the Merger does not occur, Z Squared does not anticipate paying any cash dividends on the Z Squared Shares in the foreseeable future, and Z Squared intends to retain all available funds and any future earnings to fund the development and expansion of its business. Any future determination to pay dividends will be at the discretion of the Z Squared Board and will depend upon a number of factors, including its results of operations, financial condition, future prospects, contractual restrictions, and restrictions imposed by applicable laws and other factors the Z Squared Board deems relevant.

156

COMPARISON OF RIGHTS OF HOLDERS OF COEPTIS
CAPITAL STOCK AND Z SQUARED SHARE CAPITAL

If the Merger is completed, Z Squared stockholders will receive shares of Coeptis Common Stock, pursuant to the terms of the Merger Agreement. Additionally, immediately prior to the closing of the Merger, Coeptis’ certificate of incorporation will be amended to effect the Coeptis Name Change, as set forth in the forms of certificates of amendment attached as Annex B to this proxy statement/prospectus. The following is a summary of certain differences between (i) the current rights of Z Squared stockholders under its certificate of incorporation, and (ii) the rights of Coeptis stockholders under its amended and restated certificate of incorporation, and its amended and restated bylaws. The summary set forth below is not intended to provide a comprehensive discussion of each company’s governing documents or relevant corporate law. This summary is qualified in its entirety by reference to the full text of each company’s governing documents and the DGCL. See “Where You Can Find More Information” beginning on page 162 of this proxy statement/prospectus for information on how to obtain a copy of these documents.

General

Coeptis is incorporated under the laws of the State of Delaware and Z Squared is incorporated under the laws of the State of Wyoming. As a result of the Merger, Z Squared stockholders who receive shares of Coeptis Common Stock will become Coeptis stockholders, and their rights as stockholders will be governed by the DGCL and the Coeptis organizational documents.

Following is a comparison of the rights of Coeptis stockholders and Z Squared stockholders:

Coeptis	Z Squared
Organizational Documents The rights of Coeptis stockholders are governed by Coeptis’ Amended and Restated Certificate of Incorporation, Coeptis’ Amended and Restated Bylaws, and the DGCL.	Organizational Documents The rights of Z Squared stockholders are governed by Z Squared’s Certificate of Incorporation, Bylaws, and the Wyoming Business Corporation Act.

Authorized Capital Stock

Coeptis’ authorized capital stock consists of: (1) 150,000,000 shares of common stock, par value $0.0001 per share, and (2) 10,000,000 shares of preferred stock, par value $0.0001 per share.

Authorized Capital Stock Z Squared’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001.

157

Common Stock

Voting. The holders of common stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the Common Stock.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock will have no conversion rights.

Preemptive and Similar Rights. The holders of common stock will have no preemptive or similar rights.

Redemption/Put Rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of common stock are fully-paid and nonassessable.

Options/Stock Awards. There were stock options outstanding at June 24, 2025 to purchase an aggregate of 467,000 shares of our common stock granted under the 2022 Equity Incentive Plan to various officers, directors, employees and consultants, at an average exercise price of $12.34 per share.

Common Stock

Voting. The holders of common stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the Common Stock.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock will have no conversion rights.

Preemptive and Similar Rights. The holders of common stock will have no preemptive or similar rights.

Redemption/Put Rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of common stock are fully-paid and nonassessable.

Options/Stock Awards. There were no stock options outstanding.

158

Preferred Stock

The Company Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.

On June 2024, the Company created the Company’s series A preferred stock (the “Series A Preferred Stock”).

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and, if applicable, the primary market limitations described below, into such number of shares of the Company’s common stock as is equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the then conversion price. The initial conversion price was $0.40 per share of common stock, which is now $8.00 per share of common stock as a result of the Reverse Stock Split), and is subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, subject to the beneficial ownership and, if applicable, the primary market limitations described below upon the consummation of a fundraising transaction in which the Company raises gross proceeds of at least $20 million.

Rank. The Series A Preferred Stock will be senior to the Company’s common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends equal, on an as-if-converted to shares of the Company’s common stock basis (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below), to and in the same form as dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are paid on shares of the Company’s common stock.

159

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below) into the Company’s common stock immediately prior to such event.

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder of Series A Preferred Stock shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below).

Beneficial Ownership Limitation. The Company will not affect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of its Series A Preferred Stock, to the extent that prior to the conversion such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) beneficially owns less than 20% of the Company’s outstanding common stock and, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own 20% or more of the Company’s outstanding common stock.

Exchange Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of the Company’s common stock in excess of 19.99% of the outstanding common stock as of June 14, 2024 (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not affect any conversion of the Series A Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of the Company’s common stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

160

PRINCIPAL STOCKHOLDERS OF PROPOSED COMBINED COMPANY

For purposes of the chart below, Purchaser and the Company have assumed that the merger consideration to be issued by Purchaser at the Closing of the Merger will represent 88% of the closing date issued outstanding shareholdings of the combined company.

Name	Number of shares beneficially owned post-transaction	Percentage of shares beneficially owned post-transaction
SMSC Capital Holdings
BSG Series CM
Group 10 Holdings
K-7 Incorporated

LEGAL MATTERS

Meister Seelig & Fein PLLC will pass upon the validity of Coeptis Common Stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (formerly Bull Horn Holdings, Corp.) as of December 31, 2024 and 2023 and for each of the years ended December 31, 2024 and 2023 are included in this prospectus have been audited by (i) Turner, Stone & Company, L.L.P., independent registered public accounting firm, for the fiscal year ended December 31, 2023 and (ii) Astra Audit & Advisory, LLC, independent registered public accounting firm, for the fiscal year ended December 31, 2024, each as set forth in their report thereon and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

The consolidated financial statements of Z Squared Inc. as of December 31, 2023 and 2024 and for the each of the years in the two-year period ended December 31, 2024 have been audited by Stephano Slack LLC, an independent registered public accounting firm, as stated in their report thereon and included in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

161

WHERE YOU CAN FIND MORE INFORMATION

Coeptis is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains Coeptis’ filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

Coeptis also makes available free of charge on or through its website at www.Coeptistx.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after Coeptis electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and Coeptis are inactive textual references and information on those websites is not part of this proxy statement/prospectus.

Coeptis has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act to register the shares of Coeptis Common Stock to be issued to Z Squared stockholders in the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Coeptis, as well as a proxy statement of Coeptis for its special meeting, and it will also serve as an information statement for the stockholders of Z Squared. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Coeptis and Coeptis Common Stock. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

Coeptis has supplied all the information contained in this proxy statement/prospectus relating to Coeptis, and Z Squared has supplied all information contained in this proxy statement/prospectus relating to Z Squared.

If you would like to request documents from Coeptis or Z Squared, please send a request in writing or by telephone to either Coeptis or Z Squared at the following addresses:

Coeptis Therapeutics Holdings, Inc.	Z Squared Inc.
105 Bradford Rd, Suite 420	550 South Andrews Ave. Ste #700
Wexford, Pennsylvania 15090	Fort Lauderdale, FL 33301
Attn: Corporate Secretary	Attn: Chief Executive Officer

If you are an Coeptis stockholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Merger, including the procedures for voting your shares, you should contact Ben Mullins of Coeptis Therapeutics Holdings, Inc. at the following address and telephone number: 105 Bradford Road, Suite 420, Wexford, Pennsylvania 15090, and 724-934-6467.

162

TRADEMARK NOTICE

Each of Coeptis and Z Squared use various trademarks and trade names in their business, including without limitation, their respective corporate name and logo. This proxy statement/prospectus/information statement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by Coeptis, Z Squared or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this proxy statement/prospectus/information statement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that Coeptis and Z Squared, as applicable, will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these trademarks, service marks and trade names. Other trademarks, service marks or trade names appearing in this proxy statement/prospectus/information statement are the property of their respective owners. Neither Coeptis nor Z Squared intends the use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of or by either, of these other companies.

163

OTHER MATTERS

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its headquarters at 105 Bradford Rd, Suite 420, Wexford, Pennsylvania 15090 no later than August 20, 2025.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Company made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. Accordingly, for our 2025 annual meeting, notice of a nomination or proposal must be delivered to us no later than 90 days prior to the 2025 Annual Meeting; provided, however, that in the event that less than 100 days’ notice of prior public disclosure of the date of the 2025 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2025 Annual Meeting was mailed or such public disclosure was made. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chief Executive Officer may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 19, 2025, unless the date of our 2025 annual meeting has changed by more than 30 days calendar days from this year’s annual meeting in which case such notice will be due on the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at Coeptis Therapeutics Holdings, Inc., 105 Bradford Rd, Suite 420, Wexford, PA 15090, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

164

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Coeptis Therapeutics Holdings, Inc.

Condensed Consolidated Financial Statements

For the Quarter Ended March 31, 2025

Coeptis Therapeutics Holdings, Inc.

Consolidated Financial Statements

Years Ended December 31, 2024 and 2023

Z SQUARED INC.

Unaudited Financial Statements

For the Three Months Ended March 31, 2025 and 2024

Z SQUARED INC.

Audited Financial Statements

For the Years Ended December 31, 2024 and 2023

F-1

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2025 (unaudited)	December 31, 2024
ASSETS
CURRENT ASSETS
Cash	$4,268,368	$532,885
Prepaid assets	382,628	518,407
TOTAL CURRENT ASSETS	4,650,996	1,051,292

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	14,924	14,777
Furniture and fixtures, net	10,313	10,460

OTHER ASSETS
Investments	6,941,083	5,691,084
Intangible assets, net	496,719	541,875
Co-development options, net	1,304,167	1,554,166
Right of use asset, net of accumulated amortization	49,789	59,783
Total other assets	8,791,758	7,846,908
TOTAL ASSETS	$13,453,067	$8,908,660

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,120,657	$1,269,763
Accrued expenses	602,447	736,884
Notes payable, in default	100,000	100,000
Convertible notes payable, net of debt discount of $445,756 and $435,635	1,739,244	1,087,873
Right of use liability, current portion	32,191	42,305
Derivative liability	635,489	1,041,484
Customer deposit	1,187,126	–
Other current liabilities	235,000	235,000
TOTAL CURRENT LIABILITIES	5,652,154	4,513,309

LONG TERM LIABILITIES
SBA loan payable	150,000	150,000
Derivative liability warrants	169,125	359,250
Right of use liability, non-current portion	18,874	18,875
TOTAL LONG TERM LIABILITIES	337,999	528,125
TOTAL LIABILITIES	5,990,153	5,041,434

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDERS' EQUITY
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 3,800 and 6,250 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	2
Common stock, $0.0001 par value, 150,000,000 shares authorized, 3,364,939 and 2,116,191 shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively	337	212
Additional paid-in capital	108,382,890	102,976,748
Common stock subscribed	–	541,875
Subscription receivable	(250,000)	(2,100,000)
Accumulated deficit	(101,654,614)	(98,233,673)
TOTAL STOCKHOLDERS' EQUITY - CONTROLLING INTERESTS	6,478,614	3,185,164
TOTAL STOCKHOLDERS' EQUITY - NONCONTROLLING INTERESTS	984,300	682,062
TOTAL STOCKHOLDERS' EQUITY	7,462,914	3,867,226
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,453,067	$8,908,660

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

F-2

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
SALES
Sales	$62,874	$–
Total sales	62,874	–
Cost of goods	45,156	–
Gross profit	17,718	–

OPERATING EXPENSES
Research and development expense	86,659	777,069
Salary expense	439,173	445,359
Amortization expense	250,000	250,000
Professional services expense	2,325,567	1,180,499
Stock based compensation expense	597,731	96,889
Selling and marketing expense	106,500	–
General and administrative expenses	269,072	172,567
Total operating expense	4,074,702	2,922,383

LOSS FROM OPERATIONS	(4,056,984)	(2,922,383)

OTHER INCOME (EXPENSE)

Interest expense	(71,491)	(200,505)
Other (expense) income	111,414	86,625
Change in fair value of derivative liabilities	596,120	34,875
TOTAL OTHER INCOME (EXPENSE), net	636,043	(79,005)

LOSS BEFORE INCOME TAXES	(3,420,941)	(3,001,388)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(363,211)	–
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(3,057,730)	–
NET LOSS	$(3,420,941)	$(3,001,388)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(1.11)	$(0.08)

Weighted average number of common shares outstanding	3,073,074	35,544,709

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

F-3

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the three months ended March 31, 2025 and 2024

(Unaudited)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN	COMMON STOCK	SUBSCRIPTION	ACCUMULATED	TOTAL	NON-CONTROLLING	TOTAL COEPTIS
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED	RECEIVABLE	DEFICIT	EQUITY	INTEREST	EQUITY

BALANCE AT DECEMBER 31, 2023	–	$–	1,766,552	$179	$91,670,045	$–	$(3,500,000)	$(87,356,260)	$813,964	$–	$813,964
Shares issued for non-employee services	–	–	54,819	7	541,640	–	–	–	541,647	–	541,647
Warrants issued for cash	–	–	–	–	500,000	–	–	–	500,000	–	500,000
Warrants issued for services	–	–	–	–	8,150	–	–	–	8,150	–	8,150
Warrants issued in exchange for note receivable	–	–	–	–	1,900,000		(2,000,000)	–	(100,000)	–	(100,000)
Stock based compensation	–	–	–	–	96,889	–	–	–	96,889	–	96,889
Stock split adjustment	–	–	–	–	103	–	–	–	103	–	103
Net loss	–	–	–	–	–	–	–	(3,001,388)	(3,001,388)	–	(3,001,388)
BALANCE AT MARCH 31, 2024	–	$–	1,821,371	$186	$94,716,827	$–	$(5,500,000)	$(90,357,648)	$(1,140,635)	$–	$(1,140,635)

BALANCE AT DECEMBER 31, 2024	6,520	$2	2,116,191	$212	$102,976,748	$541,875	$(2,100,000)	$(98,233,673)	$3,185,164	$682,062	$3,867,226
Series A Preferred Stock Offering	3,480	–	–	–	3,177,762	–	1,850,000	–	5,027,762	–	5,330,000
Pre-funded warrants exercise	–	–	200,000	20	380	–	–	–	400	–	400
Preferred share conversion	(6,200)	(1)	775,000	78	(77)	–	–	–	–	–	–
Shares Issued for Services	–	–	4,371	–	25,000	–	–	–	25,000	–	25,000
Shares Issued for SEPA	–	–	81,877	8	239,195	–	–	–	239,204	–	239,204
Asset Purchase Agreement	–	–	187,500	19	541,856	(541,875)	–	–	–	–	–
Stock based compensation	–	–	–	–	597,731	–	–	–	597,731	–	597,731
Warrants issued for services	–	–	–	–	824,295	–	–	–	824,295	–	824,295
Net income (loss)	–	–	–	–	–	–	–	(3,420,941)	(3,420,941)	–	(3,420,941)
BALANCE AT MARCH 31, 2025	3,800	$1	3,364,939	$337	$108,382,890	$–	$(250,000)	$(101,654,614)	$6,478,614	$984,300	$7,462,914

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

F-4

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
OPERATING ACTIVITIES

Net loss	$(3,420,941)	$(3,001,388)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	295,303	250,211
Amortization of debt discount	99,879	150,000
Right of use asset amortization	9,994	9,130
Change in fair value of derivative liability	(405,995)	–
Change in fair value of derivative liability warrants	(190,125)	(34,875)
Stock based compensation	597,731	96,889
Shares issued for non-employee services	25,000	541,750
Forgiveness of interest	19,447	–
Warrants issued for services	824,295	8,150

(Increase) decrease in:
Interest receivable	–	(69,604)
Prepaid assets	135,778	47,140

Increase (decrease) in:
Accounts payable	(149,107)	(53,801)
Right of use liability	(10,115)	(9,085)
Customer deposit	(62,874)	–
Other current liabilities	(134,437)	163,093
NET CASH USED IN OPERATING ACTIVITIES	(2,366,167)	(1,902,390)

INVESTING ACTIVITIES

Increase in subscription receivable in exchange for cash	–	(100,000)
NET CASH USED IN INVESTING ACTIVITIES	–	(100,000)

FINANCING ACTIVITIES

Proceeds from notes payable	990,000	1,350,000
Repayment of notes payable	(218,750)	(287,500)
Preferred stock offering	5,330,000	–
Warrants issued for cash	400	–
Shares issued for cash	–	500,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,101,650	1,562,500
NET INCREASE (DECREASE) IN CASH	3,735,483	(439,890)
CASH AT BEGINNING OF PERIOD	532,885	1,469,134
CASH AT END OF PERIOD	$4,268,368	$1,029,244

SUPPLEMENTAL CASH FLOW DISCLOSURES

Shares issued in exchange for notes receivable	$–	$1,900,000
Interest paid	$2,193	$2,193
Taxes paid	$–	$–

SUPPLEMENTAL NON-CASH DISCLOSURE

Shares issued in exchange for notes receivable	$–	$1,900,000

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

F-5

COEPTIS THERAPEUTICS HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three months ended March 31, 2025 and 2024 (unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

General. Coeptis Therapeutics Holdings, Inc. (“Coeptis”, the “Company” or “we” or “our”) was originally incorporated in the British Virgin Islands on November 27, 2018, under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of the Merger, we changed our corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.”

The Merger Transaction. On October 28, 2022, a wholly owned subsidiary of Bull Horn Holdings Corp., merged with and into Coeptis Therapeutics, Inc., with Coeptis Therapeutics, Inc. as the surviving corporation of the Merger. As a result of the Merger, we acquired the business of Coeptis Therapeutics, Inc., which we now continue to operate as our wholly owned subsidiary.

About the Company’s Subsidiaries. We are now a holding company that currently operates through our direct and indirect subsidiaries SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., which are majority owned, and Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc. and Coeptis Pharmaceuticals, LLC, which are wholly owned.

Coeptis is a biopharmaceutical and technology company. The biopharmaceutical division focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts. The technology division focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools designed to optimize business processes and improve overall efficiency.

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company’s financial position, results of operations, and cash flows. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to instructions, rules, and regulations prescribed by the United States Securities and Exchange Commission (“SEC”). The condensed interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC on March 28, 2025.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., Coeptis Pharmaceuticals, LLC, SNAP Biosciences, Inc., and GEAR Therapeutics, Inc. All material intercompany accounts, balances and transactions have been eliminated.

Reverse Stock Split – On December 31, 2024, the Company completed a 20-1 reverse stock split of its issued and outstanding common stock. As a result of the reverse stock split, every 20 shares of issued and outstanding common stock were automatically combined into one share, with no change in the par value per share. Fractional shares resulting from the reverse stock split were rounded to the nearest whole share. The reverse stock split has been retrospectively applied to all share and per-share amounts presented in these unaudited condensed consolidated financial statements and accompanying notes for all periods presented.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Employee and Non-Employee Share-Based Compensation – The Company applies Accounting Standards Codification (“ASC”) 718-10, Share-Based Payment, which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options equity awards issued to employees and non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s unaudited condensed consolidated statements of operations. The Company recognizes share-based award forfeitures as they occur.

The Company estimates the fair value of granted option equity awards using a Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of the Company. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

Recent Accounting Pronouncements – During the three months ended March 31, 2025, there were new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s condensed consolidated financial statements.

Revenue Recognition – The company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the company’s customers in an amount reflecting the consideration to which the company expects to be entitled. The company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the company satisfies the performance obligations.

Under ASC 606, revenue is recognized when control of promised goods and services is transferred to customers. A performance obligation is a contractual promise to transfer a distinct good or service to the customer and is the unit of account under ASC 606. The transaction price of a contract is allocated to distinct performance obligations and recognized as revenue when or as the performance obligations are satisfied.

The company generates revenue from its customers by 1) performing data research for its customers and delivers advertising campaigns via cold emails and social media sites, and 2) providing webinars for its customers to a targeted business-to-business audience. The fee for these services is based on observable prices explicitly negotiated between the Company and the customer. The company recognizes revenue at the point in time when the good or service is delivered to the customer, which occurs upon delivery of the advertising campaign or webinar and there is a transfer of control to the customer.

During the three months ended March 31, 2025, revenues from delivering advertising campaigns via cold emails and social media sites were recognized from two customers who accounted for 100% of our revenue. Revenue was recognized at the point of delivery to the customer. As of March 31, 2025, the Company has recorded customer deposits in the amount of $1,187,126.

F-7

Investments – The Company classifies its investments in accordance with ASC 320, Investments – Debt and Equity Securities, and ASC 321, Investments – Equity Securities, as applicable. Investments in equity securities with readily determinable fair values are measured at fair value, with unrealized gains and losses recognized in net income. For equity securities without readily determinable fair values, the Company applies the measurement alternative, recording these investments at cost, adjusted for impairments or observable price changes from transactions involving similar securities.

Going Concern – The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of March 31, 2025, the Company had an accumulated deficit of $101,654,614, and for the three months ended March 31, 2025, the Company had a net loss of $3,420,941. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

NOTE 3 – CO-DEVELOPMENT OPTIONS

In December 2018, the Company entered into an agreement with Purple Biotech (“Purple”) to market, distribute, and sell the Consensi product (the “Product”) on an exclusive basis within the United States and Puerto Rico. In September of 2021, the Company executed a license termination agreement with Purple to cease all efforts for sales and promotion of the Product in the United States and Puerto Rico. The termination included (i) issuance of $1,500,000 of convertible debt due in February 2023 to satisfy amounts owed for the license, (ii) the issuance of warrants (See Note 8, Capital Structure) and (iii) transfer of inventory ownership back to Purple. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 was $218,750. The Company paid the outstanding $218,750 principal balance in full during the quarter ended March 31, 2025, and the convertible note is considered satisfied.

During the year ended December 31, 2021, the Company and Vy-Gen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The Company paid a total of $1,500,000 toward the promissory notes, leaving $1,750,000 outstanding at December 31, 2021. The collaboration arrangement provides the right for the Company to participate, under the direction of a joint steering committee, in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. In March of 2022, a $250,000 payment was made toward the promissory notes. In November of 2022, a $1,500,000 payment was made toward the promissory notes, which paid them in full, and the accrued interest was forgiven.

The Company made certain judgements as the basis in determining the accounting treatment of these options. The CD38 Assets represent a platform technology and a diagnostic tool which have multiple applications and uses. Both projects are intended to be used in more than one therapy or diagnostic option. For example, GEAR-NK is a technology which allows for the gene editing of human natural killer cells, so that these cells can no longer bind and be destroyed by targeted monoclonal antibody treatments. The GEAR-NK technology can be modified to work concomitantly with many different monoclonal antibody treatments in which there are currently over 100 approved by the FDA. Anti- CD38 is only the first class of monoclonal antibody treatments being developed under the GEAR-NK platform. Therefore, the pursuit of FDA approval for the use of CD38 assets for at least one indication or medical device approval is at least reasonably expected. Further, as the diagnostic asset may be used as an in vitro technology, it could be classified as a medical device, and therefore toxicity studies would not be a contingency to be resolved before reasonably establishing future value assumptions. In addition, there is perceived value in the CD38 assets, based on publicly disclosed current business deals in cell therapies, the developing market for these innovative technologies, and current interest from third parties in these technologies. The Company may sell or license its right to another party, with the written consent of Vy-Gen, which cannot be unreasonably withheld. Furthermore, the Company believes that any negative results from ongoing development of a single therapy or use, would not result in abandoning the project. Given these considerations, The Company has determined that these options have alternative future use and should be recorded as assets pursuant to ASC 730-10-25-2, Research and Development.

F-8

Related to the joint development, the Company, under the direction of the joint steering committee, is assessing market opportunities, intellectual property protection, and potential regulatory strategies for the CD38 Assets. Vy-Gen is responsible for development activities conducted and overseen by the scientists at Karolinska Institute. The agreement does not currently require additional payments for research and development costs by the Company and no additional payments are required upon development or regulatory milestones.

In March 2025, the Company reached an agreement with Vy-Gen-Bio, Inc. (“Vy-Gen”) to successfully license the exclusive worldwide development and commercialization rights to the GEAR™ (Gene Edited Antibody Resistant) Cell Therapy Platform, representing a first-in-class approach to modifying potent cancer-targeting immune cells to optimize the likelihood of deep remission in patients with hematologic malignancies and other cancers. Coeptis had previously held limited co-development rights to GEAR. As part of this exclusive GEAR license agreement with VyGen-Bio, Inc., the Company committed to paying a $400,000 license fee by August 1, 2025, along with other license fees, milestone and royalty payments in 2026 and beyond.

The total gross capitalized Co-Development options recorded was $5,291,667, with accumulated amortization of $3,987,500, resulting in a net carrying amount of $1,304,167 at March 31, 2025.

NOTE 4 – NOTES PAYABLE

In October 2022, as a result of the Merger, the Company entered into a convertible promissory note agreement with an unrelated third party in the principal amount of $350,000 with no accruing interest and was due on October 28, 2023 for legal services rendered to the Company. The noteholder may elect, in its sole discretion upon written notice to the Company, at any time prior to, as of or following the maturity date, to require that all or any portion of the principal amount not then repaid be converted, without any further action on the part of the noteholder, into shares of common stock, par value $0.0001 per share. The conversion price as set forth by the note is equal to $10.00 per share, provided that the conversion price shall be subject to a one-time adjustment on January 3, 2023, with the conversion price adjustable to a price equal to the thirty-day volume weighted average price of the stock as traded on the Nasdaq. However, the conversion price following such adjustment shall not be lower than a floor of $5.00 per share nor greater than $10.00 per share. Upon full conversion of the remaining principal amount due, the note will, for all purposes be deemed cancelled and all obligations shall be deemed paid in full. On October 27, 2023, a $200,000 payment was made, and on December 15, 2023, another $50,000 payment was made. On June 25, 2024, the Company and the unrelated third party signed an amendment to the note that extended the maturity date to July 31, 2024. The outstanding balance due under the convertible note at March 31, 2025 and December 31, 2024 was $100,000. The note was in default as of March 31, 2025.

NOTE 5 – CONVERTIBLE NOTES

In September 2021, as part of a termination of a license agreement with Purple (see Note 3, Co-Development Options), the Company issued a convertible note in the principal amount of $1,500,000 that was payable on or before the maturity date in February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple into shares of common stock of the Company. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. The Company may prepay the principal amount of the note plus accrued and unpaid interest at any time prior to the maturity date. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 was $218,750. The Company paid the outstanding $218,750 principal balance in full during the quarter ended March 31, 2025, and the convertible note is considered satisfied.

Yorkville Convertible Notes

On January 3, 2024, the Company entered into an unsecured note agreement with an unrelated third party, YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) in the principal amount of $1,500,000 (the “YA Note-1”). YA Note-1 was issued with a 10% original issue discount. The original principal amount, together with interest of 8%, was payable by the Company on March 15, 2024, and was extended to July 31, 2024. The note had an outstanding principal balance of $1,235,178 with $150,000 of the debt discount fully amortized to interest expense as of October 31, 2024. On November 1, 2024, the Company entered into an agreement with Yorkville that completely terminates and replaces YA Note-1 (see the Yorkville Transaction defined below). See Note 8, Capital Structure - Standby Equity Purchase Agreement, for further details.

F-9

On November 1, 2024, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) pursuant to which the Company has the right to sell Yorkville up to $20,000,000 of its shares of Company Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA (such transaction, the “Yorkville Transaction”). In connection with the SEPA, Yorkville has agreed to advance to the Company in the form of a convertible promissory note (the “Convertible Note”) an aggregate principal amount of up to $1,304,758 (the “Pre-Paid Advance”), which terminated and replaced the $1,235,178 YA Note-1 outstanding balance discussed above. The Convertible Note bears an interest rate of 8% per annum and is convertible in whole or in part at any time by Yorkville into shares of common stock of the Company at a conversion price determined based on the lower of the lower of (i) $1.00 per common share (the “Fixed Price”), or (ii) 95% of the lowest daily volume weighted average price during the five consecutive trading days immediately preceding the conversion date (the “Variable Price”), but which Variable Price shall not be lower than the floor price of $0.80 (the “Floor Price”). The Convertible Note matures on November 1, 2025. During the three months ended March 31, 2025, the Company recorded amortization of debt discount in the amount of $76,555 for the Convertible Note.

On January 2, 2025, Yorkville elected to convert a portion of the outstanding principal balance on YA Note-1, the convertible promissory note with an outstanding principal balance of $1,304,758. Yorkville converted $219,758 of the principal balance and $19,446 of accrued interest into 81,877 shares of common stock at a conversion price of $2.92 per share. After conversion, the principal balance of the note has a remaining balance of $1,085,000.

The Company shall make monthly payments beginning on the 7th trading day after either (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), or (ii) the Company has issued to Yorkville, pursuant to the transactions contemplated in the Convertible Note and the SEPA, in excess of 99% of the common shares available under the rules or regulations of Nasdaq Stock Market LLC (the “Exchange Cap”), where applicable (an “Exchange Cap Event”), (the last day of each such occurrence, an “Amortization Event Date”) and continuing on the same day of each successive Calendar Month until the entire outstanding principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) $250,000 of principal in the aggregate among the Convertible Note and all other notes (or the outstanding Principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium equal to 5% in respect of such principal amount, provided that, the payment premium equal to 5% shall not apply in respect to any amount that is paid directly from an Advance from the SEPA, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 7th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect, or (B) in the event of an Exchange Cap event, the date the Company has obtained stockholder approval to increase the number of common shares under the Exchange Cap and the Exchange Cap no longer applies unless a subsequent Amortization Event occurs.

The SEPA is an equity-linked contract that does not qualify for equity classification and is accounted for as a derivative liability recognized at fair value. Any changes in fair value between the carrying amount of the forward issuance contracts and the settlement amounts will be recognized in other income (expense) in the consolidated statements of operations. As of March 31, 2025 and December 31, 2024, the fair value of the SEPA was $635,489 and $1,041,484, respectively. For the three months ended March 31, 2025, the Company recognized a gain on the change in fair value of derivative liability in the amount of $405,995, in the Company’s condensed consolidated statements of operations.

The following table presents information about the Company’s derivative liability that is measured at fair value on a recurring basis at March 31, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2025	December 31, 2024
Derivative liability	3	$635,489	$1,041,484
Total		$635,489	$1,041,484

F-10

The derivative liability is accounted for as a liability in accordance with ASC 480 and are presented within derivative liability in the accompanying condensed consolidated balance sheets. The derivative liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed consolidated statements of operations.

The derivative liability was valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the derivative liability is the step factors input, assumed price movement, and probabilities assigned to them.

The following table provides quantitative information regarding Level 3 fair value measurements for the derivative liability:

	March 31, 2025	December 31, 2024
Risk-free interest rate	4.23%	4.16%
Expected volatility	141.97%	114.61%
Conversion price	$8.78	$3.71
Stock price	$9.37	$5.50

The following table presents the changes in the fair value of derivative liability:

Warrant Liabilities
Fair value as of November 1, 2024 (inception)	$501,824
Change in fair value	539,660
Fair value as of December 31, 2024	1,041,484
Change in fair value	(405,995)
Fair value as of March 31, 2025	$635,489

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the three months ended March 31, 2025.

On January 16, 2025, the Company entered into a convertible promissory note with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), in the original principal amount of $1,100,000. Interest shall accrue on the outstanding balance of the note at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the note. The maturity date of the note is December 31, 2025. Yorkville may convert the note into shares of Common Stock at any time at a conversion price equal to the lower of (i) $20.00 (the “Fixed Price”) or (ii) a price per share equal to 95% of the lowest daily VWAP during the 5 consecutive trading days immediately prior to the conversion date of the note (the “Variable Price”), but which Variable Price shall not be lower than a floor price of $1.00 per share (the “Floor Price”). The Company internally refers to this note at YA Note-2.

If an Amortization Event occurs, then the Company shall make monthly payments beginning on the later of the 7th Trading Day after the Amortization Event Date, and any the date that is six months from the Issuance Date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) $250,000 of principal in the aggregate among this Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium equal to 5% in respect of such Amortization Principal amount. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) if the Amortization Event is due to the Floor Price, the daily VWAP is greater than the 110% of the Floor Price for a period of seven consecutive trading days, and (b) if the Amortization Event is due to the Exchange Cap, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/ or the Exchange Cap no longer applies, in either case unless a subsequent Amortization Event occurs.

F-11

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Common Stock is less than the Fixed Price.

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, or (ii) the Company has issued has issued to Yorkville, pursuant to the transactions contemplated in the note and any integrated transactions, in excess of 99% of the Common Shares available under the Exchange Cap.

NOTE 6 – SBA LOAN PAYABLE

Loans under the CARES Act -- On July 8, 2020, the Company received a loan of $150,000 from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL loan accrues at the rate of 3.75% per annum and interest payments are due monthly in the amount of $731. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal. The Company began making interest payments in January 2023. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of March 31, 2025 and December 31, 2024.

NOTE 7 – DERIVATIVE LIABILITY WARRANTS

At March 31, 2025 and December 31, 2024, there were (i)  375,000 public warrants (the “Public Warrants”) outstanding that were issued as part of Bull Horn’s November 2020 initial public offering, which warrants are exercisable in the aggregate to acquire 187,500 shares of our common stock at an exercise price of $230.00 per share, (ii) 187,500 private warrants (the “Private Placement Warrants”) outstanding that were issued to our sponsor Bull Horn Holdings Sponsor LC and the underwriters in Bull Horn’s initial public offering in November 2020, which warrants are exercisable in the aggregate to 187,500 shares of our common stock at an exercise price of $230.00 per share. The amount of warrants and related exercise price were adjusted for the Company’s 20-1 reverse stock split effective December 31, 2024. The Private Placement Warrants became exercisable on the consummation of our Business Combination in October 2022. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. With respect to the shares of common stock issuable upon the exercise of the Public Warrants, the class A warrants and the class B warrants during any period when the Company shall have failed to maintain an effective registration statement related to the issuance of such shares underlying the applicable warrants, the holder of any applicable warrants may exercise its warrant on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

F-12

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants only allow the holder thereof to one ordinary share. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Within ASC 815, Derivative and Hedging, Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary share. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary share if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants and Public Warrants are not indexed to the Company’s ordinary share in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that certain warrant provisions preclude equity treatment as by ASC Section 815-10-15.

The Company accounts for its Public Warrants and Private Placement Warrants as liabilities as set forth in ASC 815-40-15-7D and 7F. See below for details about the methodology and valuation of the Warrants.

The following table presents information about the Company’s derivative liability warrant that are measured at fair value on a recurring basis at March 31, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2025	December 31, 2024
Warrant Liability – Public Warrants	1	$81,000	$165,000
Warrant Liability – Private Placement Warrants	3	88,125	194,250
Total		$169,125	$359,250

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within derivative liability warrants in the accompanying condensed consolidated balance sheets. The derivative liability warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed consolidated statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	March 31, 2025	December 31, 2024
Risk-free interest rate	3.74%	4.10%
Expected volatility	66.78%	82.01%
Exercise price	$230.00	$230.00
Stock price	$9.37	$5.50

F-13

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2024	$194,250	$165,000	$359,250
Change in valuation inputs	(106,125)	(84,000)	(190,125)
Fair value as of March 31, 2025	$88,125	$81,000	$169,125

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the quarter ended March 31, 2025 and year ended December 31, 2024.

NOTE 8 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares of $0.0001 par value shall be designated as common stock and 10,000,000 shares of $0.0001 shall be designated as preferred stock. The preferred stock authorized by the Company’s Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock - As of March 31, 2025, the Company had 3,364,939 shares of its common stock issued and outstanding, and on December 31, 2024, the Company had 2,116,191 shares of its common stock issued and outstanding. All share amounts have been adjusted for the Company’s 20-1 reverse stock split effective December 31, 2024.

During the three months ended March 31, 2025 and the year ended December 31, 2024, there were no capital distributions.

On June 16, 2023, the Company completed a public offering issuing 107,500 shares of our common stock, 67,500 pre-funded warrants, 153,125 Series A Warrants and 153,125 Series B Warrants, for net proceeds of approximately $3.0 million, after offering costs. The pre- funded warrants are immediately exercisable, at a price of $0.0001 per share, with no expiration date. The Series A Warrants and the Series B Warrants are referred to herein together as the “Series Warrants.” The shares of common stock and Series Warrants were purchased together and then immediately separable and were issued separately. Each Series Warrant to purchase one share of common stock has an exercise price of $33.00 per share, and is initially exercisable commencing six months from the date of the offering. The Series Warrants are exercisable for a term of five years following the initial exercise date. As of December 31, 2024, all of the pre-funded warrants had been exercised for a total of 175,000 shares of common stock issued as a result of the public offering.

F-14

On December 28, 2023, the Company granted pre-funded warrants exercisable to acquire up to 60,000 shares of our common stock for net proceeds of $1,200,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. During the first quarter of 2024, the Company and the third-party borrower agreed to amend the note as a result of the decline in the publicly traded common stock price. The amount of pre-funded warrants exercisable to acquire up to 60,000 shares of common stock was amended to 100,000 shares of common stock, and the total principal balance of the note agreement was increased from $1,000,000 to $1,100,000. The aggregate exercise price of this Warrant was partially pre-funded in connection with $100,000 and a $1,100,000 subscription receivable at a 6% per annum interest rate due on November 29, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 10, Investments, for additional information.

On February 8, 2024, the Company granted pre-funded warrants exercisable to acquire up to 200,000 shares of our common stock for net proceeds of $2,400,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. The aggregate exercise price of this Warrant was partially pre-funded in connection with $500,000 and a $1,900,000 subscription receivable at a 6% per annum interest rate due on December 31, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 10, Investments, for additional information.

Treasury Stock – There was no treasury stock at March 31, 2025 and December 31, 2024.

Preferred Stock – The Company has 10,000,000 shares of preferred stock authorized, of which 10,000 have been designated as Series A preferred stock. As of December 31, 2024, the Company had 6,520 shares of Series A preferred stock issued and outstanding, and at March 31, 2025, the Company had 3,800 shares of Series A preferred stock issued and outstanding.

On June 13, 2024, the Company performed an initial Series A preferred stock closing and raised $4.3 million in a sale to accredited investors (collectively, the “Series A Investors”) of 4,300 shares of the Company’s series A preferred stock (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, in a financing led by CJC Investment Trust, an entity controlled by board member Christopher Calise, in a combination of cash and short- term collateralized promissory notes. The series A investors also received non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

On July 31, 2024, the Company performed a second closing as part of its series A preferred stock offering and raised $1.3 million, at a purchase price of $1,000 per share.

On September 4, 2024, the Company performed a third closing as part of its series A preferred stock offering and raised $225,000, at a purchase price of $1,000 per share.

On December 23, 2024, the Company performed a fourth closing as part of its series A preferred stock offering and raised $695,000 at a purchase price of $1,000 per share.

On February 6, 2025, the Company completed its successful closure of the remaining $5.7 million of its Series A preferred stock offering, completing the total $10.0 million financing round. This includes the $250,000 subscription receivable recorded on the Company’s condensed consolidated balance sheets at March 31, 2025.

Throughout the quarter ended March 31, 2025, 6,200 shares of the 10,000 series A preferred shares were converted to common stock.

The series A investors currently have an aggregate 15% non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

F-15

The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and, if applicable, the primary market limitations described below, into such number of shares of the Company’s common stock as is equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the then conversion price. The initial conversion price is $0.40 per share of common stock, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, subject to the beneficial ownership and, if applicable, the primary market limitations described below upon the consummation of a fundraising transaction in which the Company raises gross proceeds of at least $20 million.

Rank. The Series A Preferred Stock will be senior to the Company’s common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends equal, on an as-if-converted to shares of the Company’s common stock basis (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below), to and in the same form as dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are declared on shares of the Company’s common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below) into the Company’s common stock immediately prior to such event.

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder of Series A Preferred Stock shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below).

Beneficial Ownership Limitation. The Company will not affect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of its Series A Preferred Stock, to the extent that prior to the conversion such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) beneficially owns less than 20% of the Company’s outstanding common stock and, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own 20% or more of the Company’s outstanding common stock.

Exchange Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of the Company’s common stock in excess of 19.99% of the outstanding common stock as of June 14, 2024 (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not affect any conversion of the Series A Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of the Company’s common stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

F-16

Stock Based Compensation –

Stock Based Compensation

A summary of the Company’s stock option activity is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Intrinsic Value
Outstanding at December 31, 2024	279,625	$15.29	8.74	$–
Granted	87,375	10.52	10.00
Forfeited	–	–
Exercised	–	–
Outstanding at March 31, 2025	367,000	$14.15	8.84	$380,400

For the three months ended March 31, 2025 and 2024, the Company recorded $597,791 and $96,889, respectively, for stock-based compensation expense related to stock options. As of March 31, 2025, unamortized stock-based compensation for stock options was $1,799,928 to be recognized through December 31, 2027.

The options granted during the three months ended March 31, 2025 and 2024 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

	For the three months ended March 31,
	2025	2024
Expected term, in years	5.84	5.38
Expected volatility	94.85%	79.35%
Risk-free interest rate	4.06%	3.66%
Dividend yield	–	–

Options/Stock Awards – On March 4, 2025, the Company granted options to purchase an aggregate of 87,375 shares of our common stock under the 2022 Equity Incentive Plan, to various officers, directors, employees and consultants, at an average exercise price of $10.52 per share. On January 6, 2025, the Company granted a stand-alone option to a consultant to purchase 100,000 shares of our common stock at an exercise price of $5.72 per share. The options are fully vested and carry a one-year term. On June 13, 2024, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, and the Board of Directors, approved the grant to David Mehalick, the Company’s CEO, under the Company’s 2022 equity incentive plan, of options exercisable to acquire up to 120,000 shares of the Company’s common stock at an exercise price $6.20 per share. The options are fully vested and carry a 10-year term. On January 10, 2024, the Company granted options to purchase an aggregate of 1,535,000 shares of our common stock under the 2022 Equity Incentive Plan, to various officers, directors, employees and consultants, at an average exercise price of $0.65 per share. On January 27, 2023, the Company granted options to purchase an aggregate of 67,875 shares of our common stock under the 2022 Equity Incentive Plan, to various officers, directors, employees and consultants, at an average exercise price of $32.60 per share. The Company had also granted a stand-alone option to a former employee to purchase up to 5,000 shares of our common stock at an exercise price of $200 per share, however, the stand-alone option expired by its terms on January 31, 2024. On October 2, 2023, the Company granted additional options to purchase an aggregate of 15,000 shares of our common stock to two employees at an average price of $21.40.

F-17

Common Stock Warrants –

All common stock warrants outstanding, are listed in the table below:

				Outstanding at
Reference	Date Issued	Exercise price	Expiration	March 31, 2025	December 31, 2024
Warrant Holder 1	5/28/2021	$59.40	5/13/26	8,380	8,380
Warrant Holder 1	5/28/2021	$118.80	5/13/26	8,422	8,422
Warrant Holder 1	5/28/2021	$296.80	5/13/26	8,422	8,422
Warrant Holder 2	7/30/21	$59.40	7/30/26	421	421
Warrant Holder 2	7/30/21	$296.80	6/1/26	1,263	1,263
Warrant Holder 5	12/20/21	$59.40	12/20/26	2,948	2,948
Warrant Holder 18	3/30/22	$178.20	3/30/25	–	4,211
Warrant Holder 20	1/3/23	$50.00	1/2/27	5,000	5,000
Warrant Holder 21	1/20/23	$38.00	1/19/27	12,500	12,500
Series A & B Warrants	6/16/23	$27.20	12/16/28	306,250	306,250
Series A Warrants	10/23/23	$27.20	4/26/25	100,000	100,000
Series B Warrants	10/23/23	$27.20	4/26/29	100,000	100,000
Warrant Holder 22	6/16/23	$25.00	12/16/28	6,300	6,300
Warrant Holder 22	10/23/23	$28.00	4/26/29	3,300	3,300
Warrant Holder 23	6/16/23	$25.00	12/16/28	4,200	4,200
Warrant Holder 23	10/23/23	$28.00	4/26/29	2,400	2,400
Warrant Holder 24	10/23/23	$28.00	4/26/29	300	300
Pre-Funded Warrants 2	12/28/23	$0.002	– *	50,000	150,000
Pre-Funded Warrants 3	2/8/24	$0.002	– *	200,000	300,000
Warrant Holder 25	1/20/25	$12.00	1/20/30	100,000	–
	Total Warrants outstanding			920,105	1,024,317

*	Pre-funded warrants, do not expire.

Subscription receivable – In September 2023, the Company agreed to issue 25,000 shares of common stock to the borrower for a principal sum amount of $500,000. On August 12, 2024, the Company was transferred and assigned $522,667, the sum of principal and accrued interest owed as of June 30, 2024, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $522,667 is recorded as an investment at March 31, 2025 and December 31, 2024.

F-18

In September 2023, the Company agreed to issue 100,000 shares of common stock to the borrower for a principal sum amount of $2,000,000. On August 12, 2024, the Company was transferred and assigned $2,090,667, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $2,090,667 is recorded as an investment at March 31, 2025 and December 31, 2024.

In December 2023, the Company agreed to grant pre-funded warrants exercisable to acquire up to 60,000 shares of common stock to the borrower for a principal sum amount of $1,000,000. During the first quarter of 2024, the Company and the third-party borrower agreed to amend the note as a result of the decline in the publicly traded common stock price. The amount of pre-funded warrants exercisable to acquire up to 60,000 shares of common stock was amended to 100,000 shares of common stock, and the total principal balance of the note agreement was increased from $1,000,000 to $1,100,000. On August 12, 2024, the Company was transferred and assigned $1,132,869, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $1,132,869 is recorded as an investment at March 31, 2025 and December 31, 2024.

In February 2024, the Company agreed to grant pre-funded warrants exercisable to acquire up to 200,000 shares of common stock to the borrower for a principal sum amount of $1,900,000. On August 12, 2024, the Company was transferred and assigned $1,944,879, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $1,944,879 is recorded as an investment at March 31, 2025 and December 31, 2024.

In June 2024, in connection with the Company’s series A preferred stock offering, the Company closed on subscription agreements totaling $2,100,000, which the Company collected in full in February 2025.

At March 31, 2025, the Company recorded subscription receivable of $250,000 resulting from two Series A subscription agreements where preferred shares have been issued as part of the February 6, 2025 closing.

Standby Equity Purchase Agreement – On November 1, 2024, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $20,000,000 of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also entered into a Registration Rights Agreement with Yorkville pursuant to which it will register the resale of shares of common stock issued to Yorkville pursuant to the SEPA. Sales of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell common stock to Yorkville under the SEPA, except in connection with notices that may be submitted by Yorkville in certain circumstances as described below.

Each advance (each, an “Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of common stock up to such amount as is equal to 100% of the average daily volume traded of the common stock during the five trading days immediately prior to the date the Company requests each Advance. The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the Nasdaq Stock Market (“Nasdaq”) during regular trading hours as reported by Bloomberg L.P.

The SEPA will automatically terminate on the earliest to occur of (i) December 1, 2027, provided that the Convertible Note (defined in Note 5) has been fully repaid or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Note. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

F-19

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of common stock outstanding on the date of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

In connection with the execution of the SEPA, the Company agreed to pay a commitment fee of $200,000 to Yorkville, payable as follows: (i) $80,000 payable when the SEPA was entered into, in the form of the issuance of 20,000 shares of common stock, representing $80,000 divided by the closing price as of the trading day immediately prior to the date of the SEPA, and (ii) $120,000 payable in cash or by way of an Advance on the date upon which the Company has first received Advances in the aggregate amount of $5,000,000.

Additionally, Yorkville agreed to advance to the Company, in exchange for the Convertible Note, an aggregate principal amount of $1,304,758 (see Note 5 for a description of the Convertible Note). At any time while the SEPA is in place that there is a balance outstanding under the Convertible Note, Yorkville may deliver a notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Common Stock to Yorkville pursuant to an Advance. Yorkville may select the amount of the Advance in an amount not to exceed the balance owed under the Convertible Note outstanding on the date of delivery of such Investor Notice. The shares will be issued and sold to Yorkville pursuant to an Investor Notice at a per share price equal to the conversion price that would be applicable to the amount of the Advance selected by Yorkville if such amount were to be converted as of the date of delivery of the Investor Notice. Yorkville will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by Yorkville against an amount outstanding under the Yorkville Note.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Convertible Note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the common stock is less than the Fixed Price.

NOTE 9 – NON-CONTROLLING INTEREST

As a result of the series A preferred stock offering discussed in Note 8, Capital Structure, the Company has consolidated the two newly formed subsidiaries, SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., because we have a controlling interest in both. Therefore, the entities’ financial statements are consolidated in our condensed consolidated financial statements and the entities’ equity is recorded as a non-controlling interest. As part of the initial closings, the Series A Investors received in the aggregate a 15% non-voting equity ownership in both of the newly formed subsidiaries. The Company contributed the co-development options to GEAR Therapeutics, Inc. and recorded $984,300 of non-controlling interest at March 31, 2025. The remainder was recorded as additional paid in capital. The Company contributed both the exclusive license and corporate research agreements with the University of Pittsburgh to SNAP Biosciences, Inc.

NOTE 10 – INVESTMENTS

In August 2024, the Company satisfied $5.7 million of subscription receivables and related interest receivable in the form of shares of common stock in two privately held companies. During the three months ended March 31, 2025, the Company received $1.25 million of shares of common stock in five privately held companies in connection with master services agreements for access to the NexGenAI Affiliates Network platform. The shares of common stock are carried as investments on the Company’s condensed consolidated balance sheets at its initial cost basis of $1.00 per share. As the investments are in privately held companies, the Company will assess the investments for impairment on an annual basis. As of March 31, 2025, no impairment has been recorded related to these investments.

In March 2025, the Company entered into a one-year agreement with a customer to provide access to the NexGenAI Affiliates Network platform. The contract fee paid by the customer consisted of 2,857,143 shares in the customer’s publicly traded stock, or $600,000, which the Company will record as an investment on the condensed consolidated balance sheets.

F-20

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Leases – The Company leases office space under an operating lease that commenced December 1, 2017 and was extended through multiple lease extensions. The third lease extension extended the lease for twenty-four months, beginning on June 1, 2022 and ended on May 31, 2024. The fourth lease extension, signed on January 30, 2024, extended the lease for twenty-four months, beginning June 1, 2024 and ending on May 31, 2026. The monthly rent is $3,805 for the first year of the extension and increasing to $3,860 for the second year of the extension.

The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the quarter ended March 31, 2025, rents paid totaled $11,415. During the quarter ended March 31, 2024, rents paid totaled $11,250.

Right of use asset is summarized below:

	March 31, 2025	December 31, 2024
Office lease	$243,550	$243,550
Less: accumulated depreciation	(193,761)	(183,767)
Right of use asset, net	$49,789	$59,783

Operating lease liability is summarized below:

	March 31, 2025	December 31, 2024
Office lease	$51,065	$61,180
Less: current portion	(32,191)	(42,305)
Long term portion	$18,874	18,875

Future minimum rental payments required under the lease are as follows:

2025	$34,631
2026	19,301
Total minimum lease payments:	53,932
Less amount representing interest	(2,867)
Present value of minimum lease payments:	$51,065

Legal Matters – The Company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the Company’s consolidated financial statements.

F-21

CAR T License – On August 31, 2022, the Company entered into an exclusive license agreement with the University of Pittsburgh for certain intellectual property rights related to the universal self-labeling SynNotch and CARs for programable antigen-targeting technology platform. The Company paid the University of Pittsburgh a non-refundable fee in the amount of $75,000 for the exclusive patent rights to the licensed technology. Under the terms of the agreement, the Company has been assigned the worldwide development and commercialization rights to the licensed technology in the field of human treatment of cancer with antibody or antibody fragments using SNAP-CAR T-cell technology, along with (i) an intellectual property portfolio consisting of issued and pending patents and (ii) options regarding future add-on technologies and developments. In consideration of these rights, the Company paid an initial license fee of $75,000, and will have annual maintenance fees ranging between $15,000 and $25,000, as well as developmental milestone payments (as defined in the agreement) and royalties equal to 3.5% of net sales. On January 25, 2023, the Company entered into a corporate research agreement with the University of Pittsburgh for the pre-clinical development of SNAP-CAR T-cells targeting HER2. The Company agreed to pay $716,714 for performance-based milestones over a two-year term, of which $298,768 has been paid as of March 31, 2025. The Company’s liability was $417,946 and $507,535 at March 31, 2025 and December 31, 2024, respectively, which is included within accrued expenses on the condensed consolidated balance sheets.

In September 2023, the Company expanded its exclusive license agreement with the University of Pittsburgh to include the SNAP-CAR technology platform in natural killer (NK) cells. The Company agreed to pay $2,000 to amend the agreement.

Deverra Therapeutics, Inc. – On August 16, 2023, the Company entered into an exclusive licensing arrangement (the “License Agreement”) with Deverra Therapeutics Inc. (“Deverra”), pursuant to which the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary allogeneic stem cell expansion and directed differentiation platform for the generation of multiple distinct immune effector cell types, including natural killer (NK) and monocyte/macrophages. The License Agreement provides the Company with exclusive rights to use the license patents and related intellectual property in connection with development and commercialization efforts in the defined field of use (the “Field”) of (a) use of unmodified NK cells as anti-viral therapeutic for viral infections, and/or as a therapeutic approach for treatment of relapsed/refractory AML and high-risk MDS; (b) use of Deverra’s cell therapy platform to generate NK cells for the purpose of engineering with Coeptis SNAP-CARs and/or Coeptis GEAR Technology; and (c) use of Deverra’s cell therapy platform to generate myeloid cells for the purpose of engineering with the Company’s current SNAP-CAR and GEAR technologies. In support of the exclusive license, the Company also entered into with Deverra (i) an asset purchase agreement (the “APA”) pursuant to which the Company purchased certain assets from Deverra, including but not limited to two Investigational New Drug (IND) applications and two Phase 1 clinical trial stage programs (NCT04901416, NCT04900454) investigating infusion of DVX201, an unmodified natural killer (NK) cell therapy generated from pooled donor CD34+ cells, in hematologic malignancies and viral infections and (ii) a non-exclusive sublicense agreement (the “Sublicense Agreement”), in support of the assets obtained by the exclusive license, pursuant to which the Company sublicensed from Deverra certain assets which Deverra has rights to pursuant a license agreement (“FHCRC Agreement”) by and between Deverra and The Fred Hutchinson Cancer Research Center (“FHCRC”).

In addition, in accordance with the terms of the Sublicense Agreement, the Company agreed to pay FHCRC certain specified contingent running royalty payments and milestone payments under the FHCRC Agreement, in each case to the extent such payments are triggered by the Company’s development activities.

Until December 2024, we operated under a Shared Services Agreement (“SSA”) with Deverra, which provided Coeptis and Deverra to share resources and collaborate on the development of Coeptis’ GEAR and SNAP-CAR platforms. The Company is continuing its development focus on both GEAR and SNAP-CAR, and will be considering prospective strategic partners for such development.

Registration Rights - Pursuant to a registration rights agreement entered into on October 29, 2020, the holders of the founder shares, the Private Placement Warrants and underlying securities, and any securities issued upon conversion of Working Capital Loans (and underlying securities) would be entitled to registration rights pursuant to a registration rights agreement. The holders of at least a majority in interest of the then-outstanding number of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Imperial, I-Bankers and Northland did not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and did not exercise its demand rights on more than one occasion. The registration rights agreement did not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company would bear the expenses incurred in connection with the filing of any such registration statements.

F-22

Finder’s Fee and Indemnity Agreement – The Company entered into a finder’s fee and indemnity agreement with a third party, pursuant to which the Company has agreed to pay a fee in connection with the successful introduction and executive of the SEPA. Under the terms of the agreement, the Company was obligated to pay a 4% fee upon the closing of the net funding amount of $1,350,000, equaling $54,000, and then 6% of the total cash consideration received by the Company or the Company’s creditors in connection with any follow on financing, and 0.5% on the amount of any drawdown made by the Company on the SEPA. The Company also agreed to indemnify and hold harmless the third party from and against any and all losses, claims, damages, obligations, penalties, judgments, any and all legal and other actions caused by or related to the third party’s engagement with the Company. As of March 31, 2025, the Company paid a total of $103,500 to the third party in connection with this finder’s fee and indemnity agreement.

Master Services Agreements – On December 31, 2024, the Company entered into one-year agreements with five customers to provide access to the NexGenAI Affiliates Network platform. Under the terms of these agreements, the Company is obligated to deliver platform access and related services over the contract period beginning in 2025. Revenue recognition will commence upon the start of services in accordance with ASC 606, Revenue from Contracts with Customers. As these agreements represent future contractual obligations, there was no impact on the Company’s financial position, results of operations, or cash flows as of December 31, 2024. The total contract value associated with these agreements is approximately $1.6 million, which is expected to be recognized as revenue over the respective service periods in 2025.

NOTE 12 – 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the quarters ended March 31, 2025 and 2024, no employer contributions were made.

NOTE 13 – INCOME TAXES

For the three months ended March 31, 2025 and 2024, respectively, no income tax expense or benefit was recognized. The Company’s deferred tax assets are comprised primarily of net operating loss carryforwards. The Company maintains a full valuation allowance on its deferred tax assets since it has not yet achieved sustained profitable operations. As a result, the Company has not recorded any income tax benefit since its inception.

F-23

NOTE 14 – RELATED PARTY TRANSACTION

In September 2023, the Company entered into a transaction with AG Bio Life Capital I LP (“AG”), a Delaware limited partnership, where an employee of the Company is the general partner. The Company agreed to issue 600,000 shares (pre-reverse stock split) of common stock of the Company (“AG Shares”) to AG, in exchange for $600,000, consisting of $100,000 payable in cash and the balance payable under a promissory note (“AG Note”). The principal amount including all interest under the AG Note is due and payable by AG no later than August 30, 2024 (the “AG Maturity Date”). The outstanding unpaid principal balance of the AG Note bears interest commencing as of the Company’s next registration statement at the rate of six (6%) percent per annum, which interest rate will increase to eighteen (18%) percent per annum in the event an event of default occurs under the AG Note, computed on the basis of the actual number of days elapsed and a year of 365 days. AG has the option of repaying the obligations under the AG Note in advance of the AG Maturity Date, in whole or in part, at any time upon at least thirty (30) days prior written notice delivered to the Company. AG has certain obligations to contribute the proceeds of the sale of its AG Shares to the Company, in the event that any AG Shares are sold prior to the AG Maturity Date. On August 12, 2024, AG transferred and assigned $522,667 to the Company, the sum of principal and accrued interest owed, of shares of common stock in a privately held company. As a result of this assignment agreement, the AG Note is considered paid in full, and $522,667 is recorded as an investment at March 31, 2025 and December 31, 2024.

As of March 31, 2025, the Company holds investments in certain privately held companies, recorded as investments on the Company’s condensed consolidated balance sheets. The Company’s Chief Executive Officer and Chief Financial Officer each hold ownership interests in these privately held companies.

As of March 31, 2025 and December 31, 2024, the Company’s carrying value of these investments was $6,941,083 and $5,691,084, respectively.

NOTE 15 – INTANGIBLE ASSETS

On December 19, 2024, the Company acquired the assets of NexGenAI Affiliates Network Platform (“NexGenAI”), from the seller NexGenAI Solutions Group, Inc., which contains AI-powered marketing software and robotic process automation capabilities. The acquired assets include intellectual property, a domain name and associated website, and the technology stack as defined in the agreement. As consideration for the purchase, the Company paid the seller 187,500 shares of common stock, or $541,875. In connection with the purchase, the Company entered into a Master Services Agreement with the seller, for website development services and for services to enhance the existing technology.

The Company accounted for the NexGenAI transaction as an asset acquisition in accordance with ASC 805-50, Business Combinations – Asset Acquisitions, and recorded as intangible assets on the condensed consolidated balance sheet as of March 31, 2025 and December 31, 2024.

NOTE 16 – SEGMENT REPORTING

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, the Company has identified its Chief Executive Officer as the CODM. Effective in 2024, the Company began operating in two segments: Biotechnology and Technology. Prior to 2024, the Company did not report operating segments.

Biotechnology Segment: This segment is non-revenue generating and incurs expenses by developing its biotechnology product pipeline. The Biotechnology Segment had total assets of $11,706,348 as of March 31, 2025.

Technology Segment: This segment is non-revenue generating and incurs expenses by acquiring technology assets to support and enhance operational capabilities through advanced technologies. The Technology Segment had total assets of $1,746,719 as of March 31, 2025 and December 31, 2024.

F-24

The Company believes that this structure reflects its current operational and financial management, and that it provides the best structure for the Company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Biotechnology and Technology operating segments were the difference in future potential revenue streams and customer base for each segment, the reporting structure for operational and performance information within the Company, and management’s decision to organize the Company around the different future potential revenue generating activities of the segments.

Segment information relating the Company's two operating segments for the three months ended March 31, 2025 and 2024 is as follows:

	March 31, 2025
	Biotechnology Segment	Technology Segment	Consolidated
Sales	$–	$62,874	$62,874
Cost of goods sold	–	45,156	45,156
Total operating expenses	4,014,702	60,000	4,074,702
Net loss from operations	$(4,014,702)	$(42,282)	$(4,056,984)

	March 31, 2024
	Biotechnology Segment	Technology Segment	Consolidated
Sales	$–	$–	$–
Cost of goods sold	–	–	–
Total operating expenses	2,922,383	–	2,922,383
Net loss from operations	$(2,922,383)	$–	$(2,922,383)

NOTE 17 – SUBSEQUENT EVENTS

Management has performed a review of all events and transactions occurring after March 31, 2025 for items that would require adjustment to or disclosure in the accompanying condensed consolidated financial statements, noting no such items or transactions other than the following.

On April 25, 2025, the Company (“Coeptis” or the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Merger Sub will merge with and into Z Squared (the “Merger”) and (ii) Coeptis will immediately prior to the Merger effect a spin out of its biotechnology operations (the “Spin Out” and, together with Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Z squared continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Coeptis.

In the Merger, all shares of Z Squared common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Wyoming law), will be converted into the right to receive a portion of the Merger Consideration (as defined below) and (ii) any other outstanding securities with the right to convert into or acquire equity securities of Z Squared will be terminated. At the Closing, Coeptis will change its name as mutually agreed upon by the Purchaser and Z Squared.

In connection with the Spin Out, all of Coeptis’ assets comprising its biotechnology business will be assigned and contributed prior to Closing to one or more Spin Out Subsidiaries, which will then spin out to Coeptis’ stockholders of record on the record date established for the Coeptis Special Meeting (as defined below).

The aggregate Merger Consideration received by Z Squared security holders from Coeptis at the Closing will be a number of shares of Purchaser Common Stock that represents at Closing the Applicable Percentage of Purchaser’s issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis.

On May 9, 2025, Yorkville elected to convert a portion of the outstanding principal balance of the YA Note-1 convertible promissory note. Yorkville converted $730,000, in the aggregate, of the principal balance into 98,899 shares of common stock at a weighted average purchase price of $7.67 per share.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Coeptis Therapeutics Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Coeptis Therapeutics Holdings, Inc (the Company) as of December 31, 2024, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses, negative operating cash flows, and working capital deficits. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Tampa, Florida

March 27, 2025

F-26

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Coeptis Therapeutics Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Coeptis Therapeutics Holdings, Inc. (the “Company”) as of December 31, 2023 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and the consolidated results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the notes to consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

F-27

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, LLP

We served as the Company’s auditor from 2020 to 2024

Dallas, Texas

March 25, 2024, except for Note 2 as to which the date is August 15, 2024 and for the effects of the Reverse Stock Split completed by the Company on December 31, 2024 as disclosed in Note 1 as to which the date is March 27, 2025.

F-28

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Audited

	As of
	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$532,885	$1,469,134
Interest receivable	–	38,978
Prepaid assets, current portion	518,407	241,601
TOTAL CURRENT ASSETS	1,051,292	1,749,713

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	14,777	13,931
Furniture and fixtures, net	10,460	11,306

OTHER ASSETS
Investments	5,691,084	–
Intangible assets	541,875	–
Prepaid assets, net of current portion	–	158,333
Co-development options, net	1,554,166	2,554,166
Right of use asset, net of accumulated amortization	59,783	97,571
Total other assets	7,846,908	2,810,070
TOTAL ASSETS	$8,908,660	$4,571,089

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,269,763	$1,419,699
Accrued expenses	736,884	555,950
Notes payable, current portion, in default	100,000	100,000
Convertible notes payable, net of debt discount of $435,635	1,087,873	875,000
Right of use liability, current portion	42,305	38,047
Derivative liability	1,041,484	–
Other current liabilities	235,000	–
TOTAL CURRENT LIABILITIES	4,513,309	2,988,696

LONG TERM LIABILITIES
SBA loan payable	150,000	150,000
Derivative liability warrants	359,250	557,250
Right of use liability, non-current portion	18,875	61,179
TOTAL LONG TERM LIABILITIES	528,125	768,429
TOTAL LIABILITIES	5,041,434	3,757,125

COMMITMENTS AND CONTINGENCIES (NOTE 11)		–

STOCKHOLDERS' EQUITY
Preferred Stock Series A, $0.0001 par value, 10,000 shares authorized, 6,520 and 0 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	2	–
Common stock, $0.0001 par value, 150,000,000 shares authorized, 2,116,191 and 1,766,552 shares issued and outstanding at December 31, 2024, and December 31, 2023, respectively	212	179
Additional paid-in capital	102,976,748	91,670,045
Subscription receivable	(2,100,000)	(3,500,000)
Common stock subscribed	541,875	–
Accumulated deficit	(98,233,673)	(87,356,260)
TOTAL STOCKHOLDERS' EQUITY - CONTROLLING INTERESTS	3,185,164	813,964
TOTAL STOCKHOLDERS' EQUITY - NONCONTROLLING INTERESTS	682,062	–
TOTAL STOCKHOLDERS' EQUITY	3,867,226	813,964
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,908,660	$4,571,089

The accompanying notes are an integral part of the consolidated financial statements.

F-29

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Audited

	Year Ended
	December 31, 2024	December 31, 2023
SALES
Sales	$–	$–
Cost of goods	–	–
Gross profit	–	–

OPERATING EXPENSES
Research and development	2,331,548	6,668,244
Salary expense	1,722,050	1,454,295
Amortization expense	1,000,000	1,000,000
Professional services expense	2,950,271	10,864,640
Stock based compensation expense	1,104,978	477,503
General and administrative expenses	945,641	1,026,443
Total operating expenses	10,054,488	21,491,125

LOSS FROM OPERATIONS	(10,054,488)	(21,491,125)

OTHER INCOME (EXPENSE)

Interest expense	(396,116)	(107,685)
Royalties and licensing fees	–	(15,000)
Other income (expense)	152,109	(220,477)
Loss on write down of assets	(37,257)	–
Loss on extinguishment of debt	(200,000)	–
(Loss) gain on change in fair value of derivative liability and derivative liability warrants, net	(341,660)	567,750
TOTAL OTHER (EXPENSE) INCOME	(822,924)	224,588

LOSS BEFORE INCOME TAXES	(10,877,412)	(21,266,537)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(1,063,811)	–
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(9,813,602)	–
NET LOSS	$(10,877,412)	$(21,266,537)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(5.65)	$(16.56)

Weighted average number of common shares outstanding	1,924,639	1,284,499

The accompanying notes are an integral part of the consolidated financial statements.

F-30

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Audited

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN	COMMON STOCK	SUBSCRIPTION	ACCUMULATED	TOTAL COEPTIS	NON CONTROLLING	TOTAL COEPTIS
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED	RECEIVABLE	DEFICIT	EQUITY	INTERESTS	EQUITY

BALANCE AT DECEMBER 31, 2022	–	$–	978,342	$98	$70,542,954	$–	$–	$(66,089,723)	$4,453,329	$–	$4,453,329

Shares issued for cash	–	–	25,000	3	499,997	–	–	–	500,000	–	500,000
Shares issued in exchange for note receivable	–	–	125,000	13	2,499,987	–	(2,500,000)	–	–	–	–
Shares issued for services	–	–	148,210	15	4,421,199	–	–	–	4,421,214	–	4,421,214
Warrants issued for services	–	–	–	–	2,613,183	–	–	–	2,613,183	–	2,613,183
Warrants issued for cash	–	–	–	–	200,000	–	–	–	200,000	–	200,000
Warrants issued in exchange for note receivable	–	–	–	–	1,000,000	–	(1,000,000)	–	–	–	–
Stock based compensation	–	–	–	–	477,503	–	–	–	477,503	–	477,503
Issuance of common stock and warrants, net of issuance costs	–	–	275,000	28	4,792,318	–	–	–	4,792,346	–	4,792,346
Shares issued for the conversion of debt	–	–	15,000	2	302,924	–	–	–	302,926	–	302,926
Shares issued in connection with asset purchase agreement	–	–	200,000	20	4,319,600	–	–	–	4,320,000	–	4,320,400
Net loss	–	–	–	–	–	–	–	(21,266,537)	(21,266,537)	–	(21,266,537)

BALANCE AT DECEMBER 31, 2023	–	$–	1,766,552	$179	$91,670,045	$–	$(3,500,000)	$(87,356,260)	$813,964	$–	$813,964

Shares issued for cash	–	–	50,000	5	99,995	–	–	–	100,000	–	100,000
Shares issued in connection with SEPA	–	–	20,000	2	79,998	–	–	–	80,000	–	80,000
Shares issued for services	–	–	207,319	20	1,329,255	–	–	–	1,329,276	–	1,329,276
Warrants issued for cash	–	–	–	–	500,000	–	–	–	500,000	–	500,000
Warrants issued for services	–	–	–	–	8,150	–	–	–	8,150	–	8,150
Warrants issued in exchange for subscription receivable	–	–	–	–	1,900,000	–	(2,000,000)	–	(100,000)	–	(100,000)
Shares issued for the conversion of debt	506	1	72,059	6	951,856	–	–	–	951,864	–	951,864
Preferred share offering	6,014	1	–	–	5,331,938	–	(2,100,000)	–	3,231,939	682,062	3,914,001
Investments in private companies	–	–	–	–	–	–	5,500,000	–	5,500,000	–	5,500,000
Common stock issued for intangible asset purchase	–	–	–	–	–	541,875	–	–	541,875	–	541,875
Stock based compensation	–	–	–	–	1,104,978	–	–	–	1,104,978	–	1,104,978
Stock split adjustment	–	–	261	–	533	–	–	–	533	–	533
Net loss	–	–	–	–	–	–	–	(10,877,412)	(10,877,412)	–	(10,877,412)

BALANCE AT DECEMBER 31, 2024	6,520	$2	2,116,191	$212	$102,976,748	$541,875	$(2,100,000)	$(98,233,673)	$3,185,164	$682,062	$3,867,226

The accompanying notes are an integral part of the consolidated financial statements.

F-31

COEPTIS THERAPEUTICS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Audited

	Year Ended
	December 31, 2024	December 31, 2023
OPERATING ACTIVITIES
Net loss	$(10,877,412)	$(21,266,537)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation and amortization	1,000,845	1,001,237
Amortization of debt discount	216,189	–
Right of use asset amortization	37,788	34,552
Change in fair value of derivative liability warrants	(198,000)	(567,750)
Change in fair value of derivative liability	539,660	–
Stock based compensation	1,104,978	477,503
Shares issued for non-employee services	1,329,276	4,421,215
Warrants issued for services	8,150	2,613,183
Loss on shares issued for conversion of debt	77,250	–
Loss on extinguishment of debt	200,000	–
Shares issued in connection with asset purchase agreement	–	4,320,000
Forgiveness of interest	37,257	–
(Increase) decrease in:
Accounts receivable	–	8,075
Interest receivable	(234,742)	(38,978)
Prepaid assets	(118,472)	90,755
Increase (decrease) in:
Accounts payable	(149,935)	1,320,677
Accrued expenses	180,934	376,878
Right-of-use liability	(38,047)	(30,324)
Other current liabilities	235,000	–
NET CASH USED IN OPERATING ACTIVITIES	(6,649,281)	(7,239,514)

INVESTING ACTIVITIES
NET CASH USED IN INVESTING ACTIVITIES	–	–

FINANCING ACTIVITIES
Proceeds from convertible notes payable	1,850,000	650,000
Repayment of convertible notes payable	(650,969)	(1,225,000)
Proceeds from issuance of common stock and warrants, net of issuance costs	–	4,792,346
Shares issued for cash	100,000	500,000
Warrants issued for cash	500,000	200,000
Preferred stock offering	3,914,001	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,713,032	4,917,346
NET CHANGE IN CASH	(936,249)	(2,322,168)
CASH AT BEGINNING OF PERIOD	1,469,134	3,791,302
CASH AT END OF PERIOD	$532,885	$1,469,134

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$8,772	$–
Taxes paid	$–	$–

SUPPLEMENTAL NON-CASH DISCLOSURES
Warrants issued in exchange for subscription receivable	$2,000,000	$3,500,000
Preferred stock issued in exchange for subscription receivable	$2,100,000	$–
Shares issued for the conversion of debt	$951,864	$302,926

The accompanying notes are an integral part of the consolidated financial statements.

F-32

COEPTIS THERAPEUTICS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

General. Coeptis Therapeutics Holdings, Inc. (“Coeptis”, the “Company” or “we” or “our”) was originally incorporated in the British Virgin Islands on November 27, 2018, under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of the Merger, we changed our corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.”

The Merger Transaction. On October 28, 2022, a wholly owned subsidiary of Bull Horn Holdings Corp., merged with and into Coeptis Therapeutics, Inc., with Coeptis Therapeutics, Inc. as the surviving corporation of the Merger. As a result of the Merger, we acquired the business of Coeptis Therapeutics, Inc., which now continues to operate as a wholly owned subsidiary.

About the Company’s Subsidiaries. We are now a holding company that currently operates through our direct and indirect subsidiaries SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., which are majority owned, and Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc. and Coeptis Pharmaceuticals, LLC, which are wholly owned.

Coeptis is a biopharmaceutical and technology company. The biopharmaceutical division focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts. The technology division focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools designed to optimize business processes and improve overall efficiency.

Basis of Presentation – The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the instructions to Form 10-K and Rule 8-03 of Regulation S-X. Accordingly, they include all of the information and notes required by GAAP for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position and operating results of the Company as of December 31, 2024 and 2023 and for the years then ended.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., Coeptis Pharmaceuticals, LLC, SNAP Biosciences, Inc., and GEAR Therapeutics, Inc. All material intercompany accounts, balances and transactions have been eliminated.

Reverse Stock Split – On December 31, 2024, the Company completed a 20-1 reverse stock split of its issued and outstanding common stock. As a result of the reverse stock split, every 20 shares of issued and outstanding common stock were automatically combined into one share, with no change in the par value per share. Fractional shares resulting from the reverse stock split were rounded to the nearest whole share. The reverse stock split has been retrospectively applied to all share and per-share amounts presented in these consolidated financial statements and accompanying notes for all periods presented.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash – For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. At times, balances of cash and cash equivalents at financial banking institutions exceeded the federally insured limit of $250,000. Uninsured balances were $282,885 and $1,219,134 at December 31, 2024 and 2023, respectively. The Company regularly monitors the financial condition of the institution in which it has depository accounts and believes the risk of loss is minimal.

Property and Equipment – Fixed assets are stated at cost and depreciation is computed using the straight-line method for financial statement purposes. For the years ended December 31, 2024 and 2023, depreciation expense totaled $845 and $1,235 respectively.

Intangible Assets – The Company records intangible assets at cost and evaluates them for impairment in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. Intangibles are being amortized using the straight-line method over estimated useful lives of between two and forty years. The Company recorded intangible assets of $541,875 as of December 31, 2024, related to the acquired the assets of NexGenAI Affiliates Network Platform (“NexGenAI”), which contains AI-powered marketing software and robotic process automation capabilities. See Note 16, Intangible Assets.

Investments – The Company classifies its investments in accordance with ASC 320, Investments – Debt and Equity Securities, and ASC 321, Investments – Equity Securities, as applicable. Investments in equity securities with readily determinable fair values are measured at fair value, with unrealized gains and losses recognized in net income. For equity investments without readily determinable fair values, the Company applies the measurement alternative, recording these investments at cost, adjusted for impairments or observable price changes from transactions involving similar securities.

Leases – The Company accounts for leases in accordance with ASC 842, Leases. At lease commencement, the Company recognizes a right-of-use (“ROU”) asset and a corresponding lease liability based on the present value of future lease payments. Lease liabilities are measured using the Company’s incremental borrowing rate if the implicit rate is not readily determinable. ROU assets include initial direct costs and prepaid lease payments and are reduced for lease incentives received.

Research and Development – Research and development costs are expensed when incurred. During the years ended December 31, 2024 and 2023, research and development expenses totaled $2,331,548 and $6,668,244, respectively.

Impairment of Long-Lived Assets – The Company’s property and equipment and other non-current assets are reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized if and when the estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. There was no impairment recognized for the years ended December 31, 2024 and 2023.

Derivative Liability Warrants – The Company accounts for the Public Warrants and Private Placement Warrants (the “Warrants”) in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in each respective reporting period. This liability is subject to re-measurement at each consolidated balance sheet date until the Warrants are exercised, and any change in fair value is recognized in the consolidated statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice simulation model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Convertible Debt – The Company accounts for convertible debt in accordance with ASC 470-20, Debt – Debt with Conversion and Other Options. Convertible debt instruments are evaluated at issuance to determine whether they contain embedded features that require bifurcation as derivatives or equity components. If the embedded conversion feature meets the criteria for derivative accounting under ASC 815, Derivatives and Hedging, it is bifurcated and recorded separately at fair value, with subsequent changes in fair value recognized in earnings. Upon conversion or repurchase of convertible debt, the Company recognizes a gain or loss in accordance with ASC 470-20 and ASC 470-50, Debt Modifications and Extinguishments.

F-34

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

The Income Taxes Topic of FASB ASC clarifies the accounting and reporting for uncertainties in income tax law within subtopic FASB ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions during the years ended December 31, 2024 and 2023.

Use of Estimates – The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Employee and Non-Employee Share-Based Compensation – The Company applies ASC 718-10, Share-Based Payment, which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock option equity awards issued to employees and non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s consolidated statements of operations. The Company recognizes share-based award forfeitures as they occur.

The Company estimates the fair value of granted option equity awards using a Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of the Company. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

Recent Accounting Pronouncements – During the years ended December 31, 2024 and 2023, there were new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, including Accounting Standards Update (“ASU”) 2023-07, Segment Reporting, has been or will be adopted by the Company. Please see Note 17, Segment Reporting. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Revenue Recognition – Revenues are recognized when services are provided to its customers or the product is sold, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods as the respective performance obligations are met. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. Deferred revenue represents amounts invoiced or received in advance of the Company fulfilling its performance obligations. These amounts are recorded as a liability and recognized as revenue when the related performance obligations are satisfied.

Reclassifications – Certain reclassifications were made to the prior consolidated financial statements to conform to the current period presentation. There was no change to the previously reported net loss.

F-35

Earnings Per Share – Basic earnings per share (or loss per share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects potential dilution of securities by including other potentially issuable shares of common stock, including shares issuable upon conversion of convertible securities or exercise of outstanding stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore, because including shares issuable upon conversion of convertible securities and/or exercise of outstanding options and warrants would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying consolidated financial statements. The Company does not have other potentially issuable shares of stock.

The following potential common shares would have an antidilutive effect on loss per share:

	Years ended December 31,
	2024	2023
Warrants	1,399,316	1,036,601
Stock options	279,625	82,875
Convertible notes payable	406,629	8,056
Preferred stock	815,000	–
Total	2,900,570	1,127,532

Going Concern – The accompanying consolidated financial statements have been prepared in conformity with GAAP which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of December 31, 2024, the Company had an accumulated deficit of $98,233,673, and for the year ended December 31, 2024, the Company had a net loss of $10,877,412. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

Fair Value of Financial Instruments and Measurements – The Company measures certain financial instruments at fair value in accordance with ASC 820, Fair Value Measurement, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

ASC 820 establishes a three-level fair value hierarchy that prioritizes inputs used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3 – Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The estimated fair value of cash, interest receivable, subscription receivable, and notes payable approximate their carrying amounts due to the short-term nature of these instruments.

F-36

NOTE 3 – CO-DEVELOPMENT OPTIONS

In December 2018, the Company entered into an agreement with Purple Biotech (“Purple”) to market, distribute, and sell the Consensi product (the “Product”) on an exclusive basis within the United States and Puerto Rico. In September of 2021, the Company executed a license termination agreement with Purple to cease all efforts for sales and promotion of the Product in the United States and Puerto Rico. The termination included (i) issuance of $1,500,000 of convertible debt due in February 2023 to satisfy amounts owed for the license, (ii) the issuance of warrants (See Note 8, Capital Structure) and (iii) transfer of inventory ownership back to Purple. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 and December 31, 2023 was $218,750 and $625,000, respectively. The note is in default as of December 31, 2024. The remaining principal balance has been paid subsequent to year end.

During the year ended December 31, 2021, the Company and Vy-Gen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The Company paid a total of $1,500,000 toward the promissory notes, leaving $1,750,000 outstanding at December 31, 2021. The collaboration arrangement provides the right for the Company to participate, under the direction of a joint steering committee, in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. In March of 2022, a $250,000 payment was made toward the promissory notes. In November of 2022, a $1,500,000 payment was made toward the promissory notes, which paid them in full, and the accrued interest was forgiven.

The Company made certain judgements as the basis in determining the accounting treatment of these options. The CD38 Assets represent a platform technology and a diagnostic tool which have multiple applications and uses. Both projects are intended to be used in more than one therapy or diagnostic option. For example, GEAR-NK is a technology which allows for the gene editing of human natural killer cells, so that these cells can no longer bind and be destroyed by targeted monoclonal antibody treatments. The GEAR-NK technology can be modified to work concomitantly with many different monoclonal antibody treatments in which there are currently over 100 approved by the FDA. Anti- CD38 is only the first class of monoclonal antibody treatments being developed under the GEAR-NK platform. Therefore, the pursuit of FDA approval for the use of CD38 assets for at least one indication or medical device approval is at least reasonably expected. Further, as the diagnostic asset may be used as an in vitro technology, it could be classified as a medical device, and therefore toxicity studies would not be a contingency to be resolved before reasonably establishing future value assumptions. In addition, there is perceived value in the CD38 assets, based on publicly disclosed current business deals in cell therapies, the developing market for these innovative technologies, and current interest from third parties in these technologies. The Company may sell or license its right to another party, with the written consent of Vy-Gen, which cannot be unreasonably withheld. Furthermore, the Company believes that any negative results from ongoing development of a single therapy or use, would not result in abandoning the project. Given these considerations, The Company has determined that these options have alternative future use and should be recorded as assets pursuant to ASC 730-10-25-2, Research and Development.

Related to the joint development, the Company, under the direction of the joint steering committee, is assessing market opportunities, intellectual property protection, and potential regulatory strategies for the CD38 Assets. Vy-Gen is responsible for development activities conducted and overseen by the scientists at Karolinska Institute. The agreement does not currently require additional payments for research and development costs by the Company and no additional payments are required upon development or regulatory milestones.

The total gross capitalized Co-Development options recorded was $5,291,667, with accumulated amortization of $3,737,500, resulting in a net carrying amount of $1,554,167 at December 31, 2024.

F-37

NOTE 4 – NOTES PAYABLE

In October 2022, as a result of the Merger, the Company entered into a convertible promissory note agreement with an unrelated third party in the principal amount of $350,000 with no accruing interest and was due on October 28, 2023 for legal services rendered to the Company. The noteholder may elect, in its sole discretion upon written notice to the Company, at any time prior to, as of or following the maturity date, to require that all or any portion of the principal amount not then repaid be converted, without any further action on the part of the noteholder, into shares of common stock, par value $0.0001 per share. The conversion price as set forth by the note is equal to $10.00 per share, provided that the conversion price shall be subject to a one-time adjustment on January 3, 2023, with the conversion price adjustable to a price equal to the thirty-day volume weighted average price of the stock as traded on the Nasdaq. However, the conversion price following such adjustment shall not be lower than a floor of $5.00 per share nor greater than $10.00 per share. Upon full conversion of the remaining principal amount due, the note will, for all purposes be deemed cancelled and all obligations shall be deemed paid in full. On October 27, 2023, a $200,000 payment was made, and on December 15, 2023, another $50,000 payment was made. On June 25, 2024, the Company and the unrelated third party signed an amendment to the note that extended the maturity date to July 31, 2024. The outstanding balance due under the convertible note at December 31, 2024 and December 31, 2023 was $100,000. The note was in default as of December 31, 2024.

NOTE 5 – CONVERTIBLE NOTES

In September 2021, as part of a termination of a license agreement with Purple (see Note 3, Co-Development Options), the Company issued a convertible note in the principal amount of $1,500,000 that was payable on or before the maturity date in February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple into shares of common stock of the Company. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. The Company may prepay the principal amount of the note plus accrued and unpaid interest at any time prior to the maturity date. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 and December 31, 2023 was $218,750 and $625,000, respectively. The note was in default as of December 31, 2024. The remaining principal balance has been paid subsequent to year end.

In December 2023, the Company entered into an unsecured convertible promissory note with an unrelated party in the principal amount of $150,000 together with interest at 5% and a maturity date of June 30, 2024. On April 24, 2024, the Company converted the note into shares of common stock, which satisfied the note in full.

On April 17, 2024, the Company entered into an unsecured note agreement with a related party in the principal amount of $500,000 together with interest at 10%, with a maturity date of September 30, 2024. The agreement is between the Company and an investment fund where the manager is a member of the Company’s board of directors. On June 3, 2024, the Company and the related party agreed to convert the note agreement in full, both principal and interest, to equity in connection with the Company’s Series A Preferred Stock offering. See Note 8, Capital Structure, for more information on the Series A Preferred Stock offering.

Yorkville Convertible Notes

On January 3, 2024, the Company entered into an unsecured note agreement with an unrelated third party, YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) in the principal amount of $1,500,000 (the “YA Note-1”). YA Note-1 was issued with a 10% original issue discount. The original principal amount, together with interest of 8%, was payable by the Company on March 15, 2024, and was extended to July 31, 2024. The note had an outstanding principal balance of $1,235,178 with $150,000 of the debt discount fully amortized to interest expense as of December 31, 2024. On November 1, 2024, the Company entered into an agreement with Yorkville that completely terminates and replaces YA Note-1 (see the Yorkville Transaction defined below). See Note 8, Capital Structure - Standby Equity Purchase Agreement, for further details.

On November 1, 2024, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) pursuant to which the Company has the right to sell Yorkville up to $20,000,000 of its shares of Company Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA (such transaction, the “Yorkville Transaction”). In connection with the SEPA, Yorkville has agreed to advance to the Company in the form of a convertible promissory note (the “Convertible Note”) an aggregate principal amount of up to $1,304,758 (the “Pre-Paid Advance”), which has been previously paid and replaces the $1,235,178 YA Note-1 outstanding balance. The Convertible Note bears an interest rate of 8% per annum and is convertible in whole or in part at any time by Yorkville into shares of common stock of the Company at a conversion price determined based on the lower of the lower of (i) $1.00 per common share (the “Fixed Price”), or (ii) 95% of the lowest daily volume weighted average price during the five consecutive trading days immediately preceding the conversion date (the “Variable Price”), but which Variable Price shall not be lower than the floor price of $0.80 (the “Floor Price”). The Convertible Note matures on November 1, 2025. The termination and replacement of YA Note-1 with the Convertible Note was accounted for as a debt extinguishment. For the year ended December 31, 2024, the Company recorded a loss on debt extinguishment in the amount of $200,000 for the fees incurred by Yorkville, and a debt discount in the amount of $435,635 in relation to the SEPA. For the year ended December 31, 2024, the Company recorded amortization of debt discount in the amount of $66,189 for the Convertible Note.

F-38

The Company shall make monthly payments beginning on the 7th trading day after either (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), or (ii) the Company has issued to Yorkville, pursuant to the transactions contemplated in the Convertible Note and the SEPA, in excess of 99% of the common shares available under the rules or regulations of Nasdaq Stock Market LLC (the “Exchange Cap”), where applicable (an “Exchange Cap Event”), (the last day of each such occurrence, an “Amortization Event Date”) and continuing on the same day of each successive Calendar Month until the entire outstanding principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) $250,000 of principal in the aggregate among the Convertible Note and all other notes (or the outstanding Principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium equal to 5% in respect of such principal amount, provided that, the payment premium equal to 5% shall not apply in respect to any amount that is paid directly from an Advance from the SEPA, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 7th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect, or (B) in the event of an Exchange Cap event, the date the Company has obtained stockholder approval to increase the number of common shares under the Exchange Cap and the Exchange Cap no longer applies unless a subsequent Amortization Event occurs.

The SEPA is an equity-linked contract that does not qualify for equity classification and is accounted for as a derivative liability recognized at fair value. Any changes in fair value between the carrying amount of the forward issuance contracts and the settlement amounts will be recognized in other income (expense) in the consolidated statements of operations. The initial value of the SEPA was $501,824. As of December 31, 2024, the fair value of the SEPA was $1,041,484. For the year ended December 31, 2024, the Company recognized a loss on the change in fair value of derivative liability in the amount of $539,660 in the Company’s consolidated statements of operations.

The Company did not have a derivative liability at December 31, 2023. The following table presents information about the Company’s derivative liability that is measured at fair value on a recurring basis at December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2024
Derivative liability	3	$1,041,484
Total		$1,041,484

The derivative liability is accounted for as a liability in accordance with ASC 480 and are presented within derivative liability in the accompanying consolidated balance sheets. The derivative liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented in the consolidated statements of operations.

The derivative liability was valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the derivative liability is the step factors input, assumed price movement, and probabilities assigned to them.

The following table provides quantitative information regarding Level 3 fair value measurements for the derivative liability:

	November 1, 2024 (inception)	December 31, 2024
Risk-free interest rate	4.28%	4.16%
Expected volatility	86.10%	114.61%
Conversion price	$3.77	$3.71
Stock price	$3.96	$5.50

The following table presents the changes in the fair value of derivative liability:

Warrant Liabilities
Fair value as of November 1, 2024 (inception)	$501,824
Change in fair value	539,660
Fair value as of December 31, 2024	$1,041,484

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the year ended December 31, 2024.

F-39

NOTE 6 – SBA LOAN PAYABLE

Loans under the CARES Act -- On July 8, 2020, the Company received a loan of $150,000 from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL loan accrues at the rate of 3.75% per annum and interest payments are due monthly in the amount of $731. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal. The Company began making interest payments in January 2023. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of December 31, 2024 and December 31, 2023.

NOTE 7 – DERIVATIVE LIABILITY WARRANTS

At December 31, 2024 and December 31, 2023, there were (i)  375,000 public warrants (the “Public Warrants”) outstanding that were issued as part of Bull Horn’s November 2020 initial public offering, which warrants are exercisable in the aggregate to acquire 187,500 shares of our common stock at an exercise price of $230.00 per share, (ii) 187,500 private warrants (the “Private Placement Warrants”) outstanding that were issued to our sponsor Bull Horn Holdings Sponsor LC and the underwriters in Bull Horn’s initial public offering in November 2020, which warrants are exercisable in the aggregate to 187,500 shares of our common stock at an exercise price of $230.00 per share. The amount of warrants and related exercise price were adjusted for the Company’s 20-1 reverse stock split effective December 31, 2024. The Private Placement Warrants became exercisable on the consummation of our Business Combination in October 2022. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. With respect to the shares of common stock issuable upon the exercise of the Public Warrants, the class A warrants and the class B warrants during any period when the Company shall have failed to maintain an effective registration statement related to the issuance of such shares underlying the applicable warrants, the holder of any applicable warrants may exercise its warrant on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants only allow the holder thereof to one ordinary share. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

F-40

Within ASC 815, Derivative and Hedging, Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary share. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary share if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants and Public Warrants are not indexed to the Company’s ordinary share in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that certain warrant provisions preclude equity treatment as by ASC Section 815-10-15.

The Company accounts for its Public Warrants and Private Placement Warrants as liabilities as set forth in ASC 815-40-15-7D and 7F. See below for details about the methodology and valuation of the Warrants.

The following table presents information about the Company’s derivative liability warrant that are measured at fair value on a recurring basis at December 31, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2024	December 31, 2023
Warrant Liability – Public Warrants	1	$165,000	$232,500
Warrant Liability – Private Placement Warrants	3	194,250	324,750
Total		$359,250	$557,250

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within derivative liability warrants in the accompanying consolidated balance sheets. The derivative liability warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the consolidated statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	December 31, 2024	December 31, 2023
Risk-free interest rate	4.10%	3.84%
Expected volatility	82.01%	82.12%
Exercise price	$11.50	$11.50
Stock price	$5.50	$0.78

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2023	$324,750	$232,500	$557,250
Change in valuation inputs	(130,500)	(67,500)	(198,000)
Fair value as of December 31, 2024	$194,250	$165,000	$359,250

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the years ended December 31, 2024 and December 31, 2023.

NOTE 8 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by the Company’s Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

F-41

Common Stock – As of December 31, 2024, the Company had 2,116,191 shares of its common stock issued and outstanding, and on December 31, 2023, the Company had 1,766,552 shares of its common stock issued and outstanding. All share amounts have been adjusted for the Company’s 20-1 reverse stock split effective December 31, 2024.

During the years ended December 31, 2024 and 2023, there were no capital distributions.

On June 16, 2023, the Company completed a public offering issuing 107,500 shares of our common stock, 67,500 pre-funded warrants, 153,125 Series A Warrants and 153,125 Series B Warrants, for net proceeds of approximately $3.0 million, after offering costs. The pre- funded warrants are immediately exercisable, at a price of $0.0001 per share, with no expiration date. The Series A Warrants and the Series B Warrants are referred to herein together as the “Series Warrants.” The shares of common stock and Series Warrants were purchased together and then immediately separable and were issued separately. Each Series Warrant to purchase one share of common stock has an exercise price of $33.00 per share, and is initially exercisable commencing six months from the date of the offering. The Series Warrants are exercisable for a term of five years following the initial exercise date. As of December 31, 2024, all of the pre-funded warrants had been exercised for a total of 175,000 shares of common stock issued as a result of the public offering.

On October 26, 2023, the Company completed a private placement of 38,850 shares of our common stock, pre-funded warrants exercisable to acquire up to 61,150 shares of our common stock, Series A Warrants exercisable to acquire up to 100,000 shares of our common stock and Series B Warrants exercisable to acquire up to 100,000 shares of our common stock, for net proceeds of approximately $1.8 million, after offering costs. The pre-funded warrants are immediately exercisable, at a price of $0.001 per share, with no expiration date. The shares of common stock and Series Warrants were purchased together and then immediately separable and were issued separately. The Series A Warrants and Series B Warrants are exercisable on or after the earlier of (i) the date on which the Company’s stockholders approve the issuance of the shares issuable upon exercise of the Series Warrants or (ii) April 26, 2024 at an exercise price of $27.20 per share. The Series A Warrants have a term of exercise equal to eighteen (18) months and the Series B Warrants have a term of exercise equal to five and one-half (5.5) years. This private placement was conducted with the same underwriter as the June public offering, and as a result, each Series Warrant issued in connection with the June offering was repriced from an exercise price of $33.00 per share to $27.20 per share. In connection with the private placement the Company also issued to the exclusive placement agent warrants exercisable to acquire up to 6,000 shares of our common stock at an exercise price of $28.00 per share. In December 2023, all pre-funded warrants were exercised.

On December 28, 2023, the Company granted pre-funded warrants exercisable to acquire up to 60,000 shares of our common stock for net proceeds of $1,200,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. During the first quarter of 2024, the Company and the third-party borrower agreed to amend the note as a result of the decline in the publicly traded common stock price. The amount of pre-funded warrants exercisable to acquire up to 60,000 shares of common stock was amended to 100,000 shares of common stock, and the total principal balance of the note agreement was increased from $1,000,000 to $1,100,000. The aggregate exercise price of this Warrant was partially pre-funded in connection with $100,000 and a $1,100,000 subscription receivable at a 6% per annum interest rate due on November 29, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 10, Investments, for additional information.

On February 8, 2024, the Company granted pre-funded warrants exercisable to acquire up to 200,000 shares of our common stock for net proceeds of $2,400,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. The aggregate exercise price of this Warrant was partially pre-funded in connection with $500,000 and a $1,900,000 subscription receivable at a 6% per annum interest rate due on December 31, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 10, Investments, for additional information.

F-42

Treasury Stock – There was no treasury stock at December 31, 2024 and December 31, 2023.

Preferred Stock – The Company has 10,000,000 shares of preferred stock authorized, of which 10,000 have been designated as Series A preferred stock. As of December 31, 2024, the Company had 6,520 shares of Series A preferred stock issued and outstanding.

On June 13, 2024, the Company performed an initial Series A preferred stock closing and raised $4.3 million in a sale to accredited investors (collectively, the “Series A Investors”) of 4,300 shares of the Company’s series A preferred stock (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, in a financing led by CJC Investment Trust, an entity controlled by board member Christopher Calise, in a combination of cash and short- term collateralized promissory notes. The Series A Investors also received non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

On July 31, 2024, the Company performed a second closing as part of its series A preferred stock offering and raised $1.3 million, at a purchase price of $1,000 per share.

On September 4, 2024, the Company performed a third closing as part of its series A preferred stock offering and raised $225,000, at a purchase price of $1,000 per share.

On December 23, 2024, the Company performed a fourth closing as part of its series A preferred stock offering and raised $695,000 at a purchase price of $1,000 per share. The Series A Investors currently have an aggregate 9.78% non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and, if applicable, the primary market limitations described below, into such number of shares of the Company’s common stock as is equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the then conversion price. The initial conversion price is $0.40 per share of common stock, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, subject to the beneficial ownership and, if applicable, the primary market limitations described below upon the consummation of a fundraising transaction in which the Company raises gross proceeds of at least $20 million.

Rank. The Series A Preferred Stock will be senior to the Company’s common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends equal, on an as-if-converted to shares of the Company’s common stock basis (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below), to and in the same form as dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are declared on shares of the Company’s common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below) into the Company’s common stock immediately prior to such event.

F-43

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder of Series A Preferred Stock shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below).

Beneficial Ownership Limitation. The Company will not affect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of its Series A Preferred Stock, to the extent that prior to the conversion such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) beneficially owns less than 20% of the Company’s outstanding common stock and, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own 20% or more of the Company’s outstanding common stock.

Exchange Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of the Company’s common stock in excess of 19.99% of the outstanding common stock as of June 14, 2024 (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not affect any conversion of the Series A Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of the Company’s common stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

Stock Based Compensation –

A summary of the Company’s stock option activity is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Intrinsic Value
Outstanding at December 31, 2022	–	$–	–	$–
Granted	87,875	40.20	8.78	–
Forfeited	–	–	–	–
Exercised	–	–	–	–
Outstanding at December 31, 2023	87,875	40.20	7.97	–
Granted	196,750	8.85	10.00	–
Forfeited	(5,000)	200.00	–	–
Exercised	–	–	–	–
Outstanding at December 31, 2024	279,625	$15.29	8.74	$–

For the years ended December 31, 2024 and 2023, the Company recorded $1,104,978 and $477,503, respectively, for stock based compensation expense related to stock options. As of December 31, 2024, unamortized stock based compensation for stock options was $1,321,013 to be recognized through December 31, 2027.

The options granted during the years ended December 31, 2024 and 2023 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

	For the years ended December 31,
	2024	2023
Expected term, in years	5.25	5.53
Expected volatility	84.70%	79.87%
Risk-free interest rate	4.18%	3.85%
Dividend yield	–	–

F-44

Options/Stock Awards – On June 13, 2024, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, and the Board of Directors, approved the grant to David Mehalick, the Company’s CEO, under the Company’s 2022 equity incentive plan, of options exercisable to acquire up to 120,000 shares of the Company’s common stock at an exercise price $6.20 per share. The options are fully vested and carry a 10-year term. On January 27, 2023, the Company granted options to purchase an aggregate of 67,875 shares of our common stock under the 2022 Equity Incentive Plan, to various officers, directors, employees and consultants, at an average exercise price of $32.60 per share. The Company had also granted a stand-alone option to a former employee to purchase up to 5,000 shares of our common stock at an exercise price of $200 per share, however, the stand-alone option expired by its terms on January 31, 2024. On October 2, 2023, the Company granted additional options to purchase an aggregate of 15,000 shares of our common stock to two employees at an average price of $21.40.

Common Stock Warrants – On November 23, 2020, Coeptis Therapeutics, Inc. (under its prior name Vinings Holdings Inc.) issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 25,000 shares of common stock at a price of $40.00 for Class A or $100.00 for Class B. The warrants expired on November 30, 2023.

All common stock warrants outstanding, are listed in the table below:

Reference	Date Issued	Exercise Price	Expiration		Outstanding at December 31, 2024	Outstanding at December 31, 2023
Warrant Holder 1	5/28/2021	$59.40	5/13/2026		8,380	8,380
Warrant Holder 1	5/28/2021	$118.80	5/13/2026		8,422	8,422
Warrant Holder 1	5/28/2021	$296.80	5/13/2026		8,422	8,422
Warrant Holder 2	7/30/2021	$59.40	7/30/2026		421	421
Warrant Holder 2	7/30/2021	$296.80	6/1/2026		1,263	1,263
Kitov/Purple Biotech	9/23/2021	$296.80	9/21/2024		–	5,053
Warrant Holder 5	12/20/2021	$59.40	12/20/2026		2,948	2,948
Warrant Holder 5	1/28/2022	$89.00	1/31/2024		–	3,369
Warrant Holder 6	1/28/2022	$89.00	1/31/2024		–	4,211
Warrant Holder 7	1/28/2022	$89.00	1/31/2024		–	6,737
Warrant Holder 11	1/28/2022	$59.40	1/31/2024		–	2,527
Warrant Holder 11	1/28/2022	$118.80	1/31/2024		–	2,527
Warrant Holder 11	4/14/2022	$89.00	1/31/2024		–	2,863
Warrant Holder 18	3/30/2022	$178.20	3/30/2025		4,211	4,211
Warrant Holder 20	1/3/2023	$50.00	1/2/2027		5,000	5,000
Warrant Holder 21	1/20/2023	$38.00	1/19/2027		12,500	12,500
Series A & B Warrants	6/16/2023	$27.20	12/16/2028		306,250	306,250
Series A Warrants	10/23/2023	$27.20	4/26/2025		100,000	100,000
Series B Warrants	10/23/2023	$27.20	4/26/2029		100,000	100,000
Warrant Holder 22	6/16/2023	$25.00	12/16/2028		6,300	6,300
Warrant Holder 22	10/23/2023	$28.00	4/26/2029		3,300	3,300
Warrant Holder 23	6/16/2023	$25.00	12/16/2028		4,200	4,200
Warrant Holder 23	10/23/2023	$28.00	4/26/2029		2,400	2,400
Warrant Holder 24	10/23/2023	$28.00	4/26/2029		300	300
Pre-Funded Warrants 2	12/28/2023	$0.002	–	*	150,000	60,000
Pre-Funded Warrants 3	2/8/2024	$0.002	–	*	300,000	–
Total Warrants outstanding					1,024,316	661,601

*Pre-funded warrants, do not expire.

F-45

Subscription receivable – In September 2023, the Company agreed to issue 25,000 shares of common stock to the borrower for a principal sum amount of $500,000. On August 12, 2024, the Company was transferred and assigned $522,667, the sum of principal and accrued interest owed as of June 30, 2024, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $522,667 is recorded as an investment at December 31, 2024.

In September 2023, the Company agreed to issue 100,000 shares of common stock to the borrower for a principal sum amount of $2,000,000. On August 12, 2024, the Company was transferred and assigned $2,090,667, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $2,090,667 is recorded as an investment at December 31, 2024.

In December 2023, the Company agreed to grant pre-funded warrants exercisable to acquire up to 60,000 shares of common stock to the borrower for a principal sum amount of $1,000,000. During the first quarter of 2024, the Company and the third-party borrower agreed to amend the note as a result of the decline in the publicly traded common stock price. The amount of pre-funded warrants exercisable to acquire up to 60,000 shares of common stock was amended to 100,000 shares of common stock, and the total principal balance of the note agreement was increased from $1,000,000 to $1,100,000. On August 12, 2024, the Company was transferred and assigned $1,132,869, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $1,132,869 is recorded as an investment at December 31, 2024.

In February 2024, the Company agreed to grant pre-funded warrants exercisable to acquire up to 200,000 shares of common stock to the borrower for a principal sum amount of $1,900,000. On August 12, 2024, the Company was transferred and assigned $1,944,879, the sum of principal and accrued interest owed, of shares of common stock in a privately held company by the third-party borrower. As a result of this assignment agreement, the subscription receivable is paid in full, and $1,944,879 is recorded as an investment at December 31, 2024.

In June 2024, in connection with the Company’s series A preferred stock offering, the Company closed on subscription agreements totaling $2,100,000 due to the Company on February 28, 2025.

Standby Equity Purchase Agreement – On November 1, 2024, the Company entered into the SEPA with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $20,000,000 of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also entered into a Registration Rights Agreement with Yorkville pursuant to which it will register the resale of shares of common stock issued to Yorkville pursuant to the SEPA. Sales of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell common stock to Yorkville under the SEPA, except in connection with notices that may be submitted by Yorkville in certain circumstances as described below.

Each advance (each, an “Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of common stock up to such amount as is equal to 100% of the average daily volume traded of the common stock during the five trading days immediately prior to the date the Company requests each Advance. The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the Nasdaq Stock Market (“Nasdaq”) during regular trading hours as reported by Bloomberg L.P.

F-46

The SEPA will automatically terminate on the earliest to occur of (i) December 1, 2027, provided that the Convertible Note (defined in Note 4) has been fully repaid or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Note. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of common stock outstanding on the date of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

In connection with the execution of the SEPA, the Company agreed to pay a commitment fee of $200,000 to Yorkville, payable as follows: (i) $80,000 payable when the SEPA was entered into, in the form of the issuance of 20,000 shares of common stock, representing $80,000 divided by the closing price as of the trading day immediately prior to the date of the SEPA, and (ii) $120,000 payable in cash or by way of an Advance on the date upon which the Company has first received Advances in the aggregate amount of $5,000,000.

Additionally, Yorkville agreed to advance to the Company, in exchange for the Convertible Note, an aggregate principal amount of $1,304,758 (see Note 4 for a description of the Convertible Note). At any time while the SEPA is in place that there is a balance outstanding under the Convertible Note, Yorkville may deliver a notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Common Stock to Yorkville pursuant to an Advance. Yorkville may select the amount of the Advance in an amount not to exceed the balance owed under the Convertible Note outstanding on the date of delivery of such Investor Notice. The shares will be issued and sold to Yorkville pursuant to an Investor Notice at a per share price equal to the conversion price that would be applicable to the amount of the Advance selected by Yorkville if such amount were to be converted as of the date of delivery of the Investor Notice. Yorkville will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by Yorkville against an amount outstanding under the Yorkville Note.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Convertible Note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the common stock is less than the Fixed Price.

NOTE 9 – NON-CONTROLLING INTEREST

As a result of the series A preferred stock offering discussed in Note 8, Capital Structure, the Company has consolidated the two newly formed subsidiaries, SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., because we have a controlling interest in both. Therefore, the entities’ financial statements are consolidated in our consolidated financial statements and the entities’ equity is recorded as a non-controlling interest. As part of the initial closings, the Series A Investors received in the aggregate a 9.78% non-voting equity ownership in both of the newly formed subsidiaries. The Company contributed the co-development options to GEAR Therapeutics, Inc. and recorded $682,062 of non-controlling interest at December 31, 2024. The remainder was recorded as additional paid in capital. The Company contributed both the exclusive license and corporate research agreements with the University of Pittsburgh to SNAP Biosciences, Inc.

F-47

NOTE 10 – INVESTMENTS

On August 12, 2024, the Company satisfied $5.7 million of subscription receivables and related interest receivable in the form of shares of common stock in two privately held companies. The shares of common stock are carried as investments on the Company’s consolidated balance sheets at its initial cost basis of $1.00 per share. As the investments are in privately held companies, the Company will assess the investments for impairment on an annual basis. As of December 31, 2024, no impairment has been recorded related to these investments.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Leases – The Company leases office space under an operating lease that commenced December 1, 2017 and was extended through multiple lease extensions. The third lease extension extended the lease for twenty-four months, beginning on June 1, 2022 and ended on May 31, 2024. The fourth lease extension, signed on January 30, 2024, extended the lease for twenty-four months, beginning June 1, 2024 and ending on May 31, 2026. The monthly rent is $3,805 for the first year of the extension and increasing to $3,860 for the second year of the extension.

The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the year ended December 31, 2024, rents paid totaled $45,440. During the year ended December 31, 2023, rents paid totaled $45,000.

Right of use asset is summarized below:

	December 31, 2024	December 31, 2023
Office lease	$243,550	$243,550
Less: accumulated depreciation	(183,767)	(145,979)
Right of use asset, net	$59,783	$97,571

Operating lease liability is summarized below:

	December 31, 2024	December 31, 2023
Office lease	$61,180	$99,226
Less: current portion	(42,305)	(38,047)
Long term portion	$18,875	$61,179

Future minimum rental payments required under the lease are as follows:

2025	$46,101
2026	19,301
Total minimum lease payments:	65,402
Less amount representing interest	(4,222)
Present value of minimum lease payments:	$61,180

Legal Matters – The Company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the Company’s consolidated financial statements.

F-48

CAR T License – On August 31, 2022, the Company entered into an exclusive license agreement with the University of Pittsburgh for certain intellectual property rights related to the universal self-labeling SynNotch and CARs for programable antigen-targeting technology platform. The Company paid the University of Pittsburgh a non-refundable fee in the amount of $75,000 for the exclusive patent rights to the licensed technology. Under the terms of the agreement, the Company has been assigned the worldwide development and commercialization rights to the licensed technology in the field of human treatment of cancer with antibody or antibody fragments using SNAP-CAR T-cell technology, along with (i) an intellectual property portfolio consisting of issued and pending patents and (ii) options regarding future add-on technologies and developments. In consideration of these rights, the Company paid an initial license fee of $75,000, and will have annual maintenance fees ranging between $15,000 and $25,000, as well as developmental milestone payments (as defined in the agreement) and royalties equal to 3.5% of net sales. On January 25, 2023, the Company entered into a corporate research agreement with the University of Pittsburgh for the pre- clinical development of SNAP-CAR T-cells targeting HER2. The Company agreed to pay $716,714 for performance-based milestones over a two-year term, of which $209,179 has been paid as of December 31, 2024. The Company’s liability was $507,535 and $716,714 at December 31, 2024 and 2023, respectively.

In September 2023, the Company expanded its exclusive license agreement with the University of Pittsburgh to include SNAP-CAR technology platform in natural killer (NK) cells. The Company paid $2,000 to amend the agreement.

Deverra Therapeutics, Inc. – On August 16, 2023, the Company entered into an exclusive licensing arrangement (the “License Agreement”) with Deverra Therapeutics Inc. (“Deverra”), pursuant to which the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary allogeneic stem cell expansion and directed differentiation platform for the generation of multiple distinct immune effector cell types, including natural killer (NK) and monocyte/macrophages. The License Agreement provides the Company with exclusive rights to use the license patents and related intellectual property in connection with development and commercialization efforts in the defined field of use (the “Field”) of (a) use of unmodified NK cells as anti-viral therapeutic for viral infections, and/or as a therapeutic approach for treatment of relapsed/refractory AML and high-risk MDS; (b) use of Deverra’s cell therapy platform to generate NK cells for the purpose of engineering with Coeptis SNAP-CARs and/or Coeptis GEAR Technology; and (c) use of Deverra’s cell therapy platform to generate myeloid cells for the purpose of engineering with the Company’s current SNAP-CAR and GEAR technologies. In support of the exclusive license, the Company also entered into with Deverra (i) an asset purchase agreement (the “APA”) pursuant to which the Company purchased certain assets from Deverra, including but not limited to two Investigational New Drug (IND) applications and two Phase 1 clinical trial stage programs (NCT04901416, NCT04900454) investigating infusion of DVX201, an unmodified natural killer (NK) cell therapy generated from pooled donor CD34+ cells, in hematologic malignancies and viral infections and (ii) a non-exclusive sublicense agreement (the “Sublicense Agreement”), in support of the assets obtained by the exclusive license, pursuant to which the Company sublicensed from Deverra certain assets which Deverra has rights to pursuant a license agreement (“FHCRC Agreement”) by and between Deverra and The Fred Hutchinson Cancer Research Center (“FHCRC”).

As consideration for the transactions described above, the Company paid Deverra approximately $570,000 in cash, issued to Deverra 200,000 shares of the Company’s common stock and assumed certain liabilities related to the ongoing clinical trials. Total consideration paid was $4,937,609, which was fully expensed in accordance with ASC 730, and is reflected within research and development in the accompanying consolidated statements of operations for the year ended December 31, 2023. In addition, in accordance with the terms of the Sublicense Agreement, the Company agreed to pay FHCRC certain specified contingent running royalty payments and milestone payments under the FHCRC Agreement, in each case to the extent such payments are triggered by the Company’s development activities.

Until December 2024, we operated under a Shared Services Agreement (“SSA”) with Deverra, which provided Coeptis and Deverra to share resources and collaborate on the development of Coeptis’ GEAR and SNAP-CAR platforms. The Company is continuing its development focus on both GEAR and SNAP-CAR, and will be considering prospective strategic partners for such development.

F-49

Registration Rights – Pursuant to a registration rights agreement entered into on October 29, 2020, the holders of the founder shares, the Private Placement Warrants and underlying securities, and any securities issued upon conversion of Working Capital Loans (and underlying securities) would be entitled to registration rights pursuant to a registration rights agreement. The holders of at least a majority in interest of the then-outstanding number of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Imperial, I-Bankers and Northland did not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and did not exercise its demand rights on more than one occasion. The registration rights agreement did not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company would bear the expenses incurred in connection with the filing of any such registration statements.

Finder’s Fee and Indemnity Agreement – The Company entered into a finder’s fee and indemnity agreement with a third party, pursuant to which the Company has agreed to pay a fee in connection with the successful introduction and executive of the SEPA. Under the terms of the agreement, the Company was obligated to pay a 4% fee upon the closing of the net funding amount of $1,350,000, equaling $54,000, and then 6% of the total cash consideration received by the Company or the Company’s creditors in connection with any follow on financing, and 0.5% on the amount of any drawdown made by the Company on the SEPA. The Company also agreed to indemnify and hold harmless the third party from and against any and all losses, claims, damages, obligations, penalties, judgments, any and all legal and other actions caused by or related to the third party’s engagement with the Company. As of December 31, 2024, the Company paid a total of $54,000 to the third party in connection with this finder’s fee and indemnity agreement.

Master Services Agreements – On December 31, 2024, the Company entered into one-year agreements with five customers to provide access to the NexGenAI Affiliates Network platform. Under the terms of these agreements, the Company is obligated to deliver platform access and related services over the contract period beginning in 2025. Revenue recognition will commence upon the start of services in accordance with ASC 606, Revenue from Contracts with Customers. As these agreements represent future contractual obligations, there was no impact on the Company’s financial position, results of operations, or cash flows as of December 31, 2024. The total contract value associated with these agreements is approximately $1.6 million, which is expected to be recognized as revenue over the respective service periods in 2025.

NOTE 12 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the years ended December 31, 2024 and 2023, no employer contributions were made.

NOTE 13 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forward. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

During the years ended December 31, 2024 and 2023, a reconciliation of income tax benefit at the statutory rate of 35% and 30%, respectively to income tax benefit at the Company’s effective tax rate is as follows:

	2024	2023
Income tax benefit at statutory rate	$2,455,499	$4,357,970
Change in valuation allowance	$(2,455,499)	$(4,357,970)

The income tax provision differs from the expense that would result from applying federal statutory rates to income taxes as follows:

	2024			2023
Excepted federal statutory income tax provision/rate	$(2,284,257)	(21.0%	)	$(2,965,619)	(21.0%	)
State income taxes, net of federal benefit	(58,863)	(0.5%	)	(1,392,351)	(9.0%	)
Other	(112,379)	(1.0%	)	–	–

Income tax benefit at statutory rate	(2,455,499)	(22.6%	)	(4,357,970)	(30.0%	)
Change in valuation allowance	2,455,499	22.6%		4,357,970	30.0%
	$–	–%		$–	–%

F-50

The Company’s calculation of net operating loss carryforwards:

	2024	2023
Deferred tax assets
Net operating loss carryforwards	$24,971,010	$22,473,712
Section 174 R&D	1,275,054	1,799,825
PPE and intangible assets	915,327	416,708
State taxes	(1,569,922)	(1,554,275)
Subtotal	25,591,469	23,135,970
Valuation Allowance	(25,591,469)	(23,135,970)
Net deferred tax assets (liabilities)	$–	$–

At December 31, 2024, the Company had approximately $86,200,000 of unused net operation loss carryforwards. Unused net operating loss carryforwards may provide future benefits although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carryforwards have been fully offset by valuation allowance. These losses may be used to offset future taxable income and will carryforward indefinitely.

NOTE 14 – NOTE RECEIVABLE

On July 19, 2023 the Company (“Lender”) entered into a Senior Secured Note agreement with Deverra (“Borrower”). The Company agreed to make advances of principal to the Borrower of up to an aggregate amount equal to $572,000. Any advances are at the sole discretion of the Company. The outstanding unpaid principal balance of the note bears interest at 3% per annum and is due and payable on the maturity date, September 30, 2023.

In the event that a certain business transaction between the Lender and Borrower as contemplated by that certain binding term sheet dated April 13, 2023, and referenced in Note 11, Commitments and Contingencies, is consummated prior to the maturity date, the full amounts due under this note shall be applied against the cash portion of any closing payment due from the Lender in connection with such transaction and any excess amounts under this note shall be treated as additional purchase price in connection with the transaction.

As of September 30, 2023, and in relation to the Deverra asset purchase referenced in Note 11, Commitments and Contingencies, $567,609 of principal and $2,892 of interest were applied against the cash portion of the closing payment with the Company in connection with such transaction. The note is considered paid in full.

NOTE 15 – RELATED PARTY TRANSACTIONS

In September 2023, the Company entered into a transaction with AG Bio Life Capital I LP (“AG”), a Delaware limited partnership, where an employee of the Company is the general partner. The Company agreed to issue 600,000 shares (pre-reverse stock split) of common stock of the Company (“AG Shares”) to AG, in exchange for $600,000, consisting of $100,000 payable in cash and the balance payable under a promissory note (“AG Note”). The principal amount including all interest under the AG Note is due and payable by AG no later than August 30, 2024 (the “AG Maturity Date”). The outstanding unpaid principal balance of the AG Note bears interest commencing as of the Company’s next registration statement at the rate of six (6%) percent per annum, which interest rate will increase to eighteen (18%) percent per annum in the event an event of default occurs under the AG Note, computed on the basis of the actual number of days elapsed and a year of 365 days. AG has the option of repaying the obligations under the AG Note in advance of the AG Maturity Date, in whole or in part, at any time upon at least thirty (30) days prior written notice delivered to the Company. AG has certain obligations to contribute the proceeds of the sale of its AG Shares to the Company, in the event that any AG Shares are sold prior to the AG Maturity Date. On August 12, 2024, AG transferred and assigned $522,667 to the Company, the sum of principal and accrued interest owed, of shares of common stock in a privately held company. As a result of this assignment agreement, the AG Note is considered paid in full, and $522,667 is recorded as an investment at December 31, 2024.

As of December 31, 2024, the Company holds investments in certain privately held companies, recorded as investments on the Company’s consolidated balance sheets. The Company’s Chief Executive Officer and Chief Financial Officer each hold ownership interests in these privately held companies.

The investments were made in the ordinary course of business and on terms management believes are consistent with those that would be negotiated on an arm’s length basis. As of December 31, 2024, the Company’s carrying value of these investments was $5,691,084.

F-51

NOTE 16 – INTANGIBLE ASSETS

On December 19, 2024, the Company acquired the assets of NexGenAI Affiliates Network Platform (“NexGenAI”), from the seller NexGenAI Solutions Group, Inc., which contains AI-powered marketing software and robotic process automation capabilities. The acquired assets include intellectual property, a domain name and associated website, and the technology stack as defined in the agreement. As consideration for the purchase, the Company paid the seller 187,500 shares of common stock, or $541,875. In connection with the purchase, the Company entered into a Master Services Agreement with the seller, for website development services and for services to enhance the existing technology.

The Company accounted for the NexGenAI transaction as an asset acquisition in accordance with ASC 805-50, Business Combinations – Asset Acquisitions, and recorded as intangible assets on the consolidated balance sheet as of December 31, 2024.

NOTE 17 – SEGMENT REPORTING

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, the Company has identified its Chief Executive Officer as the CODM. Effective in 2024, the Company began operating in two segments: Biotechnology and Technology. Prior to 2024, the Company did not report operating segments.

Biotechnology Segment: This segment is non-revenue generating and incurs expenses by developing its biotechnology product pipeline. The Biotechnology Segment had total assets of $8,366,785 as of December 31, 2024.

Technology Segment: This segment is non-revenue generating and incurs expenses by acquiring technology assets to support and enhance operational capabilities through advanced technologies. The Technology Segment had total assets of $541,875 as of December 31, 2024.

The Company believes that this structure reflects its current operational and financial management, and that it provides the best structure for the Company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Biotechnology and Technology operating segments were the difference in future potential revenue streams and customer base for each segment, the reporting structure for operational and performance information within the Company, and management’s decision to organize the Company around the different future potential revenue generating activities of the segments.

Segment information relating the Company's two operating segments for the year ended December 31, 2024 is as follows:

	December 31, 2024
	Biotechnology Segment	Technology Segment	Consolidated
Sales	$–	$–	$–
Total operating expenses	10,054,488	–	10,054,488
Net loss from operations	$(10,054,488)	$–	$(10,054,488)

NOTE 18 – SUBSEQUENT EVENTS

Management has performed a review of all events and transactions occurring after December 31, 2024 for items that would require adjustment to or disclosure in the accompanying consolidated financial statements, noting no such items or transactions other than the following.

On January 2, 2025, YA II PN, LTD (“Yorkville”) elected to convert a portion of the outstanding principal balance on YA Note-1, the convertible promissory note with an outstanding principal balance of $1,304,758. Yorkville converted $219,758 of the principal balance into 81,877 shares of common stock at a conversion price of $2.92 per share. After conversion, the principal balance of the note has a remaining balance of $1,085,000.

On January 16, 2025, the Company entered into a convertible promissory note with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), in the original principal amount of $1,100,000. Interest shall accrue on the outstanding balance of the note at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Yorkville note. The maturity date of the note is December 31, 2025. Yorkville may convert the note into shares of Common Stock at any time at a conversion price equal to the lower of (i) $20.00 (the “Fixed Price”) or (ii) a price per share equal to 95% of the lowest daily VWAP during the 5 consecutive trading days immediately prior to the conversion date of the note (the “Variable Price”), but which Variable Price shall not be lower than a floor price of $1.00 per share (the “Floor Price”). The Company internally refers to this note at YA Note-2.

F-52

If an Amortization Event occurs, then the Company shall make monthly payments beginning on the later of the 7th Trading Day after the Amortization Event Date, and any the date that is six months from the Issuance Date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) $250,000 of principal in the aggregate among this Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium equal to 5% in respect of such Amortization Principal amount. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) if the Amortization Event is due to the Floor Price, the daily VWAP is greater than the 110% of the Floor Price for a period of seven consecutive trading days, and (b) if the Amortization Event is due to the Exchange Cap, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/ or the Exchange Cap no longer applies, in either case unless a subsequent Amortization Event occurs

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Common Stock is less than the Fixed Price.

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, or (ii) the Company has issued has issued to Yorkville, pursuant to the transactions contemplated in the note and any integrated transactions, in excess of 99% of the Common Shares available under the Exchange Cap.

On February 6, 2025, the Company completed its successful closure of the remaining $5.7 million of its Series A preferred stock offering, completing the total $10.0 million financing round. This includes the collection of the total $2.1 million subscription receivable recorded on the Company’s consolidated balance sheets at December 31, 2024.

On March 3, 2025, the Company reached an agreement with Vy-Gen-Bio, Inc. (“Vy-Gen”) to successfully license the exclusive worldwide development and commercialization rights to the GEAR™ (Gene Edited Antibody Resistant) Cell Therapy Platform, representing a first-in-class approach to modifying potent cancer-targeting immune cells to optimize the likelihood of deep remission in patients with hematologic malignancies and other cancers. Coeptis had previously held limited co-development rights to GEAR. As part of this exclusive GEAR license agreement with VyGen-Bio, Inc., the Company committed to paying a $400,000 license fee by August 1, 2025, along with other license fees, milestone and royalty payments in 2026 and beyond.

On March 5, 2025, the Company entered into a one-year agreement with a customer to provide access to the NexGenAI Affiliates Network platform. The contract fee paid by the customer consisted of 2,857,143 shares in the customer’s publicly traded stock, or $600,000, which the Company will record as an investment on the consolidated balance sheets.

F-53

Z SQUARED INC.

BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$–	$–
Total current assets	–	–
Total assets	$–	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Advance from affiliate	$120	$120
Total current liabilities	120	120
Total liabilities	120	120

Stockholders’ deficit:

Common stock, no par value, 1,000,000 shares authorized and no shares outstanding at March 31, 2025 and December 31, 2024, respectively	–	–
Additional paid-in capital	–	–
Accumulated deficit	(120)	(120)
Total stockholders’ deficit	(120)	(120)
Total liabilities and stockholders’ deficit	$–	$–

See the accompanying notes to the financial statements.

F-54

Z SQUARED INC.

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

	2025	2024

Revenues, net	$–	$–
Cost of revenues	–	–
Gross profit	–	–

Operating expenses:
Selling, general and administrative expenses	–	–
Total operating expenses	–	–
Operating loss	–	–

Net loss before income tax expense	–	–

Income tax expense	–	–

Net loss	$–	$–
Net loss per share:
Net loss per share – basic	$–	$–
Net loss per share – diluted	$–	$–
Weight average number of common shares outstanding – basic	–	–
Weight average number of common shares outstanding – diluted	–	–

See the accompanying notes to the financial statements.

F-55

Z SQUARED INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, January 1, 2025	–	$–	$–	$(120)	$(120)
Net loss	–	–	–	–	–
Balances, March 31, 2025	–	$–	$–	$(120)	$(120)

Balances, January 1, 2024	–	$–	$–	$(60)	$(60)
Issuance of common stock	–	–	–	–	–
Net loss	–	–	–	–	–
Balances, March 31, 2024	–	$–	$–	$(60)	$(60)

See the accompanying notes to the financial statements.

F-56

Z SQUARED INC.

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

	2025	2024

Cash flows from operating activities:
Net loss	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
	–	–
Net cash used in operating activities	–	–

Cash flows from investing activities:
	–	–
Net cash used in investing activities	–	–

Cash flows from financing activities:
	–	–
Net cash provided by financing activities	–	–

Net increase in cash and cash equivalents	–	–
Cash and cash equivalents, beginning of the year	–	–
Cash and cash equivalents, end of the period	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

See the accompanying notes to the financial statements.

F-57

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Z Squared Inc. (the “Company”), formerly known as Preferred Asset Holdings, Inc., was incorporated in the State of Wyoming on December 21, 2022. The Company changed its name to Z Squared Inc. on April 3, 2025, and is headquartered in Miami, Florida.

In April 2024, the Company was acquired as a shelf corporation and is controlled by the current director and officer, who assumed control through board appointment and officer designation. As of December 31, 2024, the Company had not issued any shares of common stock, and therefore had no stockholders of record. The Company is a development-stage enterprise currently focused on establishing operations in the cryptocurrency mining industry. As of March 31, 2025, the Company had not commenced principal operations and had not generated any revenues. As of March 31, 2025, the Company had no subsidiaries.

On April 25, 2025, the Company entered into an Asset-for-Share Exchange Agreement (the “Exchange Agreement”) with BSG Series CM LLC (“Transferor”), a South Carolina limited liability company. Pursuant to the terms of the Exchange Agreement, Transferor agreed to contribute certain computer equipment consisting of cryptocurrency mining machines (the “Assets”) to the Company in exchange for 40,446,956 shares of the Company’s common stock (the “Shares”). The Shares will be issued pursuant to an exemption from registration under the Securities Act of 1933 and will be subject to customary restrictive legends and transfer limitations. The transfer of the Assets and the issuance of the Shares is contingent upon satisfaction of certain closing conditions, including the concurrent closing of the Merger Transaction (see below) and satisfaction of conditions set forth in the SEC litigation matter described below, and compliance with a court order issued in the matter Securities and Exchange Commission v. David Feingold, et al., Case No. 1:25-cv-20436-DPG (S.D. Fla.), dated April 21, 2025. That order imposes conditions requiring the approval of a court-appointed monitor prior to effecting such transfer. The Exchange Agreement includes the following resale restrictions on the Shares:

•	Lock-Up: No sales are permitted unless the 10-day volume-weighted average price (“VWAP”) of common stock exceeds $16.00 per share.
•	Leak-Out: Transferor may sell no more than 1/18th of its holdings per calendar month for 18 months following the Company becoming publicly traded, subject to:
o	Daily volume cap of 5% of the average daily trading volume over the prior 10 trading days;
o	Prohibition on short sales or below-ask trades;
o	Aggregation of sales across affiliated entities.
•	Suspension/Reinstatement: If the closing price exceeds $35.00 for two consecutive trading days, restrictions are suspended. If it subsequently falls below $35.00 for two consecutive days, restrictions are reinstated.

The assets to be delivered by Transferor are expected to consist of approximately 9,000 cryptocurrency mining machines with an estimated fair value of approximately $660 million. The $660 million estimated fair value was determined based on market quotations for comparable mining equipment and confirmed by internal valuation analysis. A third-party appraisal may be obtained in connection with the closing. The Company intends to account for the transaction in accordance with ASC 845-10, Nonmonetary Transactions, upon the transfer of control of the Assets. The transaction will be recorded at the fair value of the assets received or the equity issued, whichever is more clearly evident and reliably measurable. As of the date these unaudited financial statements were issued, no assets or consideration have been exchanged.

F-58

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION (continued)

Merger Agreement

On the same date as the Exchange Agreement, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coeptis Therapeutics Holdings, Inc. (“Coeptis”) and CP Merger Sub Inc., a wholly-owned subsidiary of Coeptis. Under the Merger Agreement, CP Merger Sub Inc. will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Coeptis. The closing of the merger is subject to customary conditions including shareholder approval, SEC effectiveness of a registration statement, delivery of the Assets under the Exchange Agreement, and satisfaction of the SEC order noted above.

Following the closing of the Merger, the Company will become the operating entity for the combined company’s cryptocurrency mining business, and Coeptis is expected to change its name accordingly. These unaudited financial statements do not reflect the effects of the proposed transactions, as the closing had not occurred as of March 31, 2025.

Basis of Presentation.

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of Five Months or less when purchased to be cash equivalents. As of March 31, 2025, the Company held no cash or cash equivalents.

F-59

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

Revenue Recognition. The Company has not recognized any revenues since its inception. The Company has adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which establishes principles for recognizing revenue from customer contracts. Under ASC 606, revenue is recognized when control of a promised good or service is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Although the Company has not commenced revenue-generating activities as of December 31, 2024, it is in the process of preparing to commence cryptocurrency mining operations. Upon commencement, the Company expects to generate revenue primarily through the validation of blockchain transactions and the subsequent receipt of cryptocurrency rewards. The Company’s future revenue recognition model will evaluate each blockchain protocol to determine whether revenue is earned through a contract with a customer under ASC 606 or through other guidance, such as ASC 610, depending on the nature of the consideration. To the extent that mining rewards are deemed to arise from arrangements that fall under ASC 606, the Company will apply the following five-step model:

1.	Identify the contract(s) with a customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations
5.	Recognize revenue when or as the entity satisfies a performance obligation

The Company will also assess whether it is acting as a principal or agent in its arrangements and whether variable consideration (e.g., mining rewards subject to network difficulty and block confirmation) is constrained. In periods when the Company receives digital assets, those assets will be measured at fair value on the date received and recognized as revenue if they meet the criteria under ASC 606.

As of March 31, 2025, the Company had not yet acquired or deployed any mining equipment and has not commenced any mining operations.

Cost of Revenues. Cost of revenues will include the direct costs associated with cryptocurrency mining operations, including electricity and power usage, depreciation of mining equipment, mining pool fees, and other costs directly attributable to the generation of cryptocurrency rewards.

F-60

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive income. The Company follows Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. For the Three months ended March 31, 2025 and 2024, the Company had no items of other comprehensive income. As such, comprehensive loss equals net loss for each period presented.

Earnings Per Share. The Company follows ASC 260 when reporting Earnings Per Share (“EPS”) resulting in the presentation of basic and diluted earnings per share. Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per common share is computed by dividing net income by the weighted average number of common shares outstanding, plus the effect of potentially dilutive securities, if any, using the treasury stock method. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

For the Three months ended March 31, 2025 and 2024, the Company had net losses and therefore would exclude the dilutive effect of securities in its diluted EPS calculation as their effect would be anti-dilutive.

The Company did not have any potentially dilutive securities outstanding as of March 31, 2025 and December 31, 2024, respectively. The Company does not have earnings per share as no shares of common stock were issued or outstanding during the periods presented.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of March 31, 2025 and December 31, 2024. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of comprehensive income. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

F-61

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2025 and 2024 (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Recent Accounting Pronouncements. In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other – Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The new guidance requires entities to measure certain crypto assets at fair value, with changes in fair value recognized in net income. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of this guidance and will apply it upon commencement of cryptocurrency mining operations.

Segment Reporting. The Company follows ASC 280, Segment Reporting, and uses the management approach to identify operating segments. The Company’s Chief Executive Officer is the chief operating decision maker. As of December 31, 2024, the Company operated in a single reportable segment focused on the development of cryptocurrency mining operations.

3. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has negative cash flows from operations, incurred a loss since inception resulting in an accumulated deficit of $120 as of March 31, 2025 and additional losses are expected as the Company develops its operations. These factors raise substantial doubts about the Company’s ability to continue as a going concern for a period of 12 months from the date these unaudited financial statements were issued.

As of March 31, 2025 and December 31, 2024, the Company had approximately $0 in cash and cash equivalents. The Company expects that its current cash and cash equivalents as of the date of this annual report, will not be sufficient to support its projected operating requirements for at least the next 12 months from this date.

The Company expects to need additional capital in order to generate revenues. Any additional equity financing, if available, may not be on favorable terms and would likely be significantly dilutive to the Company’s current stockholders, and debt financing, if available, may involve restrictive covenants. The Company’s ability to access capital when needed is not assured and, if not achieved on a timely basis, will likely have a materially adverse effect on its business, financial condition and results of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-62

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three months Ended March 31, 2025 and 2024 (unaudited)

4. INCOME TAXES

The primary components of the Company’s March 31, 2025, and March 31, 2024 deferred tax assets and related valuation allowance are as follows:

	2025	2024

Deferred tax assets:
Net operating loss carryforwards	$25	$13
Less: valuation allowance	(25)	(13)
Net deferred tax assets	$–	$–

The income tax provision consists of the following:

	2025	2024

Current:
Federal	$–	$–
State	–	–
Foreign	–	–
Total current	–	–
Deferred:
Federal	–	–
State	–	–
Foreign	–	–
Less: change in valuation allowance	–	–
Total deferred	–	–
Total income tax provision (benefit)	$–	$–

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2025	2024

Tax at federal statutory rate	0.0%	0.0%
Change in valuation allowance	0.0%	0.0%
Total income tax provision	0.0%	0.0%

F-63

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three months Ended March 31, 2025 and 2024 (unaudited)

4. INCOME TAXES (continued)

The Company recorded no income tax expense for the Three months ended March 31, 2025 and 2024, respectively. The Company recorded a full valuation allowance against its deferred tax assets as of March 31, 2025 and December 31, 2024 due to cumulative losses and the lack of objectively verifiable positive evidence.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of January 1, 2025, the Company had $- unrecognized tax benefits and $- charges during 2025, and accordingly, the Company did not recognize any interest or penalties during 2025 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of March 31, 2025.

The Company files U.S. income tax returns. With few exceptions, the U.S. and state income tax returns filed for the tax years ending on December 31, 2023 and thereafter are subject to examination by the relevant taxing authorities.

As of March 31, 2025, the Company had a net operating loss carryforward for federal income tax purposes of approximately $120. These carryforwards were generated in 2023 and later and, under current tax law, do not expire but are limited to offsetting a maximum of 80% of taxable income in future periods, subject to Section 382 and similar state limitations.

5. STOCKHOLDERS’ EQUITY

Common Stock. The Company has authorized capital of 1,000,000 shares of no-par common stock.

During 2025 and 2024, the Company issued no shares of common stock.

As of March 31, 2025 and December 31, 2024, the Company had no shares of common stock issued and outstanding, respectively.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company utilizes office space controlled by an affiliated entity. The arrangement is informal, and the Company does not pay rent or have a lease agreement in place. As such, no lease liability or right-of-use asset has been recorded, and no rent expense was recognized for the Three months ended March 31, 2025 and 2024.

As of March 31, 2025 and December 31, 2024, the Company had no lease commitments, contractual obligations, or material contingent liabilities.

F-64

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Three months Ended March 31, 2025 and 2024 (unaudited)

7. RELATED PARTY TRANSACTIONS

During the Three months ended March 31, 2025 and 2024, an affiliated entity did not advance any additional funds to the Company. As of March 31, 2025 and December 31, 2024, the Company had a payable balance of $120 due to the affiliated entity, related to the prior payment of state annual report filing fees. These advances are non-interest bearing, unsecured, and payable on demand.

In addition, certain minor administrative and operating expenses have been paid directly by affiliated entities on behalf of the Company. Since these amounts are immaterial, not reimbursable and no obligation has been incurred by the Company, they have been excluded from the accompanying unaudited financial statements.

As of March 31, 2025, the Company had two directors serving on its Board. Each of these directors entered into a board service and indemnification agreement providing customary governance protections. On June 4, 2025, the Company appointed a third director, pursuant to an executed Independent Director Agreement, increasing the total number of directors to three. No cash compensation or equity awards had been granted to any directors as of the reporting date.

8. SEGMENT REPORTING

The Company operates in a single reportable segment, which is focused on the development of cryptocurrency mining operations. As of March 31, 2025, the Company had not commenced principal operations, recognized revenue, or deployed any mining equipment.

9. SUBSEQUENT EVENTS

On May 30, 2025, the Company entered into a Limited Waiver and First Amendment to the Agreement and Plan of Merger, originally dated April 25, 2025, with Coeptis Therapeutics Holdings Inc. and CP Merger Sub Inc. This amendment modified certain regulatory requirements and deliverables, including extensions related to the filing timeline under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act). The amendment did not materially alter the consideration or structure of the merger transaction.

On June 5, 2025, the Company executed a Limited Waiver and Second Amendment to the Agreement and Plan of Merger with Coeptis Therapeutics Holdings Inc. and CP Merger Sub Inc., further updating HSR-related deliverables and clarifying specific closing conditions. As of the date the financial statements were issued, the merger had not yet closed, and the Company continues to work toward completion of the transaction.

On June 20, 2025, the Company executed a Limited Waiver and Third Amendment to the Agreement and Plan of Merger with Coeptis Therapeutics Holdings, Inc. and CP Merger Sub Inc., further updating the spin out of subsidiaries and the consideration delivered in connection therewith. As of the date the financial statements were issued, the merger had not yet closed, and the Company continues to work toward completion of the transaction.

F-65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Z Squared Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Z Squared Inc. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About its Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced negative cash flows from operations for the years ended December 31, 2024, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

May 15, 2025

F-66

Z SQUARED INC.

BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$–	$–
Total current assets	–	–
Total assets	$–	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Advance from affiliate	$120	$60
Total current liabilities	120	60
Total liabilities	120	60

Stockholders’ deficit:

Common stock, no par value, 1,000,000 shares authorized and no shares outstanding at December 31, 2024 and December 31, 2023, respectively	–	–
Additional paid-in capital	–	–
Accumulated deficit	(120)	(60)
Total stockholders’ deficit	(120)	(60)
Total liabilities and stockholders’ deficit	$–	$–

The accompanying notes are an integral part of these financial statements.

F-67

Z SQUARED INC.

STATEMENTS OF OPERATIONS

For the Years ended December 31, 2024 and 2023

	2024	2023

Revenues, net	$–	$–
Cost of revenues	–	–
Gross profit	–	–

Operating expenses:
Selling, general and administrative expenses	60	60
Total operating expenses	60	60
Operating loss	(60)	(60)

Net loss before income tax expense	(60)	(60)

Income tax expense	–	–

Net loss	$(60)	$(60)
Net loss per share:
Net loss per share – basic	$–	$–
Net loss per share – diluted	$–	$–
Weight average number of common shares outstanding – basic	–	–
Weight average number of common shares outstanding – diluted	–	–

The accompanying notes are an integral part of these financial statements.

F-68

Z SQUARED INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years ended December 31, 2024 and 2023

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, January 1, 2024	–	$–	$–	$(60)	$(60)
Net loss	–	–	–	(60)	(60)
Balances, December 31, 2024	–	$–	$–	$(120)	$(120)

Balances, January 1, 2023	–	$–	$–	$–	$–
Issuance of common stock	–	–	–	–	–
Net loss	–	–	–	(60)	(60)
Balances, December 31, 2023	–	$–	$–	$(60)	$(60)

The accompanying notes are an integral part of these financial statements.

F-69

Z SQUARED INC.

STATEMENTS OF CASH FLOWS

For the Years ended December 31, 2024 and 2023

	2024	2023

Cash flows from operating activities:
Net loss	$(60)	$(60)
Adjustments to reconcile net loss to net cash used in operating activities:
Advance from affiliate	60	60
Net cash used in operating activities	–	–

Cash flows from investing activities:
	–	–
Net cash used in investing activities	–	–

Cash flows from financing activities:
	–	–
Net cash provided by financing activities	–	–

Net increase in cash and cash equivalents	–	–
Cash and cash equivalents, beginning of the year	–	–
Cash and cash equivalents, end of the year	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-70

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Z Squared Inc. (the “Company”), formerly known as Preferred Asset Holdings, Inc., was incorporated in the State of Wyoming on December 21, 2022. The Company changed its name to Z Squared Inc. on April 3, 2025, and is headquartered in Miami, Florida.

In April 2024, the Company was acquired as a shelf corporation and is controlled by the current director and officer, who assumed control through board appointment and officer designation. As of December 31, 2024, the Company had not issued any shares of common stock, and therefore had no stockholders of record. The Company is a development-stage enterprise currently focused on establishing operations in the cryptocurrency mining industry. As of December 31, 2024, the Company had not commenced principal operations and had not generated any revenues. As of December 31, 2024, the Company had no subsidiaries.

Basis of Presentation.

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents. As of December 31, 2024, the Company held no cash or cash equivalents.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-71

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition. The Company has not recognized any revenues for the years ended December 31, 2024 and 2023. The Company has adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which establishes principles for recognizing revenue from customer contracts. Under ASC 606, revenue is recognized when control of a promised good or service is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Although the Company has not commenced revenue-generating activities as of December 31, 2024, it is in the process of preparing to commence cryptocurrency mining operations. Upon commencement, the Company expects to generate revenue primarily through the validation of blockchain transactions and the subsequent receipt of cryptocurrency rewards. The Company’s future revenue recognition model will evaluate each blockchain protocol to determine whether revenue is earned through a contract with a customer under ASC 606 or through other guidance, such as ASC 610, depending on the nature of the consideration. To the extent that mining rewards are deemed to arise from arrangements that fall under ASC 606, the Company will apply the following five-step model:

1.	Identify the contract(s) with a customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations
5.	Recognize revenue when or as the entity satisfies a performance obligation

The Company will also assess whether it is acting as a principal or agent in its arrangements and whether variable consideration (e.g., mining rewards subject to network difficulty and block confirmation) is constrained. In periods when the Company receives digital assets, those assets will be measured at fair value on the date received and recognized as revenue if they meet the criteria under ASC 606.

As of December 31, 2024, the Company had not yet acquired or deployed any mining equipment and has not commenced any mining operations.

Cost of Revenues. Cost of revenues will include the direct costs associated with cryptocurrency mining operations, including electricity and power usage, depreciation of mining equipment, mining pool fees, and other costs directly attributable to the generation of cryptocurrency rewards.

Comprehensive income. The Company follows Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. For the years ended December 31, 2024 and 2023, the Company had no items of other comprehensive income. As such, comprehensive loss equals net loss for each period presented.

F-72

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share. The Company follows ASC 260 when reporting Earnings Per Share (“EPS”) resulting in the presentation of basic and diluted earnings per share. Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per common share is computed by dividing net income by the weighted average number of common shares outstanding, plus the effect of potentially dilutive securities, if any, using the treasury stock method. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

For the year ended December 31, 2024 and 2023, the Company had net losses and therefore would exclude the dilutive effect of securities in its diluted EPS calculation as their effect would be anti-dilutive.

The Company did not have any potentially dilutive securities outstanding as of December 31, 2024 and 2023, respectively. The Company does not have earnings per share as no shares of common stock were issued or outstanding during the years ended December 31, 2024 and 2023.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2024 and 2023. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of comprehensive income. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

F-73

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Recent Accounting Pronouncements. In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other – Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The new guidance requires entities to measure certain crypto assets at fair value, with changes in fair value recognized in net income. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of this guidance and will apply it upon commencement of cryptocurrency mining operations.

Segment Reporting. The Company follows ASC 280, Segment Reporting, and uses the management approach to identify operating segments. The Company’s Chief Executive Officer is the chief operating decision maker. As of December 31, 2024, the Company operated in a single reportable segment focused on the development of cryptocurrency mining operations.

3. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has negative cash flows from operations, incurred a loss since inception resulting in an accumulated deficit of $120 as of December 31, 2024 and additional losses are expected as the Company develops its operations. These factors raise substantial doubts about the Company’s ability to continue as a going concern for a period of 12 months from the date of this annual report.

As of December 31, 2024 and 2023, the Company had approximately $0 in cash and cash equivalents. The Company expects that its current cash and cash equivalents as of the date of this annual report, will not be sufficient to support its projected operating requirements for at least the next 12 months from this date.

F-74

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

3. GOING CONCERN (continued)

The Company expects to need additional capital in order to generate revenues. Any additional equity financing, if available, may not be on favorable terms and would likely be significantly dilutive to the Company’s current stockholders, and debt financing, if available, may involve restrictive covenants. The Company’s ability to access capital when needed is not assured and, if not achieved on a timely basis, will likely have a materially adverse effect on its business, financial condition and results of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

	2024	2023

Deferred tax assets:
Net operating loss carryforwards	$25	$13
Less: valuation allowance	(25)	(13)
Net deferred tax assets	$–	$–

The income tax provision consists of the following:

	2024	2023

Current:
Federal	$–	$–
State	–	–
Foreign	–	–
Total current	–	–
Deferred:
Federal	(12)	(13)
State	–	–
Foreign	–	–
Less: change in valuation allowance	12	13
Total deferred	–	–
Total income tax provision (benefit)	$–	$–

F-75

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

4. INCOME TAXES (continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2024	2023

Tax at federal statutory rate	21.0%	21.0%
Change in valuation allowance	-21.0%	-21.0%
Total income tax provision	0.0%	0.0%

The Company recorded no income tax expense for the years ended December 31, 2024 and 2023, respectively. The Company recorded a full valuation allowance against its deferred tax assets in both 2024 and 2023 due to cumulative losses and the lack of objectively verifiable positive evidence.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of January 1, 2024, the Company had $- unrecognized tax benefits and $- charges during 2024, and accordingly, the Company did not recognize any interest or penalties during 2024 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2024.

The Company files U.S. income tax returns. With few exceptions, the U.S. and state income tax returns filed for the tax years ending on December 31, 2023 and thereafter are subject to examination by the relevant taxing authorities.

As of December 31, 2024, the Company had a net operating loss carryforward for federal income tax purposes of approximately $120. These carryforwards were generated in 2023 and later and, under current tax law, do not expire but are limited to offsetting a maximum of 80% of taxable income in future periods, subject to Section 382 and similar state limitations.

5. STOCKHOLDERS’ EQUITY

Common Stock. The Company has authorized capital of 1,000,000 shares of no-par common stock.

During 2024 and 2023, the Company issued 0 shares of common stock.

As of December 31, 2024 and 2023, the Company had no shares of common stock issued and outstanding, respectively.

F-76

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

6. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company utilizes office space controlled by an affiliated entity. The arrangement is informal, and the Company does not pay rent or have a lease agreement in place. As such, no lease liability or right-of-use asset has been recorded, and no rent expense was recognized for the years ended December 31, 2024 and 2023.

As of December 31, 2024 and 2023, the Company had no lease commitments, contractual obligations, or material contingent liabilities.

7. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2024 and 2023, an affiliated entity advanced funds of $60 and $60 to the Company for payment of the filing of its annual reports. As of December 31, 2024 and 2023, the Company owed $120 and $60 to the affiliated entity. The advance is non-interest bearing, unsecured, and due on demand.

8. SEGMENT REPORTING

The Company operates in a single reportable segment, which is focused on the development of cryptocurrency mining operations. As of December 31, 2024, the Company had not commenced principal operations, recognized revenue, or deployed any mining equipment.

F-77

Z SQUARED INC.

NOTES TO FINANCIAL STATEMENTS

For the Years ended December 31, 2024 and 2023

9. SUBSEQUENT EVENTS

Asset-for-Share Exchange Agreement

On April 25, 2025, the Company entered into an Asset-for-Share Exchange Agreement (the “Exchange Agreement”) with BSG Series CM LLC (“Transferor”), a South Carolina limited liability company. Pursuant to the terms of the Exchange Agreement, Transferor agreed to contribute certain computer equipment consisting of cryptocurrency mining machines (the “Assets”) to the Company in exchange for 40,446,956 shares of the Company’s common stock (the “Shares”). The Shares will be issued pursuant to an exemption from registration under the Securities Act of 1933 and will be subject to customary restrictive legends and transfer limitations. The transfer of the Assets and the issuance of the Shares is contingent upon satisfaction of certain closing conditions, including the concurrent closing of the Merger Transaction (see below) and satisfaction of conditions set forth in the SEC litigation matter described below, and compliance with a court order issued in the matter Securities and Exchange Commission v. David Feingold, et al., Case No. 1:25-cv-20436-DPG (S.D. Fla.), dated April 21, 2025. That order imposes conditions requiring the approval of a court-appointed monitor prior to effecting such transfer. The Exchange Agreement includes the following resale restrictions on the Shares:

•	Lock-Up: No sales are permitted unless the 10-day volume-weighted average price (“VWAP”) of common stock exceeds $16.00 per share.
•	Leak-Out: Transferor may sell no more than 1/18th of its holdings per calendar month for 18 months following the Company becoming publicly traded, subject to:
o	Daily volume cap of 5% of the average daily trading volume over the prior 10 trading days;
o	Prohibition on short sales or below-ask trades;
o	Aggregation of sales across affiliated entities.
•	Suspension/Reinstatement: If the closing price exceeds $35.00 for two consecutive trading days, restrictions are suspended. If it subsequently falls below $35.00 for two consecutive days, restrictions are reinstated.

The assets to be delivered by Transferor are expected to consist of approximately 9,000 cryptocurrency mining machines with an estimated fair value of approximately $660 million. The $660 million estimated fair value was determined based on market quotations for comparable mining equipment and confirmed by internal valuation analysis. A third-party appraisal may be obtained in connection with the closing. The Company intends to account for the transaction in accordance with ASC 845-10, Nonmonetary Transactions, upon the transfer of control of the Assets. The transaction will be recorded at the fair value of the assets received or the equity issued, whichever is more clearly evident and reliably measurable. As of the date these financial statements were issued, no assets or consideration have been exchanged.

Merger Agreement

On the same date as the Exchange Agreement, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coeptis Therapeutics Holdings, Inc. (“Coeptis”) and CP Merger Sub Inc., a wholly-owned subsidiary of Coeptis. Under the Merger Agreement, CP Merger Sub Inc. will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Coeptis. The closing of the merger is subject to customary conditions including shareholder approval, SEC effectiveness of a registration statement, delivery of the Assets under the Exchange Agreement, and satisfaction of the SEC order noted above.

Following the closing of the Merger, the Company will become the operating entity for the combined company’s cryptocurrency mining business, and Coeptis is expected to change its name accordingly.

F-78

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

COEPTIS THERAPEUTICS HOLDINGS INC.,

as the Purchaser,

CP MERGER SUB INC.,
as Merger Sub,

and

Z SQUARED INC.,
as the Company,

Dated as of April 25, 2025

[THIS DRAFT IS SUBJECT TO CHANGE BASED ON THE PROSPECTIVE PURCHASER’S DUE DILIGENCE INVESTIGATION. THERE ARE NO BINDING OFFERS OR AGREEMENTS UNLESS AND UNTIL A FULLY EXECUTED DEFINITIVE AGREEMENT AND PLAN OF MERGER IS DELIVERED BY THE PURCHASER]

A-1

Page

ARTICLE I MERGER		2
1.1	Merger	2
1.2	Effective Time	2
1.3	Effect of the Merger	2
1.4	Tax Treatment	2
1.5	Articles of Incorporation and Bylaws	2
1.6	Directors and Officers of the Surviving Corporation	2
1.7	Purchaser Certificate of Incorporation	3
1.8	Merger Consideration	3
1.9	Closing Calculations	3
1.10	Effect of Merger on Company Securities	3
1.11	Surrender of Company Common Stock and Disbursement of Merger Consideration	4
1.12	Effect of Transaction on Merger Sub Stock	5
1.13	Taking of Necessary Action; Further Action	5
1.14	Appraisal and Dissenter’s Rights	5
ARTICLE II CLOSING		6
2.1	Closing	6
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB,		6
3.1	Organization and Standing	6
3.2	Authorization; Binding Agreement	7
3.3	Governmental Approvals	7
3.4	Non-Contravention	8
3.5	Capitalization	8
3.6	SEC Filings and Purchaser Financials	9
3.7	Absence of Certain Changes	9
3.8	Compliance with Laws	9
3.9	Purchaser Permits	9
3.10	Litigation	9
3.11	Taxes and Returns	10
3.12	Employee Matters	11
3.13	Benefit Plans	13
3.14	Properties	14
3.15	Material Contracts	15
3.16	Environmental Matters	16
3.17	Sufficiency of Assets	17
3.18	Merger Sub Activities	17
3.19	Investment Company Act	17
3.20	Finders and Brokers	17
3.21	Ownership of Merger Consideration	17
3.22	Certain Business Practices	17
3.23	Insurance	18
3.24	Independent Investigation	18
3.25	Intellectual Property	19
3.26	Undisclosed Liabilities	21
3.27	No Other Representations	21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		21
4.1	Organization and Standing	21
4.2	Authorization; Binding Agreement	22
4.3	Capitalization	22
4.4	Subsidiaries; Equity Ownership	23
4.5	Governmental Approvals	23
4.6	Non-Contravention	23
4.7	Company Financials	23
4.8	Absence of Certain Changes	24
4.9	Compliance with Laws	24
4.10	Company Permits	24
4.11	Litigation	24
4.12	Material Contracts	24
4.13	Intellectual Property	26
4.14	Taxes and Returns	28
4.15	Real Property	29
4.16	Personal Property	29
4.17	Title to and Sufficiency of Assets	29
4.18	Employee Matters	30
4.19	Benefit Plans	31
4.20	Environmental Matters	32
4.21	Insurance	33
4.22	Certain Business Practices	33
4.23	Investment Company Act	34
4.24	Finders and Brokers	34
4.25	Independent Investigation	34
4.26	Information Supplied	34
4.27	Undisclosed Liabilities	34
4.28	No Other Representations	34
ARTICLE V COVENANTS		35
5.1	Access and Information	35
5.2	Conduct of Business of the Company	35
5.3	Conduct of Business of the Purchaser	36
5.4	Interim Financial Statements	38
5.5	Purchaser Public Filings	38
5.6	No Solicitation	38
5.7	No Trading	39
5.8	Notification of Certain Matters	40
5.9	Efforts	40
5.10	Tax Matters	41
5.11	Further Assurances	41
5.12	The Registration Statement	42
5.13	Company Stockholder Meeting	43
5.14	Public Announcements	43
5.15	Confidential Information	44
5.16	Post-Closing Board of Directors and Executive Officers	45
5.17	Indemnification of Directors and Officers; Tail Insurance	45
5.18	Listing	46
5.19	Spin Out	46

ARTICLE VI CLOSING CONDITIONS		47
6.1	Conditions to Each Party’s Obligations	47
6.2	Conditions to Obligations of the Company	48
6.3	Conditions to Obligations of the Purchaser	49
6.4	Frustration of Conditions	50
ARTICLE VII TERMINATION AND EXPENSES		50
7.1	Termination	50
7.2	Effect of Termination	52
7.3	Fees and Expenses; Termination Fees	52
ARTICLE VIII MISCELLANEOUS		52
8.1	Survival	52
8.2	Non-Recourse	53
8.3	Notices	53
8.4	Binding Effect; Assignment	53
8.5	Third Parties	54
8.6	Arbitration	54
8.7	Governing Law; Jurisdiction	54
8.8	WAIVER OF JURY TRIAL	55
8.9	Specific Performance	55
8.10	Severability	55
8.11	Amendment	55
8.12	Waiver	55
8.13	Entire Agreement	55
8.14	Interpretation	56
8.15	Counterparts	56
ARTICLE IX DEFINITIONS		56
9.1	Certain Definitions	56
9.2	Section References	65

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A-1	Form of Company Voting Agreement
Exhibit A-2	Form of Purchaser Voting Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 25, 2025 by and among (i) Coeptis Therapeutics Holdings Inc., a Delaware corporation (the “Purchaser”), (ii) CP Merger Sub Inc., a Wyoming corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and (iii) Z Squared Inc., a Wyoming corporation (the “Company”). The Purchaser, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A.The Company, directly and indirectly through its subsidiaries, is in the business of mining cryptocurrencies including (but not limited to) Dogecoin and various business activities related thereto;

B.The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C.The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, in exchange for the right of each Company Stockholder (as defined herein) to receive its Pro Rata Share (as defined herein) of the Merger Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Wyoming Statutes (as amended, the “W.S.”);

D. Prior to Closing, the Purchaser shall (i) contribute the NexGenAI Affiliates Platform (as defined herein) to the Technology Subsidiary (as defined herein) in accordance with Section 5.19 hereof and (ii) form the Spin Out SPV (as defined herein) for purposes of consummating the Spin Out in accordance with Section 5.19 hereof, pursuant to which the Purchaser will spin out the Spin Out Subsidiaries through the contribution of its equity ownership in the Spin Out Subsidiaries to the Spin Out SPV;

E.The respective boards of directors of the Company, the Purchaser and Merger Sub have (i) determined that the Merger in the manner contemplated herein is fair, advisable and in the best interests of their respective companies and stockholders, (ii) by resolutions duly adopted, approved this Agreement and the transactions contemplated hereby, including the Merger and the Spin Out, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

F.As a condition to the willingness of, and an inducement to each of Purchaser and the Company to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the Company Voting Agreement Signatories (as defined herein) is entering into a voting agreement, in favor of Company, in substantially the form of Exhibit A-1 attached hereto (the “Company Voting Agreements”), and each of the Purchaser Voting Agreement Signatories (as defined herein) is entering into a voting agreement, in favor of Purchaser, in substantially the form of Exhibit A-2 attached hereto (the “Purchaser Voting Agreements” and together with the Company Voting Agreements, collectively, the “Voting Agreements”) under which the Voting Agreement Signatories (as defined herein) will agree, with respect to a portion of the shares of Company Common Stock or Purchaser Common Stock, as applicable, held thereby, to approve the Merger and the other transactions contemplated by this Agreement;

G.The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

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H.Certain capitalized terms used herein are defined in ARTICLE IX hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the W.S., Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company at the Effective Time (defined below), following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. The Parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Wyoming the Articles of Merger in customary form and substance for the merger of Merger Sub with and into the Company (the “Articles of Merger”) in accordance with the relevant provisions of the W.S. The Merger shall become effective (the “Effective Time”) when the Articles of Merger have been filed with the Secretary of State of the State of Wyoming, or at such later time as shall be agreed upon by the Purchaser and the Company and specified in the Articles of Merger.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the W.S. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4 Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

1.5 Articles of Incorporation and Bylaws. Immediately prior to the Effective Time, the Articles of Incorporation and Bylaws of Merger Sub shall be amended and restated in their entirety to read identically to the Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, except that the name of Merger Sub in such Articles of Incorporation and Bylaws shall be “CP Merger Sub Inc.” (the “A&R Merger Sub Articles and Bylaws”). At the Effective Time, the Articles of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the A&R Merger Sub Articles and Bylaws, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation in such Articles of Incorporation and Bylaws shall be “Z Squared Inc.”, and such amended and restated Articles of Incorporation and Bylaws shall become the respective Articles of Incorporation and Bylaws of the Surviving Corporation.

1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.16, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

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1.7 Purchaser Certificate of Incorporation. Effective upon the Effective Time, the Purchaser shall amend and restate its Certificate of Incorporation in a form mutually agreed to by Purchaser and the Company (the “Final Purchaser Certificate of Incorporation”), which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to such name as mutually agreed to by the Purchaser and the Company and (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 5.16.

1.8 Merger Consideration. As consideration for the Merger, the Company Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock that represents at Closing the Applicable Percentage of Purchaser’s issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis (the “Merger Consideration”). For purposes hereof, (A) “Applicable Percentage” means (i) if the Company Asset Value (defined below) is equal to or greater than $750 million, such number of shares of common stock as will represent 90% of the post-Merger ownership of Purchaser on a Fully-Diluted Basis, and (ii) if the Company Asset Value is less than $750 million, such number of shares of common stock as will reflect the portion of the $750 million in Company Asset Value as of Closing (by way of example, if a 90% post-Merger ownership would be represented by 36 million shares of Purchaser Common Stock, then if the Company delivers $500 million in Company Asset Value at Closing, the Company Stockholders would receive from Purchaser, in the aggregate, two-thirds of said 36 million shares of Purchaser Common Stock, or 24 million shares (calculated as following: 36 million shares multiplied by a formula, the numerator of which is the $500 million Company Asset Value delivered and the denominator of which is the $750 million Company Asset Value required to obtain the full 90%)), and (B) “Company Asset Value” means the value of the mining computer assets set forth on Schedule 1.8 attached hereto (collectively, the “Mining Machines”) owned by Company as of the Closing as determined by a mutually agreeable third-party valuation expert, less the sum of (y) all Company Debt being assumed by the Purchaser post-Merger and (z) Company Transaction Expenses being assumed by Purchaser post-Merger. Each Company Stockholder shall receive for its Company Common Stock held a number of shares of Purchaser Common Stock equal to such Company Stockholder’s Pro Rata Share of aggregate number of shares of Purchaser Common Stock comprising the Merger Consideration. In addition, in the event that Purchaser has utilized for its own purposes the SEPA Carveout amount, an additional 500,000 shares of Purchaser Common Stock shall be added to the Merger Consideration.

1.9 Closing Calculations. Not later than six (6) Business Days prior to the Closing Date, Purchaser shall deliver to the Company a statement, certified by the Purchaser’s chief executive officer and chief financial officer, setting forth Purchaser’s calculation of issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis (the “Purchaser Share Calculation”). Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer and chief financial officer (the “Closing Statement”) setting forth (a) a good faith calculation of the Company Asset Value, as of the Reference Time, and (b) the Applicable Percentage, and a calculation of the total number of shares of Purchaser Common Stock to be issued at Closing as Merger Consideration, in reasonable detail for each component thereof. Promptly upon delivering the Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Closing Statement and the Company will in good faith make any appropriate adjustments to the Closing Statement as agreed between the Company and Purchaser prior to the Closing, which adjusted Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement. The Closing Statement and the determinations contained therein shall be based primarily on the independently determined Company Asset Value and otherwise in accordance with this Agreement.

1.10 Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub:

(a) Company Common Stock. Subject to clause (b) below, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled and cease to exist in exchange for the right to receive the Merger Consideration, with each Company Stockholder being entitled to receive its Pro Rata Share of the Merger Consideration, upon delivery of the Transmittal Documents in accordance with Section 1.11 (subject to clause (b) below). As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.14 below).

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(b) Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Common Stock that are owned by the Company as treasury shares or any Company Common Stock owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Common Stock shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist in accordance with Section 1.14 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.14.

(d) Company Warrants(e). The Company has no outstanding Company Warrants as of the date of this Agreement. In the event that any Company Warrants are issued by the Company at any time during the Interim Period, each such Company Warrant (whether vested or unvested), if not exercised prior to the Effective Time, shall be canceled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Common Stock.

(e) Other Company Convertible Securities. The Company has no outstanding Company Convertible Securities as of the date of this Agreement. In the event that any Company Convertible Securities are issued or given by the Company at any time during the Interim Period, each such Company Convertible Security, if not exercised or converted prior to the Effective Time, shall be canceled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Common Stock.

1.11 Surrender of Company Common Stock and Disbursement of Merger Consideration.

(a) Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of accepting each Letter of Transmittal. At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration. At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange (a “Letter of Transmittal”).

(b) Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Merger Consideration in respect of the Company Common Stock held by such Company Stockholder (excluding any Company Common Stock described in Sections 1.10(b) or 1.10(c)), reasonably promptly after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. The Company Common Stock held by such Company Stockholder shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to such Company Common Stock.

(c) If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the Company Common Stock is registered in the books and records of the Company immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Common Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) the recipient of such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is delivered or issued, shall have already executed and delivered such Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iii) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Common Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(d) After the Effective Time, there shall be no further registration of transfers of Company Common Stock. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Common Stock that have not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Common Stock shall have surrendered such Company Common Stock by providing the applicable Transmittal Documents. Subject to applicable Law, following surrender of any such Company Common Stock by delivery of the applicable Transmittal Documents, the Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(e) All securities issued upon the surrender of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.11(a) that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Common Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.11 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

1.12 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Common Stock or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.14 Appraisal and Dissenter’s Rights. No Company Stockholder who has validly exercised its appraisal rights pursuant to Title 17, Chapter 16, Article 13 of the W.S. (a “Dissenting Stockholder”) with respect to its Company Common Stock (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the W.S. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in the W.S. with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the W.S. The Company shall not, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Merger Consideration shall be reduced by the Pro Rata Share of any Dissenting Stockholders attributable to any Dissenting Shares and the Dissenting Stockholders shall have no rights to any portion of the Merger Consideration with respect to any Dissenting Shares.

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ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Meister Seelig & Fein, PLLC (“MSF”), counsel to the Purchaser, 125 Park Avenue, 7th Floor, New York, NY 10017, on a date and at a time to be agreed upon by the Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

For purposes of this ARTICLE III, references to “Purchaser” shall include Coeptis Therapeutics Holdings, Inc. and each of its Subsidiaries, to the extent applicable, as of the date hereof. Except (i) as set forth in the disclosure schedules delivered by the Purchaser and Merger Sub to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Purchaser Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this ARTICLE III to which the relevance of such disclosure is reasonably apparent on its face) and (ii) with respect to matters and assets related to the Spin Out Subsidiaries and their respective operations, the Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. Each of Purchaser and Merger Sub is, and upon incorporation in accordance with the terms of this Agreement, the Technology Subsidiary will be, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Purchaser and Merger Sub has, and as of the Closing the Technology Subsidiary will have, all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, with respect to Purchaser and Merger Sub, and as being conducted as of the Closing, with respect to the Technology Subsidiary. Each of the Purchaser and Merger Sub is, and as of the Closing the Technology Subsidiary will be, duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and each other jurisdiction where it does business or operates to the extent that the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 3.1 lists (i) all jurisdictions in which each of Purchaser and Merger Sub is qualified to conduct business and all names other than its legal name under which each of Purchaser and Merger Sub does business and (ii) as of the Closing, all jurisdictions in which the Technology Subsidiary is qualified to conduct business and all names other than its legal name under which the Technology Subsidiary does business. Each of the Purchaser and Merger Sub has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as amended to date and as currently in effect, and the Organizational Documents of the Technology Subsidiary, as in effect as of the Closing Date, will have been made available to the Company promptly following the incorporation of the Technology Subsidiary. Each of the Purchaser and Merger Sub is not, and as of the Closing, the Technology Subsidiary is not, in violation of any provision of its respective Organizational Documents in any material respect.

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3.2 Authorization; Binding Agreement. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party or otherwise bound, to perform the Purchaser’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is, or will be a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the boards of directors of the Purchaser and Merger Sub in accordance with the Purchaser’s and Merger Sub’s Organizational Documents and the Delaware General Corporations Law (“DGCL”) or the W.S., as applicable, any other applicable Law or any Contract to which the Purchaser or Merger Sub or any of their respective stockholders is a party to or by which the Purchaser or Merger Sub or their respective securities are bound, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the Purchaser’s and Merger Sub’s boards of directors, by resolutions adopted at a meeting duly called and held or by unanimous written consent, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Purchaser’s stockholders in accordance with the DGCL or the W.S., as applicable, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL or the W.S., as applicable, and the Purchaser’s and Merger Sub’s Organizational Documents, (iii) resolved to recommend that the Purchaser’s stockholders vote in favor of the approval of this Agreement, the Merger and the other Purchaser Stockholder Approval Matters in accordance with the DGCL and the Purchaser’s and Merger Sub’s Organizational Documents and (iv) directed that this Agreement and the other Purchaser Stockholder Approval Matters be submitted to the Purchaser’s stockholders for their approval and adoption (the “Purchaser Recommendation”). The Voting Agreements delivered by the Purchaser include holders of Purchaser Common Stock representing at least 500,000 shares of Purchaser Common Stock, and such Voting Agreements are in full force and effect. This Agreement has been, and each Ancillary Document to which each of the Purchaser and Merger Sub is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Purchaser and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Purchaser and Merger Sub, enforceable against the Purchaser and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser or Merger Sub of this Agreement or any Ancillary Document to which it is a party or the consummation by the Purchaser or Merger Sub of the transactions contemplated hereby or thereby, other than (a) pursuant to Antitrust Laws, including the HSR Act, (b) such filings as are expressly contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a material and adverse effect upon the Purchaser or the Merger Sub or their ability to perform their respective obligations under this Agreement or the Ancillary Documents or consummate the transactions contemplated hereby or thereby, in any case, in any material respect.

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3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser and Merger Sub of this Agreement and each Ancillary Document to which each is or is required to be a party or otherwise bound, and the consummation by the Purchaser and Merger Sub of the transactions contemplated hereby and thereby, and compliance by the Purchaser and Merger Sub with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s, Merger Sub’s or the Technology Subsidiary’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser, Merger Sub, the Technology Subsidiary or any of their respective properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser, Merger Sub or the Technology Subsidiary under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser, Merger Sub or the Technology Subsidiary under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, have or be reasonably be expected to have a material and adverse effect upon the Purchaser or the Merger Sub or their ability to perform their respective obligations under this Agreement or the Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

3.5 Capitalization.

(a) The authorized shares of the Purchaser consist of (i) 150,000,000 shares of common stock, par value $0.0001 per share (the “Purchaser Common Stock”) of which 3,414,939 are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share (“Purchaser Preferred Stock”), 10,000 of which have been classified as Class A Preferred Stock (the “Purchaser Class A Preferred Shares”) of which 3,800 of such Purchaser Class A Preferred Shares are issued and outstanding as of the date hereof, in each case, as set forth on Schedule 3.5(a). All outstanding Purchaser Common Stock is, and all Purchaser Common Stock when issued (and subject to the effectiveness of the Final Purchaser Certificate of Incorporation) will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Purchaser’s Organizational Documents or any Contract to which the Purchaser is a party or by which it or its securities are bound. None of the outstanding shares or other equity interests of the Purchaser were issued in violation of any applicable securities Laws. None of the Purchaser Stockholders has hypothecated, pledged or otherwise encumbered any Purchaser Common Stock or Purchaser Preferred Stock held by each such Purchaser Stockholder.

(b) Schedule 3(c).5(b) lists each of the Subsidiaries of the Purchaser as of the date hereof, which are owned of record and as set forth in Schedule 3.5(b). As of the date hereof, Purchaser does not own, directly or indirectly, any equity interests in any other Person other than as set forth in Schedule 3.5(b).

(c) Prior to giving effect to the transactions contemplated by this Agreement and after completion of the Spin Out, other than Merger Sub and the Technology Subsidiary, the Purchaser does not have any Subsidiaries or own any equity interests in any other Person(d).

(d) Except as set forth in Schedule 3(e).5(a) and Schedule 3.5(b), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the Purchaser, the Merger Sub or the Technology Subsidiary or (B) obligating Purchaser, the Merger Sub or the Technology Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser, Merger Sub or the Technology Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. There are no outstanding obligations of the Purchaser, the Merger Sub or the Technology Subsidiary to repurchase, redeem or otherwise acquire any shares of the Purchaser, the Merger Sub or the Technology Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(d), there are no stockholders agreements, voting trusts or other agreements or understandings to which Purchaser, Merger Sub or the Technology Subsidiary is a party with respect to the voting of any shares of the Purchaser, Merger Sub or the Technology Subsidiary. All of the Purchaser’s, Merger Sub’s and Technology Subsidiary’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws.

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3.6 SEC Filings and Purchaser Financials. The Purchaser, since November 1, 2022, has timely filed or furnished all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the fiscal year ended December 31, 2022, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter beginning with the quarter ended March 31, 2023, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since November 1, 2022 (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Purchaser SEC Reports”). Except for any changes (including any required revisions to or restatements of the Purchaser Financials (defined below)) in the financial statements and notes of the Purchaser contained or incorporated by reference in the Purchaser SEC Reports (the “Purchaser Financials”), the Purchaser SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated balance sheet included in the Purchaser’s most recent annual report on Form 10-K is referred to herein as the “Purchaser Balance Sheet.”

3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since date of the Purchaser Balance Sheet until the date hereof, each of the Purchaser, the Merger Sub and the Technology Subsidiary has (a) conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect.

3.8 Compliance with Laws. Each of the Purchaser, Merger Sub and the Technology Subsidiary is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, Merger Sub or the Technology Subsidiary, and none of the Purchaser, the Merger Sub or the Technology Subsidiary has received written notice alleging any violation of applicable Law in any material respect by the Purchaser, the Merger Sub or the Technology Subsidiary. None of the Purchaser, the Merger Sub or the Technology Subsidiary is, to its Knowledge, under investigation with respect to any violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and, except as set forth on Schedule 3.8, none of Purchaser, Merger Sub or the Technology Subsidiary has previously received any subpoenas from any Governmental Authority.

3.9 Purchaser Permits. Each of the Purchaser and the Technology Subsidiary (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Purchaser) holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Purchaser Permits”). The Purchaser has made available to the Company true, correct and complete copies of all material Purchaser Permits, all of which material Purchaser Permits are listed on Schedule 3.9. All of the Purchaser Permits are in full force and effect, and no suspension or cancellation of any of the Purchaser Permits is pending or, to the Purchaser’s Knowledge, threatened, and none of the Purchaser Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Neither the Purchaser nor the Technology Subsidiary is in violation in any material respect of the terms of any Purchaser Permit, and neither the Purchaser nor the Technology Subsidiary has received any written or, to the Knowledge of the Purchaser, oral notice of any Actions relating to the revocation or modification of any Purchaser Permit.

3.10 Litigation. There is no (a) Action of any nature currently pending or, to the Purchaser’s Knowledge, threatened (and no such Action has been brought or, to the Purchaser’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against the Purchaser or the Technology Subsidiary, their respective current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Purchaser or the Technology Subsidiary must be related to the Purchaser’s or the Technology Subsidiary’s respective business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 3.10, if finally determined adversely to the Purchaser or the Technology Subsidiary, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Purchaser or the Technology Subsidiary. In the past five (5) years, none of the current or former officers, senior management or directors of the Purchaser or the Technology Subsidiary have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

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3.11 Taxes and Returns.

(a) Each of the Purchaser and the Technology Subsidiary has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.11(a) sets forth each jurisdiction where each of the Purchaser and the Technology Subsidiary files or is required to file a Tax Return.

(b) There is no Action currently pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or the Technology Subsidiary by a Governmental Authority in a jurisdiction where the Purchaser or the Technology Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) Neither the Purchaser nor the Technology Subsidiary is being audited by any Tax authority nor has been notified in writing or, to the Knowledge of the Purchaser, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Purchaser or the Technology Subsidiary in respect of any Tax, and neither the Purchaser nor the Technology Subsidiary has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established).

(d) There are no Liens with respect to any Taxes upon the Purchaser’s or the Technology Subsidiary’s assets, other than Permitted Liens.

(e) Neither the Purchaser nor the Technology Subsidiary has (i) made, revoked, or amended any material Tax election, (ii) filed any amended Tax Returns or claim for refund or (iii) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(f) Each of the Purchaser and the Technology Subsidiary has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(g) Neither the Purchaser nor the Technology Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Purchaser or the Technology Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(h) Neither the Purchaser nor the Technology Subsidiary has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(i) Neither the Purchaser nor the Technology Subsidiary has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulations Section 1.6011-4.

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(j) Neither the Purchaser nor the Technology Subsidiary has any material Liability or potential Liability for the Taxes of another Person that are not adequately reflected in the Purchaser Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). Neither the Purchaser nor the Technology Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Purchaser or the Technology Subsidiary with respect to any period following the Closing Date.

(k) Neither the Purchaser nor the Technology Subsidiary has requested, nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(l) Neither the Purchaser nor the Technology Subsidiary: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Purchaser or the Technology Subsidiary is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has it ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Purchaser or the Technology Subsidiary is or was the common parent corporation.

(m) Neither the Purchaser nor the Technology Subsidiary is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.12 Employee Matters.

(a) Neither the Purchaser nor the Technology Subsidiary is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Purchaser or the Technology Subsidiary, and neither the Purchaser nor the Technology Subsidiary has Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Purchaser, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 3.12(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Purchaser, threatened between the Purchaser or the Technology Subsidiary and Persons employed by or providing services as independent contractors to the Purchaser or the Technology Subsidiary. No current officer or key employee of the Purchaser or the Technology Subsidiary has provided the Purchaser or the Technology Subsidiary written or, to the Knowledge of the Purchaser, oral notice of his or her plan to terminate his or her employment with the Purchaser or the Technology Subsidiary. No material employee layoff, facility closure or shutdown (whether voluntary or by Law or Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, salary or wages, or other workforce changes affecting Purchaser or Technology Subsidiary employees has occurred since inception, or is currently contemplated, planned or announced. Neither the Purchaser nor the Technology Subsidiary has ever implemented any plant closing or employee layoffs that would trigger notice obligations under the WARN Act.

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(b) Each of the Purchaser and the Technology Subsidiary (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Purchaser, oral notice that there is any pending Action involving unfair labor practices against the Purchaser or the Technology Subsidiary, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or the Technology Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 3.12(c) sets forth a complete and accurate list of all employees of the Purchaser, and the Purchaser will have provided the Company with a complete and accurate list as of a date no later than ten (10) Business Days prior to the Closing Date of all employees of the Technology Subsidiary, showing for each such employee of the Purchaser and the Technology Subsidiary (i) name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Purchaser or the Technology Subsidiary)), and (ii) any wages, salary, bonus, commission or other compensation due and owing to each such employee during or for the fiscal year ending December 31, 2024(d). Except as set forth on Schedule 3.12(c), (A) no employee is a party to a written employment Contract with the Purchaser or the Technology Subsidiary and each is employed “at will”, and (B) each of the Purchaser and the Technology Subsidiary has paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and neither the Purchaser nor the Technology Subsidiary has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Purchaser’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 3.12(c), each Purchaser and Technology Subsidiary employee has entered into the Purchaser’s or the Technology Subsidiary’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Purchaser or the Technology Subsidiary (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Company by the Purchaser.

(d) Schedule 3(e).12(d) contains a list of all independent contractors (including consultants) currently engaged by the Purchaser or the Technology Subsidiary, along with the position, the entity engaging such Person, date of retention and rate of remuneration for each such Person. Except as set forth on Schedule 3.12(d), all of such independent contractors are a party to a written Contract with the Purchaser or the Technology Subsidiary. Except as set forth on Schedule 3.12(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-solicitation and assignment of inventions and copyrights in such Person’s agreement with the Purchaser or the Technology Subsidiary, a copy of which has been provided to the Company by the Purchaser. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Purchaser or the Technology Subsidiary are bona fide independent contractors and not employees of the Purchaser or the Technology Subsidiary. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Purchaser or the Technology Subsidiary to pay a material amount in severance or a termination fee.

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3.13 Benefit Plans.

(a) Set forth on Schedule 3.13(a) is a true and complete list of each Benefit Plan of each of the Purchaser and the Technology Subsidiary (each, a “Purchaser Benefit Plan”). With respect to each Purchaser Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Purchaser Financials. Except as set forth on Schedule 3.13(a), neither the Purchaser nor the Technology Subsidiary is and has not in the past been a member of a “controlled group” for purposes of Sections 414(b), (c), (m) or (o) of the Code, nor does the Purchaser or the Technology Subsidiary have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b) Each Purchaser Benefit Plan in all material respects is and has been operated in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Purchaser Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) is funded through a trust exempt from taxation under Section 501(a) of the Code. To the Knowledge of the Purchaser, no fact exists which could adversely affect the qualified status of such Purchaser Benefit Plans or the exempt status of such trusts.

(c) With respect to each Purchaser Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Purchaser or the Technology Subsidiary, the Purchaser has provided to the Company accurate and complete copies, if applicable, of: (i) all Purchaser Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications between the Purchaser, the Technology Subsidiary or any Purchaser Benefit Plan and any Governmental Authority and relating to a Purchaser Benefit Plan within six (6) years preceding the date of this Agreement.

(d) With respect to each Purchaser Benefit Plan: (i) such Purchaser Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no employee, officer or director thereof that is a fiduciary (under ERISA) with respect to such Purchaser Benefit Plan has breached any of its fiduciary responsibilities, obligations or duties imposed on it by ERISA; (iii) no Action is pending, or to the Purchaser’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) nothing has occurred with respect to any Purchaser Benefit Plan that has subjected or could reasonably be expected to subject any material penalty under Section 502 of ERISA or Section 4975 of the Code; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Purchaser Financials.

(e) No Purchaser Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and neither the Purchaser nor the Technology Subsidiary has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. To the Purchaser’s Knowledge, no Purchaser Benefit Plan will become a multiple employer plan with respect to the Purchaser or the Technology Subsidiary immediately after the Closing Date. Neither the Purchaser nor the Technology Subsidiary currently maintains nor has it ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) There is no arrangement under any Purchaser Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Purchaser or the Technology Subsidiary and no arrangement exists pursuant to which the Purchaser or the Technology Subsidiary will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

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(g) With respect to each Purchaser Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Purchaser or the Technology Subsidiary beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each of the Purchaser and the Technology Subsidiary has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual. Neither the Purchaser nor the Technology Subsidiary has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Sections 502(i) or (l) of ERISA.

(i) Each Purchaser Benefit Plan that constitutes, in any part, a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A of the Code) is listed on Schedule 3.13(i) and has been, in all material respects, in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. There is no Contract or plan to which the Purchaser or the Technology Subsidiary is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

3.14 Properties.

(a) Real Property. Schedule 3.14(a) contains complete and accurate details regarding the premise leased by the Purchaser as of the Closing Date for the operation of the business of the Purchaser and the Technology Subsidiary, and of the current lease, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Purchaser Real Property Lease”), as well as the current annual rent and term under the Purchaser Real Property Lease. The Purchaser has provided to the Company a true and complete copy of the Purchaser Real Property Lease. The Purchaser Real Property Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. To the Knowledge of the Purchaser, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Purchaser or any other party under the Purchaser Real Property Lease, and the Purchaser has not received notice of any such condition. The Purchaser does not own or has it ever owned any real property or any interest in real property (other than the leasehold interests in the Purchaser Real Property Lease).

(b) Personal Property. Each item of Personal Property which is currently owned, used or leased by the Purchaser or the Technology Subsidiary related to the business of the Technology Subsidiary is set forth on Schedule 3.14(b), along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Purchaser Personal Property Leases”). Except as set forth in Schedule 3.14(b), all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) in all material respects, and are suitable for their intended use in the business of the Purchaser and the Technology Subsidiary. The operation of the Purchaser’s business through or related to the Technology Subsidiary as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Purchaser, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to the Purchaser. The Purchaser has provided to the Purchaser a true and complete copy of each of the Purchaser Personal Property Leases, and in the case of any oral Purchaser Personal Property Lease, a written summary of the material terms of such Purchaser Personal Property Lease. The Purchaser Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect in all material respects. To the Knowledge of the Purchaser, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Purchaser or any other party under any of the Purchaser Personal Property Leases, and the Purchaser has not received notice of any such condition.

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3.15 Material Contracts.

(a) Schedule 3.15(a) sets forth a true, correct and complete list of, and the Purchaser has made available to the Company (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Purchaser or the Technology Subsidiary is a party or by which the Purchaser, the Technology Subsidiary, or any of their respective properties or assets are bound or affected (each Contract required to be set forth on Schedule 3.15(a), a “Purchaser Material Contract”) that:

(i) contains covenants that limit the ability of the Purchaser or the Technology Subsidiary (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Purchaser or the Technology Subsidiary having an outstanding principal amount in excess of $200,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $200,000 or shares or other equity interests of the Purchaser or the Technology Subsidiary or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Purchaser or the Technology Subsidiary or their respective businesses or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Purchaser or the Technology Subsidiary under such Contract or Contracts of at least $100,000 per year or $400,000 in the aggregate;

(viii) obligates the Purchaser or the Technology Subsidiary to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture);

(ix) may not be canceled by the Purchaser or the Technology Subsidiary on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee;

(x) relates to the development, ownership, licensing or use of any material Intellectual Property by, to or from the Purchaser or the Technology Subsidiary, other than Off-the-Shelf Software; or

(xi) is otherwise material to the Purchaser or the Technology Subsidiary and outside of the ordinary course of business and not described in clauses (i) through (x) above.

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(b) Except as disclosed in Schedule 3(c).15(a), with respect to each Purchaser Material Contract: (i) such Purchaser Material Contract is valid and binding and enforceable in all material respects against the Purchaser or the Technology Subsidiary, as applicable, and, to the Knowledge of the Purchaser, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Purchaser Material Contract in any material respect; (iii) neither the Purchaser nor the Technology Subsidiary is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Purchaser or the Technology Subsidiary, or permit termination or acceleration by the other party thereto, under such Purchaser Material Contract; (iv) to the Knowledge of the Purchaser, no other party to such Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Purchaser or the Technology Subsidiary, under such Purchaser Material Contract; (v) neither the Purchaser nor the Technology Subsidiary has received written or, to the Knowledge of the Purchaser, oral notice of an intention by any party to any such Purchaser Material Contract that provides for a continuing obligation by any party thereto to terminate such Purchaser Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Purchaser or the Technology Subsidiary in any material respect; and (vi) neither the Purchaser nor the Technology Subsidiary has waived any material rights under any such Purchaser Material Contract.

3.16 Environmental Matters. Except as set forth in Schedule 3.16:

(a) Each of the Purchaser and the Technology Subsidiary is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (collectively, “Purchaser Environmental Permits”), no Action is pending or, to the Purchaser’s Knowledge, threatened to revoke, modify, or terminate any such Purchaser Environmental Permit, and, to the Purchaser’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Purchaser Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Purchaser Environmental Permits.

(b) Neither the Purchaser nor the Technology Subsidiary is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. Neither the Purchaser nor the Technology Subsidiary has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Purchaser’s Knowledge, threatened against the Purchaser or the Technology Subsidiary or any of their respective assets of alleging either or both that the Purchaser or the Technology Subsidiary may be in material violation of any Environmental Law or Purchaser Environmental Permit or may have any material Liability under any Environmental Law.

(d) Neither the Purchaser nor the Technology Subsidiary has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Purchaser or the Technology Subsidiary or any property currently or formerly owned, operated, or leased by the Purchaser or the Technology Subsidiary or any property to which the Purchaser or the Technology Subsidiary arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Purchaser or the Technology Subsidiary incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of the Purchaser or the Technology Subsidiary or, to the Purchaser’s Knowledge, previously owned, operated, or leased property of the Purchaser or the Technology Subsidiary pending or, to the Purchaser’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

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(f) To the Knowledge of the Purchaser, there is not located at any of the properties of the Purchaser or the Technology Subsidiary any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Purchaser has provided to the Company all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Purchaser and the Technology Subsidiary.

3.17 Sufficiency of Assets. Each of the Purchaser and the Technology Subsidiary has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, and (c) Liens set forth on Schedule 3.17. The assets (including Intellectual Property rights and contractual rights) of the Purchaser and the Technology Subsidiary constitute all of the material assets, rights and properties that are currently used in the operation of the businesses of the Purchaser and the Technology Subsidiary as they are now conducted or that are used or held by the Purchaser and the Technology Subsidiary for use in the operation of the businesses of the Purchaser and the Technology Subsidiary, and taken together, are adequate and sufficient for the operation of the businesses of the Purchaser and the Technology Subsidiary as currently conducted.

3.18 Merger Sub Activities. Merger Sub was formed for the sole purpose of engaging in the transactions contemplated by this Agreement. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.19 Investment Company Act. The Purchaser is not an “investment company”, a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.20 Finders and Brokers. Neither the Purchaser nor any of its Affiliates has incurred, nor will it incur, any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

3.21 Ownership of Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Merger Consideration in accordance with ARTICLE I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.22 Certain Business Practices.

(a) None of the Purchaser, the Technology Subsidiary or, to Purchaser’s knowledge, any of their respective Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

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(b) The operations of the Purchaser and the Technology Subsidiary are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions, the rules and regulations thereunder in all material respects and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser or the Technology Subsidiary with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of the Purchaser, the Technology Subsidiary or any of their respective directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser or the Technology Subsidiary is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and neither the Purchaser nor the Technology Subsidiary has, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.23 Insurance. Schedule 3.23 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser and the Technology Subsidiary relating to the Purchaser, the Technology Subsidiary or their respective businesses, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and each of the Purchaser and the Technology Subsidiary is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. Neither the Purchaser nor the Technology Subsidiary has any self-insurance or co-insurance programs. Since the Purchaser’s and the Technology Subsidiary’s formation, neither the Purchaser nor the Technology Subsidiary has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy. There have been no insurance claims made by the Purchaser or the Technology Subsidiary. Each of the Purchaser and the Technology Subsidiary has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Purchaser or the Technology Subsidiary. To the Knowledge of the Purchaser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. Neither the Purchaser nor the Technology Subsidiary has made any claim against an insurance policy as to which the insurer is denying coverage.

3.24 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to the Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement; and (b) neither the Company nor any of its Representatives has made any representation or warranty as to the Company, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to the Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

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3.25 Intellectual Property.

(a) Schedule 3.25(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned by the Purchaser or the Technology Subsidiary or otherwise used or held for use by the Purchaser or the Technology Subsidiary in which the Purchaser or the Technology Subsidiary is the owner, applicant or assignee (“Purchaser Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by the Purchaser or the Technology Subsidiary. Schedule 3.25(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Purchaser IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $50,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Purchaser IP Licenses” as that term is used herein), under which the Purchaser or the Technology Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property, and such Purchaser IP Licenses describe all such Intellectual Property licenses under such Purchaser IP Licenses. The Purchaser or the Technology Subsidiary owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by the Purchaser or the Technology Subsidiary, and previously used or licensed by the Purchaser or the Technology Subsidiary, except for the Intellectual Property that is the subject of the Purchaser IP Licenses. To the Knowledge of the Purchaser, no item of Purchaser Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Purchaser Registered IP, the Purchaser or the Technology Subsidiary has obtained valid assignments of inventions from each inventor and have been prepared without material defects in form or substance and are being prosecuted diligently in accordance with all duty of disclosure obligations. To the Knowledge of the Purchaser, all other Purchaser Registered IP and material unregistered Intellectual Property owned or purported to be owned by the Purchaser or the Technology Subsidiary is valid and enforceable. Except as set forth on Schedule 3.25(a)(iii), all Purchaser Registered IP is owned exclusively by the Purchaser or the Technology Subsidiary without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Purchaser Registered IP, and the Purchaser or the Technology Subsidiary has recorded assignments of all Purchaser Registered IP.

(b) The Purchaser or the Technology Subsidiary has a valid and enforceable license to use all Intellectual Property that is the subject of the Purchaser IP Licenses applicable to the Purchaser or the Technology Subsidiary. To the Knowledge of the Purchaser, the Purchaser IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the respective businesses of the Purchaser and the Technology Subsidiary as presently conducted. Each of the Purchaser and the Technology Subsidiary has performed all obligations imposed on it in the Purchaser IP Licenses, has made all payments required to date, and neither the Purchaser nor the Technology Subsidiary is, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Purchaser and the Technology Subsidiary of the Intellectual Property that is the subject of the Purchaser IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of the Purchaser or the Technology Subsidiary other than by any applicable terms regarding term and renewal of such licenses. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to the Purchaser or the Technology Subsidiary are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all current applications to register any Copyrights, Patents and Trademarks are pending and in good standing, and being diligently prosecuted, all without challenge of any kind other than office actions or similar administrative refusals in the ordinary course of seeking governmental recognition of such rights. Neither the Purchaser nor the Technology Subsidiary is party to any Contract that requires the Purchaser or the Technology Subsidiary to assign to any Person all of its rights in any Intellectual Property developed by the Purchaser or the Technology Subsidiary under such Contract.

(c) Schedule 3.25(c) sets forth all licenses, sublicenses and other agreements or permissions under which the Purchaser or the Technology Subsidiary is the licensor (each, a “Purchaser Outbound IP License”). Each of the Purchaser and the Technology Subsidiary has performed all obligations imposed on it in the Purchaser Outbound IP Licenses, and neither the Purchaser nor the Technology Subsidiary is, nor, to the Knowledge of the Purchaser, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

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(d) No Action is pending or, to the Purchaser’s Knowledge, threatened against the Purchaser or the Technology Subsidiary that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned by or licensed to the Purchaser or the Technology Subsidiary, nor, to the Knowledge of the Purchaser, is there any reasonable basis for any such Action. Neither the Purchaser nor the Technology Subsidiary has received any written or, to the Knowledge of the Purchaser, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of the Purchaser or the Technology Subsidiary, nor to the Knowledge of the Purchaser is there a reasonable basis therefor. There are no Orders to which the Purchaser is a party or its otherwise bound that (i) restrict the rights of the Purchaser or the Technology Subsidiary to use, transfer, license or enforce any Intellectual Property owned by the Purchaser or the Technology Subsidiary, (ii) restrict the conduct of the business of the Purchaser or the Technology Subsidiary in order to accommodate a third Person’s Intellectual Property, or (iii) other than any applicable Purchaser Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by the Purchaser or the Technology Subsidiary. Neither the Purchaser nor the Technology Subsidiary is currently or will be infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in connection with operating the business of the Purchaser or the Technology Subsidiary as presently conducted or contemplated to be conducted or in connection the ownership, use or license of any Intellectual Property owned or purported to be owned by the Purchaser or the Technology Subsidiary or, to the Knowledge of the Purchaser, otherwise in connection with the conduct of the business of the Purchaser or the Technology Subsidiary. To the Purchaser’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by the Purchaser or the Technology Subsidiary (“Purchaser IP”) in any material respect.

(e) Except as set forth on Schedule 3.25(e), all officers, directors, employees and independent contractors of the Purchaser and the Technology Subsidiary (and each of their respective Affiliates) are obligated to assign and have assigned to the Purchaser or the Technology Subsidiary all Intellectual Property arising from the services performed for the Purchaser or the Technology Subsidiary by such Persons and all such assignments of Purchaser Registered IP have been recorded. No current or former officers, employees or independent contractors of the Purchaser or the Technology Subsidiary have claimed any ownership interest in any Intellectual Property owned by the Purchaser or the Technology Subsidiary. To the Knowledge of the Purchaser, there has been no violation of the Purchaser’s or the Technology Subsidiary’s policies or practices related to protection of Purchaser IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by the Purchaser or the Technology Subsidiary. The Purchaser has made available to the Company true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to the Purchaser or the Technology Subsidiary. To the Purchaser’s Knowledge, none of the employees of the Purchaser or the Technology Subsidiary is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Purchaser or the Technology Subsidiary, or that would materially conflict with the business of the Purchaser or the Technology Subsidiary as presently conducted or contemplated to be conducted. Each of the Purchaser and the Technology Subsidiary has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Purchaser IP.

(f) To the Knowledge of the Purchaser, no Person has obtained unauthorized access to material third party information and data (including personally identifiable information) in the possession of the Purchaser or the Technology Subsidiary, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Purchaser, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by the Purchaser or the Technology Subsidiary. Each of the Purchaser and the Technology Subsidiary has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of each of the Purchaser and the Technology Subsidiary has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

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(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, material cancellation, material termination, material suspension of, or material acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by the Purchaser or the Technology Subsidiary, or (ii) any Purchaser IP License. Other than with respect to Purchaser IP that will be transferred to the Spin Out SPV in the Spin Out, immediately following the Closing, the Purchaser and the Technology Subsidiary shall be permitted to exercise all of the Purchaser’s or the Technology Subsidiary’s rights under such Contracts or Purchaser IP Licenses to the same extent that the Purchaser or the Technology Subsidiary would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Purchaser or the Technology Subsidiary would otherwise be required to pay in the absence of such transactions.

3.26 Undisclosed Liabilities. None of the Purchaser, Merger Sub or the Technology Subsidiary has any Liabilities of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate, or otherwise), except for (a) Liabilities reflected or reserved against in the Purchaser Balance Sheet, (b) current Liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Purchaser Balance Sheet that, individually or in the aggregate, are not material, or (c) Liabilities incurred in connection with the transactions contemplated by this Agreement.

3.27 No Other Representations. Except for the representations and warranties expressly made by the Purchaser in this ARTICLE III (as modified by the Purchaser Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither the Purchaser nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Purchaser or Merger Sub or their respective businesses, operations, assets or Liabilities, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and each of the Purchaser and Merger Sub hereby expressly disclaims any other representations or warranties, whether implied or made by the Purchaser, Merger Sub or any of their respective Representatives. Except for the representations and warranties expressly made by the Purchaser in this ARTICLE III (as modified by the Purchaser Disclosure Schedules) or in an Ancillary Document, the Purchaser hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Company or any of its Representatives by any Representative of the Purchaser or Merger Sub), including any representations or warranties regarding the probable success or profitability of the businesses of the Purchaser or Merger Sub.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Company Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this ARTICLE IV to which the relevance of such disclosure is reasonably apparent on its face), the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 4.1 lists all jurisdictions in which the Company is qualified to conduct business and all names other than its legal name under which the Company does business. The Company has provided the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. The Company is not in violation of any provision of its Organizational Documents in any material respect.

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4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is, or will be, a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the W.S., any other applicable Law or any Contract to which the Company or any of its stockholders is a party to or by which it or its securities are bound, and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On or prior to the date of this Agreement, the Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by unanimous written consent (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders in accordance with the W.S., (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the W.S. and the Company’s Organizational Documents, (iii) directed that this Agreement and the other matters required for the Required Company Stockholder Approval be submitted to the Company’s stockholders for adoption and approval and (iv) resolved to recommend that the Company stockholders adopt and approve this Agreement and the other matters required for the Required Company Stockholder Approval (the “Company Recommendation”). The Voting Agreements delivered by the Company include holders of Company Common Stock representing at least the Required Company Stockholder Approval, and such Voting Agreements are in full force and effect.

4.3 Capitalization.

(a) The Company is authorized to issue 1,000,000 shares of Company Common Stock, one of which shares is issued and outstanding. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Common Stock are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which shares are owned free and clear of any Liens other than those imposed under the Company Charter. All of the outstanding shares of Company Common Stock have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the W.S., any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury, and has no class of stock outstanding other than Company Common Stock. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws.

(b) There are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized stock option, restricted stock, equity appreciation, phantom equity or similar rights or plans with respect to the Company, nor are there any voting trusts, proxies, stockholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) The Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

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4.4 Subsidiaries; Equity Ownership. The Company does not have, and has never had, any Subsidiaries. The Company does not own, nor has it ever owned, any equity ownership interests in any other Person.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, including the HSR Act, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, or (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a material and adverse effect upon the Company or its abilities to perform their obligations under this Agreement or the Ancillary Documents or consummate the transactions contemplated hereby or thereby, in any case, in any material respect.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company of this Agreement and each Ancillary Document to which the Company is or is required to be a party or otherwise bound, and the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, have or reasonably be expected to have a material and adverse effect upon the Company or its abilities to perform their obligations under this Agreement or the Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

4.7 Company Financials.

(a) The Company has no material Liabilities of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate, or otherwise), except for Liabilities incurred in connection with the transactions contemplated by this Agreement. The Company will deliver to Purchaser, on or before May 15, 2025, audited consolidated financial statements (including any related notes thereto) representing the financial condition of Company as of December 31, 2024 and December 31, 2023 and the unaudited financial statements (including the notes thereto) representing the financial condition of Company as of May 5, 2025 (collectively, the “Company Financials”), including any available quarterly financial statements (including any related notes thereto), (i) which each will have been audited (for the audited Company Financials) and reviewed (for the unaudited Company Financials) by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) which will each fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Company has not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of SEC Regulation S-K). The balance sheet of Company as of December 31, 2024 is hereinafter referred to as the “Company Balance Sheet.”

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(b) Since January 1, 2023 (the “Lookback Date”), there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of Company, the board of directors of Company or any committee thereof. Since the Lookback Date, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Company, (ii) any fraud, whether or not material, that involves Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Company, or (iii) any claim or allegation regarding any of the foregoing.

(c) All financial projections with respect to the Company that were delivered by or on behalf of the Company to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since the date of the Company Balance Sheet until the date hereof, the Company has (a) conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. The Company is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company has not received written notice alleging any violation of applicable Law in any material respect by the Company. The Company is not to its Knowledge under investigation with respect to any violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and, except as set forth on Schedule 4.9, the Company has not previously received any subpoenas from any Governmental Authority.

4.10 Company Permits. The Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company) holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened, and none of the Company Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company is not in violation in any material respect of the terms of any Company Permit, and the Company has not received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation. There is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against the Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Company must be related to the Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to the Company, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. In the past five (5) years, none of the current or former officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Company is a party or by which the Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

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(i) contains covenants that limit the ability of the Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company having an outstanding principal amount in excess of $200,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $200,000 or shares or other equity interests of the Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company under such Contract or Contracts of at least $200,000 per year or $500,000 in the aggregate;

(viii) obligates the Company to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture);

(ix) relates to the development, ownership, licensing or use of any material Intellectual Property by, to or from the Company, other than Off-the-Shelf Software (as hereinafter defined); or

(x) is otherwise material to the Company and outside of the ordinary course of business and not described in clauses (i) through clauses (i) through (ix) above.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract in any material respect; (iii) the Company is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract; (v) the Company has not received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company in any material respect; and (vi) the Company has not waived any material rights under any such Company Material Contract.

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4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned by the Company or otherwise used or held for use by the Company in which the Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by the Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than Off-the-Shelf Software, which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which the Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and such Company IP Licenses describe all such Intellectual Property licenses under such Company IP Licenses. The Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by the Company, and previously used or licensed by the Company, except for the Intellectual Property that is the subject of the Company IP Licenses. To the Knowledge of the Company, no item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Company has obtained valid assignments of inventions from each inventor and have been prepared without material defects in form or substance and are being prosecuted diligently in accordance with all duty of disclosure obligations. To the Knowledge of the Company, all other Company Registered IP and material unregistered Intellectual Property owned or purported to be owned by the Company is valid and enforceable. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and the Company has recorded assignments of all Company Registered IP.

(b) The Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to the Company. To the Knowledge of the Company, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the business of the Company as presently conducted. The Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and the Company is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Company of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of the Company other than by any applicable terms regarding term and renewal of such licenses. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to the Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all current applications to register any Copyrights, Patents and Trademarks are pending and in good standing, and being diligently prosecuted, all without challenge of any kind other than office actions or similar administrative refusals in the ordinary course of seeking governmental recognition of such rights. The Company is not party to any Contract that requires the Company to assign to any Person all of its rights in any Intellectual Property developed by the Company under such Contract.

(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which the Company is the licensor (each, a “Company Outbound IP License”). The Company has performed all obligations imposed on it in the Company Outbound IP Licenses, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

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(d) No Action is pending or, to the Company’s Knowledge, threatened against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned by or licensed to the Company, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. The Company has not received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of the Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which the Company is a party or its otherwise bound that (i) restrict the rights of the Company to use, transfer, license or enforce any Intellectual Property owned by the Company, (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than any applicable Company Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by the Company. The Company is not currently or will be infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in connection with operating the business of the Company as presently conducted or contemplated to be conducted or in connection the ownership, use or license of any Intellectual Property owned or purported to be owned by the Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the businesses of the Company. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by the Company (“Company IP”) in any material respect.

(e) Except as set forth on Schedule 4.13(e), all officers, directors, employees and independent contractors of the Company (and each of their respective Affiliates) are obligated to assign and have assigned to the Company all Intellectual Property arising from the services performed for the Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of the Company have claimed any ownership interest in any Intellectual Property owned by the Company. To the Knowledge of the Company, there has been no violation of the Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by the Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to the Company. To the Company’s Knowledge, none of the employees of the Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Company, or that would materially conflict with the business of the Company as presently conducted or contemplated to be conducted. The Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to material third party information and data (including personally identifiable information) in the possession of the Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by the Company. The Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Company has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, material cancellation, material termination, material suspension of, or material acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by the Company, or (ii) any Company IP License. Immediately following the Closing, the Company shall be permitted to exercise all of the Company’s rights under such Contracts or Company IP Licenses to the same extent that the Company would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay in the absence of such transactions.

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4.14 Taxes and Returns.

(a) The Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) The Company is not being audited by any Tax authority nor has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon the Company’s assets, other than Permitted Liens.

(e) The Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) The Company does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) The Company has not made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) The Company has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulations Section 1.6011-4.

(i) The Company does not have any material Liability or potential Liability for the Taxes of another Person that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

(j) The Company has not requested, nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

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(k) The Company: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is not nor has it ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company for the operation of the business of the Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Real Property Leases, and the Company has not received notice of any such condition. The Company does not own or has it ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) in all material respects, and are suitable for their intended use in the business of the Company. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to the Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect in all material respects. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Personal Property Leases, and the Company has not received notice of any such condition.

4.17 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the date of the Company Balance Sheet included in the Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the material assets, rights and properties that are currently used in the operation of the business of the Company as it is now conducted or that are used or held by the Company for use in the operation of the business of the Company, and taken together, are adequate and sufficient for the operation of the business of the Company as currently conducted.

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4.18 Employee Matters.

(a) The Company is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between the Company and Persons employed by or providing services as independent contractors to the Company. No current officer or key employee of the Company has provided the Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with the Company. No material employee layoff, facility closure or shutdown (whether voluntary or by Law or Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, salary or wages, or other workforce changes affecting Company employees has occurred since inception, or is currently contemplated, planned or announced. The Company has never implemented any plant closing or employee layoffs that would trigger notice obligations under the WARN Act.

(b) The Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against the Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 4.18(c) sets forth a complete and accurate list of all employees of the Company, showing for each such employee (i) name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Company)), and (ii) any wages, salary, bonus, commission or other compensation due and owing to each such employee during or for the fiscal year ending December 31, 2024. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with the Company and each is employed “at will”, and (B) the Company have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and the Company has no obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by the Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with the Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-solicitation and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company are bona fide independent contractors and not employees of the Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company to pay a material amount in severance or a termination fee.

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4.19 Benefit Plans.

(a) Set forth on Schedule 4.19(a) is a true and complete list of each Benefit Plan of the Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. Except as set forth on Schedule 4.19(a), the Company is not and has not in the past been a member of a “controlled group” for purposes of Sections 414(b), (c), (m) or (o) of the Code, nor does the Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b) Each Company Benefit Plan in all material respects is and has been operated in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) is funded through a trust exempt from taxation under Section 501(a) of the Code. To the Knowledge of the Company, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Company, the Company has provided to the Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications between the Company or any Company Benefit Plan and any Governmental Authority and relating to a Company Benefit Plan within six (6) years preceding the date of this Agreement.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) neither the Company nor any employee, officer or director thereof that is a fiduciary (under ERISA) with respect to such Company Benefit Plan has breached any of its fiduciary responsibilities, obligations or duties imposed on it by ERISA; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) nothing has occurred with respect to any Company Benefit Plan that has subjected or could reasonably be expected to subject the Company to any material penalty under Section 502 of ERISA or Section 4975 of the Code; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e) No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. To the Company’s Knowledge, no Company Benefit Plan will become a multiple employer plan with respect to the Company immediately after the Closing Date. The Company currently does not maintain nor has it ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Company and no arrangement exists pursuant to which the Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

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(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. The Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual. The Company has not incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Sections 502(i) or (l) of ERISA.

(i) Each Company Benefit Plan that constitutes, in any part, a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A of the Code) is listed on Schedule 4.19(i) and has been, in all material respects, in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. There is no Contract or plan to which the Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Company Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Company Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Company Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Company Environmental Permits.

(b) The Company is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. The Company has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against the Company or any assets of the Company alleging either or both that the Company may be in material violation of any Environmental Law or Company Environmental Permit or may have any material Liability under any Environmental Law.

(d) The Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Company or any property currently or formerly owned, operated, or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

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(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company.

4.21 Insurance.

(a) Schedule 4.21(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company relating to the Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. The Company does not have any self-insurance or co-insurance programs. Since the Company’s formation, the Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 4.21(b) identifies each individual insurance claim in excess of $50,000 made by the Company since the Company’s formation. The Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. The Company has not made any claim against an insurance policy as to which the insurer is denying coverage.

4.22 Certain Business Practices.

(a) Neither the Company, nor any of its officers or directors, nor, to the Knowledge of the Company, any of their other Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Neither the Company, nor any of their respective officers or directors, nor, to the Knowledge of the Company, any of their other Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) The operations of the Company are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions, the rules and regulations thereunder in all material respects and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) None of the Company or any of its directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and the Company has not in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

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4.23 Investment Company Act. The Company is not an “investment company”, a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.24 Finders and Brokers. The Company has not incurred nor will it incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.25 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives has made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.26 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

4.27 Undisclosed Liabilities. The Company has no Liabilities of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate, or otherwise), except for (a) Liabilities reflected or reserved against in the Company Balance Sheet, (b) current Liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Company Balance Sheet that, individually or in the aggregate, are not material, or (c) Liabilities incurred in connection with the transactions contemplated by this Agreement.

4.28 No Other Representations. Except for the representations and warranties expressly made by the Company in this ARTICLE IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Company or its business, operations, assets or Liabilities, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. Except for the representations and warranties expressly made by the Company in this ARTICLE IV (as modified by the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Purchaser, Merger Sub or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Purchaser, Merger Sub or any of their respective Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the businesses of the Company.

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ARTICLE V
COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, as the Purchaser or its Representatives may reasonably request regarding the Company and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company.

(b) During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

5.2 Conduct of Business of the Company. Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, as required by applicable Law or as set forth on Schedule 5.2, the Company shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company and its businesses, assets and employees in all material respects, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. During the Interim Period (except with the written consent of the Purchaser), the Company shall not amend its Organizational Documents in a manner that would adversely affect the Purchaser or the holders of Purchaser Common Stock relative to the other holders of Company Common Stock.

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5.3 Conduct of Business of the Purchaser and the Technology Subsidiary. Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as required by applicable Law or as set forth on Schedule 5.3, the Purchaser shall, and shall cause the Technology Subsidiary to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and the Technology Subsidiary and their respective businesses, assets and employees in all material respects, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. During the Interim Period (except with the written consent of the Company), the Purchaser shall not (y) provide its consent to permit any Purchaser Stockholder to hypothecate, pledge or otherwise encumber any Purchaser Common Stock or Purchaser Preferred Stock or (z) exercise its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement if such issuance or sale would result in the Purchaser receiving aggregate proceeds in excess of $3,000,000 (such $3,000,000 amount, the “SEPA Carveout”). In the event the Purchaser exercises its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement during the Interim Period with the Company’s consent and such issuance or sale results in the Purchaser receiving aggregate proceeds in excess of the SEPA Carveout, the excess of such proceeds over the SEPA Carveout shall be solely for the benefit of the Surviving Corporation. During the Interim Period (except with the written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, or as expressly contemplated by this Agreement or the Ancillary Documents or as required by applicable Law, or as set forth on Schedule 5.3), the Purchaser shall not, and shall not permit the Technology Subsidiary to:

(a) amend or propose to amend its Organizational Documents;

(b) (i) split, combine, or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or other equity or voting interests, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any shares of capital stock or any other securities of the Purchaser or the Technology Subsidiary or any options, warrants, calls, or rights to acquire any such shares or other securities, (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of any shares of its capital stock, or (iv) take any action that would result in any change of any economic term (including any conversion price thereof) of any debt security of the Purchaser or the Technology Subsidiary;

(c) issue, sell, pledge, dispose of, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Purchaser Common Stock or the value of the Purchaser or any part thereof (other than the issuance of shares of Purchaser Common Stock upon the exercise of any Purchaser Equity Award outstanding as of the date of this Agreement in accordance with its terms);

(d) except as required by any Purchaser Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Purchaser or the Technology Subsidiary to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Purchaser’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Purchaser Employee Plan or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Purchaser Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Purchaser Employee Plan, other than contributions required by Law, the terms of such Purchaser Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any Person or a division thereof;

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(f) make any loans, advances, or capital contributions to, or investments in, any other Person;

(g) sell, grant a license in, or otherwise subject to any Lien (other than a Permitted Lien) or otherwise dispose of any of its material properties or assets, other than the sale of inventory and the granting of nonexclusive licenses in the ordinary course of business consistent with past practice;

(h) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(i) repurchase, prepay, or incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person or issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Purchaser or the Technology Subsidiary, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain the financial condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

(j) enter into or amend or modify in any material respect, waive or assign any material right under, or consent to the termination of (other than at its stated expiry date), any Purchaser Material Contract or any other Contract that, if in effect as of the date hereof would constitute a Purchaser Material Contract;

(k) except in the ordinary course of business consistent with past practice, enter into, amend, or terminate any lease or sublease of real property (including the Purchaser Real Property Lease) or fail to exercise any right to renew the Purchaser Real Property Lease;

(l) make any capital expenditure in excess of $50,000;

(m) institute, settle, or compromise any material Action, other than (i) any Action brought against the Company arising out of a breach or alleged breach of this Agreement by the Company, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Purchaser Balance Sheet; provided, that neither the Purchaser nor the Technology Subsidiary shall settle or agree to settle any Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Purchaser’s or the Technology Subsidiary’s business;

(n) except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets, or make any changes in financial or Tax accounting methods, principles, or practices;

(o) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Purchaser Balance Sheet (or most recent consolidated balance sheet included in the Purchaser SEC Reports), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Purchaser or the Technology Subsidiary;

(p) except in connection with actions permitted by Section 5.6 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Purchaser or the Technology Subsidiary by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Purchaser or the Technology Subsidiary with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for the Company or any of its Affiliates, or the transactions contemplated by this Agreement;

(q) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Purchaser IP, or grant any right or license to any Purchaser IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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(r) enter into any new line of business outside of the existing line of business of the Purchaser and the Technology Subsidiary;

(s) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Purchaser or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(u) adopt or implement any stockholder rights plan or similar arrangement;

(v) take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in (i) any representation and warranty of the Purchaser or Merger Sub set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect; or

(w) agree or commit to do any of the foregoing.

5.4 Interim Financial Statements. During the Interim Period, within fifteen (15) calendar days following the end of each calendar month, and within thirty (30) calendar days following the end of each three-month calendar quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Company for the period from the date of the Company Balance Sheet through the end of such monthly or quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

5.5 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Purchaser Common Stock on Nasdaq.

5.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) of the same structure and outcome for Purchaser as is contemplated by this Agreement.

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(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) During the Interim Period, the board of directors of the Purchaser, or any committee thereof, shall not: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Purchaser Recommendation; (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Transaction with respect to the Purchaser; (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Purchaser to execute or enter into, any agreement related to an Alternative Transaction; (iv) enter into any agreement, letter of intent, or agreement in principle requiring Purchaser to abandon, terminate or fail to consummate the transactions contemplated hereby; (v) fail to re-affirm the Purchaser Recommendation at the written request of the Company within five (5) Business Days of such request; (vi) fail to include the Purchaser Recommendation in the Registration Statement and Proxy Statement; or (vii) resolve or agree in writing to do any of the foregoing (a “Purchaser Recommendation Change”). Nothing contained in this Agreement shall prohibit the Purchaser or the board of directors of the Purchaser or any committee thereof from directing any Person (or the Representative of that Person) who makes an Acquisition Proposal to the provisions of this Section 5.6.

(d) During the Interim Period, the board of directors of the Company, or any committee thereof, shall not: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation; (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Transaction with respect to the Company; (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company to execute or enter into, any agreement related to an Alternative Transaction; (iv) enter into any agreement, letter of intent, or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby; (v) fail to re-affirm the Company Recommendation at the written request of the Purchaser within five (5) Business Days of such request; (vi) fail to include the Company Recommendation in any solicitation materials that it prepares or sends to Company Security Holders; or (vii) resolve or agree in writing to do any of the foregoing (a “Company Recommendation Change”)

5.7 No Trading. Each of the Company and the Purchaser acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company and the Purchaser hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the other (other than to engage in the Merger in accordance with ARTICLE I), communicate such information to any third party, take any other action with respect to the other Party in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

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5.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in ARTICLE VI not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.9(a), each of Company and Purchaser shall promptly after the date of this Agreement prepare, and in no event later than twenty five (25) Business Days after the date of this Agreement, file or caused to be filed any required HSR Act filing in respect of the transactions contemplated by this Agreement with the United States Federal Trade Commission and Antitrust Division of the United States Department of Justice (the “HSR Filing”). Each of Company and the Purchaser shall use reasonable best efforts to promptly and substantially comply with all requests of any Governmental Authority for additional information and documents; provided that no Party shall have any obligation to proceed or comply with any request (including any second request) made pursuant to 15 U.S.C. § 18a(e)(1)(A). The Company and Purchaser shall request early termination of the applicable waiting period under the HSR Act. If Purchaser reasonably determines that a withdrawal and re-filing of Company’s Notification and Report Form (a “Pull and Refile”) will enable the Parties to expedite the Closing, Purchaser may conduct a Pull and Refile in compliance with FTC Rule 16 C.F.R. 803.12 and any other applicable Law as promptly as practicable.

(c) Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, including the HSR Act, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(d) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(e) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10 Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.11 Further Assurances; Guarantee.

(a) The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

(b) Company shall deliver to Purchaser not later than five (5) Business Days following the date hereof, a limited guaranty from a party reasonably acceptable to Purchaser guaranteeing payment of the Company Termination Fee and any costs and expenses (including reasonable attorney’s fees) incurred in connection with the collection thereof.

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5.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall prepare with the assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of the Purchaser’s stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger and the Spin Out, by the holders of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq; (ii) the approval of the Final Purchaser Certificate of Incorporation; (iii) the adoption and approval of a new equity incentive plan in a form mutually agreed to by Purchaser and the Company (the “Incentive Plan”), which will provide for awards for a number of shares of Purchaser Common Stock equal to not more than fifteen percent (15%) of the number of shares of Purchaser Common Stock issued and outstanding from time to time; (iv) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.16 hereof; (v) such other matters as the Company and the Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger, the Spin Out and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”); and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of the Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, the Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, the Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, the Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Company and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) The Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement and the Purchaser Special Meeting. Each of the Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, the Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Purchaser’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

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(c) The Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that the Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement and the Purchaser Special Meeting promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, the Purchaser shall distribute the Registration Statement to the Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than sixty (60) days following the effectiveness of the Registration Statement.

(e) The Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting.

5.13 Company Stockholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”) or seek approval by an action by written consent, and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

5.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, each of the Purchaser and the Company shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Purchaser and the Company reviewing, commenting upon and approving each other’s Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

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5.15 Confidential Information.

(a) The Company hereby agrees that, during the Interim Period and, in the event that this Agreement is terminated in accordance with ARTICLE VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with ARTICLE VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with ARTICLE VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with ARTICLE VII, for a period of two (2) years after such termination (and continuing with respect to Company Confidential Information that is a Trade Secret so long as such Trade Secret is protectable under applicable Law), becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

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5.16 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that as of the Effective Time (and giving effect to the effectiveness of the Final Purchaser Certificate of Incorporation), the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will initially consist of five (5) individuals, a majority of whom shall qualify as an independent director under the Securities Act and the listing standards of Nasdaq, in each case subject to each individual’s ability and willingness to serve and who shall serve until such individual’s successor is duly elected or appointed and qualified in accordance with applicable Law. Such designees shall be identified promptly following the date hereof and, in any event, in advance of and for inclusion in the Proxy Statement. In the event any designee becomes unable or unwilling to serve prior to the Effective Time on the Post-Closing Purchaser Board in the role identified, a replacement for such designee shall be determined prior to the Effective Time in accordance with the principles set forth in this Section 5.16. Promptly following the date hereof, and in any event prior to the filing of the Proxy Statement, the Purchaser and the Company shall work in good faith to equitably allocate designees among the three (3) classes of directors, provided that the Purchaser Designees shall serve in the class of directors with the latest initial re-election date. The Purchaser will enter into customary indemnification agreements with such designees, including the Purchaser Designees, in form and substance reasonably acceptable to them.

(b) The Parties shall take all action necessary, including causing the executive officers of the Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of the Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.17 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.17 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Purchaser D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the Purchaser D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the Purchaser D&O Tail Insurance.

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5.18 Listing.

(a) During the Interim Period, the Purchaser shall use its reasonable best efforts to ensure that the Purchaser remains listed as a public company on, and for Purchaser Common Stock listed on, Nasdaq.

(b) Each of the Purchaser and the Company shall use commercially reasonable efforts to cause the Purchaser Common Stock to be issued in connection with the transactions to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

5.19 Spin Out.

(a) Prior to the Closing, and prior to undertaking the actions contemplated in Section 5.19(b) and Section 5.19(c) below, Purchaser shall undertake all required activities to restructure its organization into two subsidiary groupings, the Technology Subsidiary and the Spin Out Subsidiaries. It is agreed and understood by Purchaser and the Company that intended effect of this restructuring is to ensure that at Closing the Spin Out Subsidiaries are prepared to be spun out in connection with the Spin Out and that the Technology Subsidiary is prepared to remain in place as a Subsidiary of Purchaser and comprise part of Purchaser’s business operations post-Closing. In the event that one or more newly formed subsidiaries are created in connection with the restructuring, Purchaser will coordinate with the Company regarding any new subsidiaries that will be treated as a Technology Subsidiary or as a Spin Out Subsidiary.

(b) Prior to the Closing, Purchaser shall (a) enter into a Contribution Agreement (the “Spin Out SPV Contribution Agreement”) in a form mutually agreed to by Purchaser and the Company, providing for the contribution of substantially all its assets and liabilities, including the Spin Out Subsidiaries, a Delaware corporation and a wholly owned subsidiary of Purchaser, which shall be formed by Purchaser (“Spin Out SPV”) in exchange for all the outstanding shares of common stock of Spin Out SPV (the “Spin Out Contribution”); (b) consummate the Spin Out Contribution; and (c) declare a pro rata dividend of all the outstanding shares of common stock of Spin Out SPV to the Purchaser Shareholders existing on the date (the “Record Date”) that is the record date for determining eligibility to vote at the Purchaser Shareholders’ Meeting (the “Spin Out SPV Dividend,” and, together with the Spin Out Contribution, the “Spin Out”). Purchaser and Spin Out SPV shall cause the Spin Out to comply with all applicable Legal Requirements. Immediately prior to but conditioned upon the Closing, Purchaser shall issue the Spin Out SPV Dividend to the record holders of Purchaser Common Stock as of the Record Date. Purchaser shall not amend, modify or waive any provisions of the Spin Out SPV Contribution Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Prior to the Closing, Purchaser shall (x) use its reasonable best efforts to seek and obtain written agreements in form and substance reasonably acceptable to Company from all parties to Contracts that are transferred and assigned in connection with the Spin Out releasing Purchaser from any and all liabilities and obligations under such Contracts, and (y) deliver to Company a schedule, which schedule shall be reasonably acceptable to Company, setting forth the list of Contracts and other assets and all related liabilities and obligations to be transferred as part of the Spin Out.

(c) Prior to the Closing, Purchaser shall (a) enter into a Contribution Agreement (the “Technology Subsidiary Contribution Agreement”) in a form mutually agreed to by Purchaser and the Company providing for the contribution of substantially all of the Purchaser’s technology assets set forth on Schedule 5.19(c) attached hereto (the “NexGenAI Affiliates Platform”) to Coeptis Technologies, Inc., a Florida corporation or a wholly owned subsidiary of Purchaser to be formed prior to Closing (the “Technology Subsidiary”), in exchange for all the outstanding shares of common stock of the Technology Subsidiary (the “Technology Subsidiary Contribution”) and (b) consummate the Technology Subsidiary Contribution.

5.20 Mining Machines. The Company shall ensure that the Mining Machines are fully operational within thirty (30) days following the Closing Date. If any Mining Machines are not working for any reason within such thirty (30) day period, Company shall, at its cost and expense, promptly restore or replace any non-operational Mining Machines with comparable operational equipment of equivalent functionality and performance within sixty (60) days.

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ARTICLE VI
CLOSING CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b) Required Company Stockholder Approval. The Company Special Meeting or action by written consent, as applicable, shall have been held in accordance with the W.S. and the Company’s Organizational Documents, and at such meeting or written consent, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

(c) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under the HSR Act shall have expired or been terminated, and any similar waiting period applicable under any other applicable Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 6.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Nasdaq. The Purchaser Common Stock to be issued in connection with the transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(h) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.16.

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

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6.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 6.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser and Merger Sub set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser and Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser shall have performed, in all material respects, all of the Purchaser’s obligations and complied, in all material respects, with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Final Purchaser Certificate of Incorporation. At or prior to the Closing, the Final Purchaser Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL.

(e) Technology Subsidiary Contribution. (i) if the Technology Subsidiary is a wholly owned subsidiary of Purchaser to be formed prior to Closing, the Technology Subsidiary shall have been formed by Purchaser; (ii) the Technology Subsidiary Contribution Agreement shall be in full force and effect; and (iii) the Technology Subsidiary Contribution shall have been consummated.

(f) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser and an officer of Merger Sub in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c).

(ii) Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer and an officer of Merger Sub certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents and Merger Sub’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Purchaser’s and Merger Sub’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser and Merger Sub is or is required to be a party or otherwise bound.

(iii) Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser, the Merger Sub and the Technology Subsidiary certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s, Merger Sub’s and the Technology Subsidiary’s jurisdiction of organization and from each other jurisdiction in which the Purchaser, Merger Sub and the Technology Subsidiary is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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6.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 6.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Ancillary Documents. Each Ancillary Document shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e) Company Asset Value; Mining Machines. The Company shall have delivered to Purchaser at Closing: (i) a Company Asset Value of not less than $660,300,000, less the sum of (y) all Company Debt being assumed by the Purchaser post-Merger and (z) Company Transaction Expenses being assumed by Purchaser post-Merger; and (ii) not less than 9,000 Mining Machines;

(f) Listing. The Purchaser Common Stock to be issued in connection with the transactions shall be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

(g) Spin Out. (i) the Spin Out SPV Contribution Agreement shall be in full force and effect; (ii) the Contribution shall have been consummated; (iii) Purchaser shall have declared the Spin Out SPV Dividend; and (iv) following the consummation of the Spin Out, Purchaser shall not be liable for any obligations or Liabilities of Purchaser attributable to the Spin Out Subsidiaries.

(h) Compliance with SEC Monitoring Order. The transactions contemplated by this Agreement shall be in compliance in all material respects with the Broadstreet Order and no provision of this Agreement shall conflict with or violate any of the terms of the Broadstreet Order or the related legal proceedings.

(i) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c).

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(ii) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for the Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Company’s jurisdiction of organization and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Wyoming as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) Employment Agreements. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, from each of the persons set forth Schedule 6.3(i)(v) hereto, duly executed by the parties thereto.

(vi) Transmittal Documents. The Exchange Agent shall have received from each Company Stockholder the Transmittal Documents, each in form reasonably acceptable for transfer on the books of the Company.

(vii) Resignations. The Purchaser shall have received written resignations effective as of the Closing, of each of the directors and officers of the Company as requested by the Purchaser prior to the Closing.

6.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this ARTICLE VI to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VII
TERMINATION AND EXPENSES

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

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(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in ARTICLE VI have not been satisfied or waived by the three (3) month anniversary of the date of this Agreement (the “Outside Date”) (provided, that if the SEC has not declared the Registration Statement effective on or prior to the three (3) month anniversary of the date of this Agreement, the Outside Date shall be automatically extended by three (3) months); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to the Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Company following the date of this Agreement which is uncured and continuing;

(g) by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained;

(h) by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Stockholders have duly voted, and the Required Company Stockholder Approval was not obtained;

(i) by Company (at any time prior to the approval of the Merger and the issuance of Purchaser Common Stock in the Merger by the Purchaser Shareholder Approval) if a Purchaser Triggering Event shall have occurred; or

(j) by Purchaser (at any time prior to the Required Company Stockholder Vote being obtained) if a Company Triggering Event shall have occurred.

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7.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 5.15, 7.3, ARTICLE VIII and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in Sections 7.3 and this Section 7.2 and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 8.9, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

7.3 Fees and Expenses; Termination Fees.

(a) Subject to this Section 7.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the Spin Out, shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. Notwithstanding the foregoing, the Purchaser and the Company each agree to each be responsible for fifty percent (50%) of all filing fees and expenses under any applicable Antitrust Laws, including the fees and expenses relating to any pre-merger notification required under the HSR Act (“Antitrust Expenses”) or for other regulatory filings made prior to the Closing and SEC registration fees, if any.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(i), then Purchaser shall pay to the Company or its designee(s) a nonrefundable fee in an amount equal to $5,000,000 (the “Purchaser Termination Fee”) by wire transfer of same-day funds, within thirty (30) Business Days of the date of termination of this Agreement, which shall be Company’s sole and exclusive remedy for such termination; and

(ii) this Agreement is terminated by the Purchaser pursuant to Section 7.1(j), then the Company shall pay to Purchaser or its designee(s) a nonrefundable fee in an amount equal to $5,000,000 (the “Company Termination Fee”) by wire transfer of same-day funds, within thirty (30) Business Days of the date of termination of this Agreement, which shall be Purchaser’s sole and exclusive remedy for such termination.

ARTICLE VIII
MISCELLANEOUS

8.1 Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

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8.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Purchaser, Merger Sub or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

8.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Coeptis Therapeutics Holdings Inc.
105 Bradford Road, Suite 420
Wexford, PA 15090
Attn: David Mehalick, CEO
Telephone No.: 412-398-4112
Email: dave.mehalick@coeptistx.com

with a copy (which will not constitute notice) to:

Meister Seelig & Fein PLLC
125 Park Avenue, 7th Floor
New York, New York 10017
Attn: Denis A. Dufresne, Esq.
Facsimile No.: (212) 655-3535
Telephone No.: (212) 655-3500
Email: dad@msf-law.com

If to the Company or the Surviving Corporation, to: Z Squared Inc. 670 NW 113th Street Miami, FL 33168 Attn: David Halabu Telephone No.: (305) 213-7625 Email: david@10llc.com with a copy (which will not constitute notice) to:

Baker Hostetler
811 Main Street, Suite 1100
Houston, Texas 77002
Attn: Alan Lanis Jr. (“JR”)
Telephone No.: (310) 442-8828
Email: jrlanis@bakerlaw.com

8.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

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8.5 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.17, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

8.6 Arbitration. Any and all disputes, controversies and claims (other than applications for specific performance, a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 8.6) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 8.6. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Allegheny County, State of Pennsylvania. The language of the arbitration shall be English.

8.7 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 8.6, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 8.6, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 8.2. Nothing in this Section 8.7 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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8.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

8.9 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

8.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

8.11 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Company.

8.12 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.13 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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8.14 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its shareholders under the DGCL or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

8.15 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE IX
DEFINITIONS

9.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

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“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Antitrust Laws” means any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent.

“Broadstreet Order” means the order issued by the SEC as set forth in Securities and Exchange Commission v. David Feingold, Joseph B. Baldassarra, Steven S. Baldassarra, Broad Street Global Management, LLC, Case No. 1:25-cv-20436-DPG, Order Granting Stipulated Motion to Appoint a Monitor and Other Additional Relief (S.D. Fla. Apr. 21, 2025).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Pittsburgh, Pennsylvania are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in Pittsburgh, Pennsylvania are generally open for use by customers on such day.

“Company Debt” means, as of the Reference Time, the aggregate amount of the Company’s Liabilities, including all Indebtedness and all Company Transaction Expenses.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any Treasury Regulations promulgated thereunder.

“Company Charter” means the Articles of Incorporation of the Company, as amended and effective under the W.S., prior to the Effective Time.

“Company Common Stock” means the common stock, no par value per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

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“Company Securities” means, collectively, the Company Common Stock and any other, if any, Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stockholders” means, collectively, the holders of Company Common Stock.

“Company Triggering Event” shall be deemed to have occurred if: (a) a Company Recommendation Change shall have occurred, (b) the Board of Directors of Company shall have failed to recommend that Company’s stockholders vote to approve the Company Stockholder Matters or shall for any reason have withdrawn or shall have modified in a manner adverse to Purchaser the Company Board Recommendation; (c) Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (d) any action, inaction or fact or circumstance related to the Company shall have caused the Purchaser Common Stock to be issued in connection with the transactions not to be approved for listing on Nasdaq; (e) shall have entered into a binding or non-binding letter of intent or similar document related to potential Alternative Transaction or entered into any definitive agreement with respect to an Alternative Transaction; (f) Company shall have failed to deliver the minimum Company Asset Value as contemplated in Section 6.3(e) by the Outside Date; or (g) the transactions contemplated by this Agreement are not in compliance in all material respects with the Broadstreet Order or any provision of this Agreement conflicts with or violates any of the terms of the Broadstreet Order or the related legal proceedings.

“Company Voting Agreement Signatories” means, collectively, holders of Company Common Stock representing at least the Required Company Stockholder Approval.

“Company Warrants” means any warrants to purchase Company Common Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

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“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1151 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§111 et seq., Occupational Safety and Health Act, 29 U.S.C. §§651 et seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 U.S.C. §§2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Fully-Diluted Basis” means the total number of shares of issued and outstanding shares of Purchaser Common Stock after giving effect to the conversion of any outstanding shares of Purchaser Preferred Stock, if any, at Closing.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien (other than a Permitted Lien) on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness described in clauses (a) through (h) above of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means (i) with respect to the Purchaser, Merger Sub, the actual knowledge of David Mehalick, Brian Cogley and Christopher Calise, after reasonable inquiry, or (ii) with respect to the Company, the actual knowledge of Dave Halabu, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Losses” means any and all losses, Actions, Orders, Liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses).

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“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any facts, events, occurrences, changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in the credit, debt, securities and capital markets) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in applicable Laws or GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster or pandemic or the worsening thereof; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein), and (vi) the announcement or pendency of the transactions contemplated by this Agreement (including the Merger and the Spin Out)(provided that this clause (vi) shall not apply to any representation or warranty to the extent such representation or warranty relates to the consequences resulting from the execution, announcement, performance or existence of this Agreement). Notwithstanding the foregoing, with respect to the Purchaser, the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

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“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed a percentage equal to (i) the shares of Company Common Stock held by such Company Stockholder as of the Closing, divided by (ii) the total shares of Company Common Stock held by all Company Stockholders as of the Closing.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or any of its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company or any of its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Company.

“Purchaser Equity Award” means an incentive stock option, nonstatutory stock option, stock appreciation right, restricted stock award, performance award, or other award granted under the Purchaser Incentive Plan.

“Purchaser Incentive Plan” means the Coeptis Therapeutics Holdings Inc. 2022 Equity Incentive Plan (as amended from time to time).

“Purchaser Stockholders” means the holders of Purchaser Common Stock and Purchaser Preferred Stock.

“Purchaser Triggering Event” shall be deemed to have occurred if: (a) a Purchaser Recommendation Change shall have occurred; (b) the Board of Directors of Purchaser shall have failed to recommend that Purchaser’s shareholders vote to approve the Purchaser Shareholder Approval Matters or shall for any reason have withdrawn the Purchaser Board Recommendation; (c) Purchaser shall have failed to include in the Proxy Statement the Purchaser Board Recommendation; or (d) the Purchaser shall have entered into a binding or non-binding letter of intent or similar document related to potential Alternative Transaction or entered into any definitive agreement with respect to an Alternative Transaction.

“Purchaser Voting Agreement Signatories” means, collectively, holders of Purchaser Common Stock representing at least 500,000 shares of Purchaser Common Stock.

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“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“Spin Out Subsidiaries” means: (a) Coeptis Therapeutics, Inc., a Delaware corporation; (b) Coeptis Pharmaceuticals, Inc., a Delaware corporation; (c) Coeptis Pharmaceuticals, LLC, a Pennsylvania limited liability company; (d) GEAR Therapeutics, Inc., a Florida corporation; (e) SNAP Biosciences, Inc., a Florida corporation, (f) Cell Bio, Inc., a Florida corporation, (g) Coeptis BioForge, Inc., a Florida corporation and (h) in the event Technology Subsidiary is a wholly owned subsidiary of Purchaser formed by Purchaser prior to the Closing, Coeptis Technologies, Inc., a Florida corporation.

“Standby Equity Purchase Agreement” means that certain Standby Equity Purchase Agreement, dated as of November 1, 2024, by and between YA II PN, Ltd. and Purchaser.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

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“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transaction Expenses” means all fees and expenses of any of the Company incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of the Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company at or after the Closing pursuant to any agreement to which the Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (iii) the Company’s portion of any Antitrust Expenses in accordance with Section 7.3 that have not been paid prior to the Closing, and (iv) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on the Purchaser, Merger Sub or the Company in connection with the Merger or the other transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form).

“Voting Agreement Signatories” means, collectively, the Company Voting Agreement Signatories and the Purchaser Voting Agreement Signatories.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar federal, state, local or foreign Laws.

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9.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
AAA Procedures	8.6
Acquisition Proposal	5.6(a)
Agreement	Preamble
Alternative Transaction	5.6(a)
Antitrust Expenses	7.3(a)
Articles of Merger	1.2
Closing	2.1
Closing Date	2.1
Closing Filing	5.14(b)
Closing Press Release	5.14(b)
Closing Statement	1.9
Company	Preamble
Company Balance Sheet	4.7(a)
Company Benefit Plan	4.19(a)
Company Disclosure Schedules	Article IV
Company Environmental Permits	4.20(a)
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contracts	4.12(a)
Company Outbound IP License	4.13(c)
Company Permits	4.10
Company Personal Property Leases	4.16
Company Real Property Leases	4.15
Company Recommendation	4.2
Company Recommendation Change	5.6(d)
Company Registered IP	4.13(a)
Company Special Meeting	5.13
Company Termination Fee	7.3(c)
D&O Indemnified Persons	5.17(a)
DGCL	3.2
Dispute	8.6
Dissenting Shares	1.14
Dissenting Stockholder	1.14
Effective Time	1.2
Enforceability Exceptions	3.2
Exchange Agent	1.11(a)
Expenses	7.3
Federal Securities Laws	5.7
Final Purchaser Certificate of Incorporation	1.7
HSR Filing	5.9(b)

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Incentive Plan	5.12(a)
Interim Period	5.1(a)
Letter of Transmittal	1.11(a)
Lookback Date	4.7(b)
Merger	Recitals
Merger Consideration	1.8
Merger Sub	Preamble
Mining Machines	1.8
MSF	2.1
NexGenAI Affiliates Platform	5.19(c)
OFAC	3.22(c)
Off-the-Shelf Software	3.25(a)
Outside Date	7.1(b)
Party(ies)	Preamble
Post-Closing Purchaser Board	5.16(a)
Proxy Statement	5.12(a)
Pull and Refile	5.9(b)
Purchaser	Preamble
Purchaser Balance Sheet	3.6
Purchaser Benefit Plan	3.13(a)
Purchaser Class A Preferred Shares	3.5(a)
Purchaser Common Stock	3.5(a)
Purchaser D&O Tail Insurance	5.17(b)
Purchaser Disclosure Schedules	Article III
Purchaser Environmental Permits	3.16(a)
Purchaser Financials	3.6
Purchaser IP	3.25(d)
Purchaser IP Licenses	3.25(a)
Purchaser Material Contract	3.15(a)
Purchaser Outbound IP License	3.25(c)
Purchaser Permits	3.9
Purchaser Personal Property Leases	3.14(b)
Purchaser Preferred Stock	3.5(a)
Purchaser Real Property Lease	3.14(a)
Purchaser Recommendation	3.2
Purchaser Recommendation Change	5.6(c)
Purchaser Registered IP	3.25(a)
Purchaser SEC Reports	3.6
Purchaser Special Meeting	5.12(a)
Purchaser Stockholder Approval Matters	5.12(a)
Purchaser Termination Fee	7.3(b)
Record Date	5.19(b)
Registration Statement	5.12(a)
Required Company Stockholder Approval	6.1(b)
Required Purchaser Stockholder Approval	6.1(a)

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Resolution Period	8.6
Second Request	5.9(b)
SEPA Carveout	5.3
Signing Filing	5.14(b)
Signing Press Release	5.14(b)
Specified Courts	8.7
Spin Out	5.19(b)
Spin Out SPV	5.19(b)
Spin Out SPV Contribution	5.9(b)
Spin Out SPV Contribution Agreement	5.19(b)
Spin Out SPV Dividend	5.19(b)
Surviving Corporation	1.1
Technology Subsidiary	5.19(c)
Technology Subsidiary Contribution	5.9(c)
Technology Subsidiary Contribution Agreement	5.19(c)
Transmittal Documents	1.11(b)
Voting Agreements	Recitals
W.S.	Recitals

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser: COEPTIS THERAPEUTICS HOLDINGS INC.

By:
Name: Title:

Merger Sub: CP MERGER SUB INC.

By:
Name:
Title:

[Signature Page to Merger Agreement]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Company: Z SQUARED INC.

By:
Name: Title:

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ANNEX B

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

COEPTIS THERAPEUTICS HOLDINGS, INC.

Coeptis Therapeutics Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article I and inserting the following in lieu thereof:

“I. The name of this Corporation is: Z Squared Inc.”

2.	The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders entitled to vote thereon.

3.	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

(signature page follows)

B-1

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of _________, 2025.

COEPTIS THERAPEUTICS HOLDINGS INC.

By:
Name: David Mehalick
Title: Chief Executive Officer

B-2

ANNEX C

2025 INCENTIVE COMPENSATION PLAN

Z SQUARED INC.

Article 1

Establishment and Purpose

1.1Establishment of the Plan. Z Squared Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.2Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareowners, and by providing Participants with an incentive for outstanding performance.

1.3Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

1.4Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

(b)“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(c)“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Stock Units, Performance Shares, Deferred Stock Awards or Other Stock-Based Awards, Dividend Equivalents Awards and Performance Bonus Awards, in each case subject to the terms of the Plan

(d)“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.

(e)“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

C-1

(f)“Board” or “Board of Directors” means the Company’s Board of Directors.

(g)“Cause” means willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.

(g.1)“Common Stock” means shares of common stock, no par value per share, of the Company.

(h)“Change in Control” shall be deemed to have occurred if:

(i)any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareowners was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.

(j)“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan pursuant to Article 3. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director and (b) an “independent director” under the listing requirements of the NASDAQ Stock Market, or any similar rule or listing requirement that may be applicable to the Company from time to time. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

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(k)“Company” has the meaning set forth in Section 1.1.

(l)“Consultant” means any consultant or adviser who renders bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(m)“Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

(n)“Director” means a member of the Board of the Company, its Affiliates and/or Subsidiaries. “Independent Director” means a member of the Board who is not an Employee of the Company.

(o)“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan; provided, however, that to entitle a Participant to an extended exercise period for an Incentive Stock Option, the Participant must be described in Section 22(m)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(p)“Dividend Equivalent” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

(q)“Effective Date” has the meaning set forth in Section 1.3.

(r)“Employee” means any person, including an officer or Director, employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(t)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(u)“Fair Market Value” or “FMV” means, as of any date, the value of Stock determined as follows:

(i)If the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)If the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

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(iii)In the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Section 422 of the Code for Incentive Stock Options), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Shares (by a qualified valuation expert) or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value and relevant.

(v)“Good Reason” means, unless the applicable Award Agreement states otherwise, (i) if an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “good reason,” the definition contained therein, or (ii) if no such agreement exists or if such agreement does not define “good reason,” in connection with a Termination of Employment by a Participant within one (1) year following a Change in Control, (1) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (2) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (3) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).

In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Company or the Employer with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within one (1) year following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.

(w)“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(x)“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

(y)“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(z)“Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)“Option” means the right to purchase Stock granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.

(ab)“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Section 9.6.

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(ac)“Participant” means an eligible person as set forth in Section 5.1 to whom an Award is granted under the Plan.

(ad)“Performance Goal” means any goals established by the Committee pursuant to an Award.

(ae)“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Stock Units and Performance Shares.

(af)“Performance Stock Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.

(ag)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ah)“Plan” means this 2025 Incentive Compensation Plan, as it may be amended from time to time.

(ai)“Restricted Stock” means Stock awarded to a Participant pursuant to Article 7 as to which the Restriction Period has not lapsed.

(aj)“Restricted Stock Unit” means an Award granted pursuant to Section 7.10 as to which the Restriction Period has not lapsed.

(ak)“Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.

(al)“Securities Act” means the Securities Act of 1933, as amended.

(am)“Shares” or “Stock” means the shares of Common Stock of the Company.

(an)“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8.5 to receive an amount payable in cash or Shares equal to the excess of (i) the Fair Market Value of a specified number of Shares on the date the SAR is exercised over (ii) the Fair Market Value of such Shares on the date the SAR was granted as set forth in the applicable Award Agreement.

(ao)“Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.

(ap)“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.

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(aq)“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(ar)“Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.

Article 3
Administration

3.1The Committee. The Plan shall be administered by the Committee. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

3.2Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which shares of Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.

No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.

3.3Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

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3.4Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Company’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

3.5Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4

Shares Subject to the Plan

4.1Number of Shares.

(a)Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall be not more than fifteen percent (15%) of the number of shares of common stock issued and outstanding from time to time. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Common Stock that may be delivered upon exercise of Incentive Stock Options shall be 300,000, as adjusted under Sections 4.2 and 4.3.

(b)Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.

4.2Share Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b)Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

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(c)If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or an Option is settled without the payment of the exercise price, or the payment of taxes with respect to any Award is settled by a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or other Awards that have vested.

4.3Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.

4.4Limitation on Number of Shares Granted to Independent Directors. Notwithstanding any provision in the Plan to the contrary, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to an Independent Director during any calendar year shall not exceed five hundred thousand dollars ($500,000).

Article 5

Eligibility and Participation

5.1Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, Non-Employee Directors, and all Consultants and advisors to the Company, its Affiliates and/or Subsidiaries, as determined by the Committee.

5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

5.3Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan.

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Article 6

Options

6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, however, that (i) no Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date, and (ii) Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. In addition, the Committee may, from time to time, provide for the payment of Dividend Equivalents on Options, prospectively and/or retroactively, on such terms and conditions as the Committee may require. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee, subject to the limitations set forth in Article 4.

6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares and class of Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

6.3Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Owner, such Incentive Stock Option shall be granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant.

6.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner, except as otherwise provided herein.

In the case of an Incentive Stock Option, such Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The expiration date of the Incentive Stock Option.

(b)One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c)Three (3) months after the date of the Participant’s Termination of Employment without Cause other than Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2).

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6.5Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board, or his successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

6.6Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant. Exercises of Options may be effected only on days and during the hours NASDAQ is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

Additionally, the Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such shares of Stock to the Participant.

6.7ISO Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

6.8Payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company.

The Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:

(a)cash or certified or bank check;

(b)delivery of Shares owned by the Participant duly endorsed for transfer to the Company, with a Fair Market Value of such Shares delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired;

(c)if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stock broker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company;

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(d)at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option may be “stock settled,” which shall mean upon exercise of an Option, the Company may fully satisfy its obligation under the Option by delivering that number of shares of Stock found by taking the difference between (i) the Fair Market Value of the Stock on the exercise date, multiplied by the number of Options being exercised and (ii) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock on the exercise date; or

(e)any combination of the foregoing methods.

Restricted Stock may not be used to pay the Exercise Price.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “Executive Officer” of the Company shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(h) of the Exchange Act.

6.9Termination of Employment. Unless otherwise provided by the Committee, the following limitations on the exercise of Options shall apply upon Termination of Employment:

(a)Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

(b)Termination for Cause. In the event of the Participant’s Termination of Employment by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

(c)Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:

(i)All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and

(ii)In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

(iii)Except as provided in Section 6.9(a) and Section 11.2, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(d)Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

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6.10Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by Article 9, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with Article 9; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution; and (iii) pursuant to a domestic relations order.

Article 7

Restricted Stock

7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Shares of Restricted Stock may be granted to Participants in such amounts and upon such terms and conditions as the Committee shall determine in its sole discretion. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals.

7.2Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Stock are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the stock certificates or book-entry registrations evidencing Shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.4Restrictions. The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals, as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under Applicable Law. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

7.5Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

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7.6Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in an Award Agreement, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. In addition, with respect to a Share of Restricted Stock, dividends shall only be paid out to the extent that the Share of Restricted Stock vests. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

7.7Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.8Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, subject to Section 11.2, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment shall immediately be forfeited and returned to the Company.

7.9Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

7.10Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the Award shall be settled and paid out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the Award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive dividends or Dividend Equivalents (which in any event shall only be paid out to the extent that the Restricted Stock Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.

Article 8

Other Types of Awards

8.1Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share Awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.2Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit Awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

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8.3Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code. Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised. Notwithstanding the foregoing, Dividend Equivalents granted by the Committee hereunder shall only be paid out to the extent that the Award vests.

8.4Deferred Stock. Any Participant selected by the Committee may be granted an Award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.5Stock Appreciation Rights. Any Participant selected by the Committee may be granted one or more SARs. SARs may be granted alone or in tandem with Options. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be. The exercise price per share of Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant. SARs may be settled in the form of cash, shares of Stock or a combination of cash and shares of Stock, as determined by the Committee. Except as the Committee may deem inappropriate or inapplicable in the circumstances, SARs shall be subject to terms and conditions substantially similar to those applicable to a Non-Qualified Options.

8.6Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.7Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

8.8Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Appreciation Right, Other Stock-Based Award and Performance Bonus Award shall be set by the Committee in its discretion.

8.9Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by Applicable Law.

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8.10Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Awards under this Article 8 shall be forfeited by the Participant to the Company.

8.11Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

8.13Nontransferability. Unless otherwise provided by the Committee, all Awards under this Article 8 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Article 9 or pursuant to a domestic relations order.

Article 9

Beneficiary Designation

Notwithstanding Sections 6.10, 7.3, 7.10 and 8.14, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

Article 10

Employee Matters

10.1Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the Bylaws of the Company with respect to such class of Stock.

10.2Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

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10.3Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

10.4Reimbursement of Company for Unearned or Ill-gotten Gains. Awards granted hereunder shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture, or other similar policy adopted by the Company and as in effect from time to time; and (b) Applicable Law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the Plan for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

Article 11

Change in Control

11.1Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 11.1. In the event of a Change in Control after the date of the adoption of the Plan, then:

(a)to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;

(b)all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change in Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee; and

(c)Each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.

11.2Termination of Employment Upon Change in Control. Unless the Committee provides otherwise, upon a Participant’s Termination of Employment (i) by the Company or its successor or surviving corporation without Cause, or (ii) by the Participant for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or within one (1) year following a Change in Control, subject to the Participant’s execution of a waiver and release of claims in a form and manner satisfactory to the Company, all outstanding Awards shall immediately become fully vested and exercisable; provided that Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within one (1) year following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.

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Article 12

Amendment, Modification, and Termination

12.1Amendment, Modification, and Termination of Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without stockholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 4.3) or the number of Shares available for issuance as ISOs, or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type or class of Stock.

12.2Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A and Section 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per Share Exercise Price of the Shares subject to such Option below the per Share Exercise Price as of the date the Option is granted and, except as permitted by Section 4.3, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per Share Exercise Price.

12.3Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.

12.4Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 12.1, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

12.5Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.

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12.6Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 13

Withholding

13.1Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

13.2Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction. Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant. Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.8(c), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock. If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time. Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof. The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.

Article 14

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Article 15

General Provisions

15.1Minimum Vesting. Each Award shall have a minimum vesting period of one (1) year; provided that the Committee may determine in its sole discretion up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.

15.2No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.3Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

15.4Notification of Disposition. Each person exercising any Incentive Stock Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

15.5Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.6Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.7Investment Representations. The Company shall be under no obligation to issue any Shares covered by any Award unless the Shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

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15.8Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.8, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

15.9Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 15.1 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.

15.10Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.

15.11Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

Article 16

Legal Construction

16.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

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16.4Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.

16.5Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.

Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the General Counsel of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.

It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

16.6Governing Law. To the extent not preempted by Federal law, the Plan, and all Awards and Award Agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

16.7Venue. The Company and the Participant to whom an Award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any Awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

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16.8409A Compliance. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.

Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

16.9No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

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ANNEX D

SBV_CoverStandard.jpg

Coeptis Therapeutics Holdings, Inc.

&

Z Squared Inc

Fairness Opinion

Prepared by:

Sun Business Valuations, LLC

Report Date: May 12, 2025

Effective Date: May 12, 2025

SUN BUSINESS VALUATIONS
A Subsidiary of Sun Mergers & Acquisitions

411 Route 17 South • Suite 300
Hasbrouck Heights • NJ • 07604
(800) 232-0180
www.SunBusinessValuations.com

Coeptis Therapeutics Holdings, Inc. & Z Squared Inc Fairness Opinion Prepared by: Sun Business Valuations, LLC Report Date: May 12, 2025 Effective Date: May 12, 2025

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Coeptis Therapeutics Holdings, Inc. 2 Confidential Valuation Analysis for Coeptis Therapeutics Holdings, Inc . Prepared by: Sun Business Valuations, LLC May 12, 2025 CONFIDENTIAL

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Coeptis Therapeutics Holdings, Inc. 3 Confidential Contents Notice ............................................................................................................................. ... .................... 4 Assumptions & Limiting Conditions ................................................................................................ 5 Overview ............................................................................................................................. ... .............. 8 Financial Benefits for Coeptis Therapeutics Holdings, Inc ......................................................... 10 Certification of Evaluator ................................................................................................................. 13 Certification/Credentials .................................................................................................................. 14

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Confidential

BUSINESS VALUATIONS
A Subsidiary of Sun Mergers & Acquisitions

411 Route 17 South, Suite 300
Hasbrouck Heights, NJ 07604
Telephone (800) 232-0180
Fax (201) 727-1350
www.SunBusinessValuations.com

Notice

Confidential Valuation

Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc. 4

Confidential Notice Confidential Valuation Coeptis Therapeutics Holdings, Inc. The subject Company has supplied the information contained herein . Sun Business Valuations, LLC has not audited nor caused an audit of this information . Sun Business Valuations, LLC makes no representations as to its accuracy or its completeness . Moreover, Sun Business Valuations, LLC does not assume any of the reader’s business risks nor shall it be liable in any manner for damage, loss or injury resulting from any inaccuracy in, or incompleteness of, the information or materials contained herein . Coeptis Therapeutics Holdings, Inc. 4

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Coeptis Therapeutics Holdings, Inc. 5 Confidential Assumptions & Limiting Conditions Title No investigation of legal title was made, and we render no opinion as to the ownership of the Company or its underlying assets. Valuation Date The effective date of this appraisal is May 12, 2025. Information and Data Information supplied by others that was considered in this appraisal is from sources believed to be reliable and no further responsibility is assumed for its accuracy . This information includes but is not limited to IBIS World Reports, DealStats Private Company Merger and Acquisition Transaction Database, FMV Opinions, Inc . , BizStats, the Federal Reserve and the U . S . Department of the Treasury . Confidentiality This report and supporting documentation are confidential and will not be disclosed to any party without prior consent of the client. Non - Appraisal Expertise No opinion is intended to be expressed for matters which require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by business appraisers. Intended User Our client is the only intended user of this valuation report. No other party should rely on this valuation. Value Standards This report complies with the Professional Standards of the National Association of Certified Valuators and Analysts, American Society of Appraisers Business Valuation Standards, Revenue Ruling 59 - 60 and Uniform Standards of Professional Appraisal Practice . FORWARD LOOKING INFORMATION AND RISK ACKNOWLEDGEMENTS This document contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws (collectively, “forward looking information”) with respect to the Company, including, but not limited to (a) estimates of yield, cash costs, production, and, (b) revenue forecasts, (c) illustrative capex, product mix and economics (e) statements with respect to indicative revenue from management contracts (f) estimated revenue and the composition thereof, (g) estimated EBITDA and the composition thereof, (h) multiples and valuation projections, (i) the completion and timing of the completion of new contracts and acquisitions, and (j) any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, financial position, operational or financial performance or achievements, and involve known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, position, performance or achievements expressed or implied by such forward looking information . Often, but not always, forward looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “will”, “projects”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events, results or conditions “may”, “could”, “would”, “might” or “will” be

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Coeptis Therapeutics Holdings, Inc. 6 Confidential taken, occur or be achieved . Except for statements of historical fact, information contained herein constitutes forward looking information . Forward looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management at the date the statements are made including among other things assumptions about : favorable equity capital markets ; the ability to raise sufficient capital to advance the business of the Company ; favorable operating conditions ; political and regulatory stability ; obtaining and maintaining all required licenses and permits ; receipt of governmental approvals and permits ; sustained labor stability ; stability in financial and capital goods markets ; the pricing of various industry products ; and the level of demand for industry products . Certain of these assumptions are set out in this presentation . Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct . Investments in private companies are not appropriate for most retail investors . We strongly recommend that retail investors consult with their financial advisor before making an investment in a private company . Highly concentrated asset positions expose investors to high levels of risk . We recommend that no one asset account for more than 5 % of any portfolio . Sun Business Valuations did not audit the financial statements and provides not opinion as to their accuracy . Sun Business Valuations did not independently verify any of the factual information presented in this report .

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Confidential May 12, 2025 Fairness Opinion Prepared For: Board of Directors Coeptis Therapeutics Holdings, Inc. 105 Bradford Rd, Suite 420 Wexford, Pennsylvania 15090 Dear Members of the Board, At the request of the Board of Directors of Coeptis Therapeutics Holdings, Inc . (the "Company"), Sun Business Valuations, LLC ("we" or "our firm") has acted as financial advisor to the Company in connection with the proposed refers merger of Coeptis Therapeutics Holdings, Inc . and Z Squared, Inc . In connection with this engagement, we have performed a financial analysis and considered the terms of the Transaction . We have also reviewed relevant public and non - public information concerning the Company and the counterparty, including financial forecasts, strategic plans, and valuation data . We understand that the Board is considering whether the financial terms of the Transaction are fair, from a financial point of view, to the Company’s shareholders . Our engagement has been limited solely to rendering an opinion (the "Opinion") as to whether, as of the date hereof, the consideration to be received by the Company’s shareholders in the Transaction is fair, from a financial point of view . Based on the factors reviewed and the details included in the signed Term Sheet identified as BH Draft 3 . 20 . 25 , it is our professional opinion that the contemplated business combination between Coeptis Therapeutics Holdings Inc . and Z Squared Inc . is fair , from a financial point of view . Respectfully Submitted, Stephen J. Goldberg, CVA Founder & CEO Thomas F. Theurkauf, CPA, ABV, ASA, CVA, CFA Vice President – Business Valuations Coeptis Therapeutics Holdings, Inc. 7

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Confidential Overview Coeptis Therapeutics Holdings, Inc . Coeptis Therapeutics Holdings, Inc . is a biopharmaceutical and technology company headquartered in Wexford, Pennsylvania . Founded in 2017 , Coeptis focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases . Its therapeutic portfolio includes assets licensed from Deverra Therapeutics, such as an allogeneic cellular immunotherapy platform and DVX 201 , a clinical - stage natural killer cell therapy technology . Additionally, Coeptis is developing a universal, multi - antigen CAR technology (SNAP - CAR) licensed from the University of Pittsburgh, and the GEAR cell therapy and companion diagnostic platforms in collaboration with VyGen - Bio and researchers at the Karolinska Institute . In a strategic move, Coeptis has expanded into technology by acquiring AI - powered marketing software and robotic process automation tools from NexGenAI Solutions Group, aiming to enhance operational capabilities . As of May 1 , 2025 , Coeptis trades on the Nasdaq under the ticker symbol "COEP" and has a market capitalization of approximately $ 27 . 088 million . Ɂ Z Squared, Inc . Z Squared, Inc . is a digital asset mining company primarily focused on the generation of Dogecoin (DOGE), along with other digital assets such as Litecoin and other altcoins . The company aims to provide investors with exposure to DOGE, which has a market capitalization exceeding $ 20 billion, through robust altcoin compute mining operations . Led by CEO David Halabu, formerly the founder and Managing Partner of Group 10 Capital Management, and COO Michelle Burke, previously CEO at Minting Dome Inc . , Z Squared brings significant expertise in digital asset mining and alternative investments . Key Financial Components of the Subject Transaction The proposed transaction between Coeptis Therapeutics Holdings, Inc . and Z Squared, Inc . is structured as a reverse merger, wherein a wholly - owned subsidiary of Coeptis (Merger Sub) will merge with and into Z Squared, with Z Squared surviving as a wholly - owned subsidiary of Coeptis . The transaction is intended to qualify as a tax - free share exchange under IRS Section 368 (a)(b) and will be treated as a reverse merger for accounting purposes . Coeptis Therapeutics Holdings, Inc. 8

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Coeptis Therapeutics Holdings, Inc. 9 Confidential Share Exchange Ratio :  Coeptis will issue new shares of its common stock to the shareholders of Z Squared in exchange for 100 % of Z Squared's outstanding equity .  The number of shares issued will represent the "Applicable Closing Percentage" of Coeptis' fully - diluted issued and outstanding shares as of closing . Based on the current capitalization table of each company and the value of the assets contributed, the Applicable Closing Percentage attributed to the Z - Square, Inc . shareholders will be 88 . 79 % and the Applicable Closing Percentage attributed to the Coeptis shareholders will be 11 . 21% . Asset Contribution :  The business mining operations of Z - Square, Inc . valued at $ 660 , 264 , 400 will be contributed to Coeptis . These assets were recently appraised by Anthony Doughty, CFA and Jake Write, CFA, ABV of CohnReznick . Please see their report dated April 22 , 2025 for more detail . Spinoff of Legacy Assets:  Prior to or concurrently with the closing, Coeptis will divest its existing assets, including all cash on hand ("Legacy Assets"), through a spinoff transaction.  Post - merger, Coeptis' assets will be limited to the NexGenAI assets and the contributed mining assets. Governance and Management Changes:  Upon the effective date of the merger, all pre - closing officers and directors of Coeptis will resign.  Z Squared will appoint new officers and directors for the post - closing Coeptis. Approvals and Conditions:  The transaction is subject to approvals from the boards of directors and shareholders of both companies, as well as regulatory approvals, including SEC review and Nasdaq confirmation of continued listing.  Completion of due diligence to the satisfaction of both parties is required.  Preparation and effectiveness of an S - 4 Registration Statement with the SEC and the mailing of a Proxy Statement to Coeptis shareholders are necessary steps.

D-9

Confidential Financial Benefits for Coeptis Therapeutics Holdings, Inc It is our professional opinion that the proposed transaction would result in significant financial benefits from the proposed business combination . The current investors of Coeptis Therapeutics Holdings, Inc are expected to retain a significant portion of the shares outstanding even though the value of Z - Square, Inc . is significantly greater than Coeptis Therapeutics . Based on the Applicable Closing Percentage calculation outlined in the Term Sheet, the current shareholders would retain approximately 11 . 21 % of the outstanding shares post business combination . The post business combination market capitalization is expected to be at leased $ 660 , 264 , 400 . The estimated market capitalization is exclusively based on the fair value of assets contributed by Z - Square, Inc . The value of NexGenAI was excluded for the purpose of being conservative . The value of the post business combination attributed to current investors of Coeptis Therapeutics Holdings, Inc is expected to be approximately $ 74 , 015 , 639 which equals 11 . 21 % of $ 660 , 264 , 400 . The shareholders would also retain legacy assets valued at approximately $ 3 , 330 , 000 . The value of legacy assets are included on the next page . Coeptis Therapeutics Holdings, Inc. 10

D-10

Confidential

Balance Sheet

	12/31/24	Legacy Assets
Assets		
Current Assets:		
Cash	532,885	532,885
Prepaid assets, current portion	518,407	518,407
Total Current Assets	1,051,292	1,051,292
Fixed Assets:		
Fixed Assets	25,237	25,237
Less: Accumulated Depreciation	(14,777)	(14,777)
Total Property & Equipment	10,460	10,460
Other Assets:		
Investments	5,691,084	5,691,084
Co-development options	1,554,166	1,554,166
Right of use asset, net	59,783	59,783
Intangible Asset (NexGenAI)	541,875	-
Total Other Assets	7,846,908	7,305,033
Total Assets	8,908,660	8,366,785
Liabilities		
Current Liabilities		
Accounts Payable	1,269,763	1,269,763
Accrued expenses	736,884	736,884
Notes payable, current portion	100,000	100,000
Convertible Notes	1,087,873	1,087,873
Right of use liability, current portion	42,305	42,305
Derivative Liability	1,041,484	1,041,484
Other Current Liabilities	235,000	235,000
Total Current Liabilities	4,513,309	4,513,309
Long-Term Liabilities		
SBA Loan	150,000	150,000
Derivative liability warrants	359,250	359,250
Right of use liability	18,875	18,875
Total Long Term Liabilities	528,125	528,125
Total Liabilities	5,041,434	5,041,434
Equity		
Equity	3,867,226	-
Total Equity	3,867,226	-
Total Liabilities & Equity	8,908,660	5,041,434
Net Value		**3,325,351**
Net Value Rounded		**3,330,000**

Coeptis Therapeutics Holdings, Inc.

11

Coeptis Therapeutics Holdings, Inc. 11 Confidential Balance Sheet Legacy Assets 12/31/24 Assets Current Assets: 532,885 532,885 Cash 518,407 518,407 Prepaid assets, current portion 1,051,292 1,051,292 Total Current Assets Fixed Assets: 25,237 25,237 Fixed Assets (14,777) (14,777) Less: Accumulated Depreciation 10,460 10,460 Total Property & Equipment Other Assets: 5,691,084 5,691,084 Investments 1,554,166 1,554,166 Co - development options 59,783 59,783 Right of use asset, net - 541,875 Intangible Asset (NexGenAI) 7,305,033 7,846,908 Total Other Assets 8,366,785 8,908,660 Total Assets Liabilities Current Liabilities 1,269,763 1,269,763 Accounts Payable 736,884 736,884 Accrued expenses 100,000 100,000 Notes payable, current portion 1,087,873 1,087,873 Convertible Notes 42,305 42,305 Right of use liability, current portion 1,041,484 1,041,484 Derivative Liability 235,000 235,000 Other Current Liabilities 4,513,309 4,513,309 Total Current Liabilities Long - Term Liabilities 150,000 150,000 SBA Loan 359,250 359,250 Derivative liability warrants 18,875 18,875 Right of use liability 528,125 528,125 Total Long Term Liabilities 5,041,434 5,041,434 Total Liabilities Equity - 3,867,226 Equity - 3,867,226 Total Equity 5,041,434 8,908,660 Total Liabilities & Equity Net Value 3,325,351 Net Value Rounded 3,330,000

D-11

Coeptis Therapeutics Holdings, Inc. 12 Confidential The total gross financial benefit is expected to be $$ 77 , 285 , 639 . This value is comprised of the retained legacy assets of approximately $ 3 , 330 , 000 and the ownership in the post business combination value of approximately $ 74 , 015 , 639 . The potential financial benefit of $ 77 , 285 , 639 is significantly greater than the current market capitalization of $ 27 , 088 , 000 . This suggested benefit is significant . There is a risk that the market consensus value of the Z - Square, Inc . assets contributed is less than the value estimated by Anthony Doughty, CFA and Jake Write, CFA, ABV of CohnReznick . That said, even if the market consensus value of the assets contributed by Z - Square, Inc . is half of the appraised value, the current Coeptis shareholders post business combination value would still be much greater than the current market capitalization . See the sensitivity analysis below . Based on the factors reviewed and the details included in the signed Term Sheet identified as BH Draft 3 . 20 . 25 , it is our professional opinion that the completed business combination between Coeptis Therapeutics Holdings Inc . and Z Squared Inc . is Fair, from a financial point of view . ysis $330,132,200 Sensitivity Anal New Market Cap 11.21% $37,007,820 Coeptis Therapeutics Holdings, Inc. 88.79% $293,124,380 Z - Square, Inc.

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Confidential Certification of Evaluator I certify that, to the best of my knowledge and belief:  The statements of fact contained in the report are true and correct  The report analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions .  I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.  I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.  My engagement in this assignment was not contingent upon developing or reporting predetermined results  My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of subsequent event directly related to the intended use of this appraisal .  My analyses, opinions, conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice . Respectfully Submitted, Stephen J. Goldberg, CVA Founder & CEO Thomas F. Theurkauf, CPA, ABV, ASA, CVA, CFA Vice President – Business Valuations Coeptis Therapeutics Holdings, Inc. 13

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Confidential Certification/Credentials Sun Business Valuations, LLC performs professional business appraisals for a variety of purposes including mergers, acquisitions, estate planning, buy - sell agreements, partnership resolutions, divorce, financing requirements and a variety of other reasons as well as those that conform to IRS Revenue Ruling 59 - 60 . Stephen J . Goldberg, CVA Managing Partner Stephen is a Certified Valuation Analyst (CVA) with the National Association of Certified Valuation Analysts (NACVA) and Certified Business Intermediary bringing over 29 years of M&A experience to the helm of Sun Mergers & Acquisitions, LLC and Sun Business Valuations, LLC, NJ based firms specializing in managing the sale, merger and valuation of privately held, mid - market companies . Stephen has personally assisted more than 200 entrepreneurial mid - market companies in a wide range of industries and markets, in providing valuation expertise and implementing exit strategies by way of selling their companies . Stephen has also provided business valuation consulting to approximately 1000 firms during his 29 year tenure in this industry . In addition to his work as a Certified Business Intermediary, Stephen is a frequent lecturer and writer on M&A and business valuation issues . He has also served as an expert witness in cases involving business valuation disputes . Thomas Theurkauf, CFA, ABV, ASA, CVA Vice President – Valuation Advisory 2014 – Present Thomas has extensive knowledge of business valuation principles and has completed over 1 , 500 valuation engagements in a wide range of industries and markets . Thomas has performed valuations for many different purposes including mergers & acquisitions, succession planning, buy - sell agreements, marital dissolutions, partnership disputes, partnership acquisitions, and estate and gift tax purposes . Thomas has qualified in court more than a dozen times . Academic Degrees St . Bonaventure University, Bachelor of Arts in Finance with a Minor in Economics 2012 Certifications CFA Charterholder - The Chartered Financial Analyst (CFA) program is a three year postgraduate professional certification offered internationally by the American - based CFA Institute to investment and financial professionals . It has the highest level of Coeptis Therapeutics Holdings, Inc. 14

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Confidential global legal and regulatory recognition of finance - related qualifications . It is also widely regarded as one of the most challenging tests in the world across all disciplines . Accredited Senior Appraiser (ASA) – The United States Congress authorized the creation of the Appraisal Foundation in 1987 for the purpose of governing the appraisal industry in the United States . The Appraisal Foundation has delegated the credentialing of business appraisers to the American Society of Appraisers which is an active Appraisal Sponsor . The Accredited Senior Appraiser is the most senior credential offered by the American Society of Appraisers . Accredited in Business Valuation (ABV) - The ABV certification is governed by the American Institute of Certified Public Accountants (AICPA) . It requires candidates to complete an application process, pass an exam, meet the minimum business experience and education requirements . Maintaining the ABV credential also requires those who hold the certification to meet minimum work experience standards and lifelong learning . Certified Valuation Analyst (CVA) - NACVA’s globally recognized Certified Valuation Analyst (CVA) designation is the most widely recognized business valuation credential and the only business valuation credential accredited by the National Commission for Certifying Agencies® Profession Societies and Affiliations American Society of Appraisers National Association of Certified Valuators and Analysts CFA Institute CFA Society Stamford CFA Society New York The Institute of Business Appraisers, Inc . Business Valuation Postgraduate Courses American Society of Appraisers  BV201 - Business Valuation - Market Approach  BV202 - Business Valuation - Income Approach  BV203 - Business Valuation - Asset Approach, Discounts & Premiums  BV204 - Advanced Topics in Business Valuation  BV USPAP - USPAP for Business Valuation National Association of Certified Valuators and Analysts  Business Valuation Certification and Training Center Coeptis Therapeutics Holdings, Inc. 15

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PART II

INFORMATION NOT REQUIRED IN PROXY
STATEMENT/PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorney’s fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of the Amended and Restated By-Laws of Coeptis contains provisions which are designed to provide mandatory indemnification of directors and officers of Coeptis to the full extent permitted by law, as now in effect or later amended. The Amended and Restated By-Laws further provide for reimbursement and advances of payment of expenses actually and reasonably incurred by a current or former director or officer of Coeptis under the circumstances contained therein.

Item 21.	Exhibits and Financial Statement Schedules

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 22.	Undertakings

The undersigned registrant undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

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(7)	That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

2.1**	Agreement and Plan of Merger, dated as of April 25, 2025, by and among Coeptis Therapeutics Holdings, Inc., a Delaware corporation, CP Merger Sub, Inc., a Wyoming corporation, and Z Squared Inc., a Wyoming corporation (incorporated by reference from Exhibit 2.1 to Coeptis Therapeutics Holdings, Inc.’s Current Report on Form 8-K, as filed with the SEC on April 26, 2025)(also included as Annex A to the proxy statement/prospectus)
2.2*	Limited Waiver and First Amendment to Merger Agreement, dated as of May 27, 2025
2.3*	Limited Waiver and Second Amendment to Merger Agreement, dated as of June 10, 2025
2.4*	Limited Waiver and Third Amendment to Merger Agreement, dated as of June 20, 2025
3.1**	Amended and Restated Certificate of Incorporation of Coeptis Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 3, 2022)
3.2**	Form of Amendment to Amended and Restated Certificate of Incorporation of Coeptis Therapeutics Holdings, Inc. (included as Annex B to the proxy statement/prospectus)
3.3**	Amended and Restated Bylaws of Coeptis Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.3 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 3, 2022)
3.4**	Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (incorporated by reference to Exhibit 99.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on June 20, 2024)
4.1**	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
4.2**	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
4.3**	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
4.4**	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
4.5**	Form of Series A Warrant (incorporated by reference to Exhibit 4.3 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on June 16, 2023)
4.6**	Form of Series A Warrant (incorporated by reference to Exhibit 4.4 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on June 16, 2023)
5.1***	Opinion of Meister Seelig & Fein PLLC
8.1***	Form of Tax Opinion of Meister Seelig & Fein PLLC
10.1**	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
10.2**	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
10.3**	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.4 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
10.4**	Form of Warrant Amendment Agreement (incorporated by reference to Exhibit 10.5 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on October 27, 2023)
10.5**	License Agreement, dated as of August 16, 2023, by and between Coeptis Therapeutics Holdings, Inc. and Deverra Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on August 22, 2023)
10.6**	Sublicense Agreement, dated as of August 16, 2023, by and between Coeptis Therapeutics Holdings, Inc. and Deverra Therapeutics, Inc. (incorporated by reference to Exhibit 10.2 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on August 22, 2023)

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10.7**	Asset Purchase Agreement, dated as of August 16, 2023, by and between Coeptis Therapeutics Holdings, Inc. and Deverra Therapeutics, Inc. (incorporated by reference to Exhibit 10.3 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on August 22, 2023)
10.8**	Registration Rights Agreement, dated October 29, 2020, by and among Bull Horn and certain security holders (incorporated by reference to Exhibit 10.3 of Bull Horn’s Form 8-K, filed with the SEC on November 3, 2020).
10.9**	Private Placement Warrants Purchase Agreement, dated October 29, 2020, by and between Bull Horn and Imperial Capital LLC, I-Bankers Securities, Inc. and Northland Securities, Inc. (incorporated by reference to Exhibit 10.4 of Bull Horn’s Form 8-K, filed with the SEC on November 3, 2020).
10.10**	Private Placements Warrants Purchase Agreement, dated October 29, 2020, by and between Bull Horn and Sponsor (incorporated by reference to Exhibit 10.5 of Bull Horn’s Form 8-K, filed with the SEC on November 3, 2020).
10.11**	Co-Development Option Purchase Agreement (SNP) between Coeptis and Vy-Gen Bio, Inc. (incorporated by reference to Exhibit 4.1 to Coeptis Therapeutics, Inc.’s Form 8-K, filed with the SEC on May 11, 2021).
10.12**	Co-Development Option Purchase Agreement (GEAR) between Coeptis and Vy-Gen Bio, Inc. (incorporated by reference to Exhibit 4.2 to Coeptis’ Form 8-K, filed with the SEC on May 11, 2021).
10.13**	Amendment No. 1 to Co-Development Option Purchase Agreement (SNP) between Coeptis and VyGen-Bio, Inc. (incorporated by reference to Exhibit 4.1 to Coeptis Therapeutics, Inc.’s Form 8-K, filed with the SEC on August 19, 2021).
10.14**	Co-development and Steering Committee Agreement with VyGen-Bio, Inc. (incorporated by reference to Exhibit 4.1 to Coeptis’ Therapeutics, Inc.’s Form 8-K, filed with the SEC on December 27, 2021).
10.15**	Employment Agreement between Coeptis and David Mehalick (incorporated by reference to Exhibit 4.1 to Coeptis Therapeutics, Inc.’s Form 8-K filed with the SEC on February 25, 2022).
10.16**	Employment Agreement between Coeptis and Daniel Yerace (incorporated by reference to Exhibit 4.2 to Coeptis Therapeutics, Inc.’s Form 8-K filed with the SEC on February 25, 2022).
10.17**	2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 3, 2022)
10.18**	Standby Equity Purchase Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 6, 2024)
10.19**	Form of Convertible Promissory Note issued to YA II PN, Ltd. (incorporated by reference to Exhibit 10.2 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 6, 2024)
10.20**	Registration Rights Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on November 6, 2024)
10.21**	Convertible Promissory Note issued to TA II PN, Ltd. ((incorporated by reference to Exhibit 10.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on January 24, 2025)
10.22**	Form of Voting Agreement, dated as of April 25, 2025, by and among Z Squared and certain stockholders of Coeptis (incorporated by reference to Exhibit 10.1 of Coeptis Therapeutics Holdings, Inc.’s Form 8-K, filed with the SEC on April 25, 2025).
21.1*	Subsidiaries of Coeptis Therapeutics Holdings, Inc.
23.1*	Consent of Turner, Stone & Company, L.L.P., independent registered public accounting firm
23.2*	Consent of Astra Audit & Advisory, independent registered public accounting firm
23.3*	Consent of Stephano Slack LLC
23.4***	Consent of Meister Seelig & Fein PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature page to the initial filing of this registration statement).
99.1***	Form of Preliminary Proxy Card for Stockholders (included as Annex E to the proxy statement/prospectus).
99.2*	Opinion of Sun Business Valuations, LLC ( included as Annex D to the proxy statement/prospectus).
99.3*	Consent of Sun Business Valuations, LLC
99.4*	Consent of Michelle Burke to be named a Director
99.5*	Consent of Kenneth Cooper to be named a Director
99.6*	Consent of Bryan Fuerst to be named a Director
99.7*	Consent of David Halabu to be named a Director
99.8*	Consent of Adam Sohn to be named a Director
107*	Filing Fee Table

______________________

*	Filed herewith
**	Previously filed
***	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wexford, State of Pennsylvania, on June 25, 2025.

COEPTIS THERAPEUTICS HOLDINGS, INC.

By:	/s/ David Mehalick
Name:	David Mehalick
Title:	Chief Executive Officer

ATTORNEY IN FACT

Each person whose signature appears below constitutes and appoints David Mehalick as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Mehalick	Chief Executive Officer and Director	June 25, 2025
David Mehalick	(Principal Executive Officer)

/s/ Brian Cogley	Chief Financial Officer	June 25, 2025
Brian Cogley	(Principal Financial and Accounting Officer)

/s/ Daniel Yerace	Vice President of Operations and Director	June 25, 2025
Daniel Yerace

/s/ Christopher Calise	Director	June 25, 2025
Christopher Calise

/s/ Tara Maria DeSilva	Director	June 25, 2025
Tara Maria DeSilva

/s/ Philippe Deschamps	Director	June 25, 2025
Philippe Deschamps

/s/ Christopher Cochran	Director	June 25, 2025
Christopher Cochran

/s/ Gene Salkind	Director	June 25, 2025
Gene Salkind

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